    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1996
                                                REGISTRATION STATEMENT 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          2890                  56-1581761
 (State or Other Jurisdiction    (Primary Standard Industrial    (IRS Employer
      of Incorporation)          Classification Code Number)     Identification
                                                                    Number)

              4222 EMPEROR BOULEVARD, DURHAM, NORTH CAROLINA 27703
                                 (919) 941-5509
   (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

                                GROVER C. WRENN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       ENSYS ENVIRONMENTAL PRODUCTS, INC.
                             4222 EMPEROR BOULEVARD
                          DURHAM, NORTH CAROLINA 27703
                                 (919) 941-5509

(Name, address including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

      WILLIAM B. MARIANES, ESQ.                WILLIAM A. SCARI, JR., ESQ.
       Daniel T. Falstad, Esq.                  Michael P. Gallagher, Esq.
         Troutman Sanders LLP                   Pepper, Hamilton & Scheetz
      600 Peachtree Street, N.E.                   1235 Westlakes Drive
              Suite 5200                                Suite 400
     Atlanta, Georgia 30308-2216                Berwyn, Pennsylvania 19312
            (404) 885-3000                            (610) 640-7800

                         ------------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF SECURITIES TO THE
    PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE AND THE SATISFACTION OR WAIVER (WHERE PERMISSIBLE) OF THE OTHER
                   CONDITIONS TO THE MERGER DESCRIBED HEREIN.

                         ------------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, Check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                           PROPOSED MAXIMUM       PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                     AMOUNT TO           OFFERING PRICE            AGGREGATE
          SECURITIES TO BE REGISTERED               BE REGISTERED(1)           PER SHARE           OFFERING PRICE
Common Stock, $.01 per value....................        6,715,721                 (2)                    (2)
Series A Convertible Preferred Stock, $.01 par
  value.........................................        2,164,362                 (2)                    (2)
Options to purchase Common Stock................         389,782                  (4)                    (4)
Warrants to purchase Common Stock...............         599,643                  (4)                    (4)


             TITLE OF EACH CLASS OF                     AMOUNT OF
          SECURITIES TO BE REGISTERED              REGISTRATION FEE(3)
Common Stock, $.01 per value....................        $9.18(2)
Series A Convertible Preferred Stock, $.01 par
  value.........................................       $644.21(2)
Options to purchase Common Stock................        $0.51(4)
Warrants to purchase Common Stock...............        $0.78(4)

(1) This Registration Statement relates to securities issuable to holders of Common Stock ("SDI Common Stock"), holders of Series A Convertible Preferred Stock ("SDI Preferred Stock"), holders of Options ("SDI Options") and holders of Warrants ("SDI Warrants"), in each case of Strategic Diagnostics Inc. ("SDI") in the proposed merger (the "Merger") of SDI with and into EnSys Environmental Products, Inc. ("EnSys"). The amount of EnSys Common Stock to be registered has been determined on the basis of the conversion ratio in the Merger (0.7392048 shares of EnSys Common Stock for each share of SDI Common Stock) and the maximum aggregate number of shares of SDI Common Stock (9,085,061) to be converted in the Merger into shares of EnSys Common Stock, assuming that all currently outstanding SDI Options and SDI Warrants are exercised by their holders prior to the effective time of the Merger (the "Maximum Number of SDI Common Shares"). The amount of EnSys Series A Convertible Preferred Stock ("EnSys Preferred Stock") to be registered has been determined on the basis of the conversion ratio in the Merger (0.7392048 shares of EnSys Preferred Stock) and the maximum aggregate number of shares of SDI Preferred Stock (2,927,960) to be converted in the Merger into shares of EnSys Preferred Stock (the "Maximum Number of SDI Preferred Shares"). The number of EnSys Options ("EnSys Options") and EnSys Warrants ("EnSys Warrants") to be registered has been determined on the basis of the conversion ratio in the Merger (each SDI Option and SDI Warrant to purchase one share of SDI Common Stock will be converted into an EnSys Option or an EnSys Warrant, respectively, to purchase 0.7818026 shares of EnSys Common Stock) and the number of outstanding SDI Options (498,568) and SDI Warrants (767,000), respectively.

(2) The registration fee was calculated pursuant to Rule 457(f)(2) as the sum of
    (i) one thirty-third of one percent of one-third of $.01 (the par value of SDI Common Stock) multiplied by the Maximum Number of SDI Common Shares and
    (ii) one thirty-third of one percent of one-third of $6,377,693.00 (the maximum aggregate liquidation preference for the SDI Preferred Stock).

(3) Pursuant to Rule 457(b) $431.21 of the registration fee was paid on October 15, 1996 in connection with the filing by the registrant of preliminary joint proxy statement/prospectus material.

(4) For the purposes of calculating the registration fee, one-third of the par value of the shares of common stock issuable upon exercise of the Options or Warrants has been assigned to the Options and Warrants being registered, as determined pursuant to Rule 457(f)(2).
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.
                             4222 EMPEROR BOULEVARD
                          DURHAM, NORTH CAROLINA 27703

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 30, 1996

                            ------------------------

To the Stockholders of
  EnSys Environmental Products, Inc.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of EnSys Environmental Products, Inc., a Delaware corporation ("EnSys"), will be held at the offices of Troutman Sanders LLP, 1300 I Street, N.W., Suite 500 East, Washington, D.C. 20005-3314, at 11:00 a.m., local time, on Monday, December 30, 1996, to consider and act upon five proposals and to transact such other business as properly may come before the Meeting or any adjournment or postponement thereof. The first four proposals (the "Merger Proposals") are related and approval of each such proposal is conditioned upon the approval of all of the Merger Proposals. The fifth proposal is independent of the Merger Proposals and its approval is not conditioned upon approval of all of the Merger Proposals. The five proposals, more fully described in the accompanying Joint Proxy Statement/Prospectus and Appendices thereto, provide for the following:

        Merger Proposal One: Approval and adoption of the Agreement and Plan of Merger dated as of October 11, 1996, as amended (the "Merger Agreement"), between EnSys and Strategic Diagnostics Inc., a Delaware corporation ("SDI"), providing for the merger (the "Merger") of SDI with and into EnSys, with EnSys continuing as the surviving corporation (the "Surviving Corporation"). Under the Merger Agreement: (i) each share of common stock, par value $.01 per share, of SDI (the "SDI Common Stock") will be converted into 0.7392048 share(s) of common stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"); (ii) each share of Series A Convertible Preferred Stock, par value $.10 per share, of SDI will be converted into 0.7392048 shares(s) of Series A Convertible Preferred Stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Series A Preferred Stock"); (iii) each issued and outstanding SDI Option to purchase shares of SDI Common Stock will be canceled and extinguished and will be converted into a Surviving Corporation option ("Surviving Corporation Option") to purchase that number of shares of Surviving Corporation Common Stock which is equal to the number of shares of SDI Common Stock to which the SDI Option relates multiplied by 0.7818026; and (iv) each issued and outstanding SDI Warrant to purchase shares of SDI Common Stock will be canceled and extinguished and will be converted into a Surviving Corporation warrant ("Surviving Corporation Warrant") to purchase that number of shares of Surviving Corporation Common Stock which is equal to the number of shares of SDI Common Stock to which the SDI Warrant relates multiplied by 0.7818026. Each Surviving Corporation Option or Surviving Corporation Warrant to be granted to a holder of a SDI Option or a SDI Warrant will be rounded to the nearest whole share. All SDI Stock Option Plans will be terminated and the Surviving Corporation will not be bound by any of the terms thereof nor be liable for any of the obligations thereunder.

        Merger Proposal Two: In order to effectuate the Merger and in connection therewith, approval and adoption of the amendment and restatement of EnSys' Certificate of Incorporation to change the corporate name of the Surviving Corporation to "Strategic Diagnostics Inc."

        Merger Proposal Three: In order to effectuate the Merger and in connection therewith, approval and adoption of the amendment and restatement of EnSys' Certificate of Incorporation to increase the number of authorized shares of EnSys capital stock from 25,000,000 shares of common stock to: (i) 35,000,000 shares of Surviving Corporation Common Stock; (ii) 2,164,362 shares of Surviving Corporation Series A Preferred Stock; (iii) 17,500,000 shares of "blank check" preferred stock which may be issued from time to time by the Board of Directors of the Surviving Corporation with such rights, preferences and other designations as the Board of Directors shall determine.

        Merger Proposal Four: In order to effectuate the Merger and in connection therewith, approval and adoption of the amendment and restatement of EnSys' Certificate of Incorporation to reclassify the Board of Directors.

        Proposal Five: Approval of amendments to the EnSys 1995 Stock Incentive Plan in accordance with the Amended and Restated EnSys 1995 Stock Incentive Plan to: (i) increase the number of shares authorized and issuable pursuant to the plan; (ii) limit the maximum aggregate number of shares of Surviving Corporation Common Stock that may be subject to awards granted within any fiscal year to any "covered employee" as defined in Section 162(m) of the Internal Revenue Code of 1986; (iii) broaden the class of persons eligible under the plan to receive EnSys stock options which may be granted to replace options to purchase stock in a company which is party to a merger or consolidation involving EnSys or which is a party to certain other acquisitions involving EnSys or its subsidiaries; (iv) eliminate the requirement that the plan be administered by a Committee consisting solely of two or more disinterested directors, as defined by Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended; (v) eliminate the "formula plan" requirements applicable to stock options granted to independent directors and conform the provisions applicable to stock option grants to directors to those previously applicable to non-qualified stock option grants to employees; and (vi) eliminate certain restrictions on the ability of an optionee to elect to have tax withholding obligations satisfied by payment in shares.

    THE APPROVAL OF EACH OF THE MERGER PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE MERGER PROPOSALS. ACCORDINGLY, A VOTE AGAINST ANY OF THE MERGER PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE MERGER PROPOSALS. THE APPROVAL OF THE AMENDED AND RESTATED ENSYS 1995 STOCK INCENTIVE PLAN IS NOT CONDITIONED ON THE APPROVAL OF THE MERGER PROPOSALS.

    The Merger and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus and Appendices thereto, which form a part of this Notice.

    The Board of Directors of EnSys has fixed the close of business on December 2, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the offices of EnSys located at 4222 Emperor Boulevard, Durham, North Carolina 27703, at least ten days prior to the Meeting.

    AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF ENSYS HAS APPROVED, WITH NO MEMBER VOTING AGAINST, THE MERGER PROPOSALS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE AMENDMENTS TO THE ENSYS CERTIFICATE OF INCORPORATION CONTEMPLATED THEREBY, AND THE AMENDED AND RESTATED ENSYS 1995 STOCK INCENTIVE PLAN. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSALS AND THE AMENDED AND RESTATED ENSYS 1995 STOCK INCENTIVE PLAN AT THE MEETING. WE URGE YOU TO REVIEW CAREFULLY THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND ACCOMPANYING APPENDICES, INCLUDING THE DISCUSSIONS OF CERTAIN RISK FACTORS, AS WELL AS ENSYS' REASONS FOR THE MERGER PROPOSALS AND THE AMENDED AND RESTATED ENSYS 1995 STOCK INCENTIVE PLAN AND OTHER FACTORS WHICH SHOULD BE CAREFULLY CONSIDERED IN CONNECTION WITH YOUR VOTE THEREON.

    Whether or not you plan to attend the Meeting, please execute and return promptly the enclosed form of proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                          By Order of the Board of Directors,

                                          JAMES M. TERRELL, III
                                          SECRETARY

December 10, 1996

                             YOUR VOTE IS IMPORTANT
TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                           STRATEGIC DIAGNOSTICS INC.
                                128 SANDY DRIVE
                             NEWARK, DELAWARE 19713

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 30, 1996

                            ------------------------

To the Stockholders of
  Strategic Diagnostics Inc.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Strategic Diagnostics Inc., a Delaware corporation ("SDI"), will be held at SDI's offices at 128 Sandy Drive, Sandy Brae Industrial Park, Newark, DE 19713-1147, at 11:00 a.m., local time, December 30, 1996, to consider and act upon a proposal and to transact such other business as properly may come before the Meeting or any adjournment or postponement thereof. The proposal provides for the approval and adoption of the Agreement and Plan of Merger dated as of October 11, 1996, as amended (the "Merger Agreement"), between SDI and EnSys Environmental Products, Inc., a Delaware corporation ("EnSys"), providing for the merger (the "Merger") of SDI with and into EnSys, with EnSys continuing as the surviving corporation (the "Surviving Corporation"). Under the Merger
Agreement: (i) each share of common stock, par value $.01 per share, of SDI (the "SDI Common Stock") will be converted into 0.7392048 shares(s) of common stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"); (ii) each share of Series A Convertible Preferred Stock, par value $.10 per share, of SDI will be converted into 0.7392048 shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Surviving Corporation; (iii) each issued and outstanding SDI Option to purchase shares of SDI Common Stock will be canceled and extinguished and will be converted into a Surviving Corporation Option to purchase that number of shares of Surviving Corporation Common Stock which is equal to the number of shares of SDI Common Stock to which the SDI Option relates multiplied by 0.7818026; and
(iv) each issued and outstanding SDI Warrant to purchase shares of SDI Common Stock will be canceled and extinguished and will be converted into a Surviving Corporation Warrant to purchase that number of shares of Surviving Corporation Common Stock which is equal to the number of shares of SDI Common Stock to which the SDI Warrant relates multiplied by 0.7818026. Each Surviving Corporation Option or Surviving Corporation Warrant to be granted to a holder of a SDI Option or a SDI Warrant will be rounded to the nearest whole share. All SDI Stock Option Plans will be terminated and the Surviving Corporation will not be bound by any of the terms thereof nor be liable for any of the obligations thereunder.

    The Merger and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus and Appendices thereto, which form a part of this Notice.

    The Board of Directors of SDI has fixed the close of business on December 2, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the offices of SDI located at 128 Sandy Drive, Newark, Delaware 19713, at least ten days prior to the Meeting.

    AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF SDI HAS APPROVED, WITH NO MEMBER VOTING AGAINST, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE MERGER AT THE MEETING. WE URGE YOU TO REVIEW CAREFULLY THE JOINT PROXY STATEMENT/ PROSPECTUS AND ACCOMPANYING APPENDICES, INCLUDING THE DISCUSSIONS OF CERTAIN RISK FACTORS, AS WELL AS SDI'S REASONS FOR THE MERGER AND OTHER FACTORS WHICH SHOULD BE CAREFULLY CONSIDERED IN CONNECTION WITH YOUR VOTE ON THE MERGER.

    Whether or not you plan to attend the Meeting, please execute and return promptly the enclosed form of proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                          By Order of the Board of Directors,

                                          MARTHA C. REIDER
                                          SECRETARY

December 10, 1996

                             YOUR VOTE IS IMPORTANT
TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.
                           STRATEGIC DIAGNOSTICS INC.

                             JOINT PROXY STATEMENT
                          FOR MEETINGS OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 30, 1996
                             ---------------------

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

                                   PROSPECTUS
                             ---------------------

    This Joint Proxy Statement/Prospectus is being furnished to the stockholders of EnSys Environmental Products, Inc., a Delaware corporation ("EnSys"), and to the stockholders of Strategic Diagnostics Inc., a Delaware corporation ("SDI"), in connection with the solicitation of proxies by their respective Boards of Directors to be used at a Special Meeting of Stockholders of EnSys (the "EnSys Meeting") and a Special Meeting of Stockholders of SDI (the "SDI Meeting"), each of which is to be held on December 30, 1996, or any adjournment(s) or postponement(s) thereof. At such meetings, the stockholders of each of EnSys and SDI will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 11, 1996 (the "Merger Agreement"), between EnSys and SDI, providing for the merger (the "Merger") of SDI with and into EnSys, with EnSys continuing as the surviving corporation (the "Surviving Corporation"). Upon consummation of the Merger: (i) each share of common stock, par value $.01 per share, of SDI (the "SDI Common Stock") will be converted into 0.7392048 share(s) of Common Stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"); (ii) each share of Series A Convertible Preferred Stock, par value $.10 per share, of SDI (the "SDI Preferred Stock"), will be converted into 0.7392048 share(s) of Series A Convertible Preferred Stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Series A Preferred Stock"); (iii) each issued and outstanding SDI Option to purchase shares of SDI Common Stock will be canceled and extinguished and will be converted into a Surviving Corporation option (a "Surviving Corporation Option") to purchase that number of shares of Surviving Corporation Common Stock which is determined when the number of shares of SDI Common Stock to which the SDI Option relates is multiplied by 0.7818026; and (iv) each SDI Warrant to purchase shares of SDI Common Stock will be canceled and extinguished and will be converted into a Surviving Corporation warrant (a "Surviving Corporation Warrant") to purchase that number of shares of Surviving Corporation Common Stock which is determined when the number of shares of SDI Common Stock to which the SDI Warrant relates is

                                                  (COVER CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" AT PAGE 12 HEREIN FOR A DISCUSSION OF CERTAIN CONSIDERATIONS WHICH SHOULD BE CONSIDERED IN EVALUATING THE TRANSACTIONS CONTEMPLATED BY THIS JOINT PROXY STATEMENT/PROSPECTUS.

    This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed or delivered to the stockholders of EnSys and SDI on or about December 10, 1996.

                            ------------------------

     THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR
      DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
        OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
            ADEQUACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS DECEMBER 9, 1996.

(COVER CONTINUED FROM PREVIOUS PAGE)

multiplied by 0.7818026. Each Surviving Corporation Option or Surviving Corporation Warrant to be granted to a holder of a SDI Option or a SDI Warrant will be rounded to the nearest whole share. All SDI Stock Option Plans will be terminated and the Surviving Corporation will not be bound by any of the terms thereof nor be liable for any of the obligations thereunder.

    In addition, in connection with and in order to effectuate the Merger, stockholders of EnSys will be asked to approve three related proposals to amend and restate EnSys' Certificate of Incorporation (hereafter, the "Surviving Corporation Certificate"), effective upon filing of a Certificate of Merger with the Delaware Secretary of State pursuant to Section 1.2 of the Merger Agreement. Such amendments and restatement will, among other things: (i) change the corporate name of the Surviving Corporation to Strategic Diagnostics Inc.; (ii) increase the number of authorized shares of common stock from 25,000,000 shares to 35,000,000 shares; (iii) authorize the issuance of 2,164,362 shares of the Surviving Corporation Series A Preferred Stock to be issued in the Merger and
(iv) authorize the issuance of 17,500,000 shares of blank check preferred stock which may be issued from time to time by the Surviving Corporation's Board of Directors with such rights, preferences and other designations as the Board of Directors shall determine; and (iii) reclassify the Board of Directors. A copy of the Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus and a copy of the form of the Surviving Corporation Certificate is attached as Appendix D to this Joint Proxy Statement/Prospectus.

    In addition, at the Meeting stockholders of EnSys will consider and vote upon a proposal to amend the EnSys 1995 Stock Incentive Plan (the "1995 EnSys Plan") in accordance with the Amended and Restated EnSys 1995 Stock Incentive Plan (the "Amended 1995 EnSys Plan") attached as Appendix F to this Joint Proxy Statement/Prospectus. The Amended 1995 EnSys Plan amends the 1995 EnSys Plan to:
(i) increase the number of shares authorized and issuable pursuant to the plan;
(ii) limit the maximum aggregate number of shares of Surviving Corporation Common Stock that may be subject to awards granted within any fiscal year to any "covered employee" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) broaden the class of persons eligible under the plan to receive EnSys stock options which may be granted to replace options to purchase stock in a company which is party to a merger or consolidation involving EnSys or which is a party to certain other acquisitions involving EnSys or its subsidiaries; (iv) eliminate the requirement that the plan be administered by a committee consisting solely of two or more disinterested directors, as defined by Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended; (v) eliminate the "formula plan" requirements applicable to stock options granted to independent directors and conform the provisions applicable to stock option grants to directors to those previously applicable to non-qualified stock option grants to employees; and (vi) eliminate certain restrictions on the ability of an optionee to elect to have tax withholding obligations satisfied by payment in shares.

    EnSys has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Surviving Corporation Common Stock, Surviving Corporation Series A Preferred Stock, Surviving Corporation Options and Surviving Corporation Warrants to be issued pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus constitutes the prospectus of EnSys filed as part of the Registration Statement. All information contained herein with respect to EnSys has been furnished by EnSys and all information contained herein with respect to SDI has been furnished by SDI.

    The EnSys common stock, par value $.01 per share (the "EnSys Common Stock"), is quoted on the Nasdaq National Market ("Nasdaq") under the symbol "ENSY." On July 26, 1996, the day the letter of intent relating to the proposed Merger was signed and the last trading day before the public announcement of the proposed Merger, the last reported sale price for a share of EnSys Common Stock was $1.75 per share. On December 6, 1996, the last reported sale price for a share of EnSys Common Stock was $1.375 per share. Stockholders are encouraged to obtain current market prices of EnSys Common Stock prior to voting on the Merger.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................     1

SUMMARY...................................................................     2

RISK FACTORS..............................................................    12
  HISTORY OF OPERATING LOSSES.............................................    12
  COSTS ASSOCIATED WITH THE MERGER........................................    12
  UNCERTAINTY OF INTEGRATING OPERATING ENTITIES...........................    12
  MANAGEMENT FOLLOWING THE MERGER; CLASSIFIED BOARD; ANTI-TAKEOVER
    MEASURE...............................................................    13
  EFFECTS OF CERTAIN SURVIVING CORPORATION CERTIFICATE AND BYLAW
    PROVISIONS ON RIGHTS OF SDI STOCKHOLDERS..............................    13
  NO CASH DIVIDENDS.......................................................    14
  DEPENDENCE ON KEY PERSONNEL.............................................    14
  LIMITATIONS ON USE OF NOLS..............................................    14
  DEPENDENCE ON LIMITED NUMBER OF SUPPLIERS...............................    14
  DEPENDENCE ON CORPORATE PARTNERS........................................    14
  MARKET ACCEPTANCE.......................................................    15
  ENVIRONMENTAL REGULATION AND REGULATORY APPROVAL........................    15
  TECHNOLOGICAL CHANGE....................................................    15
  DEPENDENCE ON NEW PRODUCTS AND MARKETS..................................    15
  COMPETITION.............................................................    16
  FLUCTUATIONS AND SEASONALITY IN OPERATING RESULTS; MARKET PRICE.........    16
  PRODUCT LIABILITY CLAIMS................................................    16
  UNPREDICTABILITY OF PROPRIETARY RIGHTS AND PATENT PROTECTION............    16
  HAZARDOUS MATERIALS AND POTENTIAL LIABILITY.............................    17

ENSYS ENVIRONMENTAL PRODUCTS, INC. SELECTED HISTORICAL FINANCIAL DATA.....    17

STRATEGIC DIAGNOSTICS INC. SELECTED HISTORICAL FINANCIAL DATA.............    19

OHMICRON CORPORATION SELECTED HISTORICAL FINANCIAL DATA...................    22

SURVIVING CORPORATION AND SUBSIDIARIES SELECTED PRO FORMA FINANCIAL
  DATA....................................................................    23

ENSYS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS...................................................    24
  GENERAL.................................................................    24
  RESULTS OF OPERATIONS...................................................    24
  LIQUIDITY AND CAPITAL RESOURCES.........................................    28

SDI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS...................................................    29
  OVERVIEW................................................................    29
  RESULTS OF OPERATIONS...................................................    30
  LIQUIDITY AND CAPITAL RESOURCES.........................................    33

OHMICRON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS...................................................    33
  GENERAL.................................................................    33
  RESULTS OF OPERATIONS...................................................    34

                                                                            PAGE
                                                                            ----
  LIQUIDITY AND CAPITAL RESOURCES.........................................    35

MARKET PRICES.............................................................    36

THE ENSYS MEETING.........................................................    36
  GENERAL.................................................................    36
  MATTERS TO BE CONSIDERED AT THE ENSYS MEETING...........................    37
  RECORD DATE.............................................................    37
  PROXIES.................................................................    37
  QUORUM..................................................................    38
  VOTE REQUIRED...........................................................    38

THE SDI MEETING...........................................................    38
  GENERAL.................................................................    38
  MATTERS TO BE CONSIDERED AT THE SDI MEETING.............................    39
  RECORD DATE.............................................................    39
  PROXIES.................................................................    39
  QUORUM..................................................................    40
  VOTE REQUIRED...........................................................    40

THE MERGER................................................................    41
  BACKGROUND OF THE MERGER................................................    41
  ENSYS' REASONS FOR THE MERGER AND BOARD OF DIRECTORS' RECOMMENDATION....    45
  OPINION OF ENSYS' FINANCIAL ADVISOR.....................................    46
  REPORTS OF OUTSIDE CONSULTANTS TO ENSYS.................................    51
  SDI'S REASONS FOR THE MERGER AND BOARD OF DIRECTORS' RECOMMENDATION.....    53
  OPINION OF SDI'S FINANCIAL ADVISOR......................................    53
  INTERESTS OF CERTAIN PERSONS IN THE MERGER..............................    60
  CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................    61
  ACCOUNTING TREATMENT....................................................    64
  REGULATORY APPROVALS....................................................    64
  DISSENTERS' APPRAISAL RIGHTS............................................    64
  RESALE RESTRICTIONS AND REGISTRATION RIGHTS.............................    65
  THE OPERATING AGREEMENT.................................................    66
  STOCKHOLDER VOTING AGREEMENTS...........................................    68

THE MERGER AGREEMENT......................................................    69
  THE MERGER..............................................................    69
  CLOSING AND EFFECTIVE TIME OF THE MERGER................................    69
  CONVERSION OF SECURITIES................................................    69
  TREATMENT OF SDI STOCK OPTIONS AND WARRANTS.............................    70
  EXCHANGE OF CERTIFICATES................................................    70
  REPRESENTATIONS AND WARRANTIES..........................................    71
  CERTAIN COVENANTS; CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME..........    71
  NEGOTIATIONS WITH OTHERS................................................    72
  MANAGEMENT AFTER THE MERGER.............................................    72
  INDEMNIFICATION.........................................................    73
  CONDITIONS TO THE MERGER................................................    73
  TERMINATION.............................................................    74
  EFFECT OF TERMINATION...................................................    74
  AMENDMENT AND WAIVER....................................................    75

                                                                            PAGE
                                                                            ----
DESCRIPTION OF ENSYS......................................................    75
  GENERAL.................................................................    75
  RECENT DEVELOPMENTS.....................................................    75
  MARKET OVERVIEW.........................................................    76
  PRODUCTS................................................................    77
  REGULATORY APPROVALS....................................................    79
  SALES AND MARKETING STRATEGY............................................    80
  RESEARCH AND DEVELOPMENT................................................    81
  COLLABORATIVE ARRANGEMENTS..............................................    81
  PROPRIETARY TECHNOLOGY AND PATENTS......................................    82
  MANUFACTURING...........................................................    82
  COMPETITION.............................................................    82
  ENVIRONMENTAL REGULATIONS...............................................    83
  EMPLOYEES...............................................................    83
  PROPERTIES..............................................................    83
  EXECUTIVE COMPENSATION..................................................    83
  COMPENSATION OF DIRECTORS...............................................    85
  EMPLOYMENT AND SEVERANCE AGREEMENTS.....................................    86
  REPORT ON REPRICING OF OPTIONS/SARS.....................................    87
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
    ENSYS.................................................................    87

DESCRIPTION OF SDI........................................................    89
  GENERAL.................................................................    89
  IMMUNOASSAY TECHNOLOGY..................................................    91
  MARKETS AND PRODUCTS....................................................    92
  REGULATORY APPROVALS....................................................    95
  SALES AND MARKETING.....................................................    96
  PROPRIETARY TECHNOLOGY..................................................    96
  MANUFACTURING...........................................................    98
  RESEARCH AND DEVELOPMENT................................................    99
  EMPLOYEES...............................................................    99
  PROPERTIES..............................................................    99
  EXECUTIVE COMPENSATION..................................................   100
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SDI...   100

OPERATION, MANAGEMENT AND BUSINESS OF THE SURVIVING CORPORATION AFTER THE
  MERGER..................................................................   103
  BUSINESS OF THE SURVIVING CORPORATION...................................   103
  MANAGEMENT OF THE SURVIVING CORPORATION.................................   103
  DESCRIPTION OF CAPITAL STOCK OF THE SURVIVING CORPORATION...............   106
  LISTING OF SURVIVING CORPORATION COMMON STOCK...........................   108
  TRANSFER AGENT..........................................................   108
  CORPORATE HEADQUARTERS..................................................   108

COMPARATIVE RIGHTS OF STOCKHOLDERS........................................   108
  GENERAL.................................................................   108
  CLASSIFIED BOARD OF DIRECTORS...........................................   109
  NUMBER AND ELECTION OF DIRECTORS........................................   110
  STOCKHOLDER ACTION BY WRITTEN CONSENT...................................   110
  SPECIAL MEETING OF STOCKHOLDERS.........................................   111

                                                                            PAGE
                                                                            ----
  COMMON STOCK............................................................   111
  PREFERRED STOCK.........................................................   111
  AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS................   112
  BUSINESS COMBINATIONS...................................................   112
  SPECIAL VOTING REQUIREMENTS.............................................   113

PROPOSAL TO AMEND AND RESTATE ENSYS' CERTIFICATE OF INCORPORATION TO
  CHANGE NAME.............................................................   114

PROPOSAL TO AMEND AND RESTATE ENSYS' CERTIFICATE OF INCORPORATION TO
  INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK...............   114

PROPOSAL TO AMEND AND RESTATE ENSYS' CERTIFICATE OF INCORPORATION TO
  RECLASSIFY ENSYS' BOARD.................................................   115

PROPOSAL TO APPROVE THE AMENDED AND RESTATED ENSYS 1995 STOCK INCENTIVE
  PLAN....................................................................   115
  INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1995 ENSYS PLAN.....   116
  LIMITATION ON GRANTS OF AWARDS..........................................   116
  SUBSTITUTE AWARDS.......................................................   116
  SECTION 16 CHANGES......................................................   117
  SUMMARY OF THE AMENDED AND RESTATED ENSYS 1995 STOCK INCENTIVE PLAN.....   117
  TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE........................   119
  VOTE REQUIRED FOR APPROVAL..............................................   120

LEGAL MATTERS.............................................................   120

EXPERTS...................................................................   120

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS................................   F-1
  SURVIVING CORPORATION AND SUBSIDIARIES PRO FORMA COMBINED FINANCIAL
    STATEMENTS............................................................   F-2
  ENSYS ENVIRONMENTAL PRODUCTS, INC.......................................  F-13
  STRATEGIC DIAGNOSTICS INC...............................................  F-35
  OHMICRON CORPORATION....................................................  F-50

APPENDIX A--AGREEMENT AND PLAN OF MERGER

APPENDIX B--FAIRNESS OPINION OF RAYMOND JAMES & ASSOCIATES, INC.

APPENDIX C--FAIRNESS OPINION OF OPPENHEIMER & CO, INC.

APPENDIX D-- FOURTH AMENDMENT AND RESTATED CERTIFICATE OF INCORPORATION OF
            STRATEGIC DIAGNOSTICS INC. (FORMERLY ENSYS ENVIRONMENTAL
            PRODUCTS, INC.)

APPENDIX E-- AMENDED AND RESTATED BYLAWS OF STRATEGIC DIAGNOSTICS INC.
            (FORMERLY KNOWN AS ENSYS ENVIRONMENTAL PRODUCTS, INC.)

APPENDIX F-- AMENDED AND RESTATED ENSYS ENVIRONMENTAL PRODUCTS, INC. 1995
            STOCK INCENTIVE PLAN

APPENDIX G--SECTION 262 OF THE DELAWARE GENERAL CORPORATE LAW

                             AVAILABLE INFORMATION

    EnSys is subject to informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement and exhibits thereto and the reports, proxy statements and other information filed by EnSys can be inspected and copied at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities maintained by the Commission, at its regional offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http:// www.sec.gov. The Registration Statement, including all amendments thereto, has been filed with the Commission through EDGAR.

    As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto. For further information, please refer to the Registration Statement, including the exhibits thereto, all of which are available for inspection as set forth above. Statements contained in this Joint Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

    All information concerning EnSys contained in this Joint Proxy Statement/Prospectus has been furnished by EnSys and all information concerning SDI contained in this Joint Proxy Statement/Prospectus has been furnished by SDI. No person is authorized to give any information or to make any representation with respect to the matters described in this Joint Proxy Statement/Prospectus other than information and representations contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by EnSys, SDI or any other person. This Joint Proxy Statement/ Prospectus does not constitute an offer to sell, or a solicitation of any offer to purchase, any securities, or a solicitation of a proxy, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities hereunder shall under any circumstances be deemed to imply that there has been no change in the assets, properties or affairs of EnSys or SDI since the date hereof or that the information set forth herein is correct as of any time subsequent to the date hereof.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND APPENDICES HERETO. STOCKHOLDERS ARE URGED TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS AND ITS APPENDICES BEFORE VOTING ON THE MATTERS DISCUSSED HEREIN.

    As used herein, the term "EnSys" refers to EnSys Environmental Products, Inc. and the term "SDI" refers to Strategic Diagnostics Inc., in both cases including, unless the context otherwise requires, their respective subsidiaries.

ENSYS

    EnSys develops and sells on-site test systems, based primarily on immunoassay technology, designed for fast and inexpensive detection of contaminants in soil and water and other media samples. EnSys' disposable test systems use proprietary immunoassay reagents and other chemical reagents that allow environmental scientists and engineers, waste managers and waste generators to accurately test soil and water samples for environmental remediation and environmental monitoring purposes.

    EnSys was incorporated in 1987 as a Delaware corporation. EnSys' principal executive offices are located at 4222 Emperor Boulevard, Durham, North Carolina 27703, and its telephone number is (919) 941-5509.

SDI

    SDI develops, manufactures and markets immunoassay-based test kits which serve a wide variety of markets including agriculture and food processing, industrial pollution, medical, and water treatment. SDI also provides antibody and immunoreagent research and development services. Many of SDI's products are developed in collaboration with large chemical and pharmaceutical firms. A leading SDI product is the one step GeneCheck-TM- B.t.k. test which is used to determine the presence of a gene which provides a plant with a beneficial attribute such as natural insect resistance. In August 1996, SDI acquired Ohmicron Corporation ("Ohmicron"), a provider of immunoassay tests for pesticide and industrial pollution applications. In October 1996, SDI entered into an agreement with Taconic Farms, Inc.("Taconic") to dissolve TSD BioServices ("TSD"), a partnership between SDI and Taconic and to liquidate its assets, in connection with which certain of the rights and assets of TSD will be distributed to SDI.

    SDI was incorporated in 1990 as a Delaware corporation. SDI's principal executive offices are located at 128 Sandy Drive, Newark, Delaware 19713, and its telephone number is (302) 456-6789.

THE ENSYS MEETING

    The EnSys Meeting will be held on Monday, December 30, 1996 at 11:00 a.m., local time, at the offices of Troutman Sanders LLP, 1300 I Street, N.W., Suite 500 East, Washington, D.C. 20005-3314.

    At the EnSys Meeting, including any adjournment thereof, the stockholders of EnSys will be asked to consider and vote upon four related proposals (the "Merger Proposals"): (i) approval and adoption of the Merger Agreement and the transactions contemplated thereby; (ii) change the corporate name of the Surviving Corporation to Strategic Diagnostics Inc.; (iii) increase the number of authorized shares of common stock, authorize the issuance of the Surviving Corporation Series A Preferred Stock to be issued in the Merger and the issuance of additional shares of "blank check" preferred stock which may be issued from time to time by the Surviving Corporation's Board of Directors with such rights, preferences and other designations as the Board of Directors shall determine; and (iv) reclassify the Board of Directors. THE APPROVAL OF EACH OF THE MERGER PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE MERGER PROPOSALS BY THE STOCKHOLDERS OF ENSYS.

ACCORDINGLY, A VOTE AGAINST ANY OF THE MERGER PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE MERGER PROPOSALS.

    In addition, at the EnSys Meeting the stockholders of EnSys will be asked to consider and vote upon a proposal to make certain amendments to the 1995 EnSys Plan, as set forth in the Amended 1995 EnSys Plan. The Amended 1995 EnSys Plan amends the 1995 EnSys Plan to: (i) increase the number of shares authorized and issuable pursuant to the plan; (ii) limit the maximum aggregate number of shares of Surviving Corporation Common Stock that may be subject to awards granted within any fiscal year to any "covered employee" as defined in Section 162(m) of the Code; (iii) broaden the class of persons eligible under the plan to receive EnSys stock options which may be granted to replace options to purchase stock in a company which is party to a merger or consolidation involving EnSys or which is a party to certain other acquisitions involving EnSys or its subsidiaries;
(iv) eliminate the requirement that the plan be administered by a committee consisting solely of two or more disinterested directors, as defined by Rule 16b-3(c)(2)(i) under the Exchange Act; (v) eliminate the "formula plan" requirements applicable to stock options granted to independent directors and conform the provisions applicable to stock option grants to directors to those previously applicable to non-qualified stock option grants to employees; and
(vi) eliminate certain restrictions on the ability of an optionee to elect to have tax withholding obligations satisfied by payment in shares. THE APPROVAL OF THE FOREGOING AMENDMENTS TO THE 1995 ENSYS PLAN IS NOT CONDITIONED ON THE APPROVAL OF ANY OF THE MERGER PROPOSALS.

    The close of business on December 2, 1996, has been fixed as the record date (the "Record Date") for the determination of the stockholders of EnSys entitled to notices of and to vote at the EnSys Meeting. Holders of EnSys Common Stock are entitled to one vote for each share of EnSys Common Stock held by them. The holders of a majority of the outstanding shares of EnSys Common Stock, present either in person or by properly executed proxies, will constitute a quorum at the EnSys Meeting.

    The affirmative vote of holders of two-thirds of the outstanding shares of EnSys Common Stock is required to approve each of the Merger Proposals. Approval and adoption of the Amended 1995 EnSys Plan requires the affirmative vote of the holders of a majority of the outstanding shares of the Ensys Common Stock present and entitled to vote at the EnSys Meeting. As of the Record Date, 7,217,794 shares of EnSys Common Stock were issued and outstanding, of which approximately 60% were beneficially owned by directors, executive officers and affiliates of EnSys (excluding 386,585 shares which may be acquired by such persons upon exercise of options and other rights which are exercisable within 60 days of the Record Date). Holders of 32% of the currently outstanding shares of EnSys Common Stock have entered into certain stockholder voting agreements with SDI pursuant to which such holders (all of whom are directors, executive officers or affiliates of EnSys) have agreed to vote such shares of EnSys Common Stock in favor of the approval and adoption of the Merger Agreement at the EnSys Meeting. See "The EnSys Meeting--Vote Required" and "The Merger--Stockholder Voting Agreements."

THE SDI MEETING

    The SDI Meeting will be held on Monday, December 30, 1996 at 11:00 a.m., local time, at SDI's offices at 128 Sandy Drive, Sandy Brae Industrial Park, Newark, DE 19713-1147.

    At the SDI Meeting, including any adjournment thereof, the stockholders of SDI will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and such other business as properly may come before the SDI Meeting. The Merger Agreement provides that as of the effective time of the Merger (the "Effective Time"), SDI will be merged with and into EnSys. See "The Merger Agreement."

    The close of business on December 2, 1996, has been fixed as the Record Date for the determination of the stockholders of SDI entitled to notice of and to vote at the SDI Meeting. Holders of SDI Common Stock and SDI Preferred Stock are entitled to one vote for each share of SDI Common Stock or SDI Preferred Stock, as the case may be, held by them. The holders of a majority of the outstanding shares of

SDI Common Stock and SDI Preferred Stock, present either in person or by properly executed proxies, will constitute a quorum at the SDI Meeting.

    The affirmative vote of the holders of a majority of the outstanding shares of SDI Common Stock and SDI Preferred Stock, voting together (sometimes referred to collectively herein as the "SDI Shares"), is required to approve and adopt the Merger Agreement. Approval and adoption of the Merger Agreement also requires the affirmative vote of the holders of two-thirds of the outstanding shares of SDI Preferred Stock, voting as a class, pursuant to the terms of the SDI Restated Certificate of Incorporation (the "SDI Certificate"). As of the Record Date, 7,819,493 shares of SDI Common Stock and 2,927,960 shares of SDI Preferred Stock were issued and outstanding, and approximately 91% of the SDI Shares were beneficially owned by directors, executive officers and affiliates of SDI (excluding 869,564 shares which may be acquired by such persons upon exercise of options, warrants or other rights which are exercisable within 60 days of the Record Date). Holders of 83% of the currently outstanding shares of SDI Common Stock and all of the currently outstanding SDI Preferred Stock (representing 88% of the currently outstanding SDI Shares) have entered into certain stockholder voting agreements with EnSys pursuant to which such holders (all of whom are directors, executive officers or affiliates of SDI) have agreed to vote such SDI Shares in favor of the approval and adoption of the Merger Agreement at the SDI Meeting. See "The SDI Meeting--Vote Required" and "The Merger--Stockholder Voting Agreements."

THE MERGER

    CONVERSION OF SECURITIES. Upon consummation of the transactions contemplated by the Merger Agreement, SDI will be merged with and into EnSys and
(i) each share of SDI Common Stock will be converted into 0.7392048 share(s) of Surviving Corporation Common Stock, and (ii) each share of SDI Preferred Stock will be converted into 0.7392048 shares(s) of Surviving Corporation Series A Preferred Stock (such conversion ratio for the SDI Common Stock and the SDI Preferred Stock being sometimes referred to herein as the "Conversion Ratio"). See "The Merger Agreement--Conversion of Securities." Based upon the number of outstanding shares of EnSys Common Stock and SDI Common Stock as of the Record Date, assuming that all outstanding options and warrants to purchase EnSys Common Stock and SDI Common Stock are exercised, approximately 16,761,702 shares of the Surviving Corporation Common Stock will be outstanding upon consummation of the Merger, (i) of which approximately 7,827,709 shares, representing approximately 47% of the total will be held by pre-Merger EnSys stockholders and
(ii) of which approximately 8,933,993 shares, representing approximately 53% of the total, will be held by former SDI stockholders.

    TREATMENT OF STOCK OPTIONS AND WARRANTS. Pursuant to the Merger Agreement, at the Effective Time, (i) each issued and outstanding option to purchase shares of SDI Common Stock (an "SDI Option") will be canceled and extinguished and will be converted into a Surviving Corporation Option to purchase that number of shares of Surviving Corporation Common Stock which is equal to the number of shares of SDI Common Stock to which the SDI Option relates multiplied by
0.7818026 and (ii) each warrant to purchase shares of SDI Common Stock (an "SDI Warrant") will be canceled and extinguished and will be converted into a Surviving Corporation Warrant to purchase that number of shares of Surviving Corporation Common Stock which is equal to the number of shares of SDI Common Stock to which the SDI Warrant relates multiplied by 0.7818026. Each Surviving Corporation Option or Surviving Corporation Warrant to be granted to a holder of SDI Options or SDI Warrants will be rounded to the nearest whole share. In addition, at the Effective Time, all SDI stock option plans will be terminated and the Surviving Corporation will not be bound by any of the terms thereof nor be liable for any of the obligations thereunder.

    RECOMMENDATION OF THE BOARDS OF DIRECTORS. The EnSys Board of Directors has approved the Merger Agreement with no member voting against and recommends a vote for approval and adoption of the Merger Proposals and the Amended 1995 EnSys Plan by the stockholders of EnSys. The Board of Directors of SDI has unanimously approved the Merger Agreement and unanimously recommends a vote for approval and adoption of the Merger Agreement by the stockholders of SDI. See "The Merger--

EnSys' Reasons for the Merger and Board of Directors' Recommendation" and "--SDI's Reasons for the Merger and Board of Directors' Recommendation." See also "Risk Factors" for a discussion of factors which should be carefully considered by the stockholders of EnSys and SDI in connection with evaluating and voting on the Merger Agreement and the transactions contemplated thereby.

    OPINION OF ENSYS' FINANCIAL ADVISOR. EnSys engaged the investment banking firm of Raymond James & Associates, Inc. ("Raymond James") to assist the Board of Directors of EnSys in evaluating the fairness from a financial point of view of the consideration offered to SDI in connection with the Merger (the "Merger Consideration"). Raymond James delivered to the EnSys Board of Directors a written opinion dated October 8, 1996 that, as of the date of such opinion, the Merger Consideration is fair to the current stockholders of EnSys from a financial point of view. The summary of the opinion of Raymond James set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the opinion. Such opinion is not required to be updated at or prior to the closing of the Merger. For further information regarding Raymond James' services as financial advisor to EnSys, its opinion and its fee and expense arrangements, see "The Merger--Background of The Merger" and The Merger--Opinion of EnSys' Financial Advisor." ENSYS STOCKHOLDERS ARE URGED TO READ THE RAYMOND JAMES OPINION (INCLUDED AS APPENDIX B) CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY RAYMOND JAMES IN RENDERING SUCH OPINION.

    OPINION OF SDI'S FINANCIAL ADVISOR. SDI engaged the investment banking firm of Oppenheimer & Co., Inc. ("Oppenheimer") to assist the SDI Board of Directors in evaluating the fairness from a financial point of view of the Merger Consideration. Oppenheimer delivered to the Board of Directors a written opinion dated October 8, 1996 that, as of the date of such opinion, the Merger Consideration was fair to the current holders of SDI Common Stock and SDI Preferred Stock from a financial point of view. The summary of the opinion of Oppenheimer set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the opinion. Such opinion is not required to be updated at or prior to the closing of the Merger. For further information regarding Oppenheimer's services as financial advisor to SDI, its opinion and its fee and expense arrangements, see "The Merger--Background of The Merger" and "The Merger--Opinion of SDI's Financial Advisor." STOCKHOLDERS ARE URGED TO READ THE OPPENHEIMER OPINION (INCLUDED AS APPENDIX C) CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY OPPENHEIMER IN RENDERING SUCH OPINION.

    CLOSING AND EFFECTIVE TIME OF THE MERGER. The closing of the transactions contemplated by the Merger Agreement (the "Closing") shall take place on either
(i) the later to occur of (a) the first business day following the later to occur of the EnSys Meeting and the SDI Meeting or (b) the day on which all conditions set forth in the Merger Agreement are satisfied or waived, or (ii) such other date, time and place as EnSys and SDI shall agree. As soon as practicable following the Closing, EnSys will cause a Certificate of Merger to be filed with the Delaware Secretary of State and the Merger will become effective (the "Effective Time"). The Effective Time is currently expected to occur on or shortly after December 30, 1996, subject to approval by the stockholders of EnSys and SDI of the Merger Agreement herein and satisfaction or waiver of the conditions precedent to the Merger set forth in the Merger Agreement. See "The Merger Agreement--Closing and Effective Time of the Merger" and "--Conditions to the Merger."

    CONDITIONS TO THE MERGER. The respective obligations of EnSys and SDI to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived by EnSys or SDI, as applicable, in whole or in part, to the extent permitted by applicable law: (i) the Merger Agreement shall have been approved by the requisite stockholders of EnSys and SDI; (ii) neither EnSys nor SDI shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the Merger;
(iii) the Registration Statement of which this Joint Proxy Statement/

Prospectus is a part shall have become effective and no stop order with respect thereto shall be in effect; (iv) the shares of Surviving Corporation Common Stock issued in the Merger shall have been approved for quotation on Nasdaq; (v) all consents, authorizations, orders and approvals of (or filings or registrations within) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made, except where a failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on SDI and EnSys (and their respective subsidiaries), taken as a whole, following the Effective Time;
(vi) Grover C. Wrenn and Richard C. Birkmeyer shall have entered into employment agreements with EnSys or the Surviving Corporation; (vii) EnSys and certain stockholders of SDI shall have executed and delivered a registration rights agreement and lock-up letters; (viii) no action shall have been taken nor any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any governmental entity which imposes any condition or restriction upon the Surviving Corporation, EnSys, SDI or their respective subsidiaries which would so materially adversely impact the economic or business benefit of the transactions contemplated by the Merger Agreement as to render inadvisable the consummation of the Merger; (ix) EnSys shall have caused the Board of Directors, committees and officers of the Surviving Corporation to be selected pursuant to, and as set forth in, the Merger Agreement; and (x) each of the holders of SDI Warrants shall have waived or relinquished all rights under the terms of such warrants and shall have surrendered such warrants to SDI for cancellation and conversion pursuant to the Merger Agreement.

    The obligations of each of EnSys and SDI to effect the Merger also are subject to the fulfillment or waiver by the other party prior to the Effective Time of the following conditions: (i) the other party shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed by it under the Merger Agreement; (ii) the representations and warranties of the other party contained in the Merger Agreement shall be true and correct unless the failure of any of the representations and warranties to be true and correct would not have or would not be reasonably likely to have a material adverse effect on such party and its subsidiaries, taken as a whole;
(iii) EnSys and SDI shall have each received certain opinions of its counsel with respect to the Merger; (iv) EnSys and SDI shall have obtained the consent or approval of each person whose consent or approval is required in connection with the transactions contemplated by the Merger Agreement, except where the failure to obtain such consents and approvals would not have a material adverse affect. See "The Merger Agreement--Conditions to the Merger."

    TERMINATION OF MERGER AGREEMENT; EFFECT OF FAILURE TO CLOSE. As discussed above, the consummation of the Merger Agreement is subject to a number of conditions, which, if not fulfilled or waived, permit termination of the Merger Agreement. If the stockholders of either or both of EnSys or SDI fail to approve the Merger or the stockholders of EnSys fail to approve the amendment and restatement of EnSys' Certificate of Incorporation, the Merger will not be consummated. The Merger Agreement is subject to termination by either EnSys or SDI if the Merger is not consummated on or before January 31, 1997. In addition, the Merger Agreement may be terminated under certain other circumstances by either EnSys or SDI. See "The Merger Agreement--Termination" and "--Effect of Termination." In the event the Merger is not consummated for any reason, the respective businesses of EnSys and SDI are expected to continue to operate independently in a manner substantially similar to their present modes of operation. If either party unilaterally terminates the Merger Agreement in a manner not permitted under the Merger Agreement or commits a material breach of its obligations under the Merger Agreement, and the other party terminates the Merger Agreement as a result thereof, such party will be obligated to pay to the other party as liquidated damages a termination fee of $500,000. In addition, the Operating Agreement will be terminated. See "The Merger--The Operating Agreement".

    AMENDMENT AND RESTATEMENT OF ENSYS' CERTIFICATE OF INCORPORATION. The Merger Agreement provides for the amendment and restatement of EnSys' Third Amended and Restated Certificate of Incorporation (the "EnSys Certificate") effective upon consummation of the Merger. Such amendment and restatement will, among other things: (i) change the corporate name of the Surviving Corporation to "Strategic Diagnostics Inc.;" (ii) increase the number of authorized shares of common stock, authorize the issuance of the Surviving Corporation Series A Preferred Stock to be issued in the Merger and of additional shares of "blank check" preferred stock; and (iii) reclassify the Board of Directors. See "Description of Capital Stock of the Surviving Corporation," "Comparative Rights of Stockholders," "Proposal to Amend and Restate EnSys' Certificate of Incorporation to Change Name," "Proposal to Amend and Restate EnSys' Certificate of Incorporation to Increase the Number of Authorized Shares of Capital Stock" and "Proposal to Amend and Restate EnSys' Certificate of Incorporation to Reclassify EnSys' Board." The amendments to EnSys' Certificate will be voted upon by EnSys stockholders in connection with three of four Merger Proposals.

    SURRENDER OF SDI STOCK CERTIFICATES. After the Effective Time of the Merger, holders of SDI Common Stock and SDI Preferred Stock will be furnished with a transmittal letter to be used to exchange their certificates for the certificates evidencing shares of the Surviving Corporation Common Stock and Surviving Corporation Series A Preferred Stock. Stockholders should not return any stock certificates with the form of proxy accompanying this Joint Proxy Statement/Prospectus. See "The Merger Agreement-- Exchange of Certificates."

    MANAGEMENT AFTER THE MERGER. Following the consummation of the Merger, the Surviving Corporation's Board of Directors will be comprised of the following seven individuals: Grover C. Wrenn, Curtis Lee Smith, Jr., Kathleen E. Lamb and Richard C. Birkmeyer (collectively, the "Class I Directors"), and Richard J. Defieux, Robert E. Finnigan and Stephen O. Jaeger (collectively, the "Class II Directors"). Thereafter, the number of directors may be fixed or altered by resolutions adopted by a two-thirds vote of the Surviving Corporation's Board of Directors. The Surviving Corporation Certificate further provides that any vacancy on the Surviving Corporation's Board of Directors, including any newly created directorship resulting from an increase in the number of directors, may be filled by vote of a majority of the Surviving Corporation's Board of Directors then in office; provided, however, that any director that voluntarily leaves office may vote on his or her successor. Each director will hold office until his or her successor is elected or qualified, or until his or her earlier resignation. The directors of the Surviving Corporation will hold office as follows: Class I Directors will hold office for a term expiring at the 1997 annual meeting of the stockholders and the Class II Directors will hold office for a term expiring at the 1998 annual meeting of stockholders, with the members of each class to hold office until their respective successors are duly elected and qualified. Each Class I Director holding office at the time of the 1997 annual meeting of stockholders will automatically be nominated, subject to such director's consent, to serve an additional two-year term expiring at the 1999 annual meeting of the stockholders; each Class II Director holding office at the time of the 1998 annual meeting of the stockholders will automatically be nominated, subject to such director's consent, to serve an additional two-year term expiring at the 2000 annual meeting of the stockholders.

    Following the consummation of the Merger, the principal executive officers of the Surviving Corporation will be as follows: Richard C. Birkmeyer--President and Chief Executive Officer; Grover C. Wrenn-- Chairman of the Board; Gregory J. Bell--Vice President--Finance and Chief Financial Officer, David P. Herzog--Vice President--Research and Development; Martha C. Reider--Vice President--Manufacturing; James W. Stave--Vice President--Corporate Development; and Anne F. Cavanaugh--Vice President--Acquisitions. Following the consummation of the Merger, Ralph E. Stever will be Director of Sales of the Surviving Corporation. See "The Merger Agreement--Management After the Merger" and "Operation, Management and Business of the Surviving Corporation After the Merger."

OPERATING AGREEMENT

    EnSys and SDI have entered into an operating agreement (the "Operating Agreement") in anticipation of the Closing of the Merger effective as of October 1, 1996. Unless sooner terminated, the Operating Agreement will be in effect until the Effective Time or the termination of the Merger Agreement, whichever is earlier.

    Pursuant to the Operating Agreement, SDI has granted EnSys an exclusive, worldwide license to market and distribute certain products (the "Licensed Products"). Upon execution of the Operating Agreement, EnSys will pay to SDI a one time fee of $300,000, plus royalty fees (the "Royalty Fees") of 15% of net revenues derived from the sale of the Licensed Products in excess of $2,000,000. Both EnSys and SDI agree to provide certain services necessary to produce, distribute and sell the Licensed Products. EnSys will provide, among other things, managerial services for the day-to-day operation of SDI's Newtown, Pennsylvania facility (the "Newtown Facility"), personnel and services for assembly, packaging and shipping the Licensed Products, customer service information and accounting and cash management services. SDI will provide personnel at its Newtown Facility, its current inventory of Licensed Products, full and unrestricted access to the Newtown Facility, including office space, equipment, trade secrets, formulae, and any intellectual property rights and manufacturing services necessary to produce the Licensed Products at SDI's Newark, Delaware facility (the "Delaware Facility").

    Title to all SDI properties will remain with SDI. In addition to the Royalty Fees referenced above, EnSys will reimburse SDI for, among other things, use and operating costs of the Newtown Facility and costs of labor, materials, supplies and inventory. The Operating Agreement may be terminated upon failure to comply with any material term of the Operating Agreement or upon the initiation of bankruptcy proceedings against either party. In the event of a termination of the Operating Agreement as a result of a default by SDI, SDI will refund to EnSys as full and complete liquidated damages for its default an amount equal to $300,000, less 15% of net revenues of EnSys derived from the sale of the Licensed Products up to the date of termination. Each party agrees not to hire any employees of the other party and EnSys agrees to use all reasonable efforts to market, promote and sell the Licensed Products in the ordinary course of business during the term of the Operating Agreement.

    The Operating Agreement contains various customary representations and warranties relating to, among other things, each of EnSys' and SDI's: (i) organization and similar corporate matters; (ii) authorization, execution, delivery, performance and enforceability of the Operating Agreement; (iii) absence of any claim, litigation or governmental proceeding against such party or any of its subsidiaries now pending or threatened in writing that would have a material adverse effect on such party or impair its ability to perform its obligations under the Operating Agreement; and (iv) absence of any approval, consent or authorization by or registration, declaration or filing with any governmental or public body or other third party required in connection with execution, delivery, and performance of the Operating Agreement.

    In addition, SDI further warrants that (i) it has all rights, including but not limited to, intellectual property rights, necessary to perform its obligations under the Operating Agreement and (ii) that, to the best of its knowledge, there is no claim, litigation or governmental proceeding against SDI or any of its subsidiaries now pending or threatened in writing with respect to any of the Licensed Products, their components or their uses.

    Each party agrees to indemnify and hold harmless the other party from and against any and all liability, losses, damages, claims or causes of action, and related expenses, including reasonable attorneys' fees, caused directly or indirectly by or as a result of any negligence, gross negligence or willful misconduct by the indemnifying party or any of its employees, or of any material breach of the Operating Agreement by the other party. Prompt written notification to the other party to the Operating Agreement is required in order to obtain such indemnification.

RISK FACTORS

    In considering whether to approve and adopt the Merger Agreement, EnSys and SDI stockholders should carefully review and consider the information beginning on page 12 under the caption "Risk Factors."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Board of Directors of EnSys and the Board of Directors of SDI with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the Board of Directors of both EnSys and SDI and the management of both EnSys and SDI have interests in the Merger that are in addition to the interests of stockholders of EnSys and SDI generally (including, without limitation, the eligibility for severance benefits). The Board of Directors of both EnSys and SDI were aware of these interests and considered them, among other factors, in approving the Merger Agreement and the transactions contemplated thereby. See "The Merger--Interests of Certain Persons in the Merger."

COMPARATIVE RIGHTS OF STOCKHOLDERS

    As a result of the Merger, holders of EnSys Common Stock and holders of SDI Common Stock and SDI Preferred Stock will become stockholders of the Surviving Corporation, and the rights of all such former EnSys and SDI stockholders will thereafter be governed by the Surviving Corporation Certificate, the Surviving Corporation Bylaws and the DGCL. The rights of the holders of EnSys Common Stock are presently governed by the EnSys Certificate, the Bylaws of EnSys (the "EnSys Bylaws") and the DGCL. The rights of holders of SDI Common Stock and SDI Preferred Stock are presently governed by the SDI Certificate, the Bylaws of SDI (the "SDI Bylaws") and the DGCL. Both the Surviving Corporation Certificate and the EnSys Certificate provide for a classified board of directors; SDI's board is not classified. In addition, the Surviving Corporation's directors may be removed only for cause. The EnSys Certificate contains a similar provision, but the SDI Certificate does not require removal of directors only for cause. The Surviving Corporation Certificate specifies that stockholder action by written consent must be signed by all the holders of outstanding stock. The SDI Bylaws provide that stockholder action by written consent is permitted when the same number of signatures are obtained as would be required to take such stockholder action at a meeting. The Surviving Corporation Certificate authorizes the issuance of "blank check" preferred stock which shall be junior to the Surviving Corporation Series A Preferred Stock in one or more classes or series by the Board of Directors with such rights, preferences and other terms as shall be determined by the Board of Directors, in each case without the necessity for any approval by the stockholders of the Surviving Corporation, while the EnSys Certificate does not permit such action to be taken by the EnSys Board of Directors without stockholder approval. The SDI Certificate permits such action without stockholder approval as long as the newly issued preferred stock is junior to the outstanding SDI Preferred Stock; if the newly issued preferred stock is not junior to the SDI Preferred Stock, such action must be approved by the holders of two-thirds of the outstanding shares of SDI Preferred Stock. The EnSys Certificate provides that certain transactions involving interested stockholders be approved by two-thirds of the holders of the outstanding capital stock of EnSys, and the Surviving Corporation Certificate contains a comparable provision. The SDI Certificate provides that certain transactions (including mergers) and certain events affecting the capital stock of SDI (including the creation of additional classes of preferred stock) must be approved by the holders of two-thirds of the outstanding shares of SDI Preferred Stock. The Surviving Corporation Certificate does not contain a similar provision. See "Comparative Rights of Stockholders" for a discussion of the material differences between the rights of Surviving Corporation stockholders and the rights of SDI and EnSys stockholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The Merger is intended to qualify as a reorganization within the meaning of
Section 368 of the Code. EnSys believes that no gain or loss will be recognized by EnSys or EnSys stockholders as a consequence of the Merger and has obtained an opinion from Troutman Sanders LLP to such effect. SDI believes that no gain or loss will be recognized by SDI or SDI stockholders on the exchange of SDI Common Stock for Surviving Corporation Common Stock or on the exchange of SDI Preferred Stock for Surviving Corporation Series A Preferred Stock and has obtained an opinion from Pepper, Hamilton & Scheetz to such effect. See "The Merger--Certain Federal Income Tax Consequences" and "The Merger Agreement-- Conditions to the Merger."

DISSENTERS' RIGHTS

    Under the DGCL, holders of EnSys Common Stock are not entitled to dissenters' rights in connection with the Merger because the EnSys Common Stock was quoted on Nasdaq on the record date for the EnSys Meeting. If the Merger is consummated, holders of SDI Common Stock or SDI Preferred Stock who fully comply with applicable statutory provisions will be entitled to dissenters' appraisal rights pursuant to Section 262 of the DGCL, a copy of which is attached as Appendix G. See "The Merger-- Dissenters' Appraisal Rights."

RESALES OF THE SURVIVING CORPORATION COMMON STOCK AND REGISTRATION RIGHTS

    The shares of Surviving Corporation Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, and therefore may be resold without restriction by persons who are not deemed to be "affiliates" (as such term is defined under the Securities Act) of EnSys or SDI. Certain of such affiliates, however, have been granted registration rights with respect to the shares of Surviving Corporation Common Stock and Surviving Corporation Series A Preferred Stock to be received by them. See "The Merger--Resale Restrictions and Registration Rights."

REGULATORY APPROVALS

    No federal or state regulatory approvals will be required to consummate the Merger.

ACCOUNTING TREATMENT

    The Merger will be accounted for using the purchase method for accounting and financial reporting purposes. Based upon the outstanding shares of SDI Common Stock and SDI Preferred Stock and EnSys Common Stock as of the Record Date, SDI stockholders will receive approximately 52% of the combined shares of the Surviving Corporation's voting interests. Since the former stockholders of SDI will own the larger percentage of shares of the Surviving Corporation's voting interests, SDI has been deemed to be the acquirer for accounting purposes.

PROPOSAL TO APPROVE THE AMENDED AND RESTATED ENSYS 1995 STOCK INCENTIVE PLAN

    On October 2, 1996, the Board of Directors of EnSys approved a proposal to amend the 1995 EnSys Plan in accordance with the Amended 1995 EnSys Plan. The Amended 1995 EnSys Plan amends the 1995 EnSys Plan to: (i) increase the number of shares authorized and issuable pursuant to the plan; (ii) limit the maximum aggregate number of shares of Surviving Corporation Common Stock that may be subject to awards granted within any fiscal year to any "covered employee" as defined in Section 162(m) of the Code; (iii) broaden the class of persons eligible under the plan to receive EnSys stock options which may be granted to replace options to purchase stock in a company which is party to a merger or consolidation involving EnSys or which is a party to certain other acquisitions involving EnSys or its subsidiaries; (iv) eliminate the requirement that the plan be administered by a committee consisting solely of two or more disinterested directors, as defined by Rule 16b-3(c)(2)(i) under the Exchange Act; (v) eliminate the "formula plan" requirements applicable to stock options granted to independent directors and conform the provisions applicable to stock option grants to directors to those previously applicable to non-qualified stock option grants to employees; and (vi) eliminate certain restrictions on the ability of an optionee to elect to have tax withholding obligations satisfied by payment in shares. Approval of the Amended 1995 EnSys Plan by the requisite vote of the EnSys stockholders is not a condition to, and is not required for, consummation of the Merger. See "Proposal to Approve the Amended and Restated EnSys 1995 Stock Incentive Plan."

NASDAQ STOCK MARKET

    The EnSys Common Stock is quoted on Nasdaq under the symbol "ENSY." Upon consummation of the Merger, EnSys' corporate name will be changed to Strategic Diagnostics Inc. In connection with such change, the trading symbol of the Surviving Corporation will be changed to "SDIX." EnSys has applied to include the shares of Surviving Corporation Common Stock to be issued in the Merger on Nasdaq.

NO PUBLIC MARKET

    There is no established public trading market for the SDI Common Stock or the SDI Preferred Stock.

                                  RISK FACTORS

    THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY THE STOCKHOLDERS OF ENSYS AND SDI IN CONNECTION WITH VOTING UPON THE MERGER AGREEMENT. THESE FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

HISTORY OF OPERATING LOSSES

    EnSys has never operated at a profit. For the year ended December 31, 1995 and the nine months ended September 30, 1996, EnSys had a net loss of $2,992,965 and $2,612,158, respectively. Since its inception through September 30, 1996, EnSys had an accumulated deficit of $20,064,081. SDI has operated at a loss for each of its last 5 years, however, exclusive of the $3,913,000 acquired research and development charge incurred in 1996, it had net income of $240,000 for the nine months ended September 30, 1996. There can be no assurance that the Surviving Corporation will ever operate profitably. Until such time as the Surviving Corporation achieves profitability, if ever, the Surviving Corporation plans to use its existing cash and cash equivalents and marketable securities to finance its operating needs. Management believes that its available cash, cash equivalents and marketable securities are sufficient to meet the operating needs of the Surviving Corporation for at least the next 18 months. The Surviving Corporation's ability to meet its long-term working capital and capital expenditure requirements will depend on a number of factors, including the success of the Surviving Corporation's current and future products, the focus and direction of the Surviving Corporation's research and development programs, competitive and technological advances, future relationships with corporate partners and the Surviving Corporation's marketing and distribution strategy. Accordingly, there can be no assurance that the Surviving Corporation will be able to meet these long-term requirements. See "Surviving Corporation and Subsidiaries Selected Pro Forma Financial Data" and "Surviving Corporation and Subsidiaries Pro Forma Combined Financial Statements."

COSTS ASSOCIATED WITH THE MERGER

    The Merger involves the integration of two companies that have previously operated independently. After the Merger, EnSys and SDI anticipate that the Surviving Corporation will consolidate the manufacturing and other facilities of EnSys and SDI, based on a case-by-case review of the existing operations. In connection with the Merger, the Surviving Corporation expects to incur transaction costs of approximately $2,420,000, consisting primarily of investment banking, professional fees, EnSys employee severance, facility termination and relocation costs and other fees directly related to the approval and consummation of the Merger transaction. Of this total, approximately $1,600,000 has already been incurred, with an estimated $400,000 of additional expenses to be incurred, if the Merger is not consummated. THE ABOVE AMOUNTS ARE PRELIMINARY ESTIMATES AND ARE SUBJECT TO CHANGE. The consolidation of the two companies after the Effective Date of the Merger will result in additional transition expenses in 1996 and 1997 which are not presently estimable, but which may be substantial. In addition, there can be no assurance that the Surviving Corporation will not incur additional charges in subsequent quarters related to the Merger.

UNCERTAINTY OF INTEGRATING OPERATING ENTITIES

    Among the factors considered by the Boards of Directors of EnSys and SDI in connection with their approval of the Merger Agreement were the opportunities for operating efficiencies that should result from the Merger. While EnSys and SDI expect to achieve savings in operating costs as a result of the Merger, no assurance can be given that difficulties will not be encountered in integrating the operations of EnSys and SDI or that the benefits and attendant cost savings expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on the results of operations or financial condition of the Surviving Corporation after the Merger. Furthermore, there can be no assurance that the operations, management and personnel of the two corporations will be compatible or that EnSys and SDI will not experience the loss of key personnel.

MANAGEMENT FOLLOWING THE MERGER; CLASSIFIED BOARD; ANTI-TAKEOVER MEASURE

    After the Merger, the Board of Directors of the Surviving Corporation will be a staggered board and will consist of seven members. For the initial Board of Directors of the Surviving Corporation following the Merger, the Boards of Directors of EnSys and SDI each have designated three of the Board members and The Perkin-Elmer Corporation ("Perkin-Elmer") has designated one of the Board members. The affirmative vote of a majority of the seven directors will be required in order to take any Board action of the Surviving Corporation. SDI does not currently have a staggered or classified board, the existence of which will reduce the stockholders' ability to change the composition of the Board and may be considered to have a deterrent effect upon future change of control transactions in which stockholders might have realized a market price premium for their securities. See "The Merger Agreement--Management After The Merger" and "Operation, Management and Business of the Surviving Corporation After the Merger-- Management of the Surviving Corporation."

EFFECTS OF CERTAIN SURVIVING CORPORATION CERTIFICATE AND BYLAW PROVISIONS ON
  RIGHTS OF SDI STOCKHOLDERS

    Upon consummation of the Merger, the former stockholders of SDI will become stockholders of the Surviving Corporation. As a result, the rights of the former stockholders of SDI will be governed by the Surviving Corporation Certificate and By-Laws, which differ in certain material respects from the SDI Certificate and By-Laws. For example, certain provisions of the Surviving Corporation Certificate and By-Laws could delay or frustrate the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving the Surviving Corporation, even if such events could be beneficial to the interests of the stockholders and could potentially depress the market price of the Surviving Corporation Common Stock. Unlike the SDI Certificate and Bylaws, the Surviving Corporation Certificate contains a "fair price" provision pursuant to which any Business Combination (as defined therein) involving an Interested Stockholder (as defined therein) and the Surviving Corporation would require approval by the affirmative vote of the holders of at least two-thirds of the shares of voting stock of the Surviving Corporation. The fair price provision of the Surviving Corporation Certificate provides that the two-thirds stockholder vote is not required if the Business Combination is approved by a majority of the Continuing Directors (as defined therein) or if certain procedures and price requirements are satisfied. Also, the Surviving Corporation will be subject to the provisions of Section 203 of the DGCL which provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder. In addition, the Surviving Corporation Certificate and By-Laws provide that the Surviving Corporation's Board of Directors will be classified and will initially consist of seven members through the 1998 annual meeting of stockholders of the Surviving Corporation. The SDI By-Laws provide for a non-classified board consisting of eight members. Classification of directors reduces the stockholders' ability to change the composition of the Surviving Corporation's Board of Directors. Specifically, directors in each class in the Surviving Corporation are elected every two years. In the SDI By-Laws, all directors are elected annually, and thus stockholders could change the composition of the SDI board more frequently. See "Comparative Rights of Stockholders."

NO CASH DIVIDENDS

    Neither EnSys nor SDI have ever paid cash dividends on their common stock. It is anticipated by EnSys and SDI that the Surviving Corporation will retain any future earnings to finance the growth and development of its business and will not pay any cash dividends in the foreseeable future.

DEPENDENCE ON KEY PERSONNEL

    After the Merger, the Surviving Corporation will be dependent on the continued service and management experience of its new executive officers and other key employees. If such executive officers or other key employees were to leave and the Surviving Corporation was unable to obtain adequate replacements, the Surviving Corporation's operating results could be adversely affected. In addition, the Surviving Corporation's growth depends on its ability to attract, retain and motivate skilled employees, and on the ability of its officers and key employees to manage growth successfully. See "The Merger--Interests of Certain Persons in the Merger" and "Operation, Management and Business of the Surviving Corporation after the Merger--Management of the Surviving Corporation."

LIMITATIONS ON USE OF NOLS

    As of December 31, 1995, EnSys had net operating losses ("NOLs") of approximately $14,885,000 available to offset taxable income recognized by EnSys and its subsidiaries in future periods. For federal income tax purposes, these NOLs will expire between 2002 and 2010. Under Section 382 of the Code, the benefit of EnSys' NOLs can be reduced or eliminated if EnSys undergoes an "ownership change" or an "equity structure shift," as defined in Section 382.

    For the purposes of Section 382 of the Code, the Merger will constitute an "ownership change" and an "equity structure shift," with respect to EnSys. Thus, the amount of taxable income in any year subsequent to the ownership change and equity structure shift that could be offset by the existing NOLs cannot exceed the product obtained by multiplying (i) the aggregate value of EnSys stock immediately prior to the ownership change or equity structure shift (with certain adjustments) by (ii) the federal long-term tax exempt rate (currently 5.64%). The Surviving Corporation's ability to use the NOLs also depends upon the Surviving Corporation's taxable income during future periods and thus there can be no assurance that the Surviving Corporation will become or remain profitable in the future.

DEPENDENCE ON LIMITED NUMBER OF SUPPLIERS

    Certain components that will be used in the Surviving Corporation's test kits are available from only a limited number of sources. If alternative suppliers were needed in the future or if sufficient supplies could not be obtained from the existing sources, delays in shipments or increases in costs could have a material adverse effect on the Surviving Corporation's operating results. Neither SDI nor EnSys is currently a party to a sole source supplier contract. See "Description of EnSys--Manufacturing" and "Description of SDI-- Manufacturing."

DEPENDENCE ON CORPORATE PARTNERS

    The Surviving Corporation's anticipated strategy will be in part to expand into current and new markets through business arrangements with third parties. The success of these arrangements depends upon the future cooperation of the other parties to such arrangements. There can be no assurance that the business strategies of the other parties to such arrangements will not change in the event of changes in their business plans, management or ownership. In addition, there can be no assurance that the Surviving Corporation will be successful in developing new similar arrangements.

MARKET ACCEPTANCE

    The use of the immunoassay based test methods for the majority of the markets served by EnSys and SDI is a new and developing technology. While EnSys and SDI believe that their immunoassay test methods have been demonstrated to be highly cost effective for various testing needs, market acceptance has been slow to date. Future expansion of markets depends on a complex set of criteria. In the environmental market, the United States Environmental Protection Agency ("EPA") generally has supported the use of field screening methods, but the promulgation of regulations for accepting these methods can take two or more years. As with other new technologies, the validity and reliability of each product must be demonstrated before customers and regulators will accept the products for environmental applications. Cost, regulatory approval, ease-of-use and overall reliability all affect market acceptance. There can be no assurance of market acceptance of the application of immunoassay technology for environmental or other testing purposes. See "Operation, Management and Business of the Surviving Corporation After the Merger--Business of the Surviving Corporation."

ENVIRONMENTAL REGULATION AND REGULATORY APPROVAL

    GOVERNMENT REGULATION. Test kits, instruments and systems for the detection of pesticides, industrial chemicals and hydrocarbons in water, soil and food do not require pre-market approval by the U.S. Food and Drug Administration (the "FDA") or any other regulatory agency at this time. However, agencies such as the EPA, FDA and the Food Safety and Inspection Service of the U.S. Department of Agriculture are engaged in testing environmental samples and, together with the Association of Official Analytical Chemists International ("AOAC"), maintain compilations of official methods for use in testing for environmental contaminants in certain market segments, along with procedures and guidelines for validating new methods. Although EnSys and SDI are not currently marketing their products in market segments where official methods are required, the commercial value of the Surviving Corporation's products, and the products under development, would be enhanced if these government agencies and/or the AOAC determined the Surviving Corporation's products to be officially accepted. While currently EnSys and SDI have had a number of their product methods approved by the EPA, there can be no assurance that all of the Surviving Corporation's products will be so accepted. The Surviving Corporation's products may also be subject to additional regulation in foreign markets.

TECHNOLOGICAL CHANGE

    Technological change and new product development are continuing in the environmental testing and other markets. While EnSys and SDI believe that the Surviving Corporation will seek to expand its technological capabilities and the breadth of its product offerings, there can be no assurance that the Surviving Corporation's competitors will not develop technological advances that render the Surviving Corporation's products obsolete. The Surviving Corporation's future success in the environmental and other testing markets will depend on the specificity and sensitivity of its products and test systems. See "Description of EnSys--Products," "--Research and Development" and "--Competition." See also "Description of SDI--Immunoassay Technology" and "--Research and Development."

DEPENDENCE ON NEW PRODUCTS AND MARKETS

    The Surviving Corporation's future success will depend in part on its ability to continue to develop new products for both its existing markets and for new environmental applications. EnSys and SDI expect the Surviving Corporation to develop new tests designed to allow greater sample throughput and simplify the test procedures for both its existing test products and for new products. EnSys and SDI expect the Surviving Corporation to build upon their collective experience in developing antibodies for environmental contaminants to introduce new tests that will be used for additional applications both in existing markets and in ones currently not served. There can be no assurance that the Surviving Corporation will be able to develop simplified test systems or successfully develop or commercialize products for new markets. See

"Description of EnSys--Products" and "--Research and Development." See also "Description of SDI-- Immunoassay Technology" and "--Research and Development."

COMPETITION

    Competition in the environmental testing industry is intense. While only a few competitors offer immunoassay based test kits, EnSys and SDI expect that competition will intensify. In addition, the Surviving Corporation will face intense competition from existing, well-established environmental testing laboratories. There also are numerous companies that have commercialized or are working to develop technologies that could be competitive with the Surviving Corporation's products. Many of EnSys' and SDI's existing and potential competitors are large companies with substantially greater resources. EnSys and SDI believe that the Surviving Corporation's future success will depend on its ability to continue to develop new products that offer cost effective, reliable means of testing. See "Description of EnSys-- Competition" and "Description of SDI--Markets and Products."

FLUCTUATIONS AND SEASONALITY IN OPERATING RESULTS; MARKET PRICE

    The environmental remediation industry is affected by a number of factors, including the spending decisions of industrial companies and general economic conditions. The Surviving Corporation will be selling testing products to the environmental, agricultural, and medical markets. Each of these markets has certain inherent risk factors, including general economic conditions. Initially, a significant portion of the Surviving Corporation's revenues will be generated from the environmental remediation industry. EnSys and SDI believe that the environmental industry is no more subject to negative impact from general economic conditions than any other industry; however, it is subject to changes in federal government regulation and enforcement. The EPA is the main regulatory body, and its powers are derived from certain key legislative acts such as the Resource Conservation and Recovery Act ("RCRA"). Legislative changes or federal government budget cuts that impact the EPA could have a material adverse effect on the Surviving Corporation's operations. In addition, remediation activities have historically followed seasonal patterns with lower levels of activity during the period from October to March. These factors generally are beyond the Surviving Corporation's control, and the Surviving Corporation's sales to the remediation industry for a particular fiscal year or quarter may not be indicative of its sales for any subsequent fiscal year or quarter. Fluctuations in the Surviving Corporation's results of operations could adversely affect the market price for the Surviving Corporation Common Stock. See "Description of EnSys" and "Description of SDI."

PRODUCT LIABILITY CLAIMS

    The design, development, manufacture and sale of SDI's, EnSys' and the Surviving Corporation's products could involve a risk of product liability claims. EnSys currently does not have any product liability insurance. SDI currently maintains product liability insurance in the amount of $1,000,000 per occurrence. This policy includes an additional $5,000,000 of umbrella coverage. The Surviving Corporation intends to obtain product liability insurance similar in amount and coverage to that currently maintained by SDI; however, the Surviving Corporation will not have coverage for claims against EnSys' products for periods prior to the Merger. In addition, a successful claim in excess of the Surviving Corporation's insurance coverage and the adverse publicity associated with it could have a material adverse effect on the Surviving Corporation's business and financial condition.

UNPREDICTABILITY OF PROPRIETARY RIGHTS AND PATENT PROTECTION

    The Surviving Corporation's success will depend, in part, on its ability to protect its proprietary technology and operate without infringing on the proprietary rights of others in the United States and other countries. There can be no assurance that any of the Surviving Corporation's proprietary rights will be adequately safeguarded, that any patents transferred or issued to the Surviving Corporation will provide the Surviving Corporation with competitive advantages or will not be challenged by third parties or that the patents of others will not have an adverse effect on the ability of the Surviving Corporation to conduct its business. See "Description of EnSys--Proprietary Technology and Patents" and "Description of SDI-- Proprietary Technology."

HAZARDOUS MATERIALS AND POTENTIAL LIABILITY

    EnSys and SDI believe that the Surviving Corporation will use limited quantities of hazardous substances for research and development purposes, which EnSys and SDI believe complies with all federal, state and local environmental laws applicable to its use, storage and disposal of such materials. The Toxic Substances Control Act ("TSCA") requires EPA notification prior to manufacturing a new chemical. EnSys and SDI believe that the Surviving Corporation will qualify under TSCA's research and development exemption. EnSys has applied, and EnSys and SDI expect the Surviving Corporation to continue to apply, for low volume exemptions under TSCA for antibodies and other chemicals used in current and planned products. Any failure to comply with applicable environmental laws and regulations could result in extensive fines or environmental liability. See "Description of EnSys--Environmental Regulations."

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.
                       SELECTED HISTORICAL FINANCIAL DATA

    The selected historical financial data as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 is derived from the audited financial statements of EnSys included elsewhere in this Joint Proxy Statement/Prospectus. The selected historical financial data as of December 31, 1991, 1992 and 1993 and for the years ended December 31, 1991 and 1992 is derived from the financial statements of EnSys not included herein. The selected historical financial data as of September 30, 1996 and for the periods ended September 30, 1995 and 1996 has been derived from the unaudited financial statements of EnSys and, in the opinion of management includes all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results of operations and financial position of EnSys for those periods in accordance with generally accepted accounting principles. The selected historical financial data for the period ended September 30, 1996 is not necessarily indicative of the results to be expected for the full year. The following selected historical financial data should be read in conjunction with "EnSys Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere in the Joint Proxy Statement/Prospectus.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                              YEAR ENDED DECEMBER 31,
                                                        -------------------------------------------------------------------
                                                           1991          1992          1993          1994          1995
                                                        -----------   -----------   -----------   -----------   -----------
STATEMENT OF OPERATIONS DATA:
Product and service revenues..........................  $       457   $     1,364   $     2,741   $     3,384   $     3,530
  Cost of goods sold..................................          409           615         1,303         1,500         1,544
                                                        -----------   -----------   -----------   -----------   -----------
  Gross profit........................................           48           749         1,438         1,884         1,986
Operating expenses:
  Selling, general and administrative.................        1,684         2,533         3,464         4,633         4,990
  Acquired research & development (3).................      --            --            --            --            --
  Research and development............................          785           761         1,028         1,153           689
                                                        -----------   -----------   -----------   -----------   -----------
    Total operating expenses..........................        2,469         3,294         4,492         5,786         5,679
Operating loss........................................       (2,421)       (2,545)       (3,054)       (3,902)       (3,693)
Other income (expense):
  Interest income.....................................           42           101           324           683           717
  Interest expense....................................         (112)          (66)          (51)          (32)          (17)
                                                        -----------   -----------   -----------   -----------   -----------
    Other income (expense), net.......................          (70)           35           273           651           700
Net Income (loss).....................................  $    (2,491)  $    (2,510)  $    (2,781)  $    (3,251)  $    (2,993)
                                                        -----------   -----------   -----------   -----------   -----------
                                                        -----------   -----------   -----------   -----------   -----------
Net lncome (loss) per share...........................  $     (1.20)  $     (0.56)  $     (0.59)  $     (0.56)  $     (0.50)
Weighted average common shares outstanding (1)........    2,067,639     4,490,764     4,680,080     5,803,535     5,959,801

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                        -------------------------
                                                           1995          1996
                                                        -----------   -----------
STATEMENT OF OPERATIONS DATA:
Product and service revenues..........................  $     2,853   $     3,119
  Cost of goods sold..................................        1,105         1,204
                                                        -----------   -----------
  Gross profit........................................        1,748         1,915
Operating expenses:
  Selling, general and administrative.................        4,143         2,740
  Acquired research & development (3).................      --              1,700
  Research and development............................          543           552
                                                        -----------   -----------
    Total operating expenses..........................        4,686         4,992
Operating loss........................................       (2,938)       (3,077)
Other income (expense):
  Interest income.....................................          531           472
  Interest expense....................................          (14)           (7)
                                                        -----------   -----------
    Other income (expense), net.......................          517           465
Net Income (loss).....................................  $    (2,421)  $    (2,612)
                                                        -----------   -----------
                                                        -----------   -----------
Net lncome (loss) per share...........................  $     (0.41)  $     (0.39)
Weighted average common shares outstanding (1)........    5,949,239     6,775,505

                                                                                      DECEMBER 31,
                                                           -------------------------------------------------------------------
                                                              1991          1992          1993          1994          1995
                                                           -----------   -----------   -----------   -----------   -----------
BALANCE SHEET DATA:
Cash, cash equivalents and marketable debt investments...  $     1,210   $     5,412   $    18,255   $    14,639   $    11,659
Working capital..........................................        1,010         5,181        18,440        15,063        12,188
Total assets.............................................        2,246         6,620        20,265        17,127        14,330
Long-term debt and capital lease obligations, less
  current portions.......................................          278           170           176            98            29
Convertible preferred stock..............................        7,311        14,041       --            --            --
Accumulated deficit......................................       (5,918)       (8,428)      (11,208)      (14,459)      (17,452)
Net stockholders' equity (deficit).......................       (5,873)       (8,376)       19,276        16,294        13,502
Book value per (deficit) share (2).......................       (40.91)       (56.21)         3.38          2.78          2.24

                                                           SEPTEMBER 30,
                                                           -------------
                                                               1996
                                                           -------------
BALANCE SHEET DATA:
Cash, cash equivalents and marketable debt investments...  $      9,288
Working capital..........................................        10,591
Total assets.............................................        12,968
Long-term debt and capital lease obligations, less
  current portions.......................................       --
Convertible preferred stock..............................       --
Accumulated deficit......................................       (20,064)
Net stockholders' equity (deficit).......................        12,139
Book value per (deficit) share (2).......................          1.69

------------------------------

(1) Computed as described in Note 1(k) of Notes to the Consolidated Financial Statements.

(2) The book value (deficit) per share is computed by dividing stockholders' equity (deficit) by the number of shares of common stock outstanding at the end of each period. The calculation excludes convertible securities and other common stock equivalents.

(3) Represents charge related to EnSys acquisition of certain assets of Millipore Corporation in March 1996 (see Note 3 of Notes to Consolidated Financial Statements).

                           STRATEGIC DIAGNOSTICS INC.
                       SELECTED HISTORICAL FINANCIAL DATA

    The selected historical financial data as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 is derived from the audited financial statements of SDI included elsewhere in this Joint Proxy Statement/Prospectus. The selected historical financial data as of December 31, 1991, 1992 and 1993 and for the years ended December 31, 1991 and 1992 is derived from the financial statements of SDI not included herein. The selected historical financial data as of September 30, 1996 and for the periods ended September 30, 1995 and 1996 has been derived from the unaudited financial statements of SDI and, in the opinion of management includes all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results of operations and financial position of SDI for those periods in accordance with generally accepted accounting principles. The selected financial data for the period ended September 30, 1996 is not necessarily indicative of the results to be expected for the full year. The following selected historical financial data should be read in conjunction with "SDI Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere in the Joint Proxy Statement/Prospectus. The pro forma financial data assumes the acquisition of Ohmicron and the dissolution of TSD as discussed in
Note 3 below. All of the data set forth below are qualified by reference to and should be read in conjunction with SDI's Consolidated Financial Statements and the Pro Forma Combined Financial Statements and Notes thereto included elsewhere herein.

                           STRATEGIC DIAGNOSTICS INC.
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                   HISTORICAL YEAR ENDED DECEMBER 31,
                                          -----------------------------------------------------
                                            1991       1992       1993       1994       1995
                                          ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
REVENUES:
  Product-related.......................  $      88  $     137  $     551  $   1,192  $   1,605
  Contract and other....................        457      1,102      2,064      2,580      2,084
                                          ---------  ---------  ---------  ---------  ---------
  Total revenues........................        545      1,239      2,615      3,772      3,689

OPERATING EXPENSES:
  Manufacturing.........................        241        208        791        910      1,288
  Acquired research and development.....     --         --         --         --         --
  Research and development..............        674      1,027      1,735      2,832      2,272
  Selling, general and administrative...        234        348      1,013      1,385      1,190
                                          ---------  ---------  ---------  ---------  ---------
  Total operating expenses..............      1,149      1,583      3,539      5,127      4,750
                                          ---------  ---------  ---------  ---------  ---------
Operating income (loss).................       (604)      (344)      (924)    (1,355)    (1,061)

OTHER INCOME (EXPENSE):
  Interest income.......................         11         10         46         20          8
  Interest expense......................         (1)       (14)       (50)        (8)      (214)
                                          ---------  ---------  ---------  ---------  ---------
Other income (expense), net.............         10         (4)        (4)        12       (206)
Equity in income (loss) of TSD
 BioServices............................        (95)      (150)       (60)        42         41
                                          ---------  ---------  ---------  ---------  ---------
Net income (loss).......................  $    (689) $    (498) $    (988) $  (1,301) $  (1,226)
                                          ---------  ---------  ---------  ---------  ---------
                                          ---------  ---------  ---------  ---------  ---------
Pro forma net income (loss) per share
 (1)(4).................................                                              $   (0.26)
Shares used in computing pro forma net
 income (loss) per share (1)(4).........                                              4,686,000

                                                                                       NINE MONTHS
                                           YEAR ENDED            HISTORICAL               ENDED
                                          DECEMBER 31,        NINE MONTHS ENDED       SEPTEMBER 30,
                                              1995                                        1996
                                            PRO FORMA           SEPTEMBER 30,           PRO FORMA
                                          FOR OHMICRON    -------------------------   FOR OHMICRON
                                           AND TSD(3)        1995          1996        AND TSD(3)
                                          -------------   -----------   -----------   -------------
STATEMENT OF OPERATIONS DATA:
REVENUES:
  Product-related.......................  $      5,632    $     1,153   $     2,077   $      5,549
  Contract and other....................         2,022          1,701         1,555          1,473
                                          -------------   -----------   -----------   -------------
  Total revenues........................         7,654          2,854         3,632          7,022
OPERATING EXPENSES:
  Manufacturing.........................         3,207            898         1,534          3,049
  Acquired research and development.....       --             --              3,913          3,913
  Research and development..............         4,089          1,782         1,178          2,188
  Selling, general and administrative...         4,698          1,012           864          3,098
                                          -------------   -----------   -----------   -------------
  Total operating expenses..............        11,994          3,692         7,489         12,248
                                          -------------   -----------   -----------   -------------
Operating income (loss).................        (4,340)          (838)       (3,857)        (5,226)
OTHER INCOME (EXPENSE):
  Interest income.......................            27              7             8             21
  Interest expense......................          (258)          (153)           (2)           (22)
                                          -------------   -----------   -----------   -------------
Other income (expense), net.............          (231)          (146)            6             (1)
Equity in income (loss) of TSD
 BioServices............................       --                  30           178        --
                                          -------------   -----------   -----------   -------------
Net income (loss).......................  $     (4,571)   $      (954)  $    (3,673)  $     (5,227)
                                          -------------   -----------   -----------   -------------
                                          -------------   -----------   -----------   -------------
Pro forma net income (loss) per share
 (1)(4).................................  $      (0.59)   $     (0.20)  $     (0.73)  $      (0.67)
Shares used in computing pro forma net
 income (loss) per share (1)(4).........     7,754,000      4,686,000     5,037,000      7,759,000

                                                                     HISTORICAL DECEMBER 31
                                                    ---------------------------------------------------------
                                                      1991        1992        1993        1994        1995
                                                    ---------   ---------   ---------   ---------   ---------
BALANCE SHEET DATA:
Cash and cash equivalents.........................  $      56   $      93   $   1,259   $      67   $      35
Working capital (deficit).........................       (682)        (51)      1,288         126        (891)
Total assets......................................        265         611       3,044       2,106       2,076
Long-term debt, less current portions (including
  capital lease obligations)......................          0         500           0           0           0
Redeemable convertible preferred stock (5)........          0           0       3,145       3,512       3,879
Accumulated deficit (2)...........................       (566)     (1,084)     (1,094)     (2,763)     (4,356)
Stockholders' equity (deficit)....................       (566)       (168)     (1,050)     (2,580)     (4,064)
Book value (deficit) per share (5)(6)(7)..........  $   (0.14)  $   (0.04)  $   (0.26)  $   (0.55)  $   (0.87)

                                                      HISTORICAL     SEPTEMBER 30, 1996
                                                    SEPTEMBER 30,       PRO FORMA FOR
                                                         1996              TSD(3)
                                                    --------------   -------------------
BALANCE SHEET DATA:
Cash and cash equivalents.........................  $         246         $    323
Working capital (deficit).........................            813            1,042
Total assets......................................          4,628            5,122
Long-term debt, less current portions (including
  capital lease obligations)......................             39               39
Redeemable convertible preferred stock (5)........          6,453            6,453
Accumulated deficit (2)...........................         (8,506)          (8,506)
Stockholders' equity (deficit)....................         (4,126)          (4,126)
Book value (deficit) per share (5)(6)(7)..........  $       (0.53)        $  (0.53)

------------------------------

(1) Computed on the basis described for pro forma net income (loss) per share in
    Note 2 of Notes to Financial Statements.

(2) There have been no common stock dividends declared or paid since inception of SDI.

(3) Assumes the Ohmicron acquisition and the TSD dissolution had occurred as of December 31, 1994 in the case of the statement of operations data or as of September 30, 1996 in the case of the TSD balance sheet data. The pro forma financial data excludes the Merger.

(4) The number of shares used in computing the pro forma net loss per share for pro forma Ohmicron and TSD assumes both transactions had occurred as of December 31, 1994.

(5) The redeemable convertible preferred stock will be reclassified into stockholders' equity in connection with the Merger. See Note 6 of Notes to Financial Statements.

(6) The book value (deficit) per share is computed by dividing stockholders' equity (deficit) exclusive of the redeemable convertible preferred stock, by the number of shares of common stock outstanding at the end of each period. The calculation excludes convertible securities and other common stock equivalents.

(7) The September 30, 1996 pro forma book value (deficit) per share is computed by dividing pro forma stockholders' equity (deficit) by the pro forma shares of common stock and preferred stock outstanding. The calculation excludes options and warrants.

                              OHMICRON CORPORATION
                       SELECTED HISTORICAL FINANCIAL DATA

    In August 1996, SDI acquired Ohmicron which it is accounting for under the purchase method. Given the significance of the acquisition to SDI, the following selected historical financial data is presented.

    The following selected financial information are derived from the consolidated financial statements of Ohmicron. The financial data for the nine months ended June 30, 1996 and 1995 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Ohmicron considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the full year. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information including "Ohmicron Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein. The financial statements for the years ended September 30, 1992 and 1991 are not presented separately herein.

                     OHMICRON CORPORATION AND SUBSIDIARIES
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                   NINE MONTHS
                                                             YEAR ENDED SEPTEMBER 30,             ENDED JUNE 30,
                                                    -------------------------------------------  ----------------
                                                     1991     1992     1993     1994     1995     1995     1996
                                                    -------  -------  -------  -------  -------  -------  -------
STATEMENT OF OPERATIONS DATA:

REVENUES:
  Product Sales...................................  $   105  $   951  $ 1,014  $ 1,359  $ 2,252  $ 1,544  $ 1,779
  Non-product.....................................        0      794      493      308      163      121       96
                                                    -------  -------  -------  -------  -------  -------  -------
    Total revenues................................      105    1,745    1,507    1,667    2,415    1,665    1,875

OPERATING EXPENSES:
  Cost of sales...................................       49      436      321      358      662      472      477
  Research and development........................    1,206    1,850    2,333    2,158    2,173    1,607    1,478
  Selling, general and administrative.............    1,346    2,115    2,832    2,886    3,327    2,425    2,389
  Depreciation and amortization...................      122      161      137      153      167      125      120
                                                    -------  -------  -------  -------  -------  -------  -------
Total operating expenses..........................    2,723    4,562    5,623    5,555    6,329    4,629    4,464

Operating loss....................................   (2,618)  (2,817)  (4,116)  (3,888)  (3,914)  (2,964)  (2,589)

OTHER INCOME (EXPENSE):
  Interest income.................................       36       12       29       42       20       15        6
  Interest expense................................      (47)     (77)    (109)    (178)    (180)     (95)    (353)
  Other income....................................        8        4       17        0        0        0        0
  Other expense...................................        0     (434)       0      (19)       0        0        0
                                                    -------  -------  -------  -------  -------  -------  -------
  Other income (expense), net.....................       (3)    (495)     (63)    (155)    (160)     (80)    (347)

Net loss..........................................  $(2,621) $(3,312) $(4,179) $(4,043) $(4,074) $(3,044) $(2,936)
                                                    -------  -------  -------  -------  -------  -------  -------
                                                    -------  -------  -------  -------  -------  -------  -------

Net loss per common share.........................  $ (6.53) $ (8.21) $(10.29) $ (9.81) $ (9.66) $ (7.21) $ (6.96)
                                                    -------  -------  -------  -------  -------  -------  -------
                                                    -------  -------  -------  -------  -------  -------  -------
Weighted average number of common shares
  outstanding (1).................................  401,121  403,588  405,929  412,316  421,907  421,944  422,075

                                                                     SEPTEMBER 30,                         JUNE 30,
                                                    ------------------------------------------------  ------------------
                                                      1991      1992      1993      1994      1995      1995      1996
                                                    --------  --------  --------  --------  --------  --------  --------
BALANCE SHEET DATA:

Cash and cash equivalents.........................  $     43  $    371  $    957  $  1,284  $    555  $    470  $     38
Working capital (deficiency)......................       (86)     (297)     (996)    1,507    (2,410)      108    (5,297)
Total assets......................................       648     1,169     2,037     2,527     2,130     1,951     1,426
Long-term debt, less current portion..............        62        54        73        68        78     1,484        53
Accumulated deficit...............................    (7,060)  (10,372)  (14,550)  (18,593)  (22,666)  (21,637)  (25,602)
Stockholders' equity (deficit)....................       312        42      (687)    1,873    (2,095)   (1,065)   (5,031)

------------------------------

(1) Computed on the basis described for loss per share in Note 2 of the Ohmicron Notes to Financial Statements.

                     SURVIVING CORPORATION AND SUBSIDIARIES
                       SELECTED PRO FORMA FINANCIAL DATA

    The selected pro forma financial data for the Surviving Corporation and subsidiaries presented below reflect (i) the Ohmicron acquisition by SDI, (ii) the dissolution of TSD and (iii) the Merger. See Surviving Corporation and Subsidiaries Pro Forma Combined Financial Statements.

                                                                                                  NINE MONTHS
                                                                                                     ENDED
                                                                               YEAR ENDED        SEPTEMBER 30,
                                                                            DECEMBER 31, 1995         1996
                                                                            -----------------   ----------------
                                                                            (AMOUNTS IN THOUSANDS, EXCEPT SHARE
                                                                                    AND PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA (1):
REVENUES:
  Product related.........................................................     $    9,162          $    8,668
  Contract................................................................          2,022               1,473
                                                                            -----------------   ----------------
    Total revenues........................................................         11,184              10,141
                                                                            -----------------   ----------------
OPERATING EXPENSES:
  Manufacturing...........................................................          4,751               4,253
  Acquired research and development.......................................       --                     5,613
  Research and development................................................          4,778               2,740
  Selling, general and administrative.....................................          9,785               5,962
                                                                            -----------------   ----------------
    Total operating expenses..............................................         19,314              18,568
                                                                            -----------------   ----------------
    Operating loss........................................................         (8,130)             (8,427)
                                                                            -----------------   ----------------
OTHER INCOME (EXPENSE):
  Interest income.........................................................            744                 493
  Interest expense........................................................           (275)                (29)
                                                                            -----------------   ----------------
    Total other income (expense)..........................................            469                 464
                                                                            -----------------   ----------------
Net loss..................................................................     $   (7,661)         $   (7,963)
                                                                            -----------------   ----------------
                                                                            -----------------   ----------------
Net loss per common share (2)(4)..........................................     $    (0.65)         $    (0.63)
                                                                            -----------------   ----------------
                                                                            -----------------   ----------------
Shares used in computing net loss per common share (2)....................     11,740,000          12,556,000
                                                                            -----------------   ----------------
                                                                            -----------------   ----------------
Equivalent Pro Forma net loss per share (5)...............................     $    (0.48)         $    (0.47)
                                                                            -----------------   ----------------
                                                                            -----------------   ----------------

                                                                             DECEMBER 31, 1995  SEPTEMBER 30, 1996
                                                                             -----------------  ------------------
BALANCE SHEET DATA (1):
Cash, cash equivalents and investments.....................................               (6)            9,611
Working capital............................................................               (6)            8,612
Total assets...............................................................               (6)           17,218
Capital lease obligations, net of current portion..........................               (6)               39
Accumulated deficit........................................................               (6)          (12,133)
Stockholders' equity.......................................................               (6)           11,696
Book value per share (3)(4)................................................      $    0.38          $     0.41
Equivalent Pro Forma book value per share (5)..............................      $    0.28          $     0.30
                                                                             -----------------        --------
                                                                             -----------------        --------

------------------------------

(1) Assumes (i) the dissolution of TSD, (ii) the Ohmicron acquisition (from the statement of operations data only) and (iii) the Merger had occurred as of December 31, 1994 in the case of the statement of operations data or as of December 31, 1995 or September 30, 1996 in the case of the balance sheet data. Excludes acquired research and development costs which will be charged to the statement of operations upon the consummation of the Merger. Based on the EnSys closing price per share of EnSys Common Stock on October 14, 1996 this amount would be approximately $3,627,000 ($0.28 per share). See Pro Forma Combined Financial Statements.

(2) Computed on the basis described in Note 5 to the Pro Forma Combined Financial Statements.

(3) Computed by dividing pro forma stockholders' equity (deficit) excluding the redemption value of the Series A Preferred Stock by the pro forma number of shares of common stock outstanding. The calculation excludes options and warrants.

(4) The EnSys historical book value as of September 30, 1996 is $1.69 and its net loss per share for the year ended December 31, 1995 and the nine months ended September 30, 1996 is $0.50 and $0.39, respectively.

(5) The number of shares used in computing the equivalent pro forma net loss per share and equivalent book value per share is obtained by multiplying the pro forma number of shares outstanding by the Conversion Ratio.

(6) Disclosure not required.

                                     ENSYS
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

    EnSys was formed in 1987 to develop proprietary biotechnology based test systems designed for the fast and inexpensive detection of hazardous chemicals in soil and water samples. Since then EnSys has raised approximately $30 million in equity financing including approximately $16 million from an initial public offering on October 20, 1993 in which 1,800,000 shares of EnSys Common Stock were sold. Since January 1991, EnSys has commercialized eleven immunoassay test kits and four other test kits for the detection of various environmental contaminants. EnSys markets and sells these test kits and other associated products and services to environmental consulting and engineering firms, hazardous waste processing firms, environmental testing laboratories and various state and federal agencies through distributors and a regionally based direct sales force in the United States. EnSys also markets and sells its products and services in Europe through EnSys (Europe) Limited, a wholly-owned subsidiary of EnSys.

    EnSys has incurred net losses since its inception and as of September 30, 1996 it had an accumulated deficit of approximately $20.1 million. Losses have resulted principally from costs associated with developing immunoassay technology for environmental applications and from costs associated with EnSys' sales and marketing activities. Future profitability is dependent on a number of factors, including continued development of new products, development of simplified test systems and regulatory and market acceptance of the EnSys' products.

    Marketable securities, excluding cash equivalents, make up 39% of total assets at September 30, 1996. EnSys considers all of its investments to be available-for-sale and plans to use the proceeds from sales or maturities of these investments to finance future operating needs. EnSys maintains cash, cash equivalents and investments principally made up of direct obligations of the United States Government or obligations backed by the full faith and credit of the United States or guaranteed by its agencies or instrumentalities, high grade debt instruments of United States corporations, money market funds and commercial paper. The maximum average maturity of the portfolio is limited to 18 months with no security having a maximum maturity of more than 36 months. EnSys' policy is designed to limit exposure to any one institution.

    Approximately 15% of 1995 revenues were attributable to foreign sales. EnSys believes that its foreign currency exposure is low as all sales to non-European foreign companies are payable in U.S. dollars and the outstanding balance due on European sales has historically been approximately 1% of total assets. EnSys currently has no policy on hedging currency risk as it feels its exposure is minimal. EnSys will continue to monitor its foreign currency exposure and implement hedging policies as considered necessary.

RESULTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO THE NINE MONTHS ENDED
  SEPTEMBER 30, 1995

    REVENUES. Revenues increased 9% to $3,118,607 for the first nine months of 1996 from $2,852,735 for the first nine months of 1995. The number of tests sold for the first nine months of 1996 increased 63% from approximately 98,400 in 1995 to approximately 160,700 in 1996. Growth in test volumes outpaced growth in sales revenues due to the large number of Hydrofluor and Envirogard tests sold in the second and third quarters of 1996. Hydrofluor and Envirogard tests have similar gross margins but lower selling prices than EnSys' other products. The increase in revenues for the nine month period was due to sales of the Envirogard products acquired from Millipore Corporation on March 29, 1996.

    GROSS PROFIT. Gross profit increased 10% to $1,914,609 for the first nine months of 1996 from $1,748,079 for the first nine months of 1995. The increase in gross profit for the nine month period was due to growth in sales revenues and the containment of manufacturing costs. Gross profit as a percentage of revenues was 61% for the first nine months of 1996, consistent with the same period in 1995. Net of a $152,349 reserve for slow-moving inventory booked in the first quarter of 1996, gross profit as a percentage of revenues increased to 66% for the first nine months of 1996, a 5% increase over the same period in 1995. The increase in gross profit as a percentage of revenues (net of the inventory reserve) resulted from economies of scale as a result of higher manufactured volumes and the containment of manufacturing costs.

    The $152,349 reserve for slow-moving inventory was taken to reserve EnSys' inventory of Sample Pro Units. The Sample Pro is EnSys' current platform for running most of its tests. Due to slower than anticipated sales of the Sample Pro units, EnSys created a reserve for the existing stock in anticipation of the introduction of the one-step test, which will replace the Sample Pro in the first half of 1997.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased 34% to $2,739,972 for the first nine months of 1996 from $4,143,396 for the first nine months of 1995. Severance and other nonrecurring charges in selling, general and administrative expenses were $75,000 and $1,120,325 for the first nine months of 1996 and the first nine months of 1995, respectively. Excluding these charges, selling, general and administrative expenses decreased 12% during the first nine months of 1996 from 1995 levels. The lower expense levels in 1996 are primarily due to reductions in management staffing levels and other cost containment efforts.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses increased 2% to $551,984 for the first nine months of 1996 from $543,292 for the first nine months of 1995. The increase in research and development expenses was caused by recent increases in spending related to the development of the previously announced one-step test.

    INTEREST AND OTHER INCOME AND INTEREST EXPENSE. Interest and other income decreased 11% to $472,231 for the first nine months of 1996 from $530,838 for the first nine months of 1995. The decrease for the nine months ended September 30, 1996 was primarily due to EnSys having less funds to invest. Interest expense decreased 49% to $7,042 for the first nine months of 1996 from $13,726 for the first nine months of 1995. The decrease for the nine month period was primarily attributable to EnSys paying down amounts due under lease financing agreements.

    NET LOSS. The net loss increased 8% to $2,612,158 (or $0.39 per share) for the first nine months of 1996 from $2,421,497 (or $0.41 per share) for the first nine months of 1995. The severance, purchased R&D and inventory reserve charges accounted for $1,927,349 (or approximately $0.28 per share) of the net loss during the first nine months of 1996. Net of these charges, the net loss decreased 72% to $684,809 (or $0.10 per share). The severance and other nonrecurring costs discussed above accounted for $1,120,325 (or approximately $0.19 per share) of the net loss during the nine month period ended September 30, 1995.

FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 COMPARED TO FISCAL YEAR ENDED
  DECEMBER 31, 1994

    REVENUES. Revenues increased 4% to $3,530,540 in 1995 from $3,384,310 in 1994. Excluding a large one-time stocking order of $150,000 and Air Quality Research ("AQR") sales from 1994 sales, revenues increased 10% over the prior year. The number of tests manufactured and sold by EnSys increased approximately 38% to approximately 123,000 tests in 1995 from approximately 89,000 tests in 1994. The increase in unit sales exceeded the increase in revenues because EnSys' sales mix changed to include lower priced tests for CRYPTOSPORIDIUM and GIARDIA. The tests for CRYPTOSPORIDIUM and GIARDIA have selling prices which are much lower than for EnSys' other products but they have similar gross margins. Sales of CRYPTOSPORIDIUM and GIARDIA tests accounted for 9% of revenues and 27% of test volume in 1995 compared to 2% and 6% respectively, in 1994. Prices for EnSys' other tests declined approximately 3.5% from 1994 levels. It is likely that the trend to lower unit prices will continue in the future. As noted above, the increase in revenues and the increase in the number of tests sold was attributable to growth in the sales of EnSys' Hydrofluor tests. Sales of immunoassay based tests for the detection of fuel products, PCBs and

PAHs declined by 10% in 1995 from 1994 levels. Sales of EnSys' European subsidiary totaled $462,572 in 1995, up 58% from 1994 levels, while U. S. sales were flat.

    GROSS PROFIT. Gross profit increased 5.4% to $1,986,468 in 1995 from $1,884,117 in 1994 and gross profit as a percentage of revenues increased to 56.3% in 1995 from 55.7% in 1994. The increase in gross profit resulted primarily from the increase in revenues and reduced manufacturing costs. The increase in gross profit as a percentage of revenues resulted from lower unit material costs and increased manufacturing efficiency.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 7.7% to $4,989,719 in 1995 from $4,633,630 in 1994. Selling, general and administrative expenses in 1995 included an additional charge of $1,120,325 taken during the first three quarters of the year. These charges related to the following: $208,519 to write-down intangible assets purchased during 1995 which EnSys does not believe will generate future revenues, $170,765 in deposits paid for the manufacture of a system prototype EnSys decided not to take into production, a $42,813 provision for a note receivable from a former employee and $698,228 for severance charges. EnSys also took an additional charge of $501,280 in the fourth quarter of 1994 discussed below. Excluding the additional charges, selling, general and administrative expenses decreased 6.4% to $3,869,394 in 1995 from $4,132,350 in 1994. The majority of the decrease in selling, general and administrative expenses was attributable to cutbacks in staffing levels.

    The $208,519 write-down of intangible assets in 1995 related to the aborted attempt to license a line of pesticide products from Idetek, Inc. ("Idetek"). Under the terms of the original agreement, EnSys paid to Idetek $230,000 as a partial payment of the agreed upon licensing fee. Shortly after the inception of the agreement EnSys sought arbitration in an effort to void the licensing agreement for non-performance by Idetek under the terms of the licensing agreement. The arbitrators ruled in Idetek's favor allowing them to keep both EnSys' prior payment and the line of pesticide products. As a result of this ruling, EnSys wrote-down the unamortized balance of the licensing fee.

    Also in 1995, EnSys expensed $170,765 in deposits paid for the development of an automated system prototype EnSys decided not to take into production. EnSys had incurred these charges for the manufacture of the prototype. The automated system was developed as the next generation of EnSys test platform. Upon delivery of the prototype, it was decided that the system would not deliver either the ease of use or lower production cost expected from the next generation of EnSys products and it was decided not to continue with the project. At this point all deposits related to this project were expensed.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses decreased 40.2% to $689,275 in 1995 from $1,152,779 in 1994. The majority of the decrease was attributable to a decision in the fourth quarter of 1994 to eliminate some of EnSys' low priority research and development programs to focus on the development of easier to use products and on a smaller number of individual new products. EnSys reduced its research and development headcount by 45% in 1995 from 1994.

    INTEREST INCOME AND INTEREST EXPENSE. Interest income increased 4.9% to $716,583 in 1995 from $683,082 in 1994. The increase was attributable to higher rates of interest earned on investments. Interest expense decreased 46.0% to $17,022 in 1995 from $31,534 in 1994. The decrease was due to the paying down of amounts due under EnSys' capital lease agreements.

    TAXES. As of December 31, 1995, EnSys had net operating loss carryforwards of approximately $15,155,000 for federal income tax purposes. EnSys' ability to utilize its net operating loss carryforwards in future years will be subject to an annual limitation pursuant to the "change in ownership rules" under Section 382 of the Code, as amended. As there was a significant change in ownership interests during the year ended December 31, 1993, EnSys will be limited each year in its use of tax carryforwards created in years prior to the ownership change. See Note 10 of Notes to the Consolidated Financial Statements.

    STOCK-BASED COMPENSATION. SFAS No. 123 "Accounting for Stock-Based Compensation," was issued on October 23, 1995 and establishes a fair value method of accounting for such compensation plans. Stock-based compensation plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer. SFAS No. 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees. Under SFAS No. 123, these types of transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measured. For stock options issued to employees, SFAS No. 123 encourages all entities to adopt the fair value method of accounting, but does allow an entity to continue to measure the compensation cost of stock compensation plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. Most fixed stock option plans (the most common type of stock compensation plan) have no intrinsic value at grant date, and under APB Opinion No. 25 no compensation cost is recognized. Entities electing to continue using the guidance under APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting prescribed by SFAS No. 123 had been applied. The requirements of SFAS No. 123 are effective for fiscal years beginning after December 15, 1995. EnSys intends to continue measuring stock compensation expense for stock options issued to employees under APB Opinion No. 25.

FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 COMPARED TO FISCAL YEAR ENDED
  DECEMBER 31, 1993

    REVENUES. Revenues increased 23.5% to $3,384,310 in 1994 from $2,741,179 in 1993. The number of tests manufactured and sold by EnSys increased approximately 51% to approximately 89,000 tests in 1994 from approximately 59,000 tests in 1993. The increase in unit sales exceeded the increase in revenues because EnSys' sales mix changed to include lower priced tests for new analytes and because a greater proportion of tests were sold in lower priced bulk-packaged formats. The increase in revenues and the increase in the number of tests sold was primarily attributable to growth in the sales of immunoassay based tests for the detection of fuel products, PCBs and PAHs, and to a lesser extent the commercialization of new test kits for PCBs in waste oil, Dioxin, Cryptosporidium and Giardia.

    On June 17, 1994, EnSys disposed of assets comprising its AQR business for $50,000. AQR revenues in 1994 through the date of sale totaled $38,964 and were not considered material to EnSys' principal operations.

    GROSS PROFIT. Gross profit increased 31.0% to $1,884,117 in 1994 from $1,438,302 in 1993 and gross profit as a percentage of revenues increased to 55.7% in 1994 from 52.5% in 1993. The increase in gross profit resulted primarily from the increase in revenues. The increase in gross profit as a percentage of revenues resulted from increased production volumes, lower unit material costs and the addition of new, higher margin test kits to EnSys' product mix.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 33.8% to $4,633,630 in 1994 from $3,464,191 in 1993. Selling, general and administrative expenses in 1994 included an additional charge of $501,280 taken in the fourth quarter. Of this amount, $399,238 resulted from the acceleration in vesting of stock options, issued prior to EnSys' initial public offering in October 1993, that were issued below fair market value of $7.50 per share. The acceleration in vesting eliminated charges that would have been recognized through July 1997 and will more accurately reflect the future operating performance of EnSys. The remaining $102,042 of the additional charge were severance costs that resulted from the elimination of some of EnSys' low priority research and development programs, and the closing of EnSys' sales office in Colorado. Excluding the additional charge, selling, general and administrative expenses increased 19.3% to $4,132,350 in 1994 from $3,464,191 in 1993. The majority of the increase in selling, general and administrative expenses was attributable to increased sales and marketing activities in Europe and in the United States, and to further additions in personnel to EnSys' technical services group.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses increased 12.2% to $1,152,779 in 1994 from $1,027,812 in 1993. The majority of the increase was attributable to ongoing costs associated with the development of an automated test system to incorporate EnSys' proprietary immunoassay technology. In the fourth quarter of 1994, EnSys eliminated some of its low priority research and development programs to focus on the automated test system and on a smaller number of specific new products.

    INTEREST INCOME AND INTEREST EXPENSE. Interest income increased 111.1% to $683,082 in 1994 from $323,537 in 1993. The increase was attributable to income earned on proceeds from the initial public offering of EnSys Common Stock which closed in October 1993. Interest expense decreased 37.4% to $31,534 in 1994 from $50,365 in 1993. The decrease was due to the repayment of a loan under a line of credit agreement and to the paying down of amounts due under EnSys' capital lease agreements.

LIQUIDITY AND CAPITAL RESOURCES

    Working capital which consists principally of cash, cash equivalents and marketable debt investments was $10.6 million at September 30, 1996 compared to $12.2 million at December 31, 1995. Cash, cash equivalents and marketable debt investments which consist primarily of money market accounts and investments in treasury notes and other government backed securities was $9.3 million at September 30, 1996 compared to $11.7 million at December 31, 1995.

    Inventory balances increased between 1994 and 1995 due to the maintenance of larger quantities of some high dollar accessories and finished goods. The higher inventory balances at September 30, 1996 compared to December 31, 1995 resulted from an increase in the number of products due to the purchase of the Envirogard product line as well as increased stocking levels to support sales during the anticipated move of manufacturing operations from North Carolina to Pennsylvania as part of the Merger with SDI.

    Net of an increase in the allowance for doubtful accounts, accounts receivable did not change significantly between 1994 and 1995. The accounts receivable balance at September 30, 1996 is significantly higher than the balance at December 31, 1995 due to higher sales levels in the three months preceding September 30, 1996. Sales in the third quarter of 1996 totaled $1,206,831 vs. $677,805 in the fourth quarter of 1995. Sales have historically trailed off in the fourth quarter due to seasonal factors.

    The decrease in working capital was due primarily to the continued funding of the net loss and cash outlays of approximately $1.4 million related to the acquisition of the Envirogard product line from Millipore Corporation. On March 29, 1996, EnSys acquired from Millipore certain assets, which consisted primarily of inventory, equipment, intellectual property rights, contract rights and customer lists, of Millipore's Envirogard product line. The acquisition was funded by the issue of 1,100,000 shares of EnSys Common Stock valued at $1,237,500 and a payment of $1,000,000 in cash. An additional $400,000 was used to pay for expenses related to the acquisition.

    During the year ended December 31, 1995 EnSys used $2,764,268 to fund operating activities and $91,378 in financing activities. Investing activities supplied $4,999,070 in cash during the year ended December 31, 1995. Most of the cash used by operating activities went to fund the net loss while payments on capital lease obligations comprised most of the cash used by financing activities. Maturing marketable debt investments provided most of the cash from investing activities. Operating activities, including the acquisition of the Envirogard product line, consumed another $2,252,018 of cash during the nine months ended September 30, 1996. Continuing payments on capital lease obligations comprised most of the $40,061 used by financing activities during the first nine months of 1996. Maturing marketable debt investments provided most of the $2,041,432 from investing activities. EnSys believes that its available cash will be sufficient to meet its funding needs for at least the next 24 months.

                                      SDI
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    SDI's predecessors, Strategic Diagnostics Inc. ("Strategic Diagnostics") and Strategic Diagnostics Ventures, Inc. ("SDVI"), were incorporated in 1990 and 1991, respectively. Prior to June 1993, these companies were both S corporations and were owned by the three founders--Richard C. Birkmeyer, Anne F. Cavanaugh and Martha C. Reider. In June 1993, in connection with obtaining an initial venture capital financing, Strategic Diagnostics and SDVI became wholly-owned subsidiaries of Strategic Diagnostic Industries, Inc. ("SDII"). In March 1995, Strategic Diagnostics and SDVI were merged with and into SDII and SDII was renamed Strategic Diagnostics Inc. SDI and its predecessor companies are herein after collectively referred to as "SDI."

    In April 1991, SDVI formed TSD, a partnership with an unrelated third party. In October 1996, the TSD partnership was dissolved and its assets were liquidated, in connection with which certain of the rights and assets of TSD will be distributed to SDI. Under the Termination Agreement between SDI and Taconic, the parties agreed to: (1) terminate the joint venture agreements in respect of TSD; (2) dissolve TSD, specifically by (a) distributing cash and proceeds of accounts receivable of TSD to pay costs and expenses incurred in the liquidation, winding up and dissolution of TSD up to $25,000, (b) paying all debts and liabilities of TSD owed to third parties and to pay all debts and liabilities owed to Taconic and SDI, and (c) distributing the balance to SDI and Taconic in accordance with their respective capital accounts; (3) apportion all of TSD's assets between SDI and Taconic; (4) grant to SDI all rights in the name "TSD BioServices, Inc.;" (5) set forth the joint ownership by SDI and Taconic of the purification technology developed by TSD; (6) have SDI train Taconic personnel relating to the operation and use of the Taconic technology; (7) assign all obligations of TSD associated with the Delaware facility to SDI and assign all obligations of TSD associated with the New York Facility to Taconic; and (8) indemnify Taconic in respect of TSD obligations and liabilities not transferred to Taconic pursuant to the liquidation of TSD.

    In addition, Taconic and SDI entered into a services agreement whereby Taconic granted to SDI and TSD: (1) a perpetual research and development license in respect of the Taconic technology; (2) a five-year resale license in respect of the Taconic services; and (3) a five-year manufacturing license to use Taconic technology to manufacture and produce the Taconic services. The research and development license and the resale license are royalty free. The royalty fee for the manufacturing license is 10% of net collections of Taconic services. SDI and TSD granted to Taconic a five-year license to sell TSD products and services. For all sales of TSD products placed with TSD originated by Taconic, TSD agreed to pay Taconic a marketing fee of 10% of net collections.

    Since its inception in 1990, SDI has focused on using proprietary technology and know-how to develop, manufacture and market immunoassay test kits for applications in the industrial/chemical, agricultural and other markets. Commercial operations were initiated with a contract from Conoco Specialty Products, Inc. ("Conoco") to develop an immunoassay test to detect certain corrosion causing bacteria. This product was introduced in late 1991 and SDI purchased all rights and technology related to this product from Conoco in 1994.

    In February 1992, SDI entered into a $3.9 million research and development partnership with EM Industries Inc. ("EM Industries"), a U.S. affiliate of the German chemical company Merck KGaA, for the development and manufacture of a line of immunoassay test kits capable of identifying and quantifying targeted priority pollutants. The first products under this agreement were introduced in 1993. To date, 15 products have been introduced under this agreement. Under the terms of the agreement, SDI was responsible for the manufacturing of this product line, while sales and marketing costs associated with products developed under the agreement were the responsibility of EM Industries. In addition, the agreement provided that, generally, SDI was to sell these products to EM Industries at SDI's manufacturing cost, until a specified level of sales was achieved. Due to the exercise by EM Industries in 1994 of a warrant to purchase common stock of SDI, SDI began receiving a 5% royalty on EM Industries' net sales beginning in the fourth quarter of 1994. However, in September 1996, EM Industries and SDI reached an agreement, whereby the February 1992 agreement was terminated, together with EM Industries' marketing rights thereunder, in exchange for certain specified royalty payments to EM Industries and 65,000 shares of SDI Common Stock.

    Since 1992, SDI has entered into research and development agreements with multiple corporate partners that have led to the introduction of eight additional products to the industrial/chemical, agricultural and other markets. These agreements generally provide that all sales and marketing costs associated with a new product are borne by the corporate partner. In addition, SDI currently sells, through a limited in-house sales force, four products which it has developed and/or acquired.

    On August 30, 1996, Ohmicron merged with and into SDI. See "Ohmicron Management's Discussion and Analysis of Financial Condition and Results of Operation," "The Merger--Background of the Merger," Note 2 to Pro Forma Combined Financial Statements and Note 12 to Notes to Financial Statements.

RESULTS OF OPERATIONS

    NINE MONTHS ENDED SEPTEMBER 30, 1996 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 1995

    REVENUES. Revenues increased 27% to $3,632,000 in the first nine months of 1996 from $2,854,000 in the first nine months of 1995. This $778,000 increase is the result of a $924,000 (80%) increase in product-related revenues (revenues derived from the sale of test kits, reagents and related royalties) and an increase in other revenues of $40,000, which more than offset a $186,000 (11%) decrease in contract revenues (revenues derived from research and development contracts with third parties). Product-related revenues increased to $2,077,000 in the first nine months of 1996 from $1,153,000 in the first nine months of 1995. This was due to overall increased sales for certain of SDI's new products, especially the first of SDI's strip assays which was introduced in mid-1995, improved priority pollutant sales over the corresponding period in the prior year, and the acquisition of the Ohmicron product line at August 30, 1996. Contract revenues decreased to $1,506,000 in the first nine months of 1996 from $1,692,000 in the first nine months of 1995 due to the timing of the completion of milestones achieved under the various agreements, as well as a decrease in contract revenue received from EM Industries in 1996. Other revenues increased to $49,000 in the first nine months of 1996 from $9,000 in the first nine months of 1995. This $40,000 increase was due to Ohmicron contracting certain personnel services from SDI in August 1996, prior to the acquisition of Ohmicron by SDI.

    In October 1996, SDI and EnSys signed an operating agreement, which among other things, granted to EnSys an exclusive, worldwide license to market and distribute certain products of SDI. In connection with this agreement, EnSys paid to SDI a one-time license fee of $300,000 and SDI and EnSys agreed to provide certain services necessary to produce, distribute and sell the licensed products. Due to the agreement, SDI's product revenue will be reduced in the future, since these products will now be sold by EnSys. However, certain expenses associated with the manufacturing and selling of the licensed products will be borne by EnSys, thereby reducing SDI's costs in these areas.

    MANUFACTURING EXPENSES. Manufacturing expenses increased 71% to $1,534,000 in the first nine months of 1996 from $898,000 in the first nine months of 1995. This increase was primarily the result of an increase in overall product sales during the period versus the corresponding period in the prior year.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses decreased 34% to $1,178,000 in the first nine months of 1996 from $1,782,000 in the first nine months of 1995. This decrease is primarily the result of a reduction of research and development personnel and certain salaries, and related expenses, in the third quarter of 1995.

    ACQUIRED RESEARCH AND DEVELOPMENT EXPENSE. Acquired research and development expense increased 100% to $3,913,000 in the first nine months of 1996 from $0 in the first nine months of 1995 due to the acquisition of Ohmicron.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased 15% to $864,000 in the first nine months of 1996 from $1,102,000 in the first nine months of 1995 primarily due to a reduction in selling, general and administrative personnel and certain salaries in the third quarter of 1995.

    INTEREST INCOME AND INTEREST EXPENSE. Interest income increased $1,000 to $8,000 in the first nine months of 1996 from $7,000 in the first nine months of 1995 due to increased cash balances from a January 2, 1996 equity financing. Interest expense decreased to $2,000 in the first nine months of 1996 from $153,000 in the first nine months of 1995 primarily due to the conversion of $1,500,000 in notes payable and related interest to equity in connection with the January 1996 financing.

    EQUITY IN INCOME OF TSD BIOSERVICES. Equity in income of TSD increased $148,000 to $178,000 in the first nine months of 1996 from $30,000 in the first nine months of 1995. This increase was primarily due to a significant increase in revenues for TSD during the first nine months of 1996 versus the corresponding period in the prior year. As a result of the dissolution of the TSD partnership discussed above, and the related distribution of certain of the TSD rights and assets to SDI, future revenues and expenses associated with the rights and assets so distributed will be included directly into the revenues and expenses of SDI.

    PROVISION FOR INCOME TAXES. Due to net operating loss carry forwards, SDI has made no provision for income taxes for 1996.

YEAR ENDED DECEMBER 31, 1995 VERSUS YEAR ENDED DECEMBER 31, 1994

    REVENUES. Product related revenues increased $413,000 (35%) to $1,605,000 in 1995 from $1,192,000 in 1994. This increase was primarily due to the introduction of four new products during the year, increased sales of commercial cell lines to third parties and increased royalties from EM Industries. Contract revenues decreased $496,000 (19%) to $2,072,000 in 1995 from $2,568,000 in 1994 due to a reduction of contract funding by EM Industries to $600,000 in 1995 from $1,709,000 in 1994. Despite the reduction in funding from EM Industries during the year, overall revenues decreased by only $83,000 (2%) to $3,689,000 in 1995 from $3,772,000 in 1994 due to an overall increase in product related revenues and existing or new research contract programs outside of the EM Industries agreement.

    MANUFACTURING EXPENSES. Manufacturing expenses increased 42% to $1,288,000 in 1995 from $910,000 in 1994. This increase was primarily the result of an increase in overall product sales, especially the EM Industries product line, and the costs associated with new product introductions. By contract, SDI's sales of product to EM Industries generally provided no profit margin in 1995, except for royalties.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses decreased 20% to $2,272,000 in 1995 from $2,832,000 in 1994. This decrease was primarily the result of a reduction of research and development personnel and certain salaries in the third quarter of 1995, coupled with decreased field trial, consulting and other research and development expenses as products previously under development were completed and transferred to manufacturing.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased 14% to $1,190,000 in 1995 from $1,385,000 in 1994 primarily due to a reduction in selling, general and administrative personnel and certain salaries in the third quarter of 1995.

    INTEREST INCOME AND INTEREST EXPENSE. Interest income decreased 60% to $8,000 in 1995 from $20,000 in 1994. This decrease was primarily the result of less funds available during the year due to utilization of available cash and cash equivalents for operating needs. Interest expense increased to $214,000 in 1995 from $8,000 in 1994 primarily due to interest on bridge loans from stockholders and interest expense imputed on certain warrants issued in connection with the bridge loans.

    EQUITY IN INCOME OF TSD BIOSERVICES. Equity in income of TSD remained approximately equal to the prior year.

    At December 31, 1995, SDI had net operating loss carry forwards for federal income tax purposes of approximately $2.9 million. In connection with the acquisition of Ohmicron, SDI's utilization of its net operating loss carry forwards could be limited pursuant to the Tax Reform Act of 1986, due to cumulative changes in stock ownership in excess of 50%.

YEAR ENDED DECEMBER 31, 1994 VERSUS YEAR ENDED DECEMBER 31, 1993

    REVENUES. Revenues increased 44% to $3,772,000 in 1994 from $2,615,000 in 1993. This increase is the result of a $641,000 (116%) increase in product related revenues and a $576,000 (29%) increase in contract revenues which together more than offset a $60,000 (83%) decrease in license and other revenues. Product related revenues increased to $1,192,000 in 1994 from $551,000 in 1993 primarily due to the introduction of new products during the year and a full year of sales associated with the Macra Lp-Registered Trademark- product and related cell lines purchased from Terumo Medical Corporation in 1993. Contract revenues increased to $2,568,000 in 1994 from $1,992,000 in 1993 primarily due to an increase in contract funding by EM Industries to $1,709,000 in 1994 from $1,362,000 in 1993, as well as the initiation of new research and development contracts during the year. The reduction in the license and other revenue in 1994 versus 1993 is the result of a nonrecurring $60,000 license fee received by SDI in 1993.

    MANUFACTURING EXPENSES. Manufacturing expenses increased 15% to $910,000 in 1994 from $791,000 in 1993. This increase was primarily the result of an increase in overall product sales during the year, with certain efficiencies gained through the increased manufacturing volume experienced during the year.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses increased 63% to $2,832,000 in 1994 from $1,735,000 in 1993. This increase was primarily the result of an increase in research and development contracts and related personnel. Increased costs were also incurred during the period as certain programs entered more expensive phases of development which included, among other things, field trials and consulting and outside services. In addition, SDI significantly expanded its facility space in late 1993, which increased overall research and development expenses due to the allocated portion of the additional space and related costs.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 37% to $1,385,000 in 1994 from $1,013,000 in 1993 primarily due to an increase in selling, general and administrative personnel and related costs, as well as increased costs associated with the increased facility space obtained in late 1993.

    EQUITY IN INCOME (LOSS) OF TSD BIOSERVICES. Equity in income (loss) of TSD increased to income of $42,000 in 1994 from a loss of $60,000 in 1993. This increase in income was attributable to increased revenues for TSD in 1994 versus 1993.

    INTEREST INCOME AND INTEREST EXPENSE. Interest income decreased 57% to $20,000 in 1994 from $46,000 in 1993. This decrease was primarily the result of less funds available during the year due to utilization of available cash and cash equivalents for operating needs. Interest expense decreased to $8,000 in 1994 from $50,000 in 1993 primarily due to the repayment of a $500,000 note payable to EM Industries in March 1994. This note had an annual interest rate of 8% and was outstanding for all of 1993.

LIQUIDITY AND CAPITAL RESOURCES

    SDI has funded its operations primarily through the receipt of payments under research and development contracts, product sales and private placements of equity securities totaling approximately $5,000,000. Capital expenditures have been primarily for research and development and manufacturing equipment and totaled $41,000 and $73,000 in 1995 and 1994, respectively, and $35,000 through September 30, 1996. For the year ended December 31, 1995, SDI's net cash used in operating activities was $1,017,000. For the nine months ended September 30, 1996, SDI's net cash used in operations was $273,000. At September 30, 1996, SDI's cash and cash equivalents totaled approximately $246,000.

    SDI's accounts receivable increased from $560,000 on December 31, 1995 to $1,252,000 as of September 30, 1996. This increase is due primarily to the incorporation of Ohmicron's receivables and to strong sales of the GeneCheck-TM-product. SDI's inventory increased from $447,000 on December 31, 1995 to $885,000 on September 30, 1996 due to the addition of Ohmicron's inventory.

    SDI believes that its current cash resources are sufficient to fund operations into 1997. See Notes 1, 5 and 6 to Notes to Financial Statements. As SDI will likely require additional funding to expand its ongoing research and development activities and to develop its marketing and sales force, SDI plans to seek additional capital through a variety of strategies, including corporate collaborations and other financing vehicles, cost synergies generated by the Merger, and working capital provided by the Merger. If the Merger is approved, it is anticipated that the working capital provided by the Merger will fund the Surviving Corporation for at least the next 18 months. If the Merger is not completed, there can be no assurance that continued funding will be available to SDI, or that, if available, the amounts will be sufficient or that the terms will be acceptable to meet SDI's long-term capital requirements.

    Even if SDI is able to improve its short-term financial condition by executing the above-mentioned strategies, its ability to meet its long-term working capital and capital expenditure requirements will depend on a number of factors, including the success of the Surviving Corporation's current and future products, the focus and direction of the Surviving Corporation's research and development programs, competitive and technological advances, future relationships with corporate partners, government regulation and the Surviving Corporation's marketing and distribution strategy. Accordingly, there can be no assurance that SDI or the Surviving Corporation will be able to meet these long-term requirements.

                                    OHMICRON
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    Since its inception, Ohmicron has engaged in the research, development, marketing and commercialization of its technology and its products. Prior to its merger with SDI effective August 30, 1996, Ohmicron had two wholly-owned operating subsidiaries, Ohmicron Environmental Diagnostics, Inc. ("OED") and Ohmicron Medical Diagnostics, Inc. ("OMD"), and two wholly-owned holding company subsidiaries, Ohmicron Holdings, Inc. and Ohmicron Technology, Inc. Immediately preceding the merger with SDI, OMD was spun-off to the former stockholders of Ohmicron; however, the discussion and analysis of Ohmicron that follows includes the consolidated results and operations of Ohmicron, including OMD for the periods presented.

    Founded in 1984, Ohmicron began marketing its RaPID
Assay-Registered Trademark- products and completed the technology discovery phase for the SmartSense-Registered Trademark- biosensor system in 1991, and left the development stage in 1995. Ohmicron's cumulative net loss from inception through June 30, 1996 was approximately $26 million. The following discussion should be read in conjunction with the Consolidated Financial Statements of Ohmicron appearing elsewhere in this Joint Proxy Statement/Prospectus. However, due to the nature of

Ohmicron's merger with SDI, and the spin-off of OMD and its biosensor program, prior results are not believed to be indicative of future consolidated results with SDI.

RESULTS OF OPERATIONS

NINE MONTHS ENDED JUNE 30, 1996 VERSUS NINE MONTHS ENDED JUNE 30, 1995

    REVENUES. Revenues for the nine months ended June 30, 1995 and 1996 were $1,874,916 and $1,664,506, respectively. The increase of $210,410 was primarily the result of higher direct product sales to the U.S. pesticide and remediation markets that was only partially offset by lower product sales through distributors and lower revenue associated with research and development agreements.

    MANUFACTURING EXPENSES. Cost of sales increased $5,641 to $476,980 for the nine months ended June 30, 1996 from $471,339 for the nine months ended June 30, 1995. The increase was principally due to increased sales of RaPID Assay-Registered Trademark- products, partially offset by higher gross margins. The gross margin on product sales increased to 73% during the first nine months of 1996 from 70% for the same period in fiscal 1995 due to a higher proportion of product sales through Ohmicron's direct sales force and a higher percentage of kit sales in 1996.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses were $1,477,851 for the first nine months of fiscal 1996 compared to $1,607,148 for the corresponding period in fiscal 1995. The decrease of $129,297 was due to staff reductions and overall decreased product development activity in 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $2,388,578 and $2,424,713 for the nine months ended June 30, 1996 and 1995, respectively. The $36,135 decrease was due to staff reductions only partially offset by the activity associated with the expansion of Ohmicron's sales and marketing programs.

    DEPRECIATION EXPENSE. Depreciation expense was $120,204 and $125,113 for the nine months ended June 30, 1996 and 1995, respectively.

    INTEREST INCOME AND INTEREST EXPENSE. Interest income was $5,918 and $14,889 for the nine months ended June 30, 1996 and 1995, respectively. The decrease in interest income for the nine months ended June 30, 1996 was primarily due to lower available balances during the period. Interest expense was $353,478 for the nine months ended June 30, 1996 versus $95,336 for the corresponding period in fiscal 1995. The increase of $258,142 was primarily due to accrued interest on notes payable to The Perkin-Elmer Corporation ("Perkin-Elmer") and other bridge notes from stockholders. In connection with Ohmicron's merger with SDI, these notes, and accrued interest, were converted to SDI Common Stock.

    The net loss was $2,936,257 and $3,044,254, respectively, for the nine months ended June 30, 1996 and 1995.

FISCAL YEARS ENDED SEPTEMBER 30, 1995 VERSUS FISCAL YEAR ENDED SEPTEMBER 30,
  1994

    REVENUES. Revenues for the fiscal years ended September 30, 1995 and 1994 were $2,415,792 and $1,667,103, respectively. The increase of $748,689 was primarily the result of higher direct product sales to the U.S. pesticide and remediation markets that was only partially offset by lower product sales through distributors and lower revenue associated with research and development contracts.

    MANUFACTURING EXPENSES. Cost of sales increased $304,694 to $662,406 in fiscal 1995 from $357,712 in fiscal 1994 due to increased product sales. The gross margin on product sales decreased from 71% in fiscal 1995 from 74% in fiscal 1994 due to a higher proportion of products sold through distributors in fiscal 1995.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses were $2,173,172 in fiscal 1995, compared to $2,157,515 in fiscal 1994. The increase of $15,657 was primarily the result of higher material costs in fiscal 1995.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $3,326,966 and $2,886,243 in fiscal 1995 and 1994, respectively. The increase of $440,723 was primarily the result of higher selling and marketing costs for the remediation market and the initial marketing costs associated with expanding Ohmicron's distribution network internationally.

    DEPRECIATION EXPENSE. Depreciation expense was $167,102 in fiscal 1995 and $153,140 in fiscal 1994.

    INTEREST INCOME AND INTEREST EXPENSE. Interest income was $20,013 and $42,096 for fiscal 1995 and 1994, respectively. The decrease in interest income in fiscal 1995 was primarily due to lower available balances during the period. Interest expense was $179,700 in fiscal 1995 versus $178,268 in fiscal 1994. The increase was primarily due to accrued interest on notes payable to stockholders. Ohmicron also had $19,223 of other expenses during fiscal 1994 as a result of unrealized losses from the sale of marketable securities during the year. There was no such corresponding loss in fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

    Ohmicron incurred significant operating losses since inception. As a result of Ohmicron's recurring losses from operations and requirements for significant working capital in the future, the Report of Independent Auditors for the year ended September 30, 1995 contained an explanatory paragraph with respect to Ohmicron's ability to continue as a going concern. During 1995, Ohmicron funded its operations primarily with bridge notes from its investors and a $3,000,000 loan from Perkin-Elmer. Ohmicron continued to seek permanent sources of capital through equity investors or strategic alliances throughout 1995.

    Ohmicron's accounts receivable increased from $258,393 as of September 30, 1994 to $584,250 one year later. Revenues for this period increased from $1,667,103 to $2,415,792. Expressed as a percentage of revenue, accounts receivable changed from 15% of revenue as of September 30, 1994 to 24% of revenue at September 30, 1995. This change can be attributed to less aggressive collection practices as a result of staffing cutbacks during 1995. Accounts receivable were $389,085 and revenues were $1,874,916 as of June 30, 1996. In this case, accounts receivable represent 21% of revenue, which is consistent with its September 30, 1995 level.

    Ohmicron's inventory increased from $409,235 as of September 30, 1994 to $576,297 as of September 30, 1995. This increase is due to the addition of new products to the Ohmicron product line and the corresponding need to stock additional raw materials and finished goods. The increase from $576,297 to $639,243 as of June 30, 1996 can be attributed to an accumulation of finished goods that were projected to be sold but instead remained in inventory (see inventory section of notes to Ohmicron statements).

    The Perkin-Elmer bridge note was issued in April 1995, and was due and payable 60 days after demand given at any time after April 15, 1996. The Perkin-Elmer bridge note was secured by the assets of Ohmicron and was senior in right of payment to any other bridge notes. In January 1996, Ohmicron faced an immediate need for funding to continue its operations. Ohmicron raised an additional $908,660 in bridge financing through the issuance of the January 1996 bridge notes, which were subordinate in right of payment to the Perkin-Elmer bridge note.

    Although Ohmicron continued to seek financing to continue operations and to repay the Perkin-Elmer bridge note, it was unable to raise permanent equity financing. In mid-April 1996, Perkin-Elmer gave Ohmicron 60 days notice that it was calling the bridge note for payment by June 14, 1996. In late April 1996, despite a cutback in operations and a significant layoff of employees, Ohmicron again faced an immediate need for funding to continue operations. Ohmicron raised an additional $300,000 in bridge financing from existing investors through the issuance of the April 1996 bridge notes.

    After carefully considering Ohmicron's alternatives, Ohmicron entered into merger discussions with SDI in May 1996. Ohmicron's agreement with SDI provided that the outstanding bridge notes, including the Perkin-Elmer bridge note, would be converted into SDI equity at the time of the merger. Ohmicron and Perkin-Elmer entered into a memorandum of understanding on June 5, 1996 wherein Perkin-Elmer agreed to the conversion of its note into SDI equity.

    SDI and Ohmicron entered into an agreement on June 12, 1996 and amended as of July 29, 1996, under which SDI agreed to provide certain management services to Ohmicron and to advance funds to continue Ohmicron's operations until completion of the merger. Perkin-Elmer agreed to forbear from the enforcement of its rights under the Perkin-Elmer bridge note until August 31, 1996 to allow SDI and Ohmicron to consummate the merger. At June 30, 1996, Ohmicron had a working capital deficit of $5,290,866 and cash and cash equivalents of $38,336.

    The merger with SDI was completed on August 30, 1996. Reference is made to the Liquidity and Capital Resources section of SDI's Management Discussion and Analysis of Financial Condition and Results of Operations found elsewhere in this Joint Proxy Statement/Prospectus.

                                 MARKET PRICES

    The following table sets forth, for the fiscal quarters indicated, the range of high and low sale prices of EnSys Common Stock as reported on Nasdaq.

                                                               HIGH       LOW
                                                              ------     ------
FISCAL YEAR ENDED DECEMBER 31, 1994
  First Quarter.............................................  $ 9.50     $ 7.50
  Second Quarter............................................  $ 8.25     $ 3.25
  Third Quarter.............................................  $ 6.25     $ 3.25
  Fourth Quarter............................................  $ 5.75     $ 3.00
FISCAL YEAR ENDED DECEMBER 31, 1995
  First Quarter.............................................  $ 4.25     $ 3.25
  Second Quarter............................................  $ 4.00     $ 2.25
  Third Quarter.............................................  $ 3.38     $ 2.38
  Fourth Quarter............................................  $ 3.38     $ 1.63
FISCAL YEAR ENDED DECEMBER 31, 1996
  First Quarter.............................................  $ 2.50     $ 1.00
  Second Quarter............................................  $ 2.25     $ 1.38
  Third Quarter.............................................  $ 2.13     $ 1.38

    There is no public market for shares of SDI Common Stock or SDI Preferred Stock.

                               THE ENSYS MEETING

GENERAL

    This Joint Proxy Statement/Prospectus is being furnished by EnSys to the holders of EnSys Common Stock in connection with the solicitation of proxies by the Board of Directors of EnSys for use at the EnSys Meeting to be held on Monday, December 30, 1996, at the offices of Troutman Sanders LLP, 1300 I Street, N.W., Suite 500 East, Washington, D.C. 20005-3314, at 11:00 a.m., local time, and any adjournment or postponement thereof.

    This Joint Proxy Statement/Prospectus, the attached Notice of Meeting and the accompanying form of proxy are first being mailed to stockholders of EnSys on or about December 10, 1996.

MATTERS TO BE CONSIDERED AT THE ENSYS MEETING

    At the EnSys Meeting, including any adjournment thereof, holders of shares of EnSys Common Stock will consider and vote upon (i) the Merger Proposals, including the approval and adoption of the Merger Agreement and the related amendments to the EnSys Certificate, (ii) the Amended 1995 EnSys Plan, and (iii) such other matters as properly may come before the EnSys Meeting.

    The EnSys Board of Directors has approved the Merger Proposals, including the Merger Agreement and the amendment and restatement of EnSys' Certificate, and the Amended 1995 EnSys Plan. The EnSys Board of Directors recommends that the holders of EnSys Common Stock vote FOR the Merger Proposals and the Amended 1995 EnSys Plan. See "The Merger--EnSys' Reasons for the Merger and Board of Directors' Recommendation," "Risk Factors," "Proposal to Amend and Restate EnSys' Certificate of Incorporation to Change Name," "Proposal to Amend and Restate Ensys' Certificate of Incorporation to Increase the Number of Authorized Shares of Capital Stock," "Proposal to Amend and Restate EnSys' Certificate of Incorporation to Reclassify EnSys' Board" and "Proposal to Approve the Amended and Restated EnSys 1995 Stock Incentive Plan."

    THE APPROVAL OF EACH OF THE MERGER PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE MERGER PROPOSALS. ACCORDINGLY, A VOTE AGAINST ANY OF THE MERGER PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE MERGER PROPOSALS. THE APPROVAL OF THE AMENDED 1995 ENSYS PLAN IS NOT CONDITIONED ON THE APPROVAL OF THE MERGER PROPOSALS.

RECORD DATE

    The Board of Directors of EnSys has fixed the close of business on December 2, 1996, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the EnSys Meeting. Accordingly, only holders of record of shares of EnSys Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the EnSys Meeting. As of the Record Date, 7,217,794 shares of EnSys Common Stock were outstanding and held of record by approximately 81 stockholders.

PROXIES

    When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the EnSys Meeting and does not return the signed proxy card, such stockholder's shares will not be voted. If a stockholder returns a signed proxy card, but does not indicate how his or her shares are to be voted, such shares will be voted FOR approval of the Merger Proposals, including the Merger Agreement and the amendment and restatement of EnSys' Certificate and the Amended 1995 EnSys Plan. As of the date of this Joint Proxy Statement/Prospectus, the EnSys Board of Directors does not know of any other matters which are to come before the EnSys Meeting. If any other matters are properly presented at the EnSys Meeting for consideration, including, among other things, consideration of a motion to adjourn the EnSys Meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on any such matters in accordance with their best judgment.

    Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of EnSys, at or before the taking of the vote at the EnSys Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of EnSys Common Stock and delivering it to the Secretary of EnSys at or before the taking of the vote at the EnSys Meeting or (iii) attending the EnSys Meeting and voting in person (although attendance at the EnSys Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to EnSys Environmental Products, Inc., 4222 Emperor Boulevard, Durham, North Carolina 27703, Attention:

Corporate Secretary, or hand delivered to the Secretary of EnSys at or before the taking of the vote at the EnSys Meeting.

    EnSys will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of EnSys in person or by telephone or by other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and EnSys will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, Corporate Investor Communications, Inc. will assist in the solicitation of proxies by EnSys for a fee of $3,500, plus reimbursement of reasonable out-of-pocket expenses.

    STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH BELOW.

QUORUM

    The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of EnSys Common Stock is necessary to constitute a quorum at the EnSys Meeting.

VOTE REQUIRED

    EnSys stockholders are entitled to one vote at the EnSys Meeting for each share of EnSys Common Stock held of record by them on the Record Date. The affirmative vote of the holders of two-thirds of the outstanding shares of EnSys Common Stock is required to approve and adopt the Merger Agreement and the amendment and restatement of EnSys' Certificate. Approval and adoption of the Amended 1995 EnSys Plan requires the affirmative vote of the holders of a majority of the outstanding shares of EnSys Common Stock present and entitled to vote at the Meeting. Abstentions will be counted for purposes of establishing a quorum and will have the same legal effect as a vote against the adoption of the proposals to be voted upon. Shares represented by proxies that reflect abstentions or broker "non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining a quorum and will have the effect of a vote against the adoption of the proposals to be voted upon.

    As of the Record Date, EnSys' directors, executive officers and affiliates may be deemed to be beneficial owners of an aggregate of 4,365,020 shares of EnSys Common Stock (excluding 386,585 shares which may be acquired by such persons upon exercise of options or other rights which are exercisable within 60 days of the Record Date), or approximately 60% of the then-outstanding shares of EnSys Common Stock. Holders of 32% of the currently outstanding shares of EnSys Common Stock have entered into certain stockholder voting agreements with SDI pursuant to which such holders (all of whom are directors, executive officers or affiliates of EnSys) have agreed to vote such shares of EnSys Common Stock in favor of the approval and adoption of the Merger Agreement. See "The Merger--Stockholder Voting Agreements."

                                THE SDI MEETING

GENERAL

    This Joint Proxy Statement/Prospectus is being furnished by SDI to the holders of SDI Common Stock and SDI Preferred Stock in connection with the solicitation of proxies by the Board of Directors of SDI for use at the SDI Meeting to be held on Monday, December 30, 1996, at SDI's offices at 128 Sandy Drive, Sandy Brae Industrial Park, Newark, DE 19713-1147, at 11:00 a.m., local time, and any adjournment or postponement thereof.

    This Joint Proxy Statement/Prospectus, the attached Notice of Meeting and the accompanying form of proxy are first being mailed to stockholders of SDI on or about December 10, 1996.

MATTERS TO BE CONSIDERED AT THE SDI MEETING

    At the SDI Meeting, including any adjournment thereof, holders of shares of SDI Common Stock and SDI Preferred Stock, voting together, and holders of SDI Preferred Stock, voting as a separate class, will consider and vote upon a proposal to approve and adopt the Merger Agreement, a proposal to approve and adopt the Merger Agreement and to consider such other matters as properly may come before the SDI Meeting.

    The SDI Board of Directors has approved the Merger Agreement and the transactions contemplated thereby and recommends that the holders of SDI Shares vote FOR approval and adoption of the Merger Agreement. See "The Merger--SDI's Reasons for the Merger and Board of Directors' Recommendation," and "Risk Factors."

RECORD DATE

    The Board of Directors of SDI has fixed the close of business on December 2, 1996, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the SDI Meeting. Accordingly, only holders of record of shares of SDI Common Stock and SDI Preferred Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the SDI Meeting. As of the Record Date, 7,819,493 shares of SDI Common Stock and 2,927,960 shares of SDI Preferred Stock were outstanding and held of record by approximately 130 stockholders.

PROXIES

    When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the SDI Meeting and does not return the signed proxy card, such stockholder's shares will not be voted. If a stockholder returns a signed proxy card, but does not indicate how his or her shares are to be voted, such shares will be voted FOR approval of the Merger Agreement. As of the date of this Joint Proxy Statement/ Prospectus, the SDI Board of Directors does not know of any other matters which are to come before the SDI Meeting. If any other matters are properly presented at the SDI Meeting for consideration, including, among other things, consideration of a motion to adjourn the SDI Meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of SDI, at or before the taking of the vote at the SDI Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same SDI Shares and delivering it to the Secretary of SDI at or before the taking of the vote at the SDI Meeting or (iii) attending the SDI meeting and voting in person (although attendance at the SDI Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Strategic Diagnostics Inc., 128 Sandy Drive, Newark, Delaware 19713-1147, Attention:
Corporate Secretary, or hand delivered to the Secretary of SDI at or before the taking of the vote at the SDI Meeting.

    SDI will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of SDI in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and SDI will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

    STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH BELOW.

QUORUM

    The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding SDI Shares is necessary to constitute a quorum at the SDI Meeting.

VOTE REQUIRED

    SDI stockholders are entitled to one vote at the SDI Meeting for each share of SDI Common Stock or SDI Preferred Stock held of record by them on the Record Date. The affirmative vote of the holders of a majority of the outstanding SDI Shares, voting together, is required to approve and adopt the Merger Agreement. Approval and adoption of the Merger Agreement also requires the affirmative vote of the holders of two-thirds of the outstanding shares of SDI Preferred Stock, voting as a class. Under SDI's Bylaws and the DGCL, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will have the effect as a vote against the adoption of the proposals to be voted upon.

    As of the Record Date, SDI's directors, executive officers and affiliates may be deemed to be beneficial owners of an aggregate of 9,741,346 SDI Shares (excluding 869,564 shares which may be acquired by such persons upon exercise of options, warrants or other rights which are exercisable within 60 days of the Record Date), or approximately 91% of the then-outstanding SDI Shares. SDI has been advised that its directors and executive officers are contractually bound to vote in favor of the approval and adoption of the Merger Agreement. Holders of 83% of the currently outstanding shares of SDI Common Stock and all of the currently outstanding SDI Preferred Stock (representing 88% of the currently outstanding SDI Shares) have entered into certain stockholder voting agreements with EnSys pursuant to which such holders (all of whom are directors, executive officers or affiliates of SDI) have agreed to vote such SDI Shares in favor of the approval and adoption of the Merger Agreement at the SDI Meeting. See "The Merger--Stockholder Voting Agreements."

                                   THE MERGER

BACKGROUND OF THE MERGER

    EnSys has expanded its presence in the market for immunoassay-based environmental test kits since the introduction of its first commercial test kit in 1991. However, the market for environmental immunoassay test kits has not developed as rapidly as had been expected, and EnSys and many of its competitors, including SDI and Ohmicron (until its merger with SDI in August
1996), historically have found it difficult to generate operating income from their environmental product lines. As a result, there has been a recent trend toward consolidation in the industry, as evidenced by EnSys' acquisition in March 1996 of the assets of the environmental immunoassay division of Millipore Corporation and SDI's acquisition of Ohmicron in August 1996. The merger of Ohmicron with and into SDI was approved by SDI stockholders in accordance with the applicable provisions of the SDI Certificate and the DGCL.

    Commencing shortly after EnSys' initial public offering in October 1993 and continuing periodically through February 1996, EnSys management and management of Ohmicron discussed possible business combinations involving the business of EnSys and some or all of the business of Ohmicron. In 1994, senior management of EnSys and Ohmicron exchanged term sheets concerning a possible business combination, but were unable to reach an agreement in principle. At that time Ohmicron had indicated an interest in a merger with EnSys, while EnSys had indicated an interest in acquiring only certain product lines of Ohmicron.

    In April 1995, shortly after being elected President and Chief Executive Officer of EnSys, Grover C. Wrenn met with Rodney G. Hilton, Ohmicron's President and Chief Executive Officer, and Ronald J. Brenner, its Chairman of the Board, to discuss a possible consolidation of the businesses of EnSys and Ohmicron. Mr. Wrenn was accompanied in such meetings by Gene J. Ostrow of Raymond James, EnSys' investment advisor. EnSys and Ohmicron exchanged further business information but ultimately were unable to agree on a basis for continued discussions, primarily because of differing strategic views of the marketplace for their respective products and corresponding differences with respect to an appropriate business strategy for the combined company. As a result, such discussions were discontinued in August 1995.

    In January 1996 a representative of an investor in Ohmicron which also held a smaller investment in EnSys contacted certain members of the EnSys Board of Directors individually, suggesting that the Board consider resuming discussions with Ohmicron concerning a possible transaction with EnSys. Following those conversations, Mr. Wrenn discussed generally with the investor representative and Mr. Hilton certain of the strategic issues which had caused the prior discussions to be discontinued, and Mr. Wrenn and Mr. Hilton agreed to resume their prior discussions with an additional member of each of their respective Boards of Directors also participating.

    On February 8, 1996, Mr. Wrenn, Mr. Ostrow, David Thomas of Raymond James, and John H. Timoney, a member of the EnSys Board of Directors, met with Mr. Hilton, Mr. Brenner and Ohmicron's financial advisors to discuss possible bases on which the businesses of EnSys and Ohmicron might be combined. Following this meeting Ohmicron's financial advisor communicated to Raymond James a proposal pursuant to which a new company would be formed, with EnSys and Ohmicron each contributing cash and operating assets and the stockholders of each party receiving stock in the new company. Following careful consideration of this proposal, the EnSys Board determined that the consideration to be received by the EnSys stockholders under the Ohmicron proposal was inadequate and that the proposal should be rejected.

    There were no further substantive discussions between representatives of EnSys and Ohmicron until after the completion of EnSys' acquisition of the Envirogard product line from Millipore in March 1996. In April 1996, Mr. Wrenn again spoke with Mr. Hilton by telephone and indicated through EnSys' financial advisors that EnSys remained interested in entering into a possible combination with Ohmicron if mutually satisfactory terms could be negotiated. On April 19, 1996, Mr. Wrenn and other members of EnSys management visited Ohmicron's facilities for the purpose of conducting further due diligence on Ohmicron and its business. Through its investment advisor, EnSys then orally communicated a preliminary proposal to Ohmicron in April 1996, pursuant to which EnSys would acquire Ohmicron's environmental products division on terms substantially equivalent to those of the Envirogard acquisition. There were no further substantive discussions between EnSys and Ohmicron concerning a possible combination of their respective businesses following the communication of such preliminary proposal.

    During late 1995 and early 1996, Ohmicron's sales of environmental immunoassay test kits had been adversely affected in the United States by the EPA's curtailment of enforcement initiatives due to lack of funding. This development, which was exacerbated by Ohmicron's inability to raise permanent equity financing which would permit it to repay certain secured indebtedness to Perkin-Elmer, had caused Ohmicron to intensify its efforts to identify a strategic partner or purchaser of its environmental immunoassay business.

    After reviewing 1995's financial results, the SDI Board of Directors focused on growth strategies. Various strategies were proposed and discussed, and strategic acquisitions of products or companies was identified as a company goal for 1996.

    In March 1996, Mr. Birkmeyer was contacted by Rodney G. Hilton of Ohmicron Corporation and general discussions were held regarding the business of the two companies. Several additional telephone conversations and two meetings between Mr. Birkmeyer and Mr. Hilton were held during April 1996. On May 2, 1996, a meeting was held at SDI's facility. In attendance were Richard Birkmeyer, Anne Cavanaugh, and Gregory Bell of SDI and Mr. Hilton, Mr. Brenner and Mr. Tonge of Ohmicron. At this meeting, a merger of Ohmicron, after OMD, a subsidiary, was spun off, with SDI was discussed.

    An SDI Board of Director's meeting was held on April 11, 1996. Mr. Birkmeyer presented several growth scenarios and the EnSys/Millipore transaction was discussed. Mr. Birkmeyer outlined the status of the Ohmicron discussions. The SDI Board agreed that continued discussions were appropriate but reservations were expressed about acquiring Ohmicron instead suggesting that SDI may want to focus on other opportunities. The Board concluded that additional information should be gathered and more extensive analysis completed.

    On May 24, 1996, SDI received a Memorandum of Understanding from Mr. Hilton of Ohmicron. The Memorandum outlined a merger of the two companies on the terms discussed in the earlier meeting. The SDI Board reviewed and approved the Memorandum of Understanding on May 28, and it was signed on May 29, 1996.

    Also in May 1996, Mr. Birkmeyer began to discuss possible business opportunities with Grover C. Wrenn, President and CEO of EnSys. Two meetings between representatives of SDI and representatives of EnSys were held during May, 1996, discussed below.

    On June 6, 1996, the SDI Board met and Mr. Birkmeyer reviewed the status of the Ohmicron transactions and the EnSys meetings. Rodney Hilton, David P. Herzog, Senior Vice President Operations of Ohmicron, and Ralph Stever, Vice President of Sales of Ohmicron, presented relevant information about Ohmicron's products, technology and financial condition to the SDI Board. Mr. Bell presented six financial models which contained projections for SDI alone and SDI combined with Ohmicron and/or EnSys. The SDI Board agreed that these financial models implied that the Ohmicron merger provided substantial benefit to SDI. Pro forma projections in which SDI merged with both Ohmicron and EnSys provided potential benefits for SDI. The Board concluded that discussions with both EnSys and Ohmicron should continue.

    The SDI Board subsequently approved the merger agreement between SDI and Ohmicron and the merger of the two companies was completed on August 30, 1996. In reviewing the merger of SDI and Ohmicron, SDI's board considered a number of factors including but not limited to the following: (i) the trend toward consolidation in the non-medical immunoassay testing industry; (ii) the increase in market share and product revenue would enhance SDI's profitability and cash flow; (iii) the similarity in the Ohmicron products to certain SDI products and SDI core expertise would enhance their assimilation into SDI manufacturing processes;
(iv) the recognition that Ohmicron's products had a reputation for high quality and reliability in the industry; (v) the proximity of the Ohmicron facility to SDI would enable a cost effective consolidation and retention of key personnel;
(vi) the acquisition would provide SDI with an experienced sales and marketing force that SDI could use to sell its other products in addition to its environmental test kits; (vii) the acquisition would allow SDI to establish a relationship with the Perkin-Elmer Corporation which the SDI Board believed may provide technology exchange and additional business opportunities; (viii) the historical, current and projected financial condition and results of operations of SDI and Ohmicron before and after the merger; and (ix) the terms and conditions of the acquisition and the fact that the merger would be a tax free reorganization for federal income tax purposes.

    After it became apparent to EnSys management that it was unlikely that a business combination with Ohmicron could be negotiated on terms that would be satisfactory to both EnSys and Ohmicron, Mr. Wrenn called Richard C. Birkmeyer, President, Chief Executive Officer and a director of SDI, to discuss the advisability of entering into discussions which might lead to a business combination involving EnSys and SDI. On May 2, 1996, Mr. Wrenn, Mr. Ostrow and Mr. Birkmeyer met in SDI's offices to discuss generally their respective businesses and the potential synergies that might be realized by a combination of EnSys and SDI. Thereafter, EnSys and SDI entered into a Confidentiality Agreement, and on May 14, 1996, Mr. Birkmeyer and Richard J. Defieux, a director of SDI, visited EnSys' facilities for further discussions with Mr. Wrenn and Mr. Ostrow. On May 14, 1996, following the meeting with Mr. Birkmeyer and Mr. Defieux, Mr. Wrenn, Mr. Ostrow and Mr. Thomas met with the EnSys Board and reviewed with the directors the status of EnSys' merger and acquisitions efforts, including a summary of the discussions to date with SDI.

    On June 20 and June 21, 1996 Mr. Wrenn, Mr. Ostrow of Raymond James and James M. LaRowe of Raymond James met with SDI management to enable both parties to conduct general due diligence of each other. On July 6, Kevin R. Carter of EnSys met with Mr. Birkmeyer and James W. Stave of SDI to enable both parties to conduct technical due diligence. On July 9, two consultants hired by EnSys (Donald I. Aiello and Michael Lundy) came to SDI to evaluate the various markets in which SDI sells its products. On the same day, Yli Vallejo and Gerald L. Alvey of EnSys met with members of SDI's management. On July 16, Mr. Ostrow of Raymond James met with Mr. Birkmeyer to enable both parties to continue the financial due diligence, and on July 22, Mr. Carter of EnSys met with Dr. Stave of SDI to enable both parties to continue the technical due diligence. During this period representatives of the companies exchanged business information and conducted additional due diligence.

    The EnSys Board of Directors met on July 1, 1996 to receive an update on the status of the discussions with SDI and to review with Mr. Wrenn and Mr. Ostrow the general terms then under discussion with respect to a possible combination of EnSys with SDI. At the July 1 meeting, Mr. Ostrow provided the EnSys Board with a detailed review of the financial data and other materials relating to SDI and the proposed transaction terms then under discussion which had been provided to the members of the Board in advance of the meeting. Mr. Ostrow also discussed with the EnSys Board the details of the pending merger of SDI and Ohmicron and various other factors bearing on the advisability of entering into a business combination with SDI on terms similar to those which were then under discussion. Following this meeting, the parties continued their discussions of specific transaction terms and engaged in further detailed due diligence at the locations of EnSys and SDI, involving management of both companies.

    On July 18, 1996, the EnSys Board met with senior management and its financial and legal advisors to receive an update on the status of the discussions with SDI and met with Mr. Birkmeyer to discuss a variety of issues relating to SDI and its pending merger with Ohmicron. At the meeting Mr. Ostrow provided the EnSys Board with a detailed overview of the status of the discussions with SDI and reviewed the terms of a preliminary, non-binding draft letter of intent providing for the merger of SDI with and into EnSys. Mr. Ostrow also provided the EnSys Board with a detailed presentation concerning the various valuation analyses that had been conducted by Raymond James in connection with its advice to EnSys concerning the proposed terms of the merger. Mr. Ostrow's presentation included the proposed relative post-merger ownership interests of the stockholders of EnSys and SDI, issues relating to outstanding warrants and options to acquire SDI stock, and issues relating to the treatment in the proposed merger of the SDI Preferred Stock.

    On July 23, 1996, the EnSys Board met again with its counsel and financial advisors for the purpose of reviewing the further discussions which had occurred since the July 18 meeting. Following a further financial presentation by Mr. Ostrow on the impact of such discussions on the Raymond James valuation model previously presented to the Board, the EnSys Board authorized the execution of the proposed letter of intent in substantially the form in which it had been presented to the Board.

    On July 26, 1996, SDI and EnSys entered into a non-binding letter of intent (the "Letter of Intent") setting forth the principal points of understanding between them with respect to a possible merger, which terms were substantially consistent with the terms of the Merger Agreement. Under the terms of the Letter of Intent, completion of the proposed merger was subject to various contingencies which included the negotiation and execution of a mutually satisfactory definitive agreement, the completion of due diligence and the approval of the stockholders of EnSys and SDI. During August, September and the beginning of October 1996, the parties negotiated the terms of the Merger Agreement, the Operating Agreement and related documentation, while continuing to conduct due diligence and to discuss issues relating to the integration of their respective businesses.

    A meeting of SDI's Board was held on September 9, 1996 and it was decided that quotes from several investment banking firms would be obtained for a fairness opinion regarding the EnSys merger. On September 19, 1996 SDI's Board met to discuss the quotes for the fairness opinion. Oppenheimer & Company was selected by the Board to provide the fairness opinion based on its experience with transactions of this nature. The Board reaffirmed its support for moving ahead with the merger.

    On October 2, 1996, the EnSys Board met with its financial and legal advisors to receive a report on the status of the Merger Agreement and related documents and to review the financial analyses of the proposed transaction which had been conducted by Raymond James. Raymond James had provided to the members of the Board copies of a detailed report summarizing the financial terms of the Merger Agreement and the assumptions made and the analyses conducted in connection with its review of the Merger and the preparation of its fairness opinion, a draft of which had been provided to the directors in advance of the meeting along with the Raymond James report. See "--Opinion of EnSys' Financial Advisor."

    At a meeting of SDI's Board of Directors held on October 2, 1996, the SDI Board received presentations from, and reviewed the proposed terms and conditions of the Merger with, SDI's senior officers and its legal counsel Pepper, Hamilton & Scheetz. The Board was advised by management that Oppenheimer was in the process of performing due diligence in connection with its engagement. The Board approved the Merger subject to the completion of the definitive Merger Agreement, completion and delivery of the Operating Agreement and certain other related documents, and the receipt of a written opinion from Oppenheimer as to the fairness to SDI's current holders of common and preferred stock, from a financial point of view of the Conversion Ratio.

    On October 8, 1996, following further discussions of the terms of the proposed Merger with its financial and legal advisors, the EnSys Board of Directors approved the execution of the Merger Agreement.

    On October 8, 1996, Oppenheimer rendered its written fairness opinion.

    On October 11, 1996, the Merger Agreement was signed by SDI and EnSys.

ENSYS' REASONS FOR THE MERGER AND BOARD OF DIRECTORS' RECOMMENDATION

    The EnSys Board of Directors believes that the Merger will advance its strategic objectives and enhance stockholder value. The terms of the Merger, including the conversion ratios, were the result of arm's length negotiations between EnSys, SDI and their respective representatives. In approving the Merger Agreement and the transactions contemplated thereby, and in recommending that the stockholders of EnSys approve the same, EnSys' Board of Directors consulted with EnSys management and with its financial and legal advisors and considered a number of factors which included the following:

        1. The EnSys Board believed that the trend toward consolidation in the immunoassay testing industry, as evidenced by EnSys' acquisition of the Envirogard product line in March 1996 and the merger of Ohmicron and SDI, constituted a major factor favoring the Merger. The EnSys Board believes that this consolidation will better position the Surviving Corporation to compete with the much larger environmental analytical laboratory industry. In particular, the EnSys Board believed that the Surviving Corporation's competitiveness will be enhanced by virtue of its larger size, broader product line and improved cost structure.

        2. The EnSys Board believed that another significant factor favoring the Merger was the cost savings which the Board expects the Surviving Corporation to realize from the elimination of duplicative products and reductions in the aggregate research and development, sales and marketing and general and administrative costs currently being incurred by EnSys and SDI separately. While these costs savings were not specifically quantified by the EnSys Board in its analysis of the Merger, they were believed by the Board to be substantial and had been estimated jointly by EnSys and SDI management at approximately $2 million for fiscal 1997.

        3. The EnSys Board also recognized that the cost savings resulting from the above-referenced synergies will initially be offset to a significant extent by the costs (estimated at approximately $2.4 million) associated with the Merger, including transaction costs, expenses associated with the consolidation of the businesses, and severance payments to be made to certain persons as a result of the termination of their employment following the Merger, but concluded that the long-term benefits of the Merger outweighed said costs.

        4. Another factor the EnSys Board considered to be significant was its view of the enhanced ability of the Surviving Corporation to market its consolidated product line by virtue of its ability to present potential customers with a more focused and coherent explanation of the benefits of its respective product lines than sometimes resulted from the separate presentations (with different emphases) concerning the application of immunoassay technology offered by EnSys (and Envirogard, prior to its acquisition by EnSys) and SDI (and Ohmicron, prior to its merger with SDI) to their common customers and sales prospects.

        5. The EnSys Board also believed that the emerging technology being developed by SDI for the application of immunoassay technology to a broad array of industrial, medical and agricultural problems represented an attractive investment for EnSys. In connection with its review of SDI's products and technology, the EnSys Board received and reviewed reports of two outside consultants. See "--Reports of Outside Consultants to EnSys." This market diversification offered by a combination with SDI was considered to be a significant factor favoring the Merger.

        6. The EnSys Board also took into consideration the historical financial condition and results of operations of EnSys and SDI, the pro forma financial condition and results of operations of the Surviving Corporation after giving effect to the Merger. The EnSys Board noted that, although the respective results of operations of EnSys and SDI were generally improving, neither of the constituent companies had been profitable as independent companies and that both companies had required significant capital to cover research and development costs and operating losses. However, the EnSys Board considered it more significant that, based on the estimates and analyses set forth in the Raymond James report, the Surviving Corporation appeared to the EnSys Board to be capable of generating cash and operating profits shortly after the completion of the Merger. In the view of the EnSys Board, this was a significant factor favoring the Merger.

        7. The EnSys Board also carefully considered the financial presentation and the opinion of Raymond James that the Conversion Ratio is fair to the EnSys stockholders from a financial point of view. The EnSys Board of Directors considered the various analyses of EnSys and SDI included in Raymond James' presentation and felt that such analyses, taken as a whole, supported a conclusion that the Conversion Ratio was fair, from a financial point of view, to the EnSys stockholders. See "--Opinion of EnSys' Financial Advisor." Although the EnSys Board of Directors did not specifically adopt the Raymond James opinion, it relied upon the opinion, and the financial presentation of Raymond James was a major factor in the EnSys Board's decision to recommend approval of the Merger.

        8. In light of the factors set forth above, the EnSys Board considered the Conversion Ratio and resulting consideration to be paid to the SDI stockholders to be fair to the EnSys stockholders and in the best interests of EnSys and its stockholders. While the EnSys Board took into account the extent of the dilution to existing EnSys stockholders resulting from the Merger, it considered such dilution to be fair and reasonable in light of its view of the benefits of the Merger to EnSys and its stockholders, including the EnSys Board's view that the Merger would enhance EnSys stockholder value.

        9. The EnSys Board also considered the remaining terms and conditions of the Merger Agreement, considered as a whole, and the fact that the Merger will be a tax free reorganization for federal income tax purposes to be significant factors favoring the Merger.

    Due to the wide variety of factors considered in connection with its evaluation of the Merger, the EnSys Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The affirmative vote of the holders of two-thirds of the outstanding shares of EnSys Common Stock is required to approve and adopt the Merger Agreement.

    THE BOARD OF DIRECTORS OF ENSYS HAS VOTED IN FAVOR OF THE MERGER, WITH NO MEMBER VOTING AGAINST, AND RECOMMENDS THAT ENSYS STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. ENSYS' STOCKHOLDERS ARE URGED TO CAREFULLY REVIEW THE FACTORS DISCUSSED IN "RISK FACTORS" IN CONNECTION WITH EVALUATING AND VOTING ON THE MERGER AGREEMENT. THE APPROVAL OF EACH OF THE MERGER PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE MERGER PROPOSALS. ACCORDINGLY, A VOTE AGAINST ANY OF THE MERGER PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE MERGER PROPOSALS.

OPINION OF ENSYS' FINANCIAL ADVISOR

    Pursuant to an engagement letter dated February 13, 1995, EnSys retained Raymond James to furnish financial advisory and investment banking services in connection with possible strategic business combinations with various companies to be identified by EnSys or Raymond James from time to time. In connection with this engagement, EnSys requested Raymond James to render an opinion as to whether the Merger consideration offered to SDI is fair to stockholders of EnSys from a financial point of view. Raymond James is a nationally recognized investment banking firm and, as part of its investment banking business, Raymond James is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. EnSys selected Raymond James to provide investment banking services and advice in general and, in particular, to render this opinion in connection with the Merger because of Raymond James' reputation in the investment banking business and experience in transactions similar to the Merger.

    At a meeting of the Board of Directors of EnSys on October 2, 1996, Raymond James delivered a draft of its opinion that as of the date of the opinion and subject to the assumptions, qualifications and limitations set forth in the opinion letter and summarized herein, that the consideration offered to SDI in connection with the Merger is fair to the shareholders of EnSys from a financial point of view. Raymond James delivered such written opinion, dated October 8, 1996, at a meeting of the EnSys Board of Directors held on October 8, 1996. RAYMOND JAMES' OPINION IS DIRECTED ONLY TO THE FINANCIAL TERMS OF THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF ENSYS AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ENSYS MEETING. In connection with its presentation to the EnSys Board of Directors at the October 2, 1996 meeting, Raymond James performed certain financial and comparative analyses including those described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and application of those methods to the particular circumstances. As a result, fairness opinions are not readily susceptible to summary description.

    Furthermore, in arriving at its fairness opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors which it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Raymond James made certain assumptions as set forth below. In addition, Raymond James assumed that market acceptance of SDI's present products and those under development could occur more slowly than contemplated by SDI management. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values (including the future market price for Surviving Corporation Common Stock), which may be significantly more or less favorable than as set forth therein. In addition, the analyses relating to the value of businesses do not purport to be appraisals or to reflect the price at which businesses actually may be sold.

    The full text of the written opinion of Raymond James dated October 8, 1996, which sets forth the assumptions made, factors considered, and limitations and qualifications of the review undertaken by Raymond James is included as Appendix B to this Joint Proxy Statement/Prospectus. The summary of the Raymond James opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the Raymond James opinion. ENSYS STOCKHOLDERS ARE URGED TO READ THE RAYMOND JAMES OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY RAYMOND JAMES.

    In rendering its opinion, Raymond James reviewed and analyzed, among other things: (i) the Merger Agreement and associated schedules; (ii) SDI's audited financial statements as of and for the year ended December 31, 1995 and the related opinion of SDI's independent public accountants; (iii) SDI's interim period financial statements for the six months ended June 30, 1996, as well as other SDI financial and operating information requested from and/or provided by SDI; (iv) SDI's projected financial statements for the years ended December 31, 1996 through 1998; (v) SDI's historical financial statements for the year ended December 31, 1995 and June 30, 1996, pro forma for the acquisition of Ohmicron, and the liquidation of TSD; (vi) SDI's projected financial statements for the years ended December 31, 1996, through December 31, 1998, pro forma for the acquisition of Ohmicron, the liquidation of TSD and the conversion of the EM Industries distribution agreement; (vii) certain information provided in discussions with the management of SDI relating to the business, cash flow, earnings, assets, financial condition and prospects of SDI, including management's forecasts and pro forma forecasts for the years ended December 31, 1996 through 1998, business plans, product and technology descriptions and prospects, description and status of customer relationships, description and prospects of targeted markets, description of relationships with joint venture partners, Taconic and E-Merck, and the prospects of the Surviving Corporation after the Merger; (viii) EnSys audited financial statements as of and for the fiscal year ended December 31, 1995 and the EnSys Quarterly Report filed on Form 10-Q for the quarters ended March 31,

1996 and June 30, 1996; (ix) certain information provided in discussions with the management of EnSys relating to the business, cash flow, earnings, assets, financial condition and prospects of EnSys, including management's forecasts (including forecasts pro forma for the EnSys acquisition of the Envirogard Division of Millipore) for the years ended December 31, 1996 through 1998, business plans, product and technology descriptions and prospects, description and status of customer relationships and description and prospects of targeted markets, and the prospects of the Surviving Corporation after the Merger; (x) publicly available information concerning companies in industries considered by Raymond James to be most comparable to EnSys and SDI; (xi) financial and other information concerning selected completed business combinations deemed to be generally comparable to the Merger, or otherwise relevant to this opinion, in whole or in part, involving EnSys and SDI; (xii) the pro forma effect of the Merger on the projected results of EnSys; (xiii) the reports of consultants hired by EnSys to assess the products, technology and markets of SDI; and (xiv) other such financial studies and analyses, including a relative contribution analysis, as Raymond James deemed relevant and necessary for the purposes of its opinion.

    Raymond James assumed and relied upon the accuracy and completeness of all such information made available to it by EnSys, SDI or any third party and did not attempt independently to verify any of such information, nor did it make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of EnSys or SDI. With respect to the financial projections, pro forma historical financial statements and pro forma projected financial statements provided by EnSys and SDI, Raymond James assumed that they were prepared in good faith and on a reasonable basis reflecting the best currently available estimates and judgments of applicable management, and relied upon each party to advise them promptly if any information previously provided became inaccurate or was required to be updated during the period of the review. Raymond James further relied upon the assurance of the managements of EnSys and SDI that such managements were not aware of any facts as to the respective companies that would make such information inaccurate or misleading. Raymond James also relied, without independent verification, upon the estimates of the managements of both EnSys and SDI concerning the business, operations, strategic benefits and implications of the Merger, including information provided to Raymond James relating to the synergies expected to be achieved by the combination of the operations of EnSys and SDI. Raymond James did not conduct physical inspections of the properties and facilities of EnSys or SDI, nor did it make an independent investigation of any legal matter involving EnSys or SDI.

    The following is a summary of the financial analyses considered by Raymond James in connection with its opinion letter dated October 8, 1996, a draft of which was reviewed with the EnSys Board of Directors on October 2, 1996.

    PRO FORMA MERGER ANALYSIS. Raymond James analyzed certain pro forma financial effects resulting from the Merger. When conducting this analysis, Raymond James relied upon certain assumptions described above and financial projections provided by the respective managements of EnSys and SDI. Raymond James analyzed the pro forma financial effect of combining EnSys and SDI and the potential synergies the respective managements believe are achievable upon completion of the Merger. The purpose of this analysis was to compare the projected net income and earnings per share that EnSys stockholders are expected to achieve on a stand-alone basis to the projected earnings per share that EnSys shareholders are expected to achieve in the Surviving Corporation. In each of the years for which this analysis was prepared, 1996, 1997 and 1998, the combined pro forma earnings per share were substantially higher than the stand alone earnings per share projected by EnSys. The analysis was based on stand alone projections provided by the management of both EnSys and SDI as well as the combined managements' estimates of pretax cost synergies of $2.1 million.

    COMPARABLE PUBLIC COMPANY ANALYSIS. Using publicly available information, Raymond James compared selected financial data of SDI with similar data of selected publicly traded companies engaged in businesses considered by Raymond James to be comparable to SDI. Because Raymond James determined that there were insufficient publicly held companies which were directly comparable to SDI, Raymond James analyzed public companies in two separate markets (collectively, the "Comparable Companies"):

diagnostic test kit manufacturers which generally develop products and use technology similar to SDI but generally for different markets and environmental and water purification firms which serve markets similar to several of SDI's major markets (the "Comparable Public Company Analysis"). Specifically, with respect to the market for diagnostic test kit manufacturing, Raymond James included in its review: Diagnostic Products Corporation, Hach Company, Hycor Biomedical Incorporated, Idexx Laboratories, Meridian Diagnostics Incorporated, Neogen Corporation, Quidel Corporation. With respect to environmental and water purification firms, Raymond James included in its review: Calgon Carbon Corporation, Davis Water and Waste, Ecology and Environment, Inc., Harding Lawson Associates Group, Ionics Incorporated, Osmonics Incorporated, Sybron Chemical Incorporated, Tetra Tech Incorporated, TRC Companies, Inc., Versar Incorporated, and Roy F. Weston Incorporated. Financial data reviewed for these companies included, but was not limited to, the latest twelve months revenues, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA"), gross profit and net income. Based on a trailing twelve month financial performance ("TTM"), Raymond James compared ratios for each set of Comparable Companies, which included Total Enterprise Value ("TEV") as a multiple of: (i) revenues, (ii) EBITDA, and (iii) EBIT. Raymond James also compared price per share to book value per share ("P/BV") and projected earnings per share ("P/E") ratios for each set of Comparable Companies.

    For the diagnostic test kit manufacturing companies, on a TTM basis, the TEV/revenues multiple ranged from 1.3x to 7.0x, with an average of 3.6x. The TEV/EBITDA multiple ranged from 8.2x to 36.9x, with an average of 22.8x. The TEV/EBIT multiple ranged from 11.2x to 80.8x, with an average of 41.3x. The P/BV multiples for diagnostic test kit manufacturers ranged from 1.3x to 6.5x with an average of 3.8x. The calendar year 1996 projected P/E multiple ranged from 17.8x to 75.6x, with an average of 35.6x. The 1997 calendar year P/E multiple ranged from 15.5x to 27.5x, with an average of 20.9x.

    For the environmental and water purification firms, on a TTM basis, the TEV/revenues multiple ranged from 0.2x to 2.5x, with an average of 1.0x. The TEV/EBITDA multiple ranged from 3.6x to 15.6x, with an average of 9.0x. The TEV/EBIT multiple ranged from 6.0x to 40.6x, with an average of 16.9x. The P/BV multiple ranged from 0.5x to 5.4x with an average of 2.1x. The calendar year 1996 projected P/E multiple ranged from 10.3x to 30.3x, with an average of 19.7x. The calendar year 1997 projected P/E multiple ranged from 10.8x to 24.4x, with an average of 16.6x. For all Comparable Companies considered, on a TTM basis, the TEV/revenues multiple had an average of 2.0x. The TEV/EBITDA multiple resulted in an average of 13.9x. The TEV/EBIT multiple resulted in an average of 26.1x. The P/BV multiple had an average of 2.7x. The calendar year 1996 projected P/E multiple had an average of 25.8x, and the calendar year 1997 projected P/E multiple had an average of 17.9x.

    In summary, the average multiples based on revenue implied an equity value of $20,245,715. The multiples based on EBITDA implied a value of $20,430,651, the multiples based on EBIT implied a value of $34,149,406, the multiples based on net income implied a value of $26,816,773, and the multiples based on book value implied a value of $8,923,988. The overall average of these multiples implied an overall value of $22,518,432 for SDI in the aggregate.

    Because of the lack of the sufficient number of independent Comparable Companies and the difference between the businesses, operations and prospects of EnSys and SDI and the businesses, operations and prospects of the companies included in the Comparable Companies, Raymond James believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics of EnSys and SDI and the companies included in the Comparable Companies that would affect the public trading value of EnSys, SDI and such Comparable Companies.

    DISCOUNTED CASH FLOW ANALYSIS. Raymond James provided an equity evaluation of SDI based on the projections provided by the management of SDI, as well as on management's projections as adjusted by Raymond James for lower revenue growth rates and comparable operating margins primarily to incorporate the possiblity of slower market penetration of SDI products. The compounded annual revenue growth rate for total revenue for the years 1997-2000 under management's projections was 36.2%, as compared to the compounded annual revenue growth rate for total revenue under management's projections as adjusted by Raymond James of 28.0%. Raymond James applied a range of discount rates, from 15% to 25%, to each projected future free cash flows of SDI. The discount rates used in the analysis were based on Raymond James' estimates of the marketplace's perception of SDI's business and industry. Raymond James determined the present value of future unlevered free cash flows for the period from 1997 to 2000 for management's projections, and for the period 1997 to 2001 for the Raymond James' adjusted projections. To calculate the terminal value at the end of such periods, Raymond James assumed multiples of 5, 6 and 7 times projected EBITDA in the final years.

    Using the assumptions outlined above, the estimated equity value for SDI based upon management's projections ranged from $21,175,084 to $39,876,881, with an average of $29,612,754. The estimated equity value for SDI under the Raymond James' adjusted projections ranged from $14,437,921 to $28,589,968, for an average value of $20,732,458.

    ANALYSIS OF RECENT ENSYS AND SDI ACQUISITIONS. Raymond James determined that no recent comparable transactions had taken place in the relevant markets. Therefore, using information made available to it by EnSys and SDI, Raymond James analyzed recent EnSys and SDI transactions considered by Raymond James to be comparable to the merger between EnSys and SDI. Specifically, Raymond James reviewed and considered the following transactions: the acquisition of certain assets of Millipore by EnSys and the acquisition of Ohmicron by SDI. In particular, Raymond James noted that with respect to the SDI-Ohmicron transaction, the applicability of valuation multiples to operating statistics of Ohmicron and the applicability of valuation multiples to book value of Ohmicron would be of limited value because of Ohmicron's operating losses and substantial accumulated deficit at the time of the transaction with SDI. Raymond James therefore computed the valuation multiple for the SDI-Ohmicron transaction based on revenue alone. Despite these limitations, Raymond James believed these transactions to be the most relevant for analysis given the unique nature of the markets in which EnSys and SDI operate.

    Raymond James calculated multiples for projected revenue for fiscal year 1996, operating income projected for fiscal year 1996, and revenue for the latest twelve months ending June 1996 to determine the implied SDI value. Based on these valuations, Raymond James calculated a total average value to SDI of $18,772,441.

    ESTIMATED VALUE OF MERGER CONSIDERATION OFFERED FOR SDI; VALUATION OF ENSYS. Raymond James estimated the value of the aggregate merger consideration offered to SDI at approximately $17.1 million.

    Raymond James used two methods for valuing EnSys. Raymond James analyzed the average closing price for EnSys' stock for the 30, 60, 90 and 120 days prior to the rendering of its opinion. For the purpose of valuing EnSys, as well as the consideration offered to SDI, Raymond James utilized the average closing stock price for the 30 days prior to rendering its opinion.

    In addition, Raymond James valued EnSys on the basis of its relative contribution to the Surviving Corporation. Raymond James completed an analysis of the relative contribution of EnSys and SDI to the Surviving Corporation's revenue, EBITDA and EBIT. Raymond James analyzed the relative ownership of the Surviving Corporation based on the relative contribution of EnSys and SDI of their businesses, cash and net operating losses. For a complete discussion of this analysis see the following section entitled, RELATIVE CONTRIBUTION ANALYSIS.

    RELATIVE CONTRIBUTION ANALYSIS. Based on the projections provided by the managements of EnSys and SDI, Raymond James analyzed the relative contributions of each of EnSys and SDI to the Surviving Corporation's historical and projected revenue, EBITDA, and EBIT. Raymond James analyzed the relative ownership of the Surviving Corporation based on the relative contribution of EnSys and SDI of their businesses, cash and net operating losses. Raymond James utilized multiples of 1.0, 1.5 and 2.0 times total revenue in conducting its analysis and adjusted the values thereby obtained for cash held by each company and the present value of each company's respective operating losses. The multiples of revenue were selected based on the Comparable Public Company Analysis and analysis of recent EnSys and SDI acquisitions. The analysis indicated that a range of relative contributions for EnSys and SDI from 33.4% and 35.3%, respectively to 64.7% and 66.6%, respectively. Raymond James calculated a mid-point of these ranges to be 48.4% for EnSys and 51.6% for SDI. Raymond James compared these relative contribution percentages with the ownership percentages contemplated under the Merger Agreement.

    EnSys engaged Raymond James to render its opinion to EnSys' Board of Directors and not to represent specifically the interests of affiliated or non-affiliated shareholders of EnSys. As compensation for rendering its fairness opinion to EnSys, EnSys has agreed to pay Raymond James a fee of $75,000, contingent upon the consummation of the Merger. EnSys also agreed to reimburse Raymond James for its reasonable out-of-pocket expenses and to indemnify Raymond James and its affiliates for certain liabilities, including liabilities under the federal securities laws, relating to, arising out of or in connection with its engagement. Upon consummation of the Merger and pursuant to the terms of the Raymond James engagement letter, EnSys has agreed to pay Raymond James an investment banking services fee of approximately $343,000. In the ordinary course of its business, Raymond James may trade the common stock of EnSys for its own account and, accordingly, may at any time hold a long or short position in such securities.

REPORTS OF OUTSIDE CONSULTANTS TO ENSYS

    In its consideration of the Merger, EnSys management commissioned reports by two outside consultants, Donald T. Aiello (the "Aiello Report") and Michael Lundy (the "Lundy Report"), which reports were provided to the EnSys Board and were reviewed by Raymond James in connection with the preparation of its report and fairness opinion.

    Mr. Aiello was formerly the Chief Operating Officer and Executive Vice-President of EcoScience Corporation, an agricultural biotechnology company. Mr. Aiello has worked in the area of marketing and product development for agricultural chemical products since 1979. As such, Mr. Aiello has substantial knowledge of the markets for SDI's agricultural diagnostic test products. Mr. Aiello was identified to EnSys by Raymond James.

    At the request of EnSys, Mr. Aiello conducted a review of three SDI products: the GeneCheck B.t.k. test, the RapidChek Blast Finder test, and the RapidChek Botrytis test. The Aiello Report evaluated the market prospects of each of the three SDI products against sales forecasts made by SDI. Specifically, the Aiello Report analyzed the market performance, sales forecasts, market acceptance, regulatory environment and internal testing procedures for SDI's GeneCheck B.t.k. test, RapidChek Blast Finder test, and RapidChek Botrytis test. The methodology used in the Aiello Report consisted of discussions with SDI scientists, customers, and other industry contacts.

    Focusing on genetically engineered crops, the Aiello Report found that testing for detection of inserted genes provides a ready market application for the GeneCheck B.t.k. test. The Aiello Report found the GeneCheck B.t.k. test to be generally reliable and easy to use, but noted that the potential level of competition for this particular market was uncertain. Ultimately, the Aiello Report concluded that SDI's sales estimates for the test were reasonable.

    With respect to the RapidChek Blast Finder test, the Aiello Report found the product to be effective in detecting the rice blast fungus and noted that there is a foreign market for the product. The Aiello Report noted, however, that SDI has been able to conduct only one season of field testing for the product and could face obstacles in shipping, handling and storage of the product in hot climates. As a result, the Aiello Report determined that the sales forecasts for the RapidChek Blast Finder test should be adjusted to reflect a slower market penetration.

    Finally, the Aiello Report examined the RapidChek Botrytis test kit and determined that it was consistent in its ability to measure botrytis and easy to use. The Aiello Report noted that, while botrytis is a problem on several varieties of fruits and vegetables, the product has initially been marketed to the wine industry. The Aiello Report concluded that the RapidChek Botrytis test will probably become the standard of measurement for the wine industry, but that SDI will have to develop foreign markets or other fruit applications to meet its sales forecasts.

    The Aiello Report concluded that, in general, the SDI products were effective in the detection and measurement of specific chemical compounds and the sales forecasts made by SDI were, on the whole, realistic and attainable, subject to the qualifications summarized above.

    Michael Lundy is president of Lundy Associates, Inc., an investor relations firm retained by EnSys. His report was prepared at the request of EnSys to supplement its due diligence research for the Merger with SDI. Mr. Lundy was formerly employed by Hambrecht & Quist as a research analyst for the environmental services industry. EnSys selected Mr. Lundy because of his extensive experience and familiarity with the operations of EnSys and knowledge of SDI, including the markets and principal customers of both EnSys and SDI. Mr. Lundy receives a monthly retainer of $3500 from EnSys for his investor relations services.

    Mr. Lundy conducted a due diligence review of SDI's products and relevant market data and prepared the Lundy Report. The Lundy Report was based primarily on information obtained from SDI and references identified by SDI, including users of SDI products and representatives of agencies charged with regulation of industries in which SDI products are currently or may be potentially used. The Lundy Report, which was not reviewed by SDI or any of SDI's references prior to its submission, rendered no opinion on the validity of SDI's projections or forecasts. The Lundy Report did not independently verify the responses obtained and the accuracy of the information and conclusions derived therefrom was not guaranteed.

    The Lundy Report is a survey of five markets for SDI products: (i) the pesticide detection market; (ii) the water treatment chemical detection market;
(iii) the industrial markers market; (iv) the research, clinical diagnostics and clinical trials markets served by TSD; and (v) the medical diagnostics market served by SDI's Macra Lp(a) test. The Lundy Report described generally the markets for the products surveyed, the products offered by SDI in those markets, and the reactions of customers and the EPA to SDI's product offerings.

    The Lundy Report noted that immunoassay products in general and SDI products in particular are gaining acceptance because of their cost savings, portability and ease of use in the pesticide detection and genetically engineered plant markets. The Lundy Report also found that market growth opportunities exist in the development of new products to detect existing and new pesticides as well as for market penetration in areas traditionally handled by more conventional analytical methods.

    In the water treatment chemical detection market, the Lundy Report noted that one of SDI's partners who have used SDI's products found them effective, accurate and easy to use. However, the Lundy Report notes that, while SDI has developed and continues to develop products for the industry, SDI's products have not yet received approval from the National Sanitation Foundation in conjunction with its tests for water filtration devices. The Lundy Report provides no opinion about the validity of any projections made by SDI.

    The Lundy Report noted that SDI has an established partnership in the industrial marker industry. The Lundy Report offers no opinion as to the validity of any projections made by SDI. Furthermore, the Lundy Report found that SDI's products in the industry face competition from a variety of comparable technologies.

    With respect to TSD Bioservices, the Lundy Report found that, while TSD has existing customer relationships in the market and competitive prices, the market is also highly competitive. The Lundy Report provides no opinion about the validity of any projections made by SDI.

    Finally, the Lundy Report examined the market for SDI's Macra Lp(a) product. The Lundy Report noted that Macra Lp(a) has been utilized in clinical prospective studies funded by the federal government, but has not yet received approval by the FDA. The Lundy Report noted, however, that there is at least one potential competitor developing a similar test.

SDI'S REASONS FOR THE MERGER AND BOARD OF DIRECTORS' RECOMMENDATION

    The SDI Board of Directors viewed the Merger with EnSys as an attractive strategic alliance, which was even more attractive in light of the Ohmicron acquisition. The key strategic factors in favor of the Merger with EnSys considered by the SDI Board were:

        (a) EnSys' financial condition, in particular its working capital;

        (b) EnSys' business products, assets and competitive position, and the combined market share of the two companies' products;

        (c) EnSys' status as a public company providing (i) SDI with increased access to the capital markets for future acquisitions and research and development funding and (ii) the SDI stockholders increased liquidity as well as the opportunity to continue as stockholders of a consolidated organization with enhanced financial and market strength.

    In addition, in its deliberations the SDI Board considered, without assigning relative weights to, the following additional factors as being supportive of its determination: (i) the terms and conditions of the Merger, including the nature and value of the consideration to be paid by EnSys; (ii) the likelihood that, for federal income tax purposes, no gain or loss will be recognized by SDI common or preferred stockholders with respect to the EnSys stock received in exchange for their SDI stock; (iii) the market price of the Ensys Common Stock since its initial public offering; (iv) the trading volume of the EnSys Common Stock; (v) the interests of its customers; (vi) the effect of the Merger on its employees; (vii) the potential for operating efficiencies and cost savings; and (viii) the talented management teams of EnSys and SDI.

    In addition, the SDI Board generally considered those matters discussed under "Risk Factors" which involve potentially adverse consequences to SDI and/or the SDI stockholders as a result of the Merger, in particular EnSys' history of operating losses, costs associated with the Merger, uncertainties with respect to the integration of the two entities and the effects of the Merger on the rights of the SDI stockholders. The Board considered that the potential benefits of the Merger to both SDI and its stockholders outweighed such risks, without quantifying or giving relative weights to such factors.

    Finally, the Board's approval of the Merger was conditioned upon the subsequent receipt of a written opinion from Oppenheimer as to the fairness to SDI's current holders of common and preferred stock, from a financial point of view, of the Conversion Ratio for the SDI Common Stock and SDI Preferred Stock provided in the Merger Agreement. Oppenheimer's written opinion dated October 8, 1996 is attached as Appendix C to this Joint Proxy Statement/Prospectus.

FOR THE REASONS DISCUSSED ABOVE, THE BOARD OF DIRECTORS OF SDI UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AS BEING FAIR AND IN THE BEST INTERESTS OF SDI AND ITS STOCKHOLDERS. THE SDI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SDI STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF SDI'S FINANCIAL ADVISOR

    SDI retained Oppenheimer to act as its financial advisor and to render its opinion to SDI's Board of Directors as to the fairness, from a financial point of view, to SDI's current holders of SDI Common Stock and SDI Preferred Stock, of the Conversion Ratio for SDI Common Stock and SDI Preferred Stock provided in the Merger Agreement. SDI selected Oppenheimer based on its qualifications, expertise and experience. Oppenheimer is a nationally recognized firm, and as part of its investment banking business, Oppenheimer is regularly engaged in valuations of businesses and securities in connection with mergers and acquisitions, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

    The Merger Agreement provides that, among other things, (i) SDI will be merged with and into EnSys (which will be the Surviving Corporation and which will be renamed Strategic Diagnostics Inc.), (ii) each issued and outstanding share of SDI Common Stock will be converted into the right to receive 0.7392048 shares of Surviving Corporation Common Stock and each issued and outstanding share of SDI Preferred Stock will be converted into the right to receive
0.7392048 shares of Surviving Corporation Series A Preferred Stock, and (iii) current holders of issued and outstanding SDI Options and SDI Warrants to purchase SDI Common Stock will have the right to convert such SDI Options or SDI Warrants for options or warrants, as the case may be, to purchase Surviving Corporation Common Stock covering that number of shares of Surviving Corporation Common Stock equal to 0.7818026 multiplied by the number of shares of SDI Common Stock to which such SDI Option or SDI Warrant currently relates. On October 8, 1996, Oppenheimer delivered its written opinion to SDI's Board of Directors that, as of such date, the Conversion Ratio for SDI Common Stock and SDI Preferred Stock provided in the Merger Agreement were fair, from a financial point of view, to the current holders of SDI Common Stock and SDI Preferred Stock (the "Fairness Opinion").

    The full text of the Fairness Opinion, which sets forth certain assumptions made, certain procedures followed and certain matters considered by Oppenheimer, is attached as Appendix C to this Joint Proxy Statement/Prospectus. As set forth in the Fairness Opinion, Oppenheimer relied upon and assumed the accuracy and completeness of all of the financial and other information available to it from public sources and provided to it by SDI, EnSys and their respective representatives. SDI and EnSys each provided Oppenheimer with its respective financial forecasts. With respect to the financial forecasts and other data concerning SDI reviewed by Oppenheimer, the management of SDI advised it that such forecasts and other data had been reasonably prepared on bases reflecting their best currently available estimates and judgment as to the future financial performance of SDI. With respect to the financial forecasts and other data concerning EnSys reviewed by Oppenheimer, the management of EnSys advised it that such forecasts and other data had been reasonably prepared on bases reflecting their best currently available estimates and judgment as to the future financial performance of EnSys.

    In arriving at its opinion, Oppenheimer neither made nor obtained any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SDI or EnSys, nor was it furnished with any such evaluations or appraisals. Oppenheimer also assumed, without independent verification, the accuracy of the advice and conclusions of the parties' legal counsel and accountants with respect to tax and accounting matters, including, without limitation, the treatment of the Merger as a tax-free reorganization for federal income tax purposes and the accounting of the Merger as a purchase. The Fairness Opinion was necessarily based on information available to Oppenheimer and the general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Oppenheimer on the date of the Fairness Opinion. No limitations were imposed by SDI on Oppenheimer with respect to the investigations made or procedures followed by Oppenheimer.

    The summary of the written Fairness Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the opinion which is attached as Appendix C hereto. SDI COMMON AND PREFERRED STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS FOR THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY OPPENHEIMER. The Fairness Opinion is directed only to the fairness, from a financial point of view, to the current holders of SDI Common Stock and SDI Preferred Stock of the Conversion Ratio for SDI Common Stock and SDI Preferred Stock provided in the Merger Agreement and does not address any other aspect of the Merger. The Fairness Opinion does not constitute a recommendation to SDI shareholders as to how such shareholders should vote with respect to whether they should approve the Merger Proposals.

    In rendering the Fairness Opinion, Oppenheimer: (i) reviewed the Merger Agreement; (ii) reviewed the historical financial statements and financial projections and other information prepared by the representatives of SDI and EnSys; (iii) reviewed publicly available information for SDI and EnSys, including, with respect to EnSys, periodic and other reports filed with the Commission; (iv) reviewed the reported market prices and trading volumes for EnSys Common Stock; (v) held discussions with the senior management and representatives of each of SDI and EnSys concerning SDI's and EnSys' historical and current operations, financial condition and prospects; and (vi) reviewed such other documents and financial, economic and market criteria and made such other investigations as it deemed appropriate for the purposes of such opinion.

    VALUATION OF ENSYS. Oppenheimer performed five primary valuation analyses of EnSys: (i) a Common Stock Trading History Analysis; (ii) a Premiums Paid Analysis for domestic merger and acquisition transactions of public companies (1,397 transactions, including cash and stock-for-stock transactions) of less than $100 million since January 1, 1994 and for domestic merger and acquisition transactions of public companies (216 transactions) involving stock-for-stock transactions of less than $100 million since January 1, 1994; (iii) a Comparable Company Analysis, which consisted of reviewing and considering certain financial and stock market data for certain other publicly traded companies determined to be similar to EnSys and SDI; (iv) a Comparable Mergers and Acquisitions Transaction Analysis which consisted of reviewing certain financial data of selected comparable acquisitions involving diagnostic test and other companies; and (v) a Discounted Cash Flow Analysis. These analyses were applied to projections developed under two scenarios (collectively, the "Scenarios"). Scenario 1 reflects the projections developed by EnSys' management on a stand-alone basis. Scenario 2 reflects the projections developed by EnSys' management adjusted to include the effect of certain cost savings synergies contemplated as a result of the Merger projected by the management of SDI. Each of the Comparable Company Analysis, Comparable Mergers and Acquisitions Transaction Analysis and Discounted Cash Flow Analysis was applied to financial results from the most recent twelve months and to the projected financial results under Scenario 1 and Scenario 2 to determine a range of implied enterprise values (equity value plus total debt minus cash, the "Enterprise Value") for EnSys. EnSys' revenues for the most recent twelve months were adjusted to include pro forma trailing twelve months results to reflect the recent acquisition of the Envirogard product line from Millipore Corporation ("Millipore").

    In establishing the range of values resulting from the application of each of the analyses, Oppenheimer made qualitative judgments as to the meaningfulness of the valuation measurements. The judgments were based upon the number and similarity of comparable companies and merger and acquisition transactions, as well as the predictability and volatility of future earnings when assessing the relative significance of the Discounted Cash Flow Analyses. The relative appropriateness of certain other valuation measurements, such as operating cash flow or price/earnings multiples, as used generally for comparative purposes, were also taken into account in making such judgments.

    COMMON STOCK TRADING HISTORY ANALYSIS. Oppenheimer reviewed current and historical market prices and trading data of EnSys Common Stock during the period from January 26, 1996 to July 26, 1996 and for the period from July 28, 1995 to July 26, 1996 (the day prior to the date EnSys announced the merger with SDI, the "Announcement Date"). Oppenheimer noted that during such periods, EnSys Common Stock traded between a high of $2.25 and a low of $1.375 per share and a high of $3.375 and a low of $1.125 per share, respectively, and that more than 97.7% of EnSys Common Stock during the period from January 26, 1996 to July 26, 1996 traded at prices below $2.00 per share, and more than 61.5% of EnSys Common Stock during the period from July 28, 1995 to July 26, 1996 traded at prices below $2.00 per share. In this analysis, Oppenheimer also noted that the average daily trading volume for EnSys Common Stock during the period from January 26, 1996 to July 26, 1996 was approximately 5,500 shares and during the period from July 28, 1995 to July 26, 1996 was approximately 5,700 shares. Given the relative lack of liquidity of EnSys Common Stock, Oppenheimer also analyzed EnSys's stockholder concentration and noted that more than 90% of EnSys Common Stock is held by fewer than 20 holders.

    PREMIUMS PAID ANALYSIS. Oppenheimer analyzed the average premiums paid in domestic merger and acquisition transactions of public companies (1,397 transactions, including cash and stock-for-stock transactions) with transaction values of less than $100 million since January 1, 1994. Such average premiums were approximately 33.3%, 20.9% and 26.1% for one day, one week and one month, respectively, prior to the transaction announcement date. Oppenheimer also analyzed the average premiums paid in domestic merger and acquisition transactions of public companies (216 transactions) with transaction values of less than $100 million in stock-for-stock transactions since January 1, 1994. Such average premiums were approximately 41.9%, 45.9% and 53.5% for one day, one week and one month, respectively, prior to the transaction announcement date. Since SDI Common Stock is not publicly traded, Oppenheimer derived implied equity values for SDI by taking a range of implied average equity values based on the Comparable Company Analysis, the Comparable Mergers and Acquisitions Transaction Analysis and the Discounted Cash Flow Analysis for SDI. Oppenheimer calculated an implied average equity value range for SDI of approximately $25.4 million to $36.9 million ($3.02 to $4.39 per share) based on the Comparable Company Analysis, an implied average equity value of approximately $19.0 million ($2.26 per share) based on the Comparable Mergers and Acquisitions Transaction Analysis and an implied average equity value of approximately $31.8 million ($3.78 per share) based on the Discounted Cash Flow Analysis. Oppenheimer then compared these implied equity values of SDI to the equity value of EnSys based on its share price one day, one week and one month, respectively, prior to the Announcement Date, which resulted in implied premiums ranging from 231.5% to 119.0% for one-day, 177.0% to 91.0% for one-week and 188.1% to 96.7% for one-month. Oppenheimer placed relatively little emphasis on the Premiums Paid Analysis due to the lack of liquidity of EnSys Common Stock evidenced by low trading volumes and high stockholder concentration.

    COMPARABLE COMPANY ANALYSIS. Oppenheimer compared EnSys to the following eight diagnostic test and other Comparable Companies which are publicly traded:
Hach Company; IDEXX Laboratories, Inc.; Landauer, Inc.; Meridian Diagnostics, Inc.; Millipore; Neogen Corporation.; Perkin-Elmer; and Quidel Corporation. Using publicly available information, Oppenheimer analyzed, among other things, the market values and certain financial criteria for the Comparable Companies including their (i) revenues, (ii) EBITDA, to the extent available, (iii) EBIT, and (iv) net income, in each case for the most recent twelve month periods for which financial data were available and, on an estimated basis, for the twelve month periods ending on or about December 31, 1996 and 1997 and on implied data for the twelve month period ending on or about December 31, 1998. In addition, Oppenheimer evaluated the market values for the Comparable Companies relative to their tangible book value for the most recent period. Oppenheimer excluded certain statistics which it deemed to be not representative for the Comparable Companies as a group. When calculating the implied Enterprise Values of EnSys, Oppenheimer was constrained frequently to using only Comparable Companies multiples for revenues and tangible book value given EnSys' lack of historical and projected earnings. The Comparable Companies multiples were applied to EnSys for the most recent twelve months and for 1996, 1997 and 1998 projected operating results. Oppenheimer calculated EnSys' implied 1998 Enterprise Value by multiplying EnSys' estimated 1998 results by the 1997 Comparable Companies multiples and discounting the result of such calculation by 20%. These analyses resulted in an implied Enterprise Value for EnSys which ranged from a low of $1.5 million to a high of $23.0 million under Scenario 1 and from a low of $7.0 million to a high of $69.2 million under Scenario 2. Oppenheimer noted that the high implied Enterprise Value under Scenario 1 was based solely on multiples of revenue.

    In addition, Oppenheimer calculated average implied Enterprise Values based upon trimmed averages (averages that exclude certain data deemed to be not meaningful, each a "Trimmed Average") of revenues, EBITDA, EBIT, net income and tangible book value multiples, where available, for the Comparable Companies, for the same periods which resulted in a range of Trimmed Average implied Enterprise Values of $7.4 million to $14.9 million under Scenario 1 and $14.0 million to $33.5 million under Scenario 2. Although Oppenheimer considered the high and low implied Enterprise Values, it deemed the range of Trimmed Average implied Enterprise Values to be a better measure of EnSys' value.

    COMPARABLE MERGERS AND ACQUISITIONS TRANSACTION ANALYSIS. Using publicly available information, Oppenheimer analyzed the consideration paid in selected merger and acquisition transactions involving diagnostic test and other comparable companies with characteristics it determined to be similar to EnSys under the Scenarios. Oppenheimer examined fifteen transactions involving diagnostic test and other comparable companies over the past seven years consisting of: Millipore Waters Chromatography Division/ Waters Holding Inc., AEA Holdings, Inc.; Nunc Group/Sybron International Corp.; Applied Biosystems, Inc./Perkin-Elmer Corporation; Wellcome Diagnostics/International Murex Technology Corporation; London Diagnostics, Inc./Nichols Institute, Inc.; Cirrus Diagnostics, Inc./Diagnostic Products Corporation; ETI Corp./IDEXX Laboratories, Inc.; Aero M/Aerovox Incorporated; Advanced Magnetics, Inc. (In Vitro product line)/PerSeptive Biosystems Inc.; Data Measurement Corp./Measurex Corporation; Millipore Corporation (Envirogard product line)/EnSys Environmental Products, Inc.; Integrated Genetics Inc./ Genzyme Corporation; Thermo Environmental Corporation/Thermo Instrument Systems Inc., Thermo Electron Corporation; Idetek Laboratories Inc./IDEXX Laboratories, Inc.; and Ohmicron Corporation/ Strategic Diagnostics Inc. Oppenheimer calculated the multiples of the consideration paid in relation to the acquired companies' most recent twelve months revenue, EBITDA, EBIT, net income and tangible book value, where available. When calculating the implied Enterprise Value of EnSys based upon the comparable mergers and acquisitions, Oppenheimer was constrained to using only multiples for revenue and tangible book value given EnSys' lack of earnings for the most recent twelve months. Oppenheimer then applied these multiples to EnSys' most recent twelve months operating results which resulted in an implied Enterprise Value range for EnSys of $3.8 million to $15.8 million under both Scenario 1 and Scenario 2. In addition, Oppenheimer calculated the implied Trimmed Average Enterprise Value based on revenues and tangible book value, as applied to EnSys' most recent twelve months, resulting in an implied Trimmed Average Enterprise Value for EnSys of $10.0 million under both Scenario 1 and Scenario 2.

    DISCOUNTED CASH FLOW ANALYSIS. Oppenheimer performed a Discounted Cash Flow Analysis of the projected after-tax cash flows of EnSys for the fiscal years ending December 31, 1996 through 2000, under the Scenarios based on forecasts and other data provided by the management of EnSys. This analysis consisted of adding the discounted present value of the projected future cash flows from EnSys and the discounted present value of the terminal value of EnSys at the end of the reference period. For purposes of such analysis, Oppenheimer used discount rates of 25%, 30% and 35%. Oppenheimer then calculated the terminal value by applying EBIT multiples of 12, 14 and 16 to EnSys' projected EBIT for the year 2000 under both Scenarios. These multiples were based upon the Comparable Companies in the industry. This analysis resulted in implied Enterprise Values for EnSys ranging from $6.6 million to $11.8 million, with an average based upon all of the various discount rates and multiples of $9.0 million, under Scenario 1 and from $20.4 million to $34.8 million, with an average of $27.0 million, under Scenario 2.

    CONTRIBUTION ANALYSIS. As of the date of the Fairness Opinion, as a result of the Merger, current stockholders of EnSys will own approximately 47.4% of the Surviving Corporation on a primary basis and SDI will own approximately 52.6%. Oppenheimer analyzed EnSys' and SDI's relative percentage contribution to the pro forma operating results for the Surviving Corporation resulting from the Merger with respect to revenues for the most recent twelve months, comparing EnSys' revenues to SDI's revenues for the same period. This analysis resulted in a relative contribution of 37.7%. In addition, for the most recent twelve months, EnSys' contribution to the Surviving Corporation's pro forma results for total assets and tangible book value was 69.4% and 152.9%, respectively, under both Scenario 1 and Scenario 2. Oppenheimer then analyzed EnSys' and SDI's relative percentage contribution to the pro forma operating results for the Surviving Corporation resulting from the Merger with respect to revenues, EBITDA, EBIT, pre-tax income and net income. Such analysis was made for the fiscal years for each of EnSys and SDI ending December 31, 1996, 1997, 1998, 1999 and 2000, respectively, based upon projected operating results. EnSys' contribution to the Surviving Corporation's pro forma results for the fiscal years ending in 1996, 1997 and 1998 would be: (i) 29.1%, 26.2% and 20.7% of revenues, respectively; 46.7% (of the combined EBITDA loss), 5.1% and 19.1% of EBITDA, respectively; 52.4% (of the combined EBIT loss), -11.8% and 13.3% of EBIT, respectively; 64.4% (of the combined pre-tax loss), 11.9% and 24.3% of pre-tax income, respectively; and 64.4% (of the combined net loss), 14.5% and 31.5% of net income, respectively, under Scenario 1; and (ii) 21.9%, 26.2% and 20.7% of revenues, respectively; 283.0%, 56.7% and 52.7% of EBITDA, respectively; NM (not meaningful), 56.9% and 53.0% of EBIT, respectively; 11.0% (to the combined pre-tax loss), 61.8% and 57.9% of pre-tax income, respectively; and 11.0% (to the combined net loss), 66.9% and 66.2% of net income, respectively, under Scenario 2. Contribution percentages represent the relative contributions of each of EnSys and SDI to the Surviving Corporation's results. Negative percentages indicate that EnSys contributed an earnings deficit to the overall positive earnings of the Surviving Corporation in a given year. Percentages above 100% indicate that EnSys contributed positive earnings (which were offset by SDI's earnings deficit) to the overall positive earnings of the Surviving Corporation in a given year.

    EPS DILUTION ANALYSIS. Oppenheimer performed an analysis to determine the pro forma effect of the Merger on SDI's earnings per share ("EPS") for the fiscal years ending December 31, 1996, 1997, 1998, 1999 and 2000 on a combined basis. The analysis for the most recent twelve months results did not include any pro forma adjustments for cost benefits or revenue modifications. The percentage (dilution)/accretion of SDI's EPS as a result of the Merger would be -51.4%, -42.9% and -26.7% for 1996, 1997 and 1998, respectively, under Scenario 1 and 36.6%, 54.1% and 51.9%, for the same periods, respectively, under Scenario 2.

    VALUATION OF SDI. In consideration of the fact that the Merger involves the payment of SDI Common Stock and SDI Preferred Stock to the stockholders of EnSys based on the Conversion Ratio for SDI Common Stock and SDI Preferred Stock, Oppenheimer performed a valuation of SDI. Oppenheimer applied the same methods of analysis used above following the same methodologies in all cases except that all such analyses were applied to the financial results of SDI for the most recent twelve months and to SDI's projected results for the years ended 1996 through 2000, such projections having been provided by the management of SDI. The most recent twelve month results for SDI include pro forma twelve month results to account for the transactions involving Ohmicron and TSD, as though they had occurred on July 1, 1995.

    Oppenheimer was unable to make a Common Stock Trading History Analysis since SDI is a private company. Oppenheimer performed a Comparable Company Analysis using the same Comparable Companies used in the EnSys Comparable Companies Analysis, resulting in an implied Enterprise Value for SDI which ranged from a low of $17.5 million to a high of $55.1 million. Oppenheimer noted that the low implied Enterprise Value in this case was based solely on multiples of revenue. In addition, Oppenheimer calculated the average implied Enterprise Values based upon Trimmed Averages of revenues, EBITDA, EBIT, net income and tangible book value multiples, where available, for the Comparable Companies for the same periods, which resulted in a range of implied Trimmed Average Enterprise Values of $25.2 million to $36.7 million. Oppenheimer noted that the low implied Enterprise Value under the Comparable Companies Analysis was based solely on multiples of revenue. Although Oppenheimer considered the high and low implied Enterprise Values, it deemed the range of implied Trimmed Average Enterprise Values to be a better measure of SDI's value. The Comparable Mergers and Acquisitions Transaction Analysis compared SDI with the same comparable mergers and acquisitions transactions used in the EnSys' Comparable Mergers and Acquisitions Transaction Analysis, resulting in an implied Enterprise Value for SDI which ranged from a low of $10.6 million to a high of $26.2 million. Oppenheimer noted that the low and the high implied Enterprise Values were based solely on multiples of revenue. In addition, Oppenheimer calculated the implied Trimmed Average Enterprise Value based solely on revenues, as applied to SDI's most recent twelve months, resulting in an implied Trimmed Average Enterprise Value for SDI of $18.7 million. Oppenheimer performed a Discounted Cash Flow Analysis based on projections provided by the management of SDI. Oppenheimer used discount rates of 30%, 35% and 40% for the SDI Discounted Cash Flow Analysis. These discount rates were incrementally higher than those used in the EnSys Discounted Cash Flow Analysis due to the reliance of SDI's projections on the results of products in early stages of development. Oppenheimer then calculated the terminal value by applying EBIT multiples of 12,

14 and 16 to SDI's projected EBIT for the year 2000, which resulted in implied Enterprise Values for SDI ranging from a low of $23.0 million to a high of $41.8 million, with an average of $31.5 million.

    VALUATION CONCLUSION. In reviewing the Comparable Company Analysis, the Comparable Mergers and Acquisitions Transaction Analysis and the Discounted Cash Flow Analysis performed for EnSys, as well as the Contribution and EPS Dilution Analysis, Oppenheimer placed relatively greater weight on the Scenario 2 projections and the Discounted Cash Flow Analysis. In evaluating the data from the analyses, Oppenheimer calculated ranges of implied Conversion Ratios based upon implied equity values (Enterprise Value minus debt plus cash) to evaluate the relative equity values of SDI and EnSys. With regard to the Scenario 2 projections, the implied exchange ratios of the transaction ranged from 0.640 to
1.060 based upon the average implied equity value of SDI relative to the average implied equity value of EnSys as determined by the Comparable Company Analysis, Comparable Mergers and Acquisitions Transaction Analysis and the Discounted Cash Flow Analysis. In arriving at its opinion, Oppenheimer also took into account the benefits to SDI derived from (i) gaining access to the significant cash resources of EnSys as a result of the Merger, (ii) avoiding the expense and difficulty associated with raising capital for an early stage company, and (iii) being a public company. Although Oppenheimer noted that in performing these analyses, there existed a significant number of relevant companies and transactions that were available to analyze, the lack of historical earnings for both EnSys and SDI diminished the relevance of these analyses compared to the Discounted Cash Flow Analysis.

    A fairness opinion is the product of a complex process and cannot necessarily be partially analyzed or readily summarized. Examining portions of the analyses summarized above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Oppenheimer's opinion. In arriving at its opinion, Oppenheimer considered the results of all of such analyses as were relevant. The analyses were prepared by Oppenheimer solely for purposes of providing its opinion as to the fairness of the Conversion Ratio for SDI Common Stock and SDI Preferred Stock provided in the Merger Agreement, from a financial point of view, to the current holders of SDI Common and SDI Preferred Stock. Analyses based upon forecasts of future results are inherently subject to substantial uncertainties and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold or combined. Accordingly, Oppenheimer expresses no opinion as to what the value of the shares of the Surviving Corporation actually will be when issued to holders of SDI Common Stock and SDI Preferred Stock pursuant to the Merger or the price at which the shares of the Surviving Corporation will trade subsequent to the Merger. While the foregoing summary of the Fairness Opinion set forth in this Joint Proxy Statement/Prospectus discloses the material analyses and assumptions utilized by Oppenheimer in preparing the Fairness Opinion, it does not purport to be a complete description of the analyses performed by Oppenheimer.

    In connection with the Merger, SDI entered into an engagement letter with Oppenheimer, pursuant to which SDI retained Oppenheimer to provide a fairness opinion. Pursuant to such letter, SDI agreed to pay Oppenheimer a fee of $150,000 payable in the form of a retainer fee of $50,000 upon the execution thereof and the balance of the fee of $100,000 for rendering its opinion at the request of SDI's Board of Directors in connection with the Merger. SDI has also agreed to reimburse Oppenheimer for its reasonable out-of-pocket expenses (not to exceed $50,000 in the aggregate) and to indemnify Oppenheimer and certain related persons against certain potential liabilities arising out of the engagement of Oppenheimer, including liabilities under the federal securities laws.

    In the ordinary course of its business, Oppenheimer may actively trade the securities of EnSys for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendations of the Boards of Directors of EnSys and SDI with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of management of EnSys and SDI and the Boards of Directors of EnSys and SDI have interests in the Merger that are in addition to the interests of stockholders of EnSys and SDI generally.

    BIRKMEYER EMPLOYMENT AGREEMENT. The Merger Agreement provides that the Surviving Corporation will enter into an employment agreement with Richard C. Birkmeyer, a director and President and Chief Executive Officer of SDI, which agreement will become effective at the Closing of the Merger. The proposed employment agreement with Mr. Birkmeyer provides for a base salary of $164,000 per year and will be for an initial term commencing on the date of Closing of the Merger and terminating on December 31, 1997. The proposed agreement also provides for automatic annual extensions of one year unless either party gives written notice to the contrary at least 60 days prior to any anniversary date under the agreement. The agreement provides for an annual bonus of up to 75% of Mr. Birkmeyer's annual salary as determined by the compensation committee each year based on the reaching of certain performance targets and goals. Initially, the target annual bonus will be 30% of Mr. Birkmeyer's salary. Mr. Birkmeyer's proposed employment agreement also grants to him options to purchase 100,000 shares of the Surviving Corporation Common Stock at an exercise price of market price per share and with an expiration date of ten years from the date of grant. Twenty-five thousand option shares will vest at the Closing of the Merger, and twenty-five thousand option shares will vest on each of the first, second and third anniversaries of the date of Closing. If Mr. Birkmeyer's employment is terminated without cause or if Mr. Birkmeyer terminates his employment with the Surviving Corporation for Good Reason, Mr. Birkmeyer will receive, among other things, his current annual salary for a period of twelve months from the date of termination on the same periodic dates as salary payments would have been made had Mr. Birkmeyer's employment not been terminated, provided that in the event the Surviving Corporation should default in the timely payment of any amount due to Mr. Birkmeyer, Mr. Birkmeyer may, at his option, accelerate the remaining payments due to him.

    EMPLOYMENT OF WRENN. Pursuant to the Merger Agreement, Grover C. Wrenn will enter into an employment agreement with the Surviving Corporation and will serve as Chairman of the Board of the Surviving Corporation. Mr. Wrenn will be paid based on an annual salary of $200,000 with 40% allocated based on eight working days per month. To the extent Mr. Wrenn works more than eight days in any month, he will be paid pro rata for the extra days worked. Mr. Wrenn will be entitled to participate in the Surviving Corporation's income plans, retirement plans and other benefit plans and be entitled to receive the Surviving Corporation's customary fringe benefits. Mr. Wrenn will be granted options to purchase 100,000 shares of Surviving Corporation Common Stock under the Amended 1995 EnSys Plan at an exercise price equal to fair market value. Such options will expire ten years from the date of grant and will vest as follows: options to purchase 25,000 shares at the Closing, with options to purchase 25,000 shares vesting upon each of the next three anniversaries of the date of Closing.

    TERMINATION BENEFITS. In April 1995, EnSys entered into an employment agreement with its President and Chief Executive Officer, Grover C. Wrenn, which entitles him to certain termination benefits in the event of his termination by the EnSys Board of Directors without cause. These termination benefits include a continuation of salary for a period of twelve months from the date of termination at the salary in effect at that time, a continuation of benefits existing as of the date of termination for a period of twelve months, and the immediate vesting of any stock issued to Mr. Wrenn under EnSys' stock option plans along with all stock options becoming exercisable immediately for a period equal to the greater of the remainder of their term or two years from the date of termination. In December 1995, EnSys entered into an employment agreement with its Controller, Manager of Finance and Administration, Treasurer and Secretary, James M. Terrell, which contains termination benefits similar to Mr. Wrenn's with the exception of the time period for receipt of salary and benefits, which is six months from the date of termination instead of one year. Upon or prior to the completion of the Merger, these severance benefits (amounting to an aggregate of $222,000) will become due for both Messrs. Wrenn and Terrell.

    On September 6, 1995, the EnSys Board of Directors passed a resolution providing for, among other things, severance payments at current salary for certain officers for a period of six months from termination in the event that their employment is terminated within twelve months after a change in control of EnSys. Upon the completion of the Merger, the severance payment in the amount of $51,500 will become due for one such officer.

    STOCK OPTION PLANS. Pursuant to the Merger Agreement, as of the Effective Time, all SDI Options and all SDI Warrants will be canceled and extinguished and converted into Surviving Corporation Options or Surviving Corporation Warrants to purchase shares of Surviving Corporation Common Stock. Each SDI Option will be converted into a Surviving Corporation Option to purchase 0.7818026 of a share of Surviving Corporation Common Stock (for an aggregate of 389,782 shares of Surviving Corporation Common Stock if no SDI Options are exercised prior to the Closing) and each SDI Warrant will be converted into a Surviving Corporation Warrant to purchase 0.7818026 of a share of Surviving Corporation Common Stock (for an aggregate of 599,643 shares of Surviving Corporation Common Stock if no SDI Warrants are exercised prior to the Closing). Pursuant to the Merger Agreement, the Surviving Corporation will file a registration statement on Form S-8 with the Commission with respect to the Surviving Corporation Options granted to those persons who become employees of the Surviving Corporation.

    BOARD OF DIRECTORS. Pursuant to the Merger Agreement, EnSys and SDI have agreed that three current members of EnSys' Board of Directors (Grover C. Wrenn, Robert E. Finnigan and Curtis Lee Smith, Jr.) and Stephen O. Jaeger, Vice-President and Chief Financial Officer of Perkin-Elmer, will serve on the Surviving Corporation's initial Board of Directors, which will consist of seven members. In addition, EnSys and SDI have agreed that the following three current members of the Board of Directors of SDI will serve as directors on the initial Board of Directors of the Surviving Corporation: Richard C. Birkmeyer, Kathleen
E. Lamb and Richard J. Defieux. See "Operation, Management and Business of the Surviving Corporation After the Merger--Management of the Surviving Corporation."

    ENSYS' FINANCIAL ADVISOR. Raymond James has provided certain financial advisory services to EnSys in connection with the Merger pursuant to a written agreement which expired in August 1995, but which has been automatically renewed on a month-to-month basis. As compensation for such services, Raymond James will receive upon consummation of the Merger a cash fee equal to the greater of $300,000 or 2% of the total consideration paid or received at Closing, plus expenses, which aggregate amount is currently estimated to be approximately $343,000. In addition, Raymond James will be paid a fee of $75,000 for rendering its fairness opinion to the EnSys Board of Directors.

    SDI'S FINANCIAL ADVISOR. SDI has engaged Oppenheimer to provide certain financial advisory services to SDI in connection with the Merger, and to provide an opinion to the Board of Directors to the effect that the Merger is fair to SDI stockholders from a financial point of view. As compensation for such services, SDI will pay Oppenheimer a fee of $150,000.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Troutman Sanders LLP, counsel to EnSys, is of the opinion that, for federal income tax purposes, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and accordingly, that (i) no gain or loss will be recognized by EnSys as a consequence of the Merger, (ii) no gain or loss will be recognized by EnSys stockholders as a consequence of the Merger, (iii) the tax basis of the EnSys stockholder's stock in the Surviving Corporation will not change as a consequence of the Merger, and (iv) the holding period of the EnSys stockholder's stock will include the holding period prior to the Merger. This opinion is conditioned on the truth and accuracy of the representations, warranties, and statements of fact made or to be made by EnSys and SDI and certain SDI shareholders in connection with the Merger, and a change in any such items may require a change in the opinion.

    As of December 31, 1995, EnSys had NOLs of approximately $14,885,000 available to offset taxable income recognized by EnSys and its subsidiaries in future periods. For federal income tax purposes, these NOLs will expire between 2002 and 2010. Under Section 382 of the Code, the benefit of EnSys' NOLs can be reduced or eliminated if EnSys undergoes an "ownership change" or an "equity structure shift," as defined in Section 382. Generally, an "ownership change" occurs if one or more stockholders, each of whom owns 5% or more of a company's capital stock, and certain "public groups," increase their aggregate ownership of the company by more than 50 percentage points over the lowest percentage of stock owned by such stockholders or groups over the preceding three-year period (based on value). An "equity structure shift" means any reorganization, within the meaning of Section 368 of the Code. If an ownership change or equity structure shift in EnSys were to occur, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change or equity structure shift that could be offset by NOLs or other carryovers existing (or "built-in") prior to such ownership change or equity shift could not exceed the product obtained by multiplying (i) the aggregate value of EnSys stock immediately prior to the ownership change or equity structure shift (with certain adjustments) by
(ii) the federal long-term tax exempt rate (currently 5.64%).

    For the purposes of Section 382 of the Code, the Merger will constitute an "ownership change" and an "equity structure shift," with respect to EnSys, which will result in the imposition of restrictions on the ability of the Surviving Corporation to utilize NOLs of EnSys. There can be no assurance that the Surviving Corporation will be able to utilize all or any NOLs of EnSys. The Surviving Corporation's ability to use the NOLs depends upon the Surviving Corporation's taxable income during future periods and there can be no assurance that the Surviving Corporation will become or remain profitable in the future. Accordingly, the effect that the annual limitation on the use of NOLs would have on the Surviving Corporation or whether such limitation would result in a portion of the NOLs expiring prior to their use, cannot be estimated at the present time.

    Pepper, Hamilton & Scheetz, counsel to SDI, is of the opinion that, as qualified below, for federal income tax purposes, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and accordingly, that (a) no gain or loss will be recognized by SDI as a consequence of the Merger, (b) no gain or loss will be recognized by SDI stockholders upon the receipt of Surviving Corporation Common Stock and Surviving Corporation Series A Preferred Stock in exchange for SDI Common Stock and SDI Preferred Stock in connection with the Merger, (c) the tax basis of the Surviving Corporation Common Stock and the Surviving Corporation Series A Preferred Stock will be the same as the tax basis in the SDI Common Stock and the SDI Preferred Stock surrendered in exchange therefor, and (d) the holding period for tax purposes of the Surviving Corporation Common Stock and the Surviving Corporation Series A Preferred Stock to be received by the SDI stockholders in connection with the Merger will include the holding period of the SDI Common Stock and the SDI Preferred Stock surrendered in exchange therefore, provided that the SDI Common Stock and the SDI Preferred Stock are held as a capital asset at the Effective Time.

    Pepper, Hamilton & Scheetz is also of the opinion that an SDI stockholder who receives cash in lieu of a fractional share interest in Surviving Corporation Common Stock or Surviving Corporation Series A Preferred Stock will be treated for federal income tax purposes as having received cash in redemption of such fractional share interest. The receipt of such cash should result in capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of such stockholder's adjusted tax basis in the shares of SDI allocable to the fractional share interest. Such capital gain or loss will be long-term gain or loss if the SDI stock is held as a capital asset and the SDI stock is held for more than one year.

    Pepper, Hamilton & Scheetz is also of the opinion that an SDI stockholder who perfects dissenters' rights under the laws of the State of Delaware and who receives a cash payment of the fair market value of his stock will be treated as having received such payment in redemption of such shares. Such redemption will be subject to the conditions and limitations of Code Section 302 including the attribution rules of Code Section 318. In general, if, immediately after the Effective Time, a dissenting stockholder owns, actually and constructively, no Surviving Corporation Common Stock or Surviving Corporation Series A Preferred Stock, and the SDI stock was owned as a capital asset, the dissenting stockholder should recognize capital gain or loss measured by the difference between the amount of cash received by such stockholder and the basis for such shares. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that such holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security, this opinion is conditioned on the truth and accuracy of the representations, warranties, and statements of fact made or to be made by EnSys and SDI and certain SDI stockholders in connection with the Merger, and a change in any such items may require a change in the opinion.

    Pepper, Hamilton & Scheetz is also of the opinion that no gain or loss will be recognized by the holders of non-qualified compensatory SDI Options upon the conversion of such options into similar non-qualified compensatory Surviving Corporation Options.

    These opinions are conditioned on the truth and accuracy of the representations, warranties and statements of fact made or to be made by EnSys and SDI and certain SDI stockholders in connection with the Merger, and a change in any such items may require a change in these opinions.

    Holders of SDI Warrants outstanding as of the Effective Time will have their SDI Warrants converted into Surviving Corporation Warrants. Such conversion may be a taxable event. However, in 1994 the Internal Revenue Service ruled privately that the assumption in a merger of options of the target company by the surviving company, on identical terms, was not a taxable event. No such private ruling has been sought in this transaction. Taxpayers may not use private letter rulings to which they are not parties as precedent. Section 6110(j)(3). Without such a ruling, Pepper, Hamilton & Scheetz has advised SDI that there is inconclusive authority upon which it can rely and, therefore, it is unable to issue an opinion as to the tax consequences of the warrant conversion. Warrant holders should consult their own tax advisors with respect to the specific tax consequences of the warrant conversion to them.

    THE DISCUSSION REGARDING FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ADDRESSES CERTAIN MATERIAL FEDERAL INCOME TAX ISSUES ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER AND MAY NOT APPLY TO A STOCKHOLDER WHO ACQUIRED HIS OR HER SHARES OF ENSYS OR SDI PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE AS COMPENSATION. THIS DISCUSSION RELATES ONLY TO ENSYS COMMON STOCK, SDI COMMON STOCK AND SDI PREFERRED STOCK HELD AS CAPITAL ASSETS WITHIN THE MEANING OF SECTION 1221 OF THE CODE BY PERSONS WHO ARE CITIZENS OR RESIDENTS OF THE UNITED STATES. THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES TO CATEGORIES OF HOLDERS ENTITLED TO SPECIAL TREATMENT UNDER THE CODE (INCLUDING, WITHOUT LIMITATION, FOREIGN PERSONS, TAX EXEMPT ORGANIZATIONS, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS AND DEALERS IN STOCKS AND SECURITIES). IT IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. NO RULING HAS BEEN SOUGHT FROM THE IRS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. ENSYS AND SDI STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

    The Merger will be accounted for using the purchase method for accounting and financial reporting purposes. Based upon the outstanding shares of SDI Common Stock and SDI Preferred Stock and EnSys Common Stock as of the Record Date, SDI stockholders will receive approximately 52% of the combined shares of the Surviving Corporation Common Stock's voting interests. Since the former stockholders of SDI will own the larger percentage of shares of Surviving Corporation Common Stock voting interests, SDI has been deemed to be the acquirer for accounting purposes.

REGULATORY APPROVALS

    No federal or state regulatory approvals will be required to consummate the Merger.

DISSENTERS' APPRAISAL RIGHTS

    Holders of EnSys Common Stock are not entitled to dissenters' appraisal rights. Holders of SDI Common Stock and SDI Preferred Stock who object to the Merger may seek the remedies provided by Section 262 of the DGCL. The following summary does not purport to be a complete statement of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to Appendix G, attached hereto, which contains the complete text of that Section.

    Prior to the vote on the Merger, a dissenting stockholder must deliver to the Secretary of SDI at SDI's offices at 128 Sandy Drive, Sandy Brae Industrial Park, Newark, Delaware 19713-1147, a written demand for appraisal of his shares of SDI Common Stock or SDI Preferred Stock. The demand will be sufficient if it reasonably informs SDI of the identity of the stockholder of record and that such stockholder intends to demand appraisal of his shares. Merely voting against the Merger or a direction in a proxy to vote against the Merger will not in and of itself constitute such a demand. In order to be valid, the demand for appraisal must be signed by the stockholder of record exactly as his name appears on his stock certificate. If the shares are registered in more than one name, each such registered holder must sign the demand. If the shares are registered in the name of a corporation, trust, estate, partnership or other entity, the individual signing a demand on behalf of the registered owner must be authorized to do so and must indicate the capacity in which he is signing the demand.

    The dissenting stockholder must not vote in favor of the Merger. However, the dissenting stockholder need not vote against the Merger. If a dissenting stockholder returns his signed proxy card and does not specifically vote against the Merger and thereafter does not revoke his proxy, the proxy will be voted in favor of the Merger and in that event the dissenting stockholder will be deemed to have waived his appraisal rights.

    After the Effective Time of the Merger, dissenting stockholders will not be entitled to vote their shares or to receive any dividends or other distributions that may be paid on SDI Common Stock or SDI Preferred Stock. However, at any time within 60 days after the Effective Time of the Merger, a dissenting stockholder may withdraw his demand for appraisal.

    Within 10 days after the Effective Time of the Merger, the Surviving Corporation will mail a notice to each dissenting stockholder stating that the Merger has become effective and that appraisal rights are available. Within 120 days after the Effective Time of the Merger, either the Surviving Corporation or any dissenting stockholder may initiate an appraisal proceeding in the Delaware Court of Chancery to determine the fair value of shares of SDI Common Stock or SDI Preferred Stock. If a petition for appraisal is timely filed, the court will hold a hearing on the petition to determine the stockholders entitled to appraisal rights and the fair market value of the shares of SDI Common Stock or SDI Preferred Stock owned by those stockholders, exclusive of any element of value arising from the consummation or expectation of the Merger, together with a fair rate of interest, if any, to be paid thereon. If such a proceeding is not initiated within 120 days after the Effective Date of the Merger, the rights of dissenting stockholders to appraisal will terminate. Inasmuch as the Surviving Corporation has no obligation to and does not intend to file a petition for appraisal, any stockholder who desires to have a petition filed should file it himself on a timely basis.

    In determining fair value, the court will take into account all relevant factors. In WEINBERGER V. UOP, INC., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court stated that proof of value may be made "by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court." The court also stated that, in determining fair value, the court should consider market value, asset value, dividends, earning prospects, the nature of the enterprise and other factors that throw any light on the future prospects of the merged corporation.

    The Surviving Corporation will be required to pay the appraised value of the SDI Common Stock and SDI Preferred Stock, together with any interest awarded by the court, to the dissenting stockholders holding such shares upon surrender of their stock certificates. The costs of the proceeding will be charged against the parties as the court deems equitable, and some or all of the expenses incurred by a stockholder in the proceeding may be charged against the value of all of the shares entitled to appraisal.

    No notification of the beginning or end of any statutory period under
Section 262 of the DGCL will be given by the Surviving Corporation to any dissenting stockholder. Stockholders wishing to exercise appraisal rights should consult their own counsel.

RESALE RESTRICTIONS AND REGISTRATION RIGHTS

    Shares of Surviving Corporation Common Stock received by SDI stockholders in the Merger will be freely tradable without restrictions under the Securities Act; PROVIDED, HOWEVER, that shares of Surviving Corporation Common Stock restricted by contract or received by persons who are deemed to be "affiliates" (as that term is defined in Rule 144 under the Securities Act) of the Surviving Corporation or SDI ("restricted shares") may be resold by them only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Certain persons who may be deemed "affiliates" of SDI (the "Restricted Holders") have entered into lock-up letter agreements not to dispose of the shares of Surviving Corporation Common Stock, Surviving Corporation Series A Preferred Stock or any security exchangeable or exercisable for or convertible into Surviving Corporation Common Stock which they will receive in the Merger (the "Registrable Stock") for a period of six months following the Closing.

    Based upon the number of outstanding shares of EnSys Common Stock and SDI Common Stock as of the Record Date, and assuming the exercise of all options, warrants and other rights to purchase EnSys Common Stock or SDI Common Stock, approximately 16,761,702 shares of Surviving Corporation Common Stock will be outstanding upon consummation of the Merger, of which approximately 7,496,214 shares of Surviving Corporation Common Stock will be held by the Restricted Holders. Assuming no options or warrants are exercised prior to the consummation of the Merger, options, warrants and other rights to purchase approximately 1,599,340 shares of Surviving Corporation Common Stock will be outstanding upon consummation of the Merger; and such Restricted Holders, in the aggregate, will hold options and other rights to purchase approximately 511,377 shares of Surviving Corporation Common Stock.

    Pursuant to a registration rights agreement between the Surviving Corporation and certain of the Restricted Holders, the Surviving Corporation has agreed, upon demand at any time after June 30, 1997 (the "Registration Period"), made by any two of the three Restricted Holders that are parties thereto, to register the sale or other distribution of shares of Surviving Corporation Common Stock held by such holders as soon as practicable after such demand. Such demand may be made with respect to any or all of the Registrable Stock; PROVIDED, HOWEVER, that the aggregate number of shares requested to be registered in any demand or pursuant to related demands must be at least the lesser of (i) 50% of the total shares of Registrable Stock originally issued, or
(ii) the remaining shares of Registrable Stock, but in any event not less than 1,500,000 shares of Registrable Stock. The Restricted Holders as a group are entitled to two demand registrations during the Registration Period.

    If the Surviving Corporation shall at any time propose the registration under the Securities Act (other than a registration on Form S-8 or Form S-4) of any offering of Surviving Corporation Common Stock, the Surviving Corporation is required to give notice of such registration to such Restricted Holders having registration rights and allow such holders to include their shares of Surviving Corporation Common Stock in such registration (subject to reduction upon the advice of the Surviving Corporation's investment banking firm as necessary to ensure the orderly sale and distribution of shares of Surviving Corporation Common Stock being offered by the Surviving Corporation).

THE OPERATING AGREEMENT

    BACKGROUND. EnSys and SDI have entered into an Operating Agreement in anticipation of the closing of the Merger. The term of the Operating Agreement will be for six (6) months from October 1, 1996, but will automatically terminate at the Effective Time of the Merger or upon the termination of the Merger Agreement for any reason, whichever is earlier. Both EnSys and SDI agree that, in the performance of their respective obligations under the Operating Agreement, they will be acting separately as independent contractors and not in a partnership, associate, agency or joint venturer capacity.

    LICENSES. Pursuant to the Operating Agreement, SDI has granted to EnSys the exclusive, worldwide right and license to market, distribute and sell certain Licensed Products under the existing names and current product specifications of such Licensed Products. The Operating Agreement grants EnSys the discretion to set the price and payment terms for the Licensed Products and provides that all invoices for the Licensed Products will be in EnSys' name. EnSys is obligated to pay to SDI upon execution of the Operating Agreement for such license a one time license fee of $300,000, payable upon the execution of the Operating Agreement. EnSys will pay to SDI Royalty Fees in the amount of 15% of cumulative net revenues in excess of $2,000,000 derived from the sale of the Licensed Products. In the event of a termination of the Operating Agreement as a result of a default by SDI, SDI will refund to EnSys as full and complete liquidated damages for its default an amount equal to $300,000, less 15% of net revenues of EnSys derived from the sale of the Licensed Products up to the date of termination.

    SERVICES OF ENSYS. Pursuant to the Operating Agreement, EnSys has agreed to provide at the Newtown Facility the following services (the "EnSys Services"):
(1) management services necessary for the day-to-day operation of the business at the Newtown Facility, solely with respect to the Licensed Products, but with no obligation or responsibility to make strategic decisions regarding the future of the business; (2) services necessary to sell, market and distribute the Licensed Products from the Newtown Facility, including but not limited to, final assembly, packaging and shipping of such products; (3) personnel reasonably necessary to perform the EnSys Services and to manage and assist SDI employees at the Newtown Facility; (4) customer information services regarding the Licensed Products; and (5) accounting and cash management services, including installation and operation of the Impact Financial Management Computer System.

    SERVICES OF SDI. Pursuant to the terms of the Operating Agreement, SDI has agreed to provide to EnSys the following services (the "SDI Services"): (1) personnel at the Newtown Facility to assist EnSys in the performance of the EnSys Services; (2) all current inventory of Licensed Products, including all work in process, final raw materials and supplies, plus the fully manufactured and processed critical reagents necessary for final assembly of the Licensed Products at the Newtown Facility at a price equal to SDI's cost; (3) full and unrestricted access to the Newtown Facility as well as office space, equipment and utilities necessary to operate the Newtown Facility as it had previously been operated by SDI; (4) all product literature, customer lists, formulae, trade secrets and other intellectual property rights necessary to manufacture and sell the Licensed Products; and (5) manufacturing services at SDI's Delaware facility to produce the critical reagents.

    TRANSITION PERIOD. Both EnSys and SDI anticipate that performance of their respective obligations under the Operating Agreement will require a transition period. As soon as possible EnSys will perform from the Newtown Facility assembly and shipment of all Licensed Products. EnSys will also perform assembly and shipment of its own products from the Newtown Facility, to the extent both parties mutually agree that it is economically feasible. In addition, to the extent both parties agree it to be economically feasible, EnSys will use all reasonable efforts to facilitate SDI's ability to manufacture the critical reagents for EnSys' environmental products at the Delaware Facility.

    PAYMENTS. In addition to the Royalty Fees, EnSys will pay or reimburse SDI for all of SDI's full direct: (1) costs for the use, occupancy and operation of the Newtown Facility, including insurance, taxes, utility costs, maintenance costs, waste removal and security costs incurred during the term of the Operating Agreement in connection with the performance of the EnSys Services or the SDI Services; (2) labor costs for SDI employees incurred during the term of the Operating Agreement in connection with the performance of EnSys Services and SDI Services; and (3) costs of materials, supplies, inventory and critical reagents transferred by SDI to EnSys.

    TERMINATION. The Operating Agreement will terminate immediately under any of the following conditions: (1) failure of either party to comply with any of the material terms of the Operating Agreement after twenty (20) days written notice of such failure by the other party; (2) the filing of a petition in bankruptcy or the making of any assignment for the benefit of creditors by either party; (3) the appointment of a receiver for the business of either party or any part thereof. Upon termination of the Operating Agreement, each party must return all customer information and commercially sensitive information of the other party.

    RESTRICTIVE COVENANTS. Pursuant to the terms of the Operating Agreement, each party agrees that it will not nor will it permit any of its subsidiaries to hire any employee of the other party, provided that both parties and their respective employees may discuss and negotiate such employees' roles in the Surviving Corporation.

    REPRESENTATIONS AND WARRANTIES. The Operating Agreement contains various customary representations and warranties relating to, among other things, each of EnSys' and SDI's: (i) organization and similar corporate matters; (ii) authorization, execution, delivery, performance and enforceability of the Operating Agreement; (iii) absence of any claim, litigation or governmental proceeding against such party or any of its subsidiaries now pending or threatened in writing that would have a material adverse effect on such party or impair its ability to perform its obligations under the Operating Agreement and
(iv) absence of any approval, consent or authorization by or registration, declaration or filing with any governmental or public body or other third party required in connection with execution, delivery, and performance of the Operating Agreement.

    In addition, SDI further warrants that: (i) it has all rights, including but not limited to, intellectual property rights, necessary to perform its obligations under the Operating Agreement and (ii) that, to the best of its knowledge, there is no claim, litigation or governmental proceeding against SDI or any of its subsidiaries now pending or threatened in writing with respect to any of the Licensed Products, their components or their uses.

    INDEMNIFICATION. Each party agrees to indemnify and hold harmless the other party from and against any and all liability, losses, damages, claims or causes of action, and related expenses, including reasonable attorneys' fees, caused directly or indirectly by or as a result of any negligence, gross negligence or willful misconduct by the indemnifying party or any of its employees, or of any material breach of the Operating Agreement by the other party. Prompt written notification to the other party to the Operating Agreement is required in order to obtain such indemnification.

    TITLE. Title to all SDI property used by EnSys under the Operating Agreement will at all times remain with SDI, and upon termination of the Operating Agreement, EnSys will make such property available to SDI and will vacate the Newtown Facility as soon as reasonably practicable. If either party is required to pay liquidated damages pursuant to the Merger Agreement, such party must bear all costs of EnSys' vacating the Newtown Facility. Otherwise, the cost of vacating the Newtown Facility will be shared equally by EnSys and SDI. Title to all EnSys property used by SDI under the Operating Agreement will at all times remain with EnSys, and, upon termination of the Operating Agreement, SDI will make it available to EnSys at the Newtown Facility.

STOCKHOLDER VOTING AGREEMENTS

    In order to induce EnSys and SDI to enter into the Merger Agreement, certain stockholders of SDI have entered into stockholder voting agreements with EnSys and certain stockholders of EnSys have entered into stockholder voting agreements with SDI (collectively, the "Voting Agreements") in which such stockholders have agreed to vote their respective shares of capital stock in favor of the Merger and the approval of the Merger Agreement. Such stockholders further agreed to refrain from soliciting proxies or becoming a participant in a solicitation in opposition to or in competition with the consummation of the Merger or otherwise encouraging or assisting any party in taking or planning any actions that would interfere with the consummation of the Merger. The Voting Agreements entered into by holders of EnSys Common Stock account for 32% of the outstanding shares eligible to vote at the EnSys Meeting, and the Voting Agreements entered into by holders of SDI Common Stock and SDI Preferred Stock account for all of the SDI Preferred Stock and 88% of the outstanding SDI Shares eligible to vote at the SDI Meeting.

                              THE MERGER AGREEMENT

    The detailed terms of and conditions to the Merger are contained in the Merger Agreement, which is included in full as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The following summary description of the terms of the Merger Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Merger Agreement.

THE MERGER

    Subject to the terms and conditions of the Merger Agreement, at the Effective Time, SDI will be merged with and into EnSys and the separate existence of SDI will cease and, among other things, the corporate name of EnSys will be changed to Strategic Diagnostics Inc. The Merger will have the effects specified in the DGCL.

CLOSING AND EFFECTIVE TIME OF THE MERGER

    The Closing of the transactions contemplated by the Merger Agreement will take place on (i) the later of (a) the first business day following the date on which the later to occur of the EnSys Meeting and the SDI Meeting is held or (b) the business day on which the last of the conditions set forth in the Merger Agreement is satisfied or waived, or (ii) such other date and time as SDI and EnSys agree.

    Concurrently with the Closing, EnSys and SDI will cause a Certificate of Merger to be filed with the Secretary of State of the State of Delaware and the Merger will become effective upon such filing (the "Effective Time").

CONVERSION OF SECURITIES

    Pursuant to the Merger Agreement, at the Effective Time, (i) each issued and outstanding share of SDI Common Stock (other than any dissenting shares) will be converted into 0.7392048 share(s) of Surviving Corporation Common Stock and (ii) each issued and outstanding share of SDI Preferred Stock (other than any dissenting shares) will be converted into 0.7392048 share(s) of Surviving Corporation Series A Preferred Stock. The Merger will not affect the shares of EnSys Common Stock outstanding at the Effective Time, each of which shares will thereafter be and remain a share of Surviving Corporation Common Stock.

    All shares of SDI Common Stock converted in the Merger will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing such shares will cease to have any rights with respect thereto, except the right to receive, without interest, shares of Surviving Corporation Common Stock upon the surrender of such certificate. Each share of SDI Common Stock or SDI Preferred Stock owned by SDI as treasury shares or owned by any subsidiary of SDI will be canceled and extinguished and no shares of Surviving Corporation Common Stock or Surviving Corporation Series A Preferred Stock or other consideration shall be delivered in exchange therefor. The shares of Surviving Corporation Common Stock and Surviving Corporation Series A Preferred Stock to be issued pursuant to the Merger (less any dissenting shares and fractional shares) are collectively referred to as the "Merger Shares" and the total consideration to be paid for all of the capital stock of SDI is referred to as the "Aggregate Merger Consideration."

    No fractional shares of Surviving Corporation Common Stock or Surviving Corporation Series A Preferred Stock will be issued in the Merger, and each stockholder of SDI will receive cash in lieu of any fraction of a share of Surviving Corporation Common Stock or Surviving Corporation Series A Preferred Stock.

TREATMENT OF SDI STOCK OPTIONS AND WARRANTS

    Pursuant to the Merger Agreement, at the Effective Time, (i) each issued and outstanding SDI Option to purchase shares of SDI Common Stock will be canceled and extinguished and will be converted into a Surviving Corporation Option to purchase that number of shares of Surviving Corporation Common Stock which is determined when the number of shares of SDI Common Stock to which the SDI Option relates is multiplied by 0.7818026 and (ii) each SDI Warrant to purchase shares of SDI Common Stock will be canceled and extinguished and will be converted into a Surviving Corporation Warrant to purchase that number of shares of Surviving Corporation Common Stock which is determined when the number of shares of SDI Common Stock to which the SDI Warrant relates is multiplied by 0.7818026. Each Surviving Corporation Option or Surviving Corporation Warrant to be granted to a holder of SDI Options or SDI Warrants will be rounded to the nearest whole share. In addition, at the Effective Time, all SDI stock option plans will be terminated and the Surviving Corporation will not be bound by any of the terms thereof nor be liable for any of the obligations thereunder.

    As soon as practicable after the Effective Time, the Surviving Corporation will file a registration statement on Form S-8 with the Commission with respect to Surviving Corporation Options replacing SDI Options granted under SDI stock option plans to those persons who become employees of the Surviving Corporation. The Surviving Corporation also will take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation Common Stock to be issued upon the exercise of any SDI Options and SDI Warrants converted by the Merger into Surviving Corporation Options and Surviving Corporation Warrants.

EXCHANGE OF CERTIFICATES

    As of the Effective Time, the Surviving Corporation will deposit with Boston EquiServe, as exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of SDI Common Stock and SDI Preferred Stock for exchange in accordance with the Merger Agreement, certificates representing the shares of Surviving Corporation Common Stock and Surviving Corporation Series A Preferred Stock to be issued in exchange for certificates which represented shares of SDI Common Stock and SDI Preferred Stock, and an amount of cash to be paid in lieu of fractional shares.

    Promptly after the Effective Time, the Surviving Corporation will cause the Exchange Agent to mail to each holder of record of SDI Common Stock and SDI Preferred Stock, a letter of transmittal to be used by such holders in forwarding their certificates representing such shares ("Certificates") and instructions to use in effecting the surrender of the Certificates in exchange for certificates representing shares of Surviving Corporation Common Stock and Surviving Corporation Series A Preferred Stock. SDI STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR RESPECTIVE CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A NOTICE AND TRANSMITTAL FORM FROM THE EXCHANGE AGENT.

    Upon the surrender of each Certificate, together with such letter of transmittal duly executed and completed, the holder of such Certificate will be entitled to receive in exchange a certificate representing the number of whole shares of SDI Common Stock or SDI Preferred Stock represented by such Certificate multiplied by the Conversion Ratio. After the Effective Time, there shall be no transfers on the stock transfer books of SDI or the Surviving Corporation of any shares of SDI Common Stock or SDI Preferred Stock.

    The Exchange Agent's duties will terminate one year after the Effective Time (or such earlier date when all of the Aggregate Merger Consideration has been exchanged) and any remaining portion of the Aggregate Merger Consideration will be released to the Surviving Corporation. Thereafter, certificates representing shares of SDI Common Stock or SDI Preferred Stock presented to the Surviving Corporation will be canceled and exchanged for certificates representing Surviving Corporation Common Stock or Surviving Corporation Series A Preferred Stock in accordance with the terms of the Merger Agreement.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various customary representations and warranties relating to, among other things, each of EnSys' and SDI's: (i) organization, existence, and capital structure and ownership of their respective subsidiaries; (ii) authorization, execution, delivery, performance and enforceability of the Merger Agreement; (iii) absence of conflicts under their respective organizational documents, required consents and approvals, breaches of material contracts, and violations of orders, statutes and regulations; (iv) permits; (v) financial statements relating to the SDI-Ohmicron Merger; (vi) documents filed by EnSys with the Commission and the accuracy of information contained therein; (vii) absence of certain material changes; (viii) litigation, contracts and employee benefit plans; (ix) compliance with material laws and regulations, including payment of taxes; (x) labor and employment matters; (xi) insurance; (xii) title to properties; (xiii) compliance with federal, state and local environmental laws and regulations; (xiv) relationships with customers and suppliers; (xv) discussions or negotiations regarding Alternative Transactions, as defined below; (xv) broker fees; and (xvi) dissolution of the TSD joint venture between SDI and Taconic.

CERTAIN COVENANTS; CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME

    Each of EnSys and SDI has agreed that, among other things, prior to the Effective Time, unless the other party agrees in writing or as otherwise required or permitted by the Merger Agreement or the Operating Agreement, it will: (i) conduct its business in the ordinary course of business and consistent with past practice; (ii) use its reasonable best efforts to preserve intact its business organization and assets, rights and franchises, maintain its goodwill with customers, suppliers and others having business relationships with it or its subsidiaries, and retain the rights and services of its respective officers and key employees; (iii) use reasonable efforts to keep in full force and effect all insurance policies, liability insurance and bonds comparable in amount and scope of coverage to that currently maintained; (iv) subject to the terms of the confidentiality agreement between EnSys and SDI, provide to the other party and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access to all information regarding the business, properties, contracts, records and personnel of it or its subsidiaries. In addition, each of EnSys and SDI has agreed that, among other things, prior to the Effective Time, unless the other agrees in writing or as otherwise required or permitted by the Merger Agreement or the Operating Agreement, it will not:
(i) increase any compensation payable to any director, officer or employee of it or its subsidiaries, except for increases done in the ordinary course of business and consistent with current policies; (ii) grant severance or termination pay to or enter into any severance agreement with any director or officer, unless pursuant to the terms of an existing employment contract that has been disclosed to the other party; (iii) enter into or amend any employment agreement with any director or officer that would extend beyond the Effective Time, except on an at-will basis; (iv) institute any new employee benefit plan or amend any existing employee benefit plan in any material respect, unless necessary to comply with applicable law; (v) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock; (vi) directly or indirectly acquire any shares of its capital stock or its subsidiaries' capital stock; (vii) change the number of shares of EnSys Common Stock or SDI Common Stock, as the case may be, issued and outstanding by effecting a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction; (viii) amend its Certificate of Incorporation or By-laws, except for, with respect to EnSys, amendments made to the Certificate of Incorporation and the By-laws for the Surviving Corporation;
(ix) sell, lease or otherwise dispose of any of its or its subsidiaries' assets which are material, individually or in the aggregate, except in the ordinary course of business; (x) acquire or agree to acquire the assets of any other person or business entity, or (xi) incur any debt obligations or purchase money indebtedness, except in the ordinary course of business and consistent with past practices.

NEGOTIATIONS WITH OTHERS

    Each of EnSys and SDI and their respective subsidiaries shall not, and shall use its best efforts to cause its respective directors, officers, employees, financial advisors, legal counsel, accountants, investment bankers and other agents and representatives not to, solicit, initiate or encourage, directly or indirectly, or take any other action to facilitate submission of any inquiry, proposal or offer from any person or entity relating to any acquisition, purchase or sale of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination, liquidation, reorganization or similar transaction with, either of SDI, EnSys or any of its subsidiaries, as the case may be (an "Alternative Transaction"), or engage or participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, any effort or attempt by any other person to do or seek any of the foregoing. Neither EnSys nor SDI shall, nor shall either of them permit any of its subsidiaries to furnish or cause to be furnished any confidential information concerning their businesses, properties or assets to any person or entity that is interested in any Alternative Transaction.

MANAGEMENT AFTER THE MERGER

    Pursuant to the Merger Agreement, the By-Laws of the Surviving Corporation immediately following the Effective Time will be in the form attached to this Joint Proxy Statement/Prospectus as Appendix E and the following persons will be elected to the Board of Directors of the Surviving Corporation: Grover C. Wrenn, Curtis Lee Smith, Jr., Kathleen E. Lamb and Richard C. Birkmeyer, for terms expiring at the 1997 Annual Meeting of Stockholders; and Richard J. Defieux, Robert E. Finnigan and Stephen O. Jaeger, for terms expiring at the 1998 Annual Meeting of Stockholders.

    The Surviving Corporation's Board of Directors is obligated to take all action necessary to appoint the following as the principal executive officers of the Surviving Corporation: Grover C. Wrenn to be appointed Chairman of the Board; Richard C. Birkmeyer to be appointed President and Chief Executive Officer; Gregory J. Bell to be appointed Vice President--Finance and Chief Financial Officer; David P. Herzog to be appointed Vice President--Research and Development; Martha C. Reider to be appointed Vice President--Manufacturing; James W. Stave, to be appointed Vice President--Corporate Development; and Anne
F. Cavanaugh to be appointed Vice President--Acquisitions. Following the consummation of the Merger, Ralph E. Stever is expected to be appointed Director of Sales of the Surviving Corporation.

    In addition, pursuant to the By-Laws of the Surviving Corporation, promptly following the Effective Time the Surviving Corporation will take all necessary actions to establish an audit committee consisting initially of Stephen O. Jaeger, Kathleen E. Lamb and Curtis Lee Smith, Jr., and a compensation committee consisting initially of Grover C. Wrenn, Richard J. Defieux and Robert E. Finnigan.

    At each annual meeting, directors will be elected to succeed those directors whose terms expire at such annual meeting, for a term of office which will expire at the second succeeding annual meeting. For additional information concerning the Board of Directors and management of the Surviving Corporation see "Operation, Management and Business of the Surviving Corporation After the Merger--Management of the Surviving Corporation."

    Pursuant to the Surviving Corporation Certificate, commencing at the Effective Time of the Merger, the Board of Directors will consist of seven members, who initially will be selected as follows: three members designated by EnSys, three members designated by SDI and the remaining member designated by Perkin-Elmer. The directors of the Surviving Corporation will hold office as follows: Class I Directors will hold office for a term expiring at the 1997 annual meeting of the stockholders and the Class II Directors will hold office for a term expiring at the 1998 annual meeting of stockholders, with the members of each class to hold office until their respective successors are duly elected and qualified. All Class I Directors holding office at the time of the 1997 annual meeting of stockholders will automatically be nominated, subject to such director's consent, to serve an additional two-year term expiring at the 1999 annual meeting of the stockholders; all Class II Directors holding office at the time of the 1998 annual meeting of the stockholders will automatically be nominated, subject to such director's consent, to serve an additional two-year term expiring at the 2000 annual meeting of stockholders.

INDEMNIFICATION

    In the event the Merger Agreement is terminated, each party (an "Indemnifying Party") shall indemnify the other party and its directors, officers, agents and employees (each an "Indemnified Party"), and shall hold each Indemnified Party harmless from and against any and all losses, claims, judgments, damages, liabilities, expenses, costs, including reasonable attorneys' fees, (collectively, "Losses") to the extent any such Losses are incurred or paid by an Indemnified Party to an unrelated third party and such losses relate to or arise from the pre-Closing actions or omission of the Indemnifying Party, regardless of whether or not such losses result from the operation of the Indemnifying Party's business.

    Upon notification of any actions, suit, proceeding, claim, demand or assessment from a third party which may give rise to a claim for indemnification from the Indemnifying Party, the Indemnified Party shall give prompt, written notice to the Indemnifying Party. The Indemnifying Party shall be entitled to assume and control defense thereof at its expense and to select counsel reasonably acceptable to the Indemnified Party. In the event the Indemnifying Party fails to exercise its right to assume the defense thereof within a reasonable amount of time, the Indemnified Party may assume and control the defense thereof and contest such action with such counsel as the Indemnified Party selects that is reasonably acceptable to the Indemnifying Party. The Indemnified Party shall have full right to dispose, settle or compromise any such action so long as it acts reasonably under the circumstances and in good faith. Both the Indemnified Party and the Indemnifying Party shall cooperate with one another in good faith in connection with the defense, compromise or settlement of any third party claim or action. To the extent the indemnification provisions in the Merger Agreement conflict with the indemnification provisions in the Operating Agreement, the provisions of the Merger Agreement will control.

CONDITIONS TO THE MERGER

    The respective obligations of EnSys and SDI to consummate the Merger are subject to the fulfillment of each of the following conditions any or all of which may be waived by EnSys and SDI, in whole or in part, to the extent permitted by applicable law: (i) the Merger Agreement shall have been approved by the requisite stockholders of EnSys and SDI; (ii) neither EnSys nor SDI shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the Merger; (iii) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have become effective and no stop order with respect thereto shall be in effect; (iv) the shares of Surviving Corporation Common Stock issued in the Merger shall have been approved for quotation on Nasdaq; (v) all consents, authorizations, orders and approvals of (or filings or registrations within) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made, except where a failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on SDI and EnSys (and their respective subsidiaries), taken as a whole, following the Effective Time; (vi) Grover C. Wrenn and Richard
C. Birkmeyer shall have entered into employment agreements with EnSys or the Surviving Corporation; (vii) EnSys and certain stockholders of SDI shall have executed and delivered a registration rights agreement and lock-up letters;
(viii) no action shall have been taken nor any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any governmental entity which imposes any condition or restriction upon the Surviving Corporation, EnSys, SDI or their respective subsidiaries which would so materially adversely impact the economic or business benefit of the transactions contemplated by the Merger Agreement as to render inadvisable the consummation of the Merger; (ix) EnSys shall have caused the Board of Directors, committees and officers of the Surviving Corporation to be selected pursuant to, and as set forth in, the Merger Agreement; and (x) each of the holders of SDI warrants shall have waived or relinquished all rights under the terms of such warrants and shall have surrendered such warrants to SDI for cancellation and conversion pursuant to the Merger Agreement.

    The obligations of each of EnSys and SDI to effect the Merger also are subject to the fulfillment or waiver by the other party prior to the Effective Time of the following conditions: (i) the other party shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed by it under the Merger Agreement; (ii) the representations and warranties of the other party contained in the Merger Agreement shall be true and correct unless the failure of any of the representations and warranties to be true and correct would not have or would not be reasonably likely to have a material adverse effect on such party and its subsidiaries, taken as a whole;
(iii) EnSys and SDI shall have each received certain opinions of its counsel with respect to the Merger; (iv) EnSys and SDI shall have obtained the consent or approval of each person whose consent or approval is required in connection with the transactions contemplated by the Merger Agreement, except where the failure to obtain such consents and approvals would not have a material adverse affect.

TERMINATION

    The Merger Agreement may be terminated and the Merger abandoned any time prior to the Effective Time, before or after approval by the stockholders of EnSys and SDI:

    (i) by the mutual written consent of EnSys and SDI;

    (ii) by either EnSys or SDI in the event the conditions to the Merger shall not have been met or waived by such party on or prior to January 31, 1997, but only if the party terminating has not caused the condition giving rise to termination to be not satisfied through its own action or inaction or is not otherwise in material breach of its obligations under the Merger Agreement;

   (iii) by either EnSys or SDI if any decree, permanent injunction, judgment or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

    (iv) by either EnSys or SDI in the event the other party updates its schedules under the Merger Agreement as a result of an event that has a material adverse effect on such party;

    (v) by either EnSys or SDI in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement; and

    (vi) by either EnSys or SDI upon termination of the Operating Agreement.

EFFECT OF TERMINATION

    In the event of the termination of the Merger Agreement, the Merger Agreement shall forthwith become void, and there shall be no liability under this agreement on the part of EnSys or SDI or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that the confidentiality agreement shall survive any termination of the Merger Agreement.

    In the event of any termination of the Merger Agreement as a direct result of a material breach of a party's covenants or agreements therein, or if all conditions to Closing have been satisfied but a party does not proceed to Closing, any and all remedies available to the non-breaching party at law or in equity will be preserved.

    In the event the Merger is consummated, all Expenses will be paid by the Surviving Corporation, and if the Merger is not consummated, any such Expenses shall be paid by the party incurring such Expenses.

"Expenses" for such purposes includes all reasonable out-of-pocket expenses actually incurred by a party or on its behalf in connection with or related to the transactions contemplated by the Merger Agreement.

    If either party unilaterally terminates the Merger Agreement in a manner not permitted under the Merger Agreement, or commits a material breach of its obligations under the Merger Agreement, and the other party terminates the Merger Agreement as a result thereof, such party shall be obligated to pay as liquidated damages to the other party the sum of $500,000 as a termination fee.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of the Merger Agreement by the stockholders of SDI, or the stockholders of EnSys, no amendment may be made without approval of such stockholders, which amendment would reduce, or increase, respectively, the amount or change the type of consideration into which each share of SDI Common Stock or SDI Preferred Stock will be converted pursuant to the Merger Agreement upon consummation of the Merger. At any time prior to the Effective Time, any party may (i) extend the time for the performance for any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and (iii) waive compliance by any other party with any of the agreements or conditions contained in the Merger Agreement.

                              DESCRIPTION OF ENSYS

GENERAL

    EnSys develops and sells biotechnology-based test systems designed for fast and inexpensive detection of hazardous chemicals in soil and water samples. EnSys disposable test systems use proprietary immunoassay reagents and other chemical reagents that allow environmental scientists and engineers, waste managers and waste generators to accurately test soil and water samples for environmental remediation and environmental monitoring purposes. EnSys believes that on-site testing facilitates more effective management of the overall remediation project, and helps reduce costs associated with site investigation and clean-up. EnSys' immunoassay test methods have been accepted by the EPA under draft methods that are used for regulatory compliance purposes under the Resource Conservation and Recovery Act ("RCRA") and the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA" or "Superfund").

RECENT DEVELOPMENTS

    On March 29, 1996, EnSys acquired from Millipore Corporation ("Millipore") certain assets, which consisted primarily of inventory, work-in-process, equipment, intellectual property rights, contract rights and customer lists, of Millipore's "Envirogard" product line. In exchange for such assets, EnSys paid to Millipore $1,000,000 in cash and issued to Millipore 1,100,000 shares of EnSys Common Stock, which represented approximately 15 percent of EnSys' total outstanding shares after the acquisition.

    The Envirogard product line consists of immunoassay-based test systems and related test systems used in the detection of environmental contaminants and pesticide residues. Envirogard tests are available in two formats: tubes for use in the field or in the laboratory, and micro-titer plates for detection of pesticides in parts per billion in the laboratory.

    Millipore's 1995 sales with respect to the Envirogard product line were approximately $2,200,000. Approximately one-half of such 1995 sales occurred in the United States with approximately one-half in Europe, Canada and the Far East. Moreover, approximately one-half of such sales were derived from the sale of products in the environmental monitoring and remediation markets, and the remainder were derived from the sale of products in the pesticide detection market. EnSys retained four of the approximately 25 Millipore employees associated with the Envirogard product line and added two additional sales positions in Europe. The incremental revenue from the Envirogard products added to EnSys' existing cost structure is expected to accelerate profitability.

    As a result of the acquisition of the Envirogard product line, EnSys plans to expand its product base and target markets, enlarge its research and development pipeline, strengthen its coverage of the European market and create opportunities for operating efficiencies which are expected to benefit future financial performance.

    The acquisition of the Envirogard products has provided EnSys with an entry into a new market: the pesticide detection market. EnSys believes that food growers and processors, pesticide providers, and landowners, faced with the need to monitor and control pesticide residues, represent promising markets for immunoassay-based tests. EnSys also expects the acquisition of the Envirogard products related to the detection of environmental contaminants to enhance EnSys' competitive position.

MARKET OVERVIEW

    Analysis of soil, water and waste samples to determine the presence of hazardous chemicals has become increasingly important in connection with environmental remediation and environmental monitoring activities. These activities are largely the result of environmental legislation such as RCRA, CERCLA, TSCA, the Safe Drinking Water Act ("SDWA") and the Federal Water Pollution Control Act (the "Clean Water Act"). It is estimated that environmental testing is provided by approximately 1,200 commercial environmental testing laboratories, as well as "in-house" laboratories at industrial and disposal facilities. Market research reports estimate that commercial environmental testing laboratories accounted for approximately one half of all environmental tests performed and had revenues exceeding $1.1 billion in 1995.

    ENVIRONMENTAL REMEDIATION. Environmental remediation activities require a substantial amount of testing in connection with the clean-up of contaminated sites. After initial characterization of toxic chemicals at a site, substantial testing typically is required to complete an assessment of the site to determine the extent and location of contamination and the appropriate remediation plan. Upon the commencement of the remediation project, additional testing is necessary to determine the effectiveness of the remediation measures. In addition, ongoing testing to monitor soil and groundwater is often required after completion of the remediation activities. The contaminants of primary concern for remediation activities include petroleum fuel products, polyaromatic hydrocarbons ("PAHs"), polychlorinated biphenyls ("PCBs"), benzene, certain metals and chlorinated solvents.

    ENVIRONMENTAL MONITORING. Environmental monitoring activities under SDWA and National Pollution Discharge Elimination System ("NPDES") legislation require periodic testing for various hazardous chemicals. The nation's 58,000 drinking water systems test for contaminants such as metals, benzene, other volatile organic compounds and microbiological contamination. Approximately 6,400 major industrial and municipal waste water treatment facilities monitor and test waste water for contaminants such as chlorinated solvents, metals and volatile organic compounds. Hazardous waste handling and disposal companies carry out large volumes of analytical work, including pre-acceptance testing to determine the suitability of waste streams for disposal and routine testing of incoming shipments. In addition, the ongoing management of chemicals in the petrochemical and pesticide industries also results in the need to test samples at many points in the production, use and disposal cycle. Electrical utilities have on-going analytical needs pertaining to disposal of PCB containing materials.

    PESTICIDE RESIDUES. The entrance of pesticides into the water supply as a result of agricultural and residential runoff continues to be a problem requiring analytical testing. In areas of substantial agricultural activity, drinking water is tested for several pesticides in order to ensure compliance with Federal regulations. Imported grains, fruits, and vegetables are tested for the presence of pesticide residues prior to use in the U.S. In addition, pesticide residues in crops call for extensive testing at the time of pesticide registration or reregistration under the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA). In spite of their banned status, pesticides such as DDT and chlordane still persist in soil at sites where they were stored or distributed. The clean-up of these sites requires the use of specific analytical methods of pesticide detection.

PRODUCTS

    Since January 1991, EnSys has developed or acquired eleven immunoassay-based testing products and four chemical based testing products. The acquisition of the Envirogard product line added 90 immunoassay testing products. These testing products detect some of the most commonly encountered toxic chemicals including PCBs, fuel products, pentachlorophenol ("PCP"), trinitrotoluene ("TNT"), benzene, PAHs, crude oil, mercury and pesticides found in soil, water and on surfaces at contaminated sites. Additionally, the Envirogard products detect pesticides in drinking water and foodstuffs. The tests do not require refrigeration and can be used by the engineering and geological staff typically employed to assess and remediate hazardous waste sites. Test kits include components for the extraction of target analytes from a sample and then analysis by immunoassay (where applicable). All of EnSys' test systems are capable of analyzing at least ten samples per hour and some test systems allow analysis of as many as forty samples per hour. Sample preparation time is typically less than five minutes per sample and the immunoassay reaction occurs in less than fifteen minutes. Generally, less than four hours of training is required before an operator can effectively use the tests. EnSys test systems are also used off-site by environmental testing laboratories and in-house laboratories.

    During 1994, EnSys entered into an exclusive five year license agreement with Meridian Diagnostics, Inc. ("Meridian"), under which EnSys would manufacture and sell Hydrofluor-TM-, an EPA accepted immunoassay-based method for detecting the pathogenic protozoa CRYPTOSPORIDIUM and GIARDIA in water. EnSys paid a $50,000 license fee for those rights. According to the EPA, CRYPTOSPORIDIUM and GIARDIA cause more outbreaks of disease than any other water born pathogens. The acquisition of Hydrofluor reagents has opened opportunities for product improvement in this area. EnSys reagents have been designated as the reagents of choice in the EPA's Information Collection Rule for these pathogenic protozoa in drinking water. Also during 1994, EnSys entered into a three year sales and marketing agreement with BioNebraska, Inc. ("BioNebraska"), for the distribution of the BiMelyze test, an immunoassay-based test for detecting mercury in soil and water. Sales of the Hydrofluor tests comprised 27% of test volume and 9% of revenues in 1995. Sales under the BioNebraska agreement have not been significant to date, and there can be no assurance that significant sales will be realized under this agreement in the future.

    During the Summer of 1995, a Product Approval Committee ("PAC"), consisting of the heads of the Research and Development, Manufacturing, and Sales, Marketing and Technical Service departments, along with input from other key personnel, was established to review priorities in product support and product development. The feasibility of a one-step device was investigated. Several designs for an immunochromatography strip test have now been developed. These formats require only one step in the immunoassay phase, which is the addition of a sample. Current EnSys immunoassay tests require nine to ten steps. After an incubation of less than 10 minutes, a result is ready to be read on a hand-held instrument. Sensitivity has been shown to equal that of the tube format. EnSys believes that an important innovation in the new method is a positive readout, wherein the appearance of color is directly proportional to the compound's concentration. This feature has been difficult to implement for immunoassays for small molecules. Patents are now pending for these designs. EnSys believes that the simplification obtained with the one-step product will substantially reduce the cost of manufacturing. Conversion of our leading coated tube immunoassay products to this format is now underway. A low-cost reader has been identified and its transformation to EnSys specifications has been initiated.

    The following is an analysis of EnSys' testing products and their approximate introduction dates:


        ENSYS PRODUCTS                 TARGET COMPOUNDS                   EPA METHOD                   DATE INTRODUCED
PCB RISc Soil                   PCBs                            Proposed Method 4020            3rd Quarter 1991
PCB RISc Wipe                   PCBs                            Proposed Method 4020            1st Quarter 1992
PCB RISc Waste Liquid           PCBs                            Proposed Method 4020            2nd Quarter 1994
PETRO RISc Soil                 gasoline, jet fuel, diesel      Proposed Method 4030            1st Quarter 1992
PETRO RISc Water                gasoline, jet fuel, diesel                                      1st Quarter 1993
PENTA RISc Water                pentachlorophenol               Method 4010                     1st Quarter 1991
PENTA RISc Soil                 pentachlorophenol               Method 4010                     3rd Quarter 1991
PAH RISc Soil                   creosote, petrochemicals,       Proposed Method 4035            4th Quarter 1992
                                coal tar residuals, fuels
BENZENE RISc Water              benzene                                                         1st Quarter 1995
DIOXIN RISc Test                dioxin, 2,3,7,8-TCDD                                            2nd Quarter 1994
HYDROFLUOR Combo                CRYPTOSPORIDIUM, GIARDIA                                        3rd Quarter 1994

TNT Soil Test                   trinitrotoluene,                Proposed Method 8515            2nd Quarter 1993
                                dinitrotoluene

RDX Soil Test                   RDX, HMX                                                        1st Quarter 1995

CRUDE Check Soil Test           crude oil, fuel oil                                             4th Quarter 1994

TTHM Water Test                 Total Trihalomethanes           Draft Method 8530               4th Quarter 1995

    Some of the major new products from the Envirogard product line are as follows:


ENVIROGARD PRODUCTS                    TARGET COMPOUNDS                   EPA METHOD
BTEX Soil Test                  benzene, toluene,               N/A
BTEX Water Test                 ethylbenzene, xylenes
DDT Soil Test                   DDT, DDE, DDD                   Proposed Method 4042
Chlordane Soil Test             chlordane, aldrin, dieldrin     Proposed Method 4041
Toxaphene Soil Test             toxaphene, heptachlor,          Proposed Method 4040
                                lindane, endrin

2,4-D Soil Test                 2,4-D, diclofop                 Proposed Method 4015
2,4-D Water Test

Silvex Soil Test                2,4,5-T                         N/A

Acetanilide Test                acetanilide                     N/A

Atrazine Test                   atrazine                        N/A

Alachlor Test                   alachlor                        N/A

Aldicarb Test                   aldicarb                        N/A

ENVIROGARD PRODUCTS                    TARGET COMPOUNDS                   EPA METHOD
Bioresmithrin Test              bioresmithrin, chrysanthemic    N/A
                                acid

Carbofuran Test                 carbofuran                      N/A

Carbendazim/MBC Test            benomyl                         N/A

Chlorpyriphos Test              chlorpyriphos methyl,           N/A
                                chlorpyriphos ethyl

Cyclodienes Test                cyclodienes                     N/A

Diazinon Test                   diazinon                        N/A

Fenitrothion Test               fenitrothion                    N/A

Imazapyr Test                   imazapyr, imazaquin             N/A

Isoproturon Test                isoproturon                     N/A

Methoprene Test                 methoprene                      N/A

Metolachlor Test                metolachlor, acetochlor         N/A

Metalaxyl Test                  metalaxyl                       N/A

Metsulfuron Test                metsulfuron                     N/A

Microcystins Test               microcystins                    N/A

Paraquat Test                   paraquat, diquat                N/A

Parathion/Parathion-Methyl      parathion, methyl parathion     N/A
Test

Procymidone Test                procymidone                     N/A

Triazine Test                   triazines: atrazine,            N/A
                                cyanazine, propazine, simazine

Triasulfuron Test               triasulfuron                    N/A

Urea Herbicide Test             chlortoluron, diuron, linuron,  N/A
                                metobromuron, monolinuron

REGULATORY APPROVALS

    EnSys believes that regulatory acceptance, though not required for the use of its products in most cases, is a significant factor in gaining market acceptance. There are two main areas in which EnSys is seeking regulatory acceptance for its products: hazardous waste testing methods and water testing methods.

    HAZARDOUS WASTE TESTING METHODS. EPA SW-846 is the compendium of analytical and test methods published by the EPA's Office of Solid Waste ("OSW"). A number of provisions of the EPA's hazardous waste regulations under RCRA mandate the use of SW-846 methods. In other contexts, SW-846 is a guidance document setting forth acceptable, although not required, methods to be implemented by the user in response to sampling and analysis requirements. Some states also require the use of SW-846 methods under their hazardous waste programs. While SW-846 methods are technically only applicable to regulatory programs under RCRA, other federal, state and local environmental programs, including CERCLA and TSCA, often refer to and rely on SW-846 methods for purposes of remediation and monitoring. The process for a method to be incorporated into EPA SW-846 generally takes approximately 24 to 36 months. The OSW evaluates the applicant's test results and obtains additional information or conducts its own tests if necessary. After a method is deemed acceptable, it is published by the EPA in draft form (an "EPA Draft Method"). Periodically, the EPA updates SW-846 through a notice in the Federal Register referencing the EPA Draft Methods published since the last update. Following a comment period, the EPA Draft Methods are referenced in the Federal Register as a Final Rule and incorporated into SW-846. The new test methods for the third update of the third edition of SW-846 were proposed in the Federal Register in July 1995. The comment period closed in December 1995 and the comments are currently being evaluated. The final methods are expected to be promulgated in early 1997.

    In July 1995, the EPA proposed several draft methods that incorporate EnSys' products: Method 4020 (PCB RISc Soil and Waste Liquid), Method 4030 (Petro RISc
Soil), Method 8515 (TNT Soil Test), and Method 4035 (PAH RISc Soil). In January 1994, the EPA promulgated as a final rule Method 4010 (PENTA RISc Soil and Water). Proposed methods are those that have been evaluated by the EPA's method group to determine that they are technologically sound and are now subject to general scrutiny and public comments.

    WATER TESTING METHODS. Water testing methods approved for use in compliance with the SDWA are published periodically in the Federal Register. Newly developed methods are reviewed by the EPA's Environmental Monitoring and Systems Laboratory in Cincinnati to determine whether they are (i) an acceptable version of a previously approved method or (ii) a new method in need of a comparability study and proceed through a comment and approval procedure. The EPA has recently begun a program aimed at expediting the approval of new methods that involves the cooperation of the Solid Waste, Drinking Water, and Waste Water methods groups. EnSys began the process of seeking EPA approval of the TTHM Water Test for drinking water applications in early 1996. The TTHM Water Test has been accepted as Draft Method 8530 by OSW and will receive further consideration by the Drinking Water Methods Group.

    There can be no assurances that EnSys will continue to receive regulatory acceptance for its hazardous waste testing methods or for its water testing methods in the future.

SALES AND MARKETING STRATEGY

    EnSys is pursuing a sales strategy designed to maximize its access to the different potential users of its products. EnSys' strategy is to use multiple sales channels to take full advantage of the many applications for its testing methods in the environmental industry. EnSys has used multiple distribution means for the sales of its products worldwide. In the US, the major route has been through a national direct sales force. The direct sales force, which continues to be EnSys' most significant source of sales revenue, was augmented by the beginnings of an inside sales force in the second half of 1995. It is anticipated that the inside sales force will improve the productivity of the direct sales force by providing marketing support and supplying continuously updated information.

    EnSys also continued the distribution of its products in the US through two additional outlets: Hach Company ("Hach") and Restek Corporation ("Restek"). To date, sales through these outlets have not been significant. Hach is a supplier of water quality test kits and process monitoring equipment for the drinking water and wastewater industries. Hach introduced their version of the EnSys Benzene Water test in the last quarter of 1995. EnSys' agreement with Hach expired in November of 1995. EnSys is currently negotiating a new supply agreement with Hach. During 1994, EnSys signed a distribution and supply agreement with Restek, a catalog distribution company, pursuant to which Restek distributes the EnSys products to environmental laboratories. EnSys' agreement with Restek grants them certain exclusive catalog distribution rights subject to a minimum annual purchase commitment by Restek. Restek's sales of

EnSys products did not meet the minimum annual purchase commitment in 1995 and either party can cancel the existing agreement with 90 days written notice.

    In 1995 EnSys entered into a cooperative agreement with PACE, Inc. ("PACE") to provide for the use of EnSys' products by PACE's environmental laboratories and field analytical service groups. The agreement granted PACE certain exclusive rights regarding sales cooperation. The liquidation of PACE, Inc. in December of 1995 effectively terminated the agreement. EnSys executed a similar agreement with Columbia Analytical Services, Inc. in January of 1996.

    Since the opening of EnSys' European headquarters and sales operations in London, England in September 1993, the sales of EnSys' products in Europe have continued to be sold and distributed principally through such office. EnSys uses a combination of direct sales, sales agents, and distributors to serve the European market. In November 1993, EnSys signed a distribution and supply agreement with Draegerwerk GmbH of Lubeck, Germany ("Drager"). Under the terms of the agreement, Drager was the exclusive supplier of EnSys test kits for several European markets subject to meeting agreed minimum sales targets. Sales of products through this channel were substantially below agreed minimum targets in 1994 and 1995 and the agreement was canceled by EnSys in accordance with its terms in January 1996.

RESEARCH AND DEVELOPMENT

    EnSys devotes substantial resources to research and development and maintains a comprehensive monoclonal antibody development facility. EnSys believes that its proprietary methods and reagents are a source of competitive advantage. EnSys has assembled a scientific staff with experience in the development of monoclonal antibodies and a variety of complementary skills in several advanced research disciplines, including synthetic organic chemistry and immunoassay test systems development. In addition, EnSys maintains consulting and advisory relationships with a number of prominent scientists with expertise in the areas of immunology, parasitology, immunochromatography design and manufacturing processes and environmental analytical chemistry.

    EnSys' research and development activities are focused on the enhancement of its existing immunoassay detection methods, the development of new test kits for additional hazardous chemicals, and the development of new test systems incorporating advances in immunoassay technology and improving ease-of use and sensitivity of EnSys' products. During 1994 and early 1995, EnSys eliminated some of it low priority product development programs and employees associated with those programs to focus more extensively on the development of a new test format which would be easier to use and less expensive to manufacture. See "--Products." Despite the downsizing of its Research and Development operations, EnSys continues to maintain its capabilities in monoclonal antibody development and possesses a growing library of unique monoclonals to environmental contaminants and xenobiotic agents. EnSys believes that its core expertise in immunology and organic synthesis remains intact.

COLLABORATIVE ARRANGEMENTS

    During 1994, EnSys entered into a collaborative agreement with Meridian for the joint development of microbiological testing systems for the water treatment market. Under a separate exclusive five year license agreement with Meridian, EnSys commenced the manufacture and sale of the Hydrofluor test for CRYPTOSPORIDIUM and GIARDIA.

    Additionally, a supply agreement was entered into in 1995 with Fitzgerald Industries International, Inc. of Concord, MA to sell EnSys' monoclonal antibodies for use by researchers in environmental sciences and medical fields. The research market for EnSys' unique antibodies is still undefined and revenues from this agreement are uncertain.

    During 1996, EnSys entered into a license agreement with Hybrizime Corporation that will allow Hybrizime to license certain EnSys technology to develop new assays, as well as to manufacture, use and sell products using and/or containing the EnSys technology. The agreement calls for a base license royalty to be paid to EnSys concurrently with delivery of certain technology and the payment of additional royalties based on sales revenues of all licensed products sold by Hybrizime. The non-payment of the base license royalty within a specified time period will void the license agreement. Revenues from this agreement are uncertain.

PROPRIETARY TECHNOLOGY AND PATENTS

    EnSys' products are based on the use of proprietary reagents, sample processing technology and test systems developed by EnSys scientists. Accordingly, EnSys has implemented a number of procedures to safeguard the proprietary nature of its technology. EnSys requires its employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with EnSys. However, there can be no assurance that third parties will not independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to EnSys' trade secrets or disclose such technology, all of which could have a material adverse effect on EnSys.

    Additionally, EnSys continues to protect its unique product designs and processes through the patent process. In addition to its issued patents on Aldicarb and PAH tests, EnSys was granted patents in 1995 for its Benzene immunoassay test and in 1996 for its halogenated hydrocarbons ("THM" and "TCE") tests. EnSys has five patent applications pending in the United States on its crude oil, PCB, petroleum hydrocarbons ("Petro") tests and two designs for the one-step immunoassay. There can be no assurance that EnSys' applications will result in the issuance of any patent or that any patents issued to EnSys would provide protection that is sufficiently broad to protect EnSys' technology and products. In addition, there can be no assurance that the patents of others will not have an adverse effect on EnSys or that others will not independently develop similar products or design around patents issued to EnSys. There is a substantial backlog of patent applications at the US Patent Office. Since patent applications in the United States are confidential until patents issue, and publication of discoveries in the scientific or patent literature often tend to lag behind actual discoveries, EnSys cannot be certain that it was the first creator of inventions covered by pending patent applications or that it was the first to file patent applications for such inventions.

MANUFACTURING

    EnSys' test kits include components for sample processing, antibody-coated tubes, enzyme conjugate reagents and other supplies necessary to carry out the test. EnSys also separately sells automated sample processing equipment and equipment for interpreting test results which are marketed in separate accessory kits.

    EnSys manufactures and assembles its products at its facilities in the Research Triangle Park area of North Carolina. Certain components and accessories are currently manufactured by outside vendors. EnSys looks for multiple sources whenever possible, but several components and accessories can only be obtained currently from one source. Biological materials are primarily developed in-house, licensed from third parties or purchased from commercial sources. EnSys develops many of the immunogens for antibody production internally. From time to time, EnSys obtains certain organic chemistry services from outside sources and uses these compounds to make immunogens. The immunogens are then used by EnSys scientists to make monoclonal and polyclonal antibodies, or sent to a contract facility for antibody production in a variety of animals. EnSys can usually ship an order within 48 hours of it being placed, and accordingly, EnSys maintains no significant backlog.

COMPETITION

    The environmental testing business is very competitive and has become increasingly so throughout the 1990's. According to the International Association of Environmental Testing Laboratories, the prices charged by environmental laboratories for the analysis of environmental samples have fallen 10-20% in the past year. Many of EnSys' existing or potential competitors are large companies with substantially greater resources than EnSys. Other companies may be developing additional products that could be competitive with the EnSys products. EnSys believes, however, that its competitiveness has been significantly enhanced as a result of the acquisition of the Envirogard product line from Millipore.

    During 1997 EnSys expects to offer its primary testing products for PCBs, fuel products, and PAHs in a new, easier to use one-step format that EnSys believes will allow it to compete even more effectively for the samples that can be analyzed using its products. EnSys competes primarily on the unique performance of its tests. The EnSys tests are configured to be usable by field personnel with little or no formal chemistry training, yet deliver accurate results that support a variety of field operational decisions. Much of the overall cost savings (testing, equipment and labor) that can be realized by testing samples with immunoassay methods require the testing to be done in the field where lab instrumentation is cumbersome and expensive to use. The ability to continue to offer low-cost, reliable tests will be a critical factor in maintaining EnSys' competitive position.

ENVIRONMENTAL REGULATIONS

    The environmental legislation and regulations that EnSys believes are most applicable to its current business are RCRA, CERCLA, TSCA, FIFRA and the Pure Food and Drug Act. As EnSys expands its product line to meet the environmental monitoring needs of municipalities and industrial facilities, the SDWA, the Clean Water Act and the NPDES permitting program under the Clean Water Act also will be significant to EnSys' business. These laws regulate the management, disposal and clean-up of hazardous substances and protect the nation's ground and surface water and drinking water supplies. In addition, regulatory responsibilities in a number of areas have been delegated to state agencies and state and local laws and regulations impose additional restrictions and requirements. While environmental regulations overseas vary, many countries, particularly in Europe, have counterparts to the US legislation.

EMPLOYEES

    As of September 30, 1996, EnSys employed 39 individuals on a full time permanent basis, down from 52 at the end of 1994. All of EnSys' employees have executed agreements with EnSys agreeing not to disclose EnSys' proprietary information, assigning to EnSys all rights to inventions made during their employment, and prohibiting them from competing with EnSys. None of EnSys' employees is covered by collective bargaining agreements.

PROPERTIES

    EnSys currently leases approximately 18,000 square feet of space in one building in the Research Triangle park area in North Carolina under a ten-year lease that expires in 1999 with a renewal option through 2004. This facility is used for its administrative offices, research and development facilities, and manufacturing operations. EnSys also leases offices in London, England. During 1994, EnSys closed its sales offices in Denver, Colorado and New Hope, Pennsylvania. EnSys opened an office in Newport Beach, CA in the first quarter of 1996, and an office in Chestnut Hill, MA in the second quarter of 1996.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation awarded to, earned by or paid to any persons serving as Chief Executive Officer and the other most highly compensated executive officers of EnSys during the year ended December 31, 1995 for the fiscal years ended December 31, 1993, 1994 and 1995, for services rendered in all capacities to EnSys and its subsidiaries:

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                                                                       COMPENSATION
                                                                                                          AWARDS
                                                              ANNUAL COMPENSATION           ----------------------------------
                                                      ------------------------------------      SECURITIES
                                                                             OTHER ANNUAL   UNDERLYING OPTIONS     ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR       SALARY      BONUS     COMPENSATION     GRANTED (#)(1)     COMPENSATION
---------------------------------------  -----------  ---------  ---------  --------------  -------------------  -------------
Alan H. Staple (2) ....................       1995    $  40,638  $  --       $    --               35,000(2)      $ 226,731(2)
  President and Chief                         1994    $ 133,920  $  --       $    --               48,214         $   --
  Executive Officer                           1993    $ 132,500  $  30,000   $    --              113,000         $   --

Grover C. Wrenn (3) ...................       1995    $ 107,917  $  --       $    --              150,000         $   --
  President and Chief
  Executive Officer

Ian W. Mackenzie (4) ..................       1995    $ 106,829  $  25,000   $  10,075(5)          27,667(6)      $   --
  Managing Director,                          1994    $ 108,500  $  25,188   $  16,368(5)           --            $   --
  EnSys Europe, Ltd.                          1993(7) $  35,000  $  --       $    --               40,000         $   --

------------------------------

(1) See the following table captioned "Option Grants in Last Fiscal Year" for additional information.

(2) Effective April 11, 1995, Mr. Staple resigned as President and Chief Executive Officer of EnSys. As part of his severance agreement with EnSys, Mr. Staple was paid $121,500 in consulting fees for the period between April 11, 1995 and September 30, 1995 and $105,231 in continuing salary as stipulated in his employment agreement. As part of Mr. Staple's severance arrangement, EnSys agreed to accelerate the vesting of 25,000 of such options and the cancellation of the remaining 10,000. See "Employment and Severance Agreements" and "Report on Repricing of Options/SARs" herein for further description of the treatment of Mr. Staple's severance benefits.

(3) Reflects partial year, as Mr. Wrenn's employment as President and Chief Executive Officer commenced April 11, 1995.

(4) Effective February 29, 1996, Dr. Mackenzie resigned as Managing Director, EnSys Europe, Ltd.

(5) Comprised of contributions to private pension plan.

(6) 21,667 options granted as part of EnSys' bonus plan were canceled on September 6, 1995 as condition to the issuance of 6,000 options. See "Report on Repricing of Options/SARs" herein for further description.

(7) Reflects partial year as Dr. Mackenzie's employment with EnSys commenced September 1, 1993.

    The following table sets forth certain information regarding options granted by EnSys during the fiscal year ended December 31, 1995 to the persons serving as Chief Executive Officer during 1995 and the other executive officers named in the Summary Compensation Table. No stock appreciation rights have been granted by EnSys.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                     INDIVIDUAL GRANTS
                                        ----------------------------------------------------------------------------
                                             NUMBER OF         PERCENT OF TOTAL
                                            SECURITIES        OPTIONS GRANTED TO      EXERCISE OR
                                        UNDERLYING OPTIONS    EMPLOYEES IN FISCAL        BASE
NAME                                        GRANTED (#)            YEAR (%)          PRICE ($/SH)    EXPIRATION DATE
--------------------------------------  -------------------  ---------------------  ---------------  ---------------
Alan H. Staple........................         35,000(1)                7.1%           $    3.25         1/01/05(2)

Grover C. Wrenn.......................        150,000(3)               30.3%           $    2.50         6/20/05

Ian W. Mackenzie......................         21,667(4)                4.4%           $    3.25         1/01/05(4)
                                                6,000(3)                1.2%           $   2.375         9/06/05(5)

------------------------

(1) Represents stock options granted pursuant to the EnSys 1993 Stock Incentive Plan (the "1993 EnSys Plan"). When granted, one hundred percent of such options were to vest on December 31, 2004 or upon the achievement of certain financial performance goals in 1995 as set forth in the "1995 Management Incentive Bonus Plan." As part of Mr. Staple's severance arrangement, EnSys agreed to accelerate the vesting of 25,000 of such options and the cancellation of the remaining 10,000. See
    "Report on Repricing of Options/SARs" herein.

(2) As part of Mr. Staple's severance agreement, such vested options shall expire on April 11, 2000.

(3) Represents stock options granted pursuant to EnSys' 1995 EnSys Plan. When granted, one-third of such options were to vest immediately with one-third vesting on each of the first two anniversaries of the grant date.

(4) Represents stock options granted pursuant to the 1993 EnSys Plan. When granted, one hundred percent of such options were to vest on December 31, 2004 or upon the achievement of certain financial performance goals in 1995 as set forth in the "1995 Management Incentive Bonus Plan." Dr. Mackenzie agreed to the cancellation of these options in connection with the issuance of 6,000 options at $2.375. See "Report on Repricing of Options/SARs" herein.

(5) Vesting of these options ceased upon Dr. Mackenzie's resignation on February 29, 1996. The 2,000 options vested prior to his resignation expired on May 29, 1996.

    The following table sets forth certain information regarding stock options exercised during the fiscal year ended December 31, 1995 and stock options held as of December 31, 1995 by the persons serving as Chief Executive Officer during 1995 and the other executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                              NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                               SHARES                                AT FISCAL YEAR-END            AT FISCAL YEAR-END(2)
                             ACQUIRED ON        VALUE        ----------------------------------  --------------------------
NAME                         EXERCISE(#)     REALIZED(1)     EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE  UNEXERCISABLE
--------------------------  -------------  ----------------  ---------------  -----------------  -----------  -------------
Alan H. Staple (3)........       90,684       $  258,860          121,814            --           $  29,525     $  --

Grover C. Wrenn...........       --           $   --               50,000           100,000          --         $  --

Ian W. Mackenzie..........       --           $   --               42,000            --              --         $  --

------------------------------

(1) Value realized equals the aggregate market value of the shares acquired on the exercise date(s), less the applicable aggregate option exercise price.

(2) Year-end value is based on the closing market price per share on December 29, 1995 ($1.625), less the applicable aggregate option exercise price, multiplied by the number of unexercised options which are exercisable and unexercisable, respectively.

(3) See "Employment and Severance Agreements" and "Report on Repricing of Options/SARs" herein for a description of the treatment of Mr. Staple's stock options as a result of Mr. Staple's resignation.

COMPENSATION OF DIRECTORS

    Except as described below, directors of EnSys do not receive compensation for service on the Board of Directors or any committee thereof but are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees. Pursuant to the terms of the 1995 EnSys Plan, each non-employee director who is serving as a director of EnSys on the first business day after each annual meeting of stockholders, will automatically be granted on such day a non-qualified stock option to acquire 3,000 shares of EnSys Common Stock at an exercise price equal to the fair market value of the EnSys Common Stock on such day. The Amended 1995 EnSys Plan would eliminate such automatic option grants to non-employee directors, and non-employee directors of EnSys (and, if the Merger is consummated, directors of the Surviving Corporation) would become eligible to receive grants of non-qualified stock options subject to substantially the same procedural and other limitations thereon as apply to grants of non-qualified stock options to employees.

    On January 20, 1995, pursuant to the 1993 EnSys Plan, the Stock Option Committee awarded Messrs. Finnigan, Middleton and Smith each a non-qualified stock option to acquire 10,000 shares of EnSys Common Stock at an exercise price of $3.25 per share. On May 16, 1996, pursuant to the 1995

EnSys Plan, Messrs. Earthman, Finnigan, Middleton, Smith and Timoney were automatically granted options to purchase 3,000 shares of EnSys Common Stock at a per share exercise price of $2.125.

    EnSys entered into a consulting agreement with Dr. Robert Finnigan effective September 1991, pursuant to which Dr. Finnigan received options to purchase 5,000 shares of EnSys Common Stock with an exercise price of $0.25 per share and receives $1,000 for each day of consulting service. This agreement provides that Dr. Finnigan render certain consulting services to EnSys relating to the development of business opportunities on an exclusive basis. The agreement can be terminated by either party upon prior written notice. EnSys also entered into an agreement with Dr. Finnigan effective March 1, 1992, pursuant to which Dr. Finnigan received options to purchase 5,000 shares of EnSys Common Stock with an exercise price of $0.25 per share. This agreement provides that Dr. Finnigan render scientific advisory consulting services to EnSys for two days per year. The agreement can be terminated by either party effective March 1 by written notice prior to February 28 of each year.

    On October 2, 1996, the EnSys Board of Directors approved a proposal to amend the provisions relating to the exercisability of options held by non-employee directors (which include Messrs. Earthman, Finnigan, Middleton, Smith and Timoney) following termination of service as a director. The amendments will be effected by issuing new replacement options in exchange for the existing options held by the non-employee directors. The replacement options will have the same substantive terms with respect to exercise price and number of shares as the existing options. However, the expiration date of the replacement options will be the earlier of five years after termination or the expiration date of the existing option. In addition, the replacement options will be completely vested. Although the replacement options will not be granted pursuant to the Amended 1995 EnSys Plan, the procedural and administrative terms of the agreements relating the replacement options (other than termination provisions) will be the same as the terms pursuant to which non-qualified employee stock options would be granted under the 1995 EnSys Plan. However, the replacement options will not terminate upon termination of the non-employee director's service as a director to EnSys unless the termination is for cause.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    In connection with Mr. Staple's resignation as President and Chief Executive Officer, EnSys entered into a severance and consulting agreement and general release with Mr. Staple effective April 11, 1995 (the "Effective Date"). Under the terms of the agreement, EnSys was obligated to continue to pay Mr. Staple's salary and certain other benefits for a period of one year from the Effective Date. In addition, a portion of Mr. Staple's outstanding stock options were amended to provide for an accelerated vesting schedule and to extend the exercise period for five years from the Effective Date. Furthermore, Mr. Staple's options to acquire 80,000 shares of EnSys Common Stock were canceled. Under the agreement, Mr. Staple also agreed to provide consulting services to EnSys for a period commencing on the Effective Date and ending on September 30, 1995 for a consulting fee of $115,000. Mr. Staple was also paid $6,500 in lieu of reimbursement for consulting expenses and $105,231 in continuing salary as stipulated in his employment agreement.

    EnSys entered into an employment agreement effective October 26, 1993 with Dr. Ian Mackenzie, providing for Dr. Mackenzie to serve as Managing Director, EnSys Europe, Ltd. In connection with Dr. Mackenzie's resignation effective February 29, 1996, EnSys was obligated to continue to pay Dr. Mackenzie's salary and certain other benefits for a period of six months after such termination. Dr. Mackenzie agreed to take a lump sum distribution of $75,000 as full and complete payment of severance benefits. All options granted to Dr. Mackenzie pursuant to any of EnSys' stock option and stock incentive plans ceased vesting upon his resignation.

    EnSys entered into an employment agreement effective April 11, 1995 with Mr. Grover C. Wrenn, providing for Mr. Wrenn to serve as President and Chief Executive Officer of EnSys. The agreement provides for (i) an initial base salary of $150,000 subject to an annual increase of not less than 5% of the then current annual salary which is to be reviewed no less than annually by the Board of Directors or compensation committee and (ii) an annual bonus of up to 70% of base salary based upon performance goals and targets established by agreement between Mr. Wrenn and the Board of Directors or compensation committee. Under the terms of the agreement, in June 1995, EnSys granted Mr. Wrenn options to purchase 150,000 shares of EnSys Common Stock. Such options vest over a two year period. If Mr. Wrenn's employment is terminated without cause, as that term is defined in the agreement, EnSys is obligated to continue to pay Mr. Wrenn's salary and certain other benefits for a period of one year after such termination. Any options granted to Mr. Wrenn pursuant to any of EnSys' stock option plans shall continue to vest during such severance period.

REPORT ON REPRICING OF OPTIONS/SARS

    During the last completed fiscal year certain options held by named executive officers were subject to repricing. On September 6, 1995 Dr. Mackenzie was issued 6,000 options to purchase EnSys Common Stock at a price of $2.375 per share. In return for these options, Dr. Mackenzie agreed to the cancellation of 21,667 options to purchase EnSys Common Stock at a price of $3.25 per share issued on January 1, 1995 as part of EnSys' "1995 Management Incentive Bonus Plan." The 21,667 options issued in January were to vest upon the earlier of (i) the achievement of certain corporate goals for the 1995 fiscal year, (ii) December 31, 2004, or (iii) the consummation of any transaction which would result in a change of control as defined in the 1993 EnSys Plan. At September 6, 1995, it was apparent that the 1995 corporate goals would not be obtained but EnSys was continuing its pursuit of suitable candidates for merger or acquisition that might result in a change of control as defined under the 1993 EnSys Plan. EnSys required the cancellation of the 21,667 options issued in January 1995 as a condition to issuing the 6,000 options in September to prevent the vesting of said options in the event of a change of control.

    As part of his severance agreement, the vesting of certain options granted to Mr. Staple under the EnSys, Inc. 1990 Stock Option Plan and the 1993 EnSys Plan was accelerated. The vesting of 6,360 options granted on March 17, 1993 was accelerated so that they would vest 530 shares per month for one year after the Effective Date of Mr. Staple's resignation. The vesting of 36,161 options granted to Mr. Staple on July 14, 1994 was accelerated so that 17,500 options vested on the Effective Date, and 18,661 options vested on December 31, 1995. The vesting of 25,000 options granted to Mr. Staple as part of EnSys' bonus plan was accelerated to the Effective Date and 10,000 options granted as part of the "1995 Management Incentive Bonus Plan" were canceled at the effective date. 70,000 options granted to Mr. Staple on October 27, 1993 were also canceled on the Effective Date.

    On October 1, 1996, the compensation committee of the EnSys Board of Directors approved amendments to an option held by Mr. Staple to purchase 25,000 shares of EnSys Common Stock at a per share exercise price of $.50 to extend the expiration date of such option from July 11, 1996 to November 12, 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ENSYS

    The following table presents, as of December 2, 1996 information as to (i) the persons or entities known to EnSys to be beneficial owners of more than 5% of the EnSys Common Stock on December 2, 1996, (ii) each director, the Chief Executive Officer and each other executive officer and/or former executive officer named in the Summary Compensation table, and (iii) all directors and executive officers of EnSys as a group, based on representations of officers and directors of EnSys and filings received by EnSys on Schedule 13G under the Exchange Act.

                                                                        NO. OF
                                                                        SHARES
                                                                     BENEFICIALLY     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                OWNED(1)     OF CLASS(2)
-------------------------------------------------------------------  ------------  -------------
APBI Environmental Sciences Group, Inc. (3) .......................      729,600         10.1%
  c/o Environ Corporation
  214 Carnegie Center
  Princeton, New Jersey 08540

Palo Alto Investors, Inc. (4) .....................................    1,140,000         15.8%
  431 Florence Street, Suite 200
  Palo Alto, CA 94302

U.S. Venture Partners III (5) .....................................      489,900          6.8%
  2180 Sand Hill Road, Suite 300
  Menlo Park, California 94025

Millipore Corporation (6) .........................................    1,100,000         15.2%
  80 Ashby Road
  Bedford, Massachusetts 01730

Grotech Partners II, L.P. (7) .....................................      401,800          5.6%
  9690 Deereco Road
  Timonium, Maryland 21093

William F. Earthman, III (8).......................................      227,620          3.2%

Robert E. Finnigan (9).............................................       41,600         *

Andrew C. Middleton (10)...........................................       28,000         *

Curtis Lee Smith, Jr. (11).........................................       26,000         *

Alan H. Staple (12)................................................      222,918          3.1%

John H. Timoney (3)................................................        6,000         *

Grover C. Wrenn (13)...............................................      404,000          5.5%

Ian W. Mackenzie...................................................       --            --

All directors and executive officers as a group (10 persons)             890,305         11.7%
  (14).............................................................

------------------------
 * Represents less than 1%.

 (1) Unless otherwise indicated, each of the stockholders designated above has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.

 (2) Number of shares deemed outstanding includes 7,217,794 shares outstanding as of December 2, 1996 and any shares subject to options and warrants held by the person or entity in question that are currently exercisable or exercisable within 60 days following December 2, 1996. Includes all options which will be exercisable with a change of control.

 (3) Ownership of these shares was reported to EnSys on a Schedule 13G dated February 14, 1994. Mr. Timoney, a director of EnSys, is a director Applied Bioscience, which is the parent corporation of APBI Environmental Sciences Group, Inc. Mr. Timoney disclaims beneficial ownership of the shares held by APBI Environmental Sciences Group, Inc.

 (4) Ownership of these shares was reported to EnSys on a Schedule 13G dated January 3, 1996. Consists of 1,140,000 shares beneficially owned by Palo Alto Investors, Inc., a California-based company.

 (5) Ownership of these shares was reported to EnSys on a Schedule 13G dated February 9, 1994. Consists of 416,175 shares, 68,650 shares and 5,075 shares held by U.S. Venture Partners III, Second Ventures Limited Partnership and U.S.V. Entrepreneur Partners, respectively. BHMS Partners III, the general partner of each of U.S. Venture Partners III, Second Ventures Limited Partnership and U.S.V. Entrepreneur Partners, and Phil Schlein, Phil Young, Irwin Federman, Dale Vogel, William Bowes, Jr. and Steve Krausz, the general Partners of BHMS Partners III, may be deemed to have shared voting and dispositive power with respect to such shares, however, each disclaims beneficial ownership of all shares held by U.S. Venture Partners III, Second Ventures Limited Partnership and U.S.V. Entrepreneur Partners.

 (6) Ownership of these shares was reported to EnSys on a Form 4 dated April 24, 1996. Consists of 1,100,000 shares held by Millipore Corporation.

 (7) Ownership of these shares was reported to EnSys on a Schedule 13G dated February 11, 1994. Mid Atlantic Ventures II, L.P., the general partner of Grotech II, and its general partner Grotech Capital Group, Inc. and Frank Adams, Stuart Frankel, Dennis Shaughnessy, and Hugh Woltzen, the principals of Grotech Capital Group, Inc., may be deemed to have shared voting and dispositive power with respect to such shares, however, each disclaims beneficial ownership of all shares held by Grotech II.

 (8) Ownership of these shares was reported to EnSys on a Schedule 13G dated February 12, 1996. Consists of 221,620 shares held by The Southern Venture Fund Limited Partnership ("SVF"), an affiliate of Massey Burch Investment Group, Inc. ("MBIG"). Mr. Earthman, a director of EnSys, shares voting and dispositive power over the 221,620 shares held by SVF in his position as a general partner of SVF and may be deemed to beneficially own such 221,620 shares. In addition, this amount includes 6,000 shares subject to options held by Mr. Earthman that are exercisable within 60 days of December 2, 1996.

 (9) Includes 36,000 shares subject to options held by Dr. Finnigan that are exercisable within 60 days of December 2, 1996. Represents 5,600 shares owned jointly with Dr. Finnigan's spouse.

(10) Includes 26,000 shares subject to options held by Dr. Middleton that are exercisable within 60 days of December 2, 1996.

(11) Includes 26,000 shares subject to options held by Mr. Smith that are exercisable within 60 days of December 2, 1996.

(12) Includes 20,000 shares held in trusts for the benefit of Mr. Staple's children and 73,214 shares subject to options held by Mr. Staple that are exercisable within 60 days of December 2, 1996. Mr. Staple disclaims beneficial ownership of the 20,000 shares held in trusts for his children.

(13) Includes 254,000 shares held by Mr. Wrenn and 150,000 shares subject to options held by Mr. Wrenn that are exercisable within 60 days of December 2, 1996.

(14) Includes 386,585 shares subject to options that are exercisable within 60 days of December 2, 1996.

                               DESCRIPTION OF SDI

GENERAL

    SDI was founded to develop commercial, rapid, field-portable immunoassay tests primarily for non-medical diagnostic testing applications in industrial/chemical, environmental and agricultural markets. SDI's core expertise is research, development and manufacturing of immunoassays, including immunogen and antibody development (especially monoclonal antibodies), immunoreagent development, assay development and manufacturing.

    SDI's founders initiated commercial operations in 1990 with a contract from Conoco to develop and manufacture a rapid field test to detect corrosion causing sulfate-reducing bacteria. The sale and marketing of the resulting product, RapidChek-Registered Trademark- SRB, was the responsibility of the corporate partner, Conoco.

    The initial Conoco agreement is illustrative of one of the strategies SDI used to grow its business. Corporate partners who had identified a market opportunity funded SDI to develop and manufacture immunoassay products to meet the market need. Most of the corporate partner agreements were written so that SDI retained the right to manufacture the finished product, and the technology developed during the course of the project was co-owned by SDI and its partner. In this way, SDI developed proprietary technology and built a manufacturing base of commercial products.

    Another key strategy that SDI used to develop its business was the formation in 1992 of TSD, a joint venture between SDI and a subsidiary of Taconic Farms of Germantown, NY. Taconic Farms is a privately held company whose business is the production and sale of mice and rats, primarily to the research community. The mission of TSD is to supply antibodies, especially monoclonal antibodies, immunochemical reagents and related services to medical diagnostic and pharmaceutical companies as well as the research community. TSD's primary facility occupies approximately 8,000 square feet of space within the same building as SDI.

    The TSD business provides to Taconic Farms a significantly expanded opportunity to sell its mice (Taconic's core business) for monoclonal antibody production in ascites (a core SDI competency). Through Taconic Farms, TSD provides SDI with a consistent supply of high quality mice and animal husbandry practices. The expertise, facilities, personnel and equipment required by TSD are paid for to a large extent by revenues from TSD projects, and provide to SDI a critical mass of technology with which to support its product development activities. In order to consolidate and streamline activities associated with the TSD business, Taconic Farms and SDI dissolved the original joint venture between the two companies and restructured TSD to be a wholly-owned subsidiary of SDI. Taconic Farms continues to act as TSD's primary agent for sales and marketing and is the exclusive supplier of mice for projects.

    Also in 1992, SDI entered into a 3.9 million dollar research and development and manufacturing agreement with EM Industries, an affiliate of Merck KGaA, Darmstadt, Germany, which resulted in the D TECH-Registered Trademark- product line for rapid detection of priority pollutants in the field. In accordance with the agreement, EM Science, a subsidiary of EM Industries, sold and marketed the D TECH product directly to the U.S. market through a dedicated sales force of approximately 6 full time individuals. D TECH sales by EM Science for 1995 were approximately $800,000.

    While the strategy of using corporate partners to sell and market products associated with its core business is an effective means of minimizing risk and reducing costs, SDI recognizes the efficiencies associated with a well managed, internally staffed sales and marketing effort, providing a market of sufficient size exists to support such an effort. As the market for environmental immunoassays developed, SDI believed that there were obvious synergies between competitors' products and opportunities to be gained through consolidation. In particular, SDI believed that the ease-of-use and field portability of the D TECH-Registered Trademark- product line was highly complementary with the more quantitative, laboratory-based RaPID Assay-Registered Trademark- products sold by Ohmicron. Additionally, Ohmicron was recognized for the quality of their products and service which were supported by a staff of highly professional sales and marketing personnel.

    The obvious product synergies, benefits of consolidation, existence of an experienced sales and marketing organization, and prevailing business climate compelled SDI and Ohmicron to merge their two businesses together on August 30, 1996. As a result of that transaction, SDI acquired all of the stock of Ohmicron and its subsidiaries, excluding OMD, which was spun-off to its stockholders prior to the acquisition date. Ohmicron stockholders received common stock of SDI representing 26% of diluted equity of SDI, as defined, as of June 30, 1996.

    Ohmicron developed, manufactured and marketed immunoassay-based diagnostic products which detect and measure contaminants in water, soil and food. Ohmicron's RaPID Assay product line for detection of pesticides and toxic organic contaminants employs magnetic particle immunoassay technology for highly precise determination of very low concentrations of contaminants. Sales related to RaPID Assay for fiscal year ended September 30, 1995, were approximately $2,300,000.

    SDI believes that the D TECH and RaPID Assay product lines for toxic organic pollutants are highly complementary in that they offer testing solutions for a wide spectrum of field-screening and laboratory-based applications. Additionally, the RaPID Assay products for pesticide testing expand the number of markets SDI's products serve. To that end, SDI has recently amended its agreement with EM Industries to assume sales and marketing responsibilities of the D TECH product line. As a result of this change and the Ohmicron acquisition, SDI has established a sales and marketing force to sell D TECH, RaPID Assay and other SDI products.

IMMUNOASSAY TECHNOLOGY

    OVERVIEW. An immunoassay is an analytical test which uses antibodies to detect the presence of a target compound in a sample matrix with high degrees of precision and accuracy.

    This technology was first developed more than 15 years ago and has rapidly replaced many laboratory diagnostic tests in the medical industry. The speed with which this technology has been adopted in the medical arena has been driven in large part by three factors: (1) a demand for analyses which were otherwise unavailable through conventional methods; (2) a desire for analytical methods which could yield results much more quickly than conventional methods; and (3) a need for more specific and accurate data. The penetration of immunoassay technology in certain medical markets (drugs of abuse, therapeutic drugs, steroid and thyroid hormones, infectious diseases) has now progressed to the point where antibodies can be purchased from catalogs and are utilized on high volume laboratory equipment.

    More recently, immunoassays have been introduced in a variety of industrial, environmental, and agricultural applications. As with clinical applications, immunoassay technology has demonstrated its value in these markets by virtue of its ability to yield specific, accurate and timely data in a manner previously unavailable. In addition, and in contrast to the health care industry, immunoassays have been recognized to be a meaningful cost reduction tool which has accelerated their acceptance.

    The advantages of immunoassay technology over other testing methods can be summarized as follows:

Sensitivity: Immunoassays can measure extremely low concentrations of compounds (routinely as low as parts per billion; i.e., one millionth of one gram in a liter of liquid).

Specificity: Immunoassays can measure one specific compound out of a chemical "soup," reducing the need for sample preparation.

Speed: Total time to obtain a test result ranges from 1 minute to 30 minutes as compared to several days to several weeks with many competing laboratory testing methods.

Cost: Price per test for immunoassays range from $1 to $50; price per test for similar laboratory testing can range from $5 to $1,000.

Accuracy: Immunoassays are typically as or more accurate than their laboratory counterparts.

Flexibility: Immunoassays can easily be adapted to a wide variety of test formats, from large scale to disposable, single-use units. They can also be designed for use by non-technical persons on-site under a variety of field conditions, using diverse sample types, and still generate extremely reliable and consistent results.

    One well-known and widely accepted application of immunoassay technology is the home pregnancy test kit. This example illustrates many of the benefits of immunoassay technology in replacing laboratory diagnostic tests: it enables the user to inexpensively replace a laboratory diagnostic test by providing rapid, accurate results in an easy to use format in the privacy of one's own home. This successful utilization of immunoassay technology outside the laboratory has facilitated more widespread applications in other industries.

    TECHNICAL FOUNDATION. Immunoassay technology relies on the specific binding characteristics of antibodies. Antibodies are proteins made by cells within the bodies of animals as part of the immune response to invasion by foreign substances like bacteria and viruses. An antibody physically binds only to the substance which elicited its production. This characteristic of specific binding makes antibodies useful tools for detecting substances in complex sample matrices (e.g., blood, plant tissue, soil). Methods exist for isolating and purifying antibodies from animals, and labeling them in such a way that they can be used as components, or reagents, within a test to detect the presence of the substance of interest. Immunoassay technology has advanced to the point that antibodies can be made to a wide variety of substances including microorganisms, drugs, hormones, proteins, polymers and environmental pollutants.

    Once an antibody reagent that has the desired performance characteristics (sensitivity and specificity) has been identified, it must be incorporated into a test format which is appropriate for the customer's application. In the human clinical chemistry market, antibodies are employed as reagents on large, automated instruments that can analyze hundreds of samples per hour. In contrast, antibodies can also be packaged into single use, disposable formats such as home pregnancy tests. Immunoassays can be designed to be highly quantitative or yield a simple yes/no result. The type of test format chosen for any given application depends on the needs of the customer and may include factors such as ease-of-use, cost per test, number of samples to be tested, the location the test will be performed and experience of the user.

    IMMUNOASSAY TEST FORMATS. SDI has expertise and proprietary technology surrounding the development and manufacture of primarily four state-of-the-art immunoassay formats: latex filtration, magnetic particle, lateral flow, and microtiter plate. Latex filtration assays offer ease-of-use, field portability and semi-quantitative results and are ideally suited for on-site, field screening applications.

    Magnetic particle assays have a greater number of steps and require more technical expertise to execute than latex filtration assays, but are more suited to processing of larger number of samples at a single time, can be highly quantitative, and are relatively inexpensive on a cost-per-test basis. These characteristics make magnetic particle immunoassays effective measurement tools in both laboratory and certain field applications, especially where highly precise results are required.

    Lateral flow immunoassay strips, often referred to as 'one-step' tests, require only that the user apply a prepared sample to the test strip to obtain the test result--much like pH or Litmus paper tests. The low cost and simplicity of these tests make them ideally suited for a wide range of applications in many different markets. The current state-of-the-art of lateral flow immunoassays is such that the results obtained using these tests are qualitative, not quantitative, which imposes limits on the applicability of the format.

    Microtiter plate assays are well established in the medical diagnostic industry and offer many of the advantages of magnetic particle assays, including quantitative results and the capacity to analyze large numbers of samples at a relatively low cost-per-test. Special laboratory equipment, relatively high levels of technical training, and a time-to-result measured in hours limits this test format to laboratory applications.

    All measurement technologies, including immunoassays, have strengths and limitations. SDI's expertise with multiple immunoassay formats, coupled with a thorough understanding of the needs of a market and specific customer applications, has allowed SDI to develop a diverse array of immunoassay products to meet the analytical needs of multiple, sizable markets.

MARKETS AND PRODUCTS

    SDI sells products in several distinct markets, both through its corporate partners and through direct sales. This section describes current products as well as products in development.

INDUSTRIAL/CHEMICAL

    The industrial/chemical market segment is comprised of immunoassays for water treatment chemicals, other proprietary chemicals, industrial markers, and pollutants.

    WATER TREATMENT. The water treatment market encompasses both industrial and municipal water treatment systems. Water treatment chemicals, typically polymers, are critical to preparing finished drinking water in municipal settings and to controlling water quality in industrial settings. Competition between water treatment chemical manufacturers is intense and new chemicals have evolved to the point that some of the more effective ones are quite expensive. Cost effective use of these chemicals requires careful control of polymer concentrations throughout the system in which they are being employed. Many of these polymers are highly toxic and have been implicated in fish kills when industrial effluents have been discharged to natural bodies of water. As a result, there is increased regulatory pressure to measure the amount of chemical being discharged into surface waters. Detection of these polymers is quite difficult and currently there is no detection method at the levels at which they are used or discharged in effluents.

    Immunoassays have proven to be a reliable and cost-effective way to measure water treatment polymers. Some specific applications are: (i) measuring concentrations of chemicals to allow more efficacious use of costly compounds and (ii) detecting the presence of particular compounds in effluent discharge in order to gauge regulatory compliance. SDI is currently commercializing four tests for two specialty chemical companies in this area.

    PROPRIETARY CHEMICAL. The proprietary chemical market segment includes tests, commissioned by chemical manufacturers, that will specifically measure their compounds. In the chemical market segment the benefits of immunoassay testing have led to three key applications: (1) regulatory registration, in which immunoassay data is generated to support the registration of a product with the EPA; (2) detection, to determine whether a target compound is present in a complex matrix; and (3) monitoring, in which tests are performed to determine chemical concentrations for control purposes.

    The application of immunoassay technology in conjunction with regulatory registration is significant because of the requirement that large scale chemical manufacturers register their chemicals under FIFRA with the EPA. As part of this registration process, manufacturers must provide extensive data for both registration and post-registration analyses regarding toxicity and environmental impact. For many new compounds, certain aspects of this analysis require sensitivity which instrument-based testing cannot achieve. For others, no classical analytical methods are available to measure the compound. In either case, EPA requires the manufacturer to supply a method to monitor the compound in the environment. SDI is currently commercializing four tests in this area for two chemical companies. Agreements are in place for the development of seven additional tests.

    INDUSTRIAL MARKERS. SDI is collaborating with a corporate partner in this market segment, which consists of test kits that detect marked products. The product marking technology is based on the incorporation of trace levels of inert chemicals or markers into solid or liquid products or on the surface of the products. The use of these markers, in conjunction with immunoassay techniques for marker detection, allows for the covert marking and testing of nearly any product. This technology can prevent revenue loss due to counterfeiting and product diversion, limit a manufacturer's exposure to unwarranted product liability, and enhance process efficiency and product quality assurance.

    PRIORITY POLLUTANT--D TECH-REGISTERED TRADEMARK-. SDI entered the priority pollutant market in February 1992 when it signed a $3.9 million development agreement with EM Industries. The products developed under this agreement are tests that measure contaminants that occur on the EPA Priority Pollutant List such as benzene, PCBs, TNT, trichlorethylene, and polyaromatic hydrocarbons in soil and water. The first test was introduced in March 1993 under the brand name D TECH-Registered Trademark-. The D TECH product line is a latex immunoassay format which is designed to be easy to use, require a minimum number of steps to execute, be field-portable and yield a semi-quantitative result.

    D TECH's expansion into this market can be attributed to the speed of the product development schedule and the ease-of-use and quality of the products. Since 1993, SDI has introduced 15 priority pollutant products.

    PESTICIDES AND TOXIC ORGANICS--RAPID ASSAY. Through the acquisition of Ohmicron, SDI currently markets RaPID Assay kits for detection of 21 different pesticides (herbicides, insecticides and fungicides), and 6 toxic organic compounds. SDI also markets three instruments for use with the kits, magnetic separation racks, and other miscellaneous testing supplies and equipment.

    Most of the RaPID Assay test kits were developed for detection of pesticides in water samples. Subsequently, sample preparation protocols have been developed to test for some of the pesticides in soil and certain foods. RaPID Assay test kits for toxic organic chemicals were developed for detection in both water and soil. The highly precise nature of the results obtained from this product makes it desirable to customers with more quantitative applications.

    RaPID Assay products are sold through a direct sales force to commercial laboratories, government agencies, universities, water companies, remediation engineering firms, agricultural chemical manufacturers, food processors, and other industrial concerns. This selling effort is supplemented by distribution agreements throughout the world. A total of 40 distributors sell SDI's RaPID Assay products in North and South America, Europe, the Far East, Australia/New Zealand and South Africa.

AGRICULTURAL

    The agricultural market segment includes test kits for genetically engineered crops and tests for two plant fungi.

    GENETICALLY ENGINEERED CROPS. The genetically engineered crops segment consists of plant tests to determine the presence or absence of a certain gene. This gene gives the plant some advantage such as natural insect resistance or a certain growth characteristic. Agricultural companies are spending hundreds of millions of dollars each year developing genes that impart certain traits to commercially important crops (e.g. corn, cotton, soybean). Analysts predict that roughly one quarter of the acreage used to grow corn will be planted with genetically engineered seed by the year 2000, in comparison to only 0.5% in 1996.

    SDI's first test in this market was commissioned by a large agricultural chemical company which has developed proprietary varieties of insect-resistant corn and cotton using genetic engineering technology. This test is a one-step strip test and is sold under the brand name GeneCheck-TM- B.t.k. SDI's customer sells and markets their seed and the GeneCheck-TM- test to commercial seed producers. The test is used by the seed companies to determine if the gene for insect resistance is present in seed sold to farmers. Seed companies use thousands of these tests in their seed propagation programs to insure that the seed they sell to farmers contains the resistance gene. SDI's customer also plans to use the test for enforcement purposes to prevent farmers from harvesting the seed instead of purchasing it from authorized dealers. Enforcement will require spot checking of thousands of plants in a field.

    Sales of the GeneCheck B.t.k. product have been steadily increasing since its introduction in the third quarter of 1995. Third quarter 1995 sales were 26,300 tests, fourth quarter sales were 91,000 tests, and 1996 sales through September 30, 1996 are in excess of 538,000 tests.

    RICE BLAST. Rice blast is a fungus that can devastate a rice crop. Worldwide, over 360 million acres of land are planted with rice. Countries such as Thailand, China, Japan and Indonesia are dependent on rice both as a food source and for export revenues. The SDI RapidChek-Registered Trademark- Blast Finder test kit allows detection of the fungus before visual signs of infection appear. Early detection of infection allows treatment of the rice with fungicide before a crop is severely damaged.

    SDI and its marketing affiliate have worked with the International Rice Research Institute to demonstrate the test kit internationally. The government of Thailand has taken an aggressive role in evaluating the test kit. The Thai government is sponsoring field tests during both the dry and wet seasons of 1996. In recent Thai field trials the rice blast test kit allowed proper fungicide treatment that resulted in a 23% increase in rice yield.

    BOTRYTIS. Botrytis, or gray mold, effects a wide variety of food crops including grapes, strawberries, and cucumbers. SDI's RapidChek Botrytis test was originally developed by a major chemical company to serve the wine industry and it has been field tested by the California Department of Food and Agriculture (CDFA). The CDFA acts as a liaison between the grape growers and the wineries by testing grapes for sugar content and establishing botrytis levels in harvested grapes. The use of immunoassays for grape inspection has been promulgated in the California Code of Regulations.

OTHER PRODUCTS

    MACRA-REGISTERED TRADEMARK- LP(A). Macra Lp(a) is a microtiter plate assay that measures a lipoprotein found in human serum. This lipoprotein has been shown to be an indicator of risk for myocardial infarction, heart disease and stroke. SDI purchased this product as part of an acquisition of the diagnostics business of Terumo Medical Corporation. The product is currently for research use only, however SDI has prepared and submitted a 510(k) application to the FDA. A great deal of clinical data has been generated with the Macra kit because of its market leading position, and its use in benchmark projects such as the Framingham Study.

    TSD BIOSERVICES. TSD was formed in April 1991 as a joint venture between SDI and Taconic Farms Inc. of Germantown, NY. TSD is a contract producer of monoclonal antibodies and offers a full menu of antibody related services. Since its inception, TSD has grown to be a leading provider of high quality antibodies, reagents, and services to over 120 pharmaceutical, diagnostic, and academic organizations. In October 1996, SDI and Taconic entered into an agreement to dissolve the TSD partnership and liquidate its assets in connection with which certain of the rights and assets of TSD will be distributed to SDI.

    RAPIDCHEK-REGISTERED TRADEMARK- SRB. Sulfate Reducing Bacteria (SRBs) are environmentally significant because they generate hydrogen sulfide gas and cause corrosion of stainless steel pumps, pipelines, and drilling rigs and result in the souring of oil reserves. SRBs can be controlled by the addition of treatment chemicals. Historically, the majority of testing in this market was performed using a culture method called the American Petroleum Institute Recommended Procedure No. 38 (API RP38). This method requires that samples be incubated from 14-28 days before a result is obtained. The average cost of this test is $5.00. While the API RP38 method is regarded as the industry standard for the detection of SRBs, the RapidChek immunoassay is the first new technology to be introduced into this market since the API RP38 culture method was developed. SDI's test provides the user with accurate results in 20 minutes and allows for an immediate, more cost effective application of treatment chemicals.

REGULATORY APPROVALS

    Test kits and instruments for the detection of pesticides and toxic organic chemicals in water, food and soil do not require pre-market approval by the FDA or any other regulatory agency. Likewise, tests for water treatment polymers, genetically engineered traits in plants, and fungal plant pathogens are also unregulated. However, agencies such as the EPA, the FDA and the Food Safety and Inspection Service of the U.S. Department of Agriculture are engaged in testing environmental samples and, together with the AOAC, maintain compilations of official methods for use in testing for environmental contaminants in certain market segments. Some of these organizations also issue procedures and guidelines for validating new methods.

    D Tech and RaPID Assay products have received acceptance as analytical methods by their inclusion in EPA SW-846, published by the OSW. In addition, the RaPID Assay Atrazine test was accepted as a quantitative method through the OSW and by the AOAC, and it is anticipated that the EPA Office of Drinking Water will adopt this method for compliance in the enforcement of the Drinking Water Regulations for Triazines under the Safe Drinking Water Act. More recently, SDI's RaPID Assay for Spinosad has been adopted by the EPA as the official enforcement method for this pesticide.

    The following table presents a summary of SDI's products and EPA approval status:

                                                                 SDI'S EPA APPROVAL STATUS
                                                                 -------------------------
PRODUCT                                                            D TECH     RAPID ASSAY
---------------------------------------------------------------  -----------  ------------
TNT Soil/Water.................................................  Approved     Approved

PCB Soil.......................................................  Approved     Approved

BTEX Soil/Water................................................  Pending      To submit

RDX Soil/Water.................................................  Approved     None

PAH Soil/Water.................................................  To submit    Approved

PCB Wipe.......................................................  To submit    To submit

SALES AND MARKETING

    SDI's products have been sold primarily through arrangements with corporate marketing partners, with the exception of the Macra and RapidChek product lines. The RapidChek SRB test kit is sold directly by SDI and through 5 international distributors. SDI has arrangements with 3 international distributors for sale of the Macra test kit. As a result of the recent amendment to the EM Industries Agreement and the Ohmicron Acquisition, SDI has formed an experienced sales and marketing organization with which it intends to sell its D TECH and RaPID Assay product lines directly to the U.S. Market. Sale of the RaPID Assay product line is supplemented by distribution agreements with 40 distributors in North and South America, Europe, the Far East, Australia/New Zealand and South Africa.

PROPRIETARY TECHNOLOGY

    SDI's current proprietary and patent base consists of the following technology assets:

    SRB DETECTION USING APS REDUCTASE (PATENT #4,999,286). Competing methods for the detection of SRB have significant problems with cross-reactivity with similar bacteria. SDI owns a patent for the detection of SRB bacteria using an intracellular enzyme called APS reductase. The APS reductase enzyme is a "marker" protein common to all of the otherwise diverse bacterial groups that are sulfate reducers.

    CHEMICAL LYSIS OF BACTERIA. A problem with the detection of bacteria is that in their natural state they are difficult to differentiate. Some bacterial tests require an instrument to "break" the bacteria and expose their differentiating intracellular proteins. SDI scientists developed a reagent that chemically lyses or breaks open SRB, achieving the same effect and significantly enhancing the flexibility and convenience of the assay.

    FUNGAL EXTRACTION FROM PLANTS. A problem in detecting plant fungi is removing the fungus from the plant matrix so that it can be measured. SDI has developed a chemical solution which allows the extraction of fungal antigens from plant materials. SDI has filed both U.S. and foreign patent applications for this technology, and recently received notice from the U.S. Patent and Trademark Office that the patent will issue under patent number 5,558,996.

    MONOCLONAL ANTIBODY THAT REACTS SPECIFICALLY WITH RDX. RDX, a common explosive, is an important compound which the U.S. Department of Energy and U.S. Department of Defense need to detect, as part of their efforts to remediate munitions sites. SDI has succeeded in developing an antibody to RDX by using proprietary immunization and screening techniques.

    MONOCLONAL ANTIBODY THAT REACTS WITH BENZENE, TOLUENE, ETHYL BENZENE AND XYLENE (BTEX). BTEX is one of the most pervasive priority pollutants and immunoassays for detection have been under development by many companies. Generating reactivity to each of these four compounds while eliminating cross-reactivity to similar ones has been difficult. SDI has developed an antibody that reacts with all four compounds which comprise BTEX without significant cross-reactivity.

    LIBRARY OF MONOCLONAL ANTIBODIES TO CLINICAL ANALYSES: SDI acquired 42 monoclonal antibodies for clinical diagnostic applications from Terumo Medical Corporation in 1993. These antibodies are being licensed by numerous diagnostic companies for use in commercial assays. SDI has several outstanding licenses to a variety of diagnostic companies.

    MONOCLONAL ANTIBODY TO LP(A): SDI has licensed from Terumo Medical Corporation the exclusive use of the monoclonal antibody which confers the specificity in the Macra Lp(a) test.

    DIRECT DETECTION OF POLYMERS WITH ANTIBODIES: Polymers are used worldwide to treat water in industrial and applications including drinking, waste, raw and process water. Quantification of these polymers is important in establishing and maintaining water quality, plant performance and regulatory compliance. These polymers function by forming complexes with undesirable substances in the water which are subsequently removed from the system by filtration or in settling ponds. The effectiveness of the polymer is dependent on its concentration in the system. Too little polymer results in poor water quality and too much polymer is expensive and may result in equipment fouling and reduced plant performance. Because the polymer is continually being removed from the system it must be added back at a rate which yields the most effective operating concentration. SDI has developed, in collaboration with a corporate partner, antibodies and immunoassays which directly and quantitatively determine the concentration of a variety of water treatment polymers. The result of this work has been the commercialization of test kits for the detection of these polymers and submission of a patent application covering the direct detection of water treatment polymers by immunoassay. The U.S. Patent and Trademark Office has stated that the claims have been allowed and are currently in the process of resolving a potential interference.

    DETECTION OF MARKED POLYMERS. An alternative method of detecting water treatment polymers is to chemically couple an unrelated "marker" substance to the polymers and use antibodies and immunoassays to detect the marker. This technology has been patented by Biocode Incorporated (U.S. Patent 5,429,952). SDI has licensed the exclusive rights to this technology for the detection of water treatment polymers.

    SDI believes that its patent with its corporate partner covering the direct detection of water treatment polymers and the Biocode license covering the detection of marked polymers, provide a proprietary position in the field of water treatment polymer detection.

    DUAL PARTICLE IMMUNOASSAY FORMAT. Immunoassay is a flexible technology which can be applied to many diverse applications from human clinical diagnostics to testing of rice in the field. While the antibody used in the immunoassay fundamentally affects sensitivity and specificity, the way in which the technology is delivered to the customer, or format, determines to a large extent the overall performance characteristics of the product. For field applications it is important to have a simple, user friendly assay which can be run by untrained individuals, has a minimum number of steps, is rapid, accurate and reliable under diverse environmental conditions including extremes in temperature. SDI has developed a novel, semi-quantitative immunoassay format that meets all of these product performance criteria and is ideally suited for on-site field applications. A patent application covering this assay format, referred to as the "Dual Particle Format," has been filed with the U.S. Patent and Trademark Office.

    LATERAL FLOW IMMUNOASSAY FORMAT. Another flexible immunoassay format is the so-called "one-step" lateral flow device most readily recognized in the home pregnancy test. The advantages of this format are it is very simple, rapid, field-portable and low cost. The only manipulation of the test by the user is the addition of the sample to the test device. SDI has developed a number of commercial products using this assay format. A patent application covering this technology is currently under preparation.

    REAGENTS AND IMMUNOASSAYS FOR TRICHLOROETHYLENE ("TCE"). TCE is a widely used solvent and degreaser and is therefore a common environmental contaminant and one of the most common pollutants of municipal drinking water. SDI introduced the first TCE immunoassay to the environmental testing market in May 1995. Developing specific antibodies to very small, chemically-nondescript molecules such as TCE is extremely challenging and requires substantial expertise. SDI and EM Industries have filed a patent application covering the reagents used to produce the TCE antibodies, the antibodies themselves, and the immunoassays incorporating them.

    MAGNETIC PARTICLES. Under two license agreements with Advanced Magnetics, Inc. ("AMI"), a leading supplier of magnetic particles for use in immunoassays, SDI, through the acquisition of Ohmicron, has been granted the right and license throughout the world to use AMI's magnetocluster technology in connection with SDI's RaPID Assay products. This license carries royalties starting at 4% of net sales of such products each year and declining to 2% based upon the volume of sales in such year. These agreements grant SDI the right to develop, manufacture, market and sell products embodying AMI-developed methods anD TECHniques, for the production of magnetically separable particles used for the detection of environmental analytes. In addition, SDI and AMI agreed that all of SDI's requirements of uncoupled magnetocluster particle reagents are to be supplied by AMI until September 1997 on specified terms.

    IMMUNOASSAY STANDARDS. Through its acquisition of Ohmicron, SDI holds 6 patents and patent applications relating to the development of immunoassay standards or immunological analogs.

    ANTIBODIES TO HEAVY METALS. OMD has funded research at the University of California for the development of an immunoassay-based test for the detection of heavy metals (e.g., lead and mercury), SDI, as successor to OMD in that agreement, has an option to license certain patent rights as a result of that research. There can be no assurance that SDI will exercise the option, or that any products can be developed as a result of that research.

    Because of the uncertainty concerning patent protection, SDI also relies upon trade secrets, know-how and continuing technological innovation. SDI has developed a number of proprietary technologies including stabilization systems for reagents; chemical syntheses for conjugates, immunogens and analyte analogs, and preparative procedures for antisera.

    SDI maintains a policy requiring employees and consultants to sign confidentiality agreements under which they agree not to use or disclose SDI's confidential information as long as that information remains proprietary or, in some cases, for fixed time periods. There can be no assurance, however, that such proprietary technology will not be independently developed or that secrecy will not be breached. All employees are also required to agree to assign to SDI all rights to any inventions made during their employment or relating to SDI's activities.

MANUFACTURING

    Prior to the acquisition of Ohmicron, SDI manufactured and assembled all of its products in a leased 26,000 square foot facility in Newark, Delaware. Of the total, 8,000 square feet are dedicated to an AAALAC accredited animal facility, which SDI uses for antibody development and large scale monoclonal antibody production. Ohmicron manufactured and assembled all of its RaPID Assay test kits in a leased facility located in Newtown, Pennsylvania. The Ohmicron lease expired on May 31, 1996. On June 24, 1996, SDI entered into a lease with the facility's landlord for a portion of the same space. It is SDI's intention to consolidate final assembly and shipping of the D TECH and RaPID Assay product lines at the Pennsylvania site for approximately one year. Production of certain critical reagents, lateral flow devices, and other test products are expected to remain at the Delaware facility.

    SDI has developed and manufactured immunoassay products in many formats. These include microtiter plates, latex particles, magnetic particles and strip tests. This flexibility in test design permits SDI to appropriately match a test to its application. SDI currently manufactures over 25 products, including 5 microtiter plate products, 15 latex particle products, 2 magnetic particle products, and 4 strip tests.

    SDI manufactures its products in accordance with the FDA's Good Manufacturing Practices guidelines. This requires a comprehensive quality assurance and quality control program, which includes complete documentation of all operating procedures, equipment calibration procedures, in-coming raw materials qualification, personnel training, and in-process testing.

    In general, raw materials used by SDI in its products are obtainable from multiple sources. Biological materials are primarily developed in-house, licensed from third parties or purchased from commercial sources. SDI develops many of the immunogens for antibody production internally. From time to time, SDI obtains certain organic chemistry services from outside sources and uses these compounds to make immunogens. The immunogens are then used by SDI scientists to make monoclonal antibodies, or sent to a contract facility for antibody production in rabbits.

    The D TECHTOR hand-held reflectometer used in conjunction with the D TECH product line is manufactured by an outside vendor. The algorithms used in the meter were developed by SDI and supplied to the vendor. Quality control testing and inspection are performed by SDI.

    The production of all instruments and ancillary equipment for the RaPID Assay system is performed by outside vendors. Development of software specifications is performed by SDI and supplied to an outside vendor for preparation of proprietary software for the RPA-l, the RPA-III and RPA-VI. Software downloading, manual preparation, quality control testing and inspection are all performed by SDI.

RESEARCH AND DEVELOPMENT

    SDI has devoted substantial resources to research and development since its inception. SDI plans to continue to pursue new product development. As of September 30, 1996, SDI's research and development staff consisted of 18 full-time employees, 3 full-time contract, and one part-time employee, of whom 6 hold Ph.D. degrees in chemistry, immunology, microbiology and related fields.

    In the three years ended December 31, 1993, 1994, and 1995, SDI incurred approximately $1,735,000, $2,832,000 and $2,272,000, respectively, in research and development expenses. No increase in R&D staffing resulted from the Ohmicron acquisition.

    Since its inception, a substantial portion of Ohmicron's financial resources have been dedicated to research and development. In the three years ended September 30, 1993, 1994 and 1995, Ohmicron incurred approximately $2,333,000, $2,158,000 and $2,173,000, respectively, in research and development expenses.

EMPLOYEES

    As of September 30, 1996, SDI had 63 full-time and 19 temporary employees. None of SDI's employees are covered by a collective bargaining agreement. SDI believes that its relations with its employees are good.

PROPERTIES

    SDI's research, administrative and manufacturing facilities occupy approximately 26,000 square feet of leased space in Newark, Delaware, under three operating leases that expire in October 2000, October 2001 and November 2003, respectively. SDI also leases warehouse and other space at three locations of 1,600 square feet or less with leases that run one year or less. SDI believes that its equipment and facilities are adequate for its present purposes. On June 21, 1996, SDI entered into a lease covering approximately 21,000 square feet of space formerly leased by Ohmicron in Newtown, Pennsylvania. This lease expires

June 30, 1998, but may be terminated at June 1997 upon appropriate notice and a termination payment approximately equal to three months' rent.

EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation paid by SDI to its Chief Executive Officer for 1995. No other executive officer of SDI was paid salary and bonus of $100,000 or more for 1995.

                         SDI SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION                       LONG-TERM
                                                    -----------------------  OTHER ANNUAL   COMPENSATION STOCK
NAME AND PRINCIPAL POSITION                         YEAR   SALARY    BONUS   COMPENSATION     OPTION GRANTS
--------------------------------------------------  ----  --------  -------  ------------   ------------------
Richard C. Birkmeyer..............................  1995  $115,800  $ --      $10,879(1)          64,800
  President and Chief Executive Officer

------------------------

(1) Other compensation for Mr. Birkmeyer consists of $3,474 in SDI contributions to Mr. Birkmeyer's 401(k) account, $3,397 in premium payments on a long-term disability policy and $4,008 in car lease payments in 1995.

    The following table provides information on option grants in 1995 to SDI's Chief Executive Officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          INDIVIDUAL GRANTS
                                              -------------------------------------------------------------------------
                                               NUMBER OF    PERCENT OF
                                              SECURITIES   TOTAL OPTIONS
                                              UNDERLYING    GRANTED TO                    MARKET
                                                OPTION     EMPLOYEES IN    EXERCISE      PRICE AT        EXPIRATION
NAME                                          GRANTED(1)    FISCAL 1995      PRICE      GRANT DATE          DATE
--------------------------------------------  -----------  -------------  -----------  -------------  -----------------
Richard C. Birkmeyer........................      64,800         34.3%     $    0.15     $    0.50     August 1, 2005

    The following table provides information on the value of the unexercised options held by SDI's Chief Executive Officer at December 31, 1995. No options were exercised during 1995.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                                    NUMBER OF              VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                                               AT DECEMBER 31, 1995        AT DECEMBER 31, 1995
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Richard C. Birkmeyer......................................      27,000        37,800     $   9,450    $    13,230

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SDI

    The following table presents, as of December 2, 1996 information as to (i) the persons or entities known to SDI to be beneficial owners of more than 5% of the SDI Common Stock on December 2, 1996, (ii) each director and the Chief Executive and (iii) all directors and executive officers of SDI a group, based on representations of officers and directors of SDI.

                                                                             NO. OF SHARES
                                                                              BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                         OWNED(2)         PERCENT OF CLASS(2)
------------------------------------------------------------------------  --------------------  ---------------------
The Perkin-Elmer Corporation ...........................................         1,770,449                16.5%
  761 Main Avenue
  Norwalk, Connecticut 06859

                                                                             NO. OF SHARES
                                                                              BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                         OWNED(2)         PERCENT OF CLASS(2)
------------------------------------------------------------------------  --------------------  ---------------------
Stephen O. Jaeger (3) ..................................................         1,770,449                16.5%
  761 Main Avenue
  Norwalk, Connecticut 06859
DSV Partners IV (4) ....................................................         1,738,980                15.8%
  221 Nassau Street
  Princeton, New Jersey 08542
Morton Collins (4) .....................................................         1,738,980                15.8%
  221 Nassau Street
  Princeton, New Jersey 08542
Edison Venture Fund II, L.P. (5) .......................................         1,458,499                13.3%
  997 Lenox Drive #3
  Lawrenceville, New Jersey 08648
Edison Venture Fund II-PA, L.P. (5) ....................................           280,481                 2.5%
  997 Lenox Drive #3
  Lawrenceville, New Jersey 08648
Richard J. Defieux (5) .................................................         1,738,980                15.8%
  997 Lenox Drive #3
  Lawrenceville, New Jersey 08648
EM Industries, Inc. ....................................................           750,714                 7.0%
  480 S Democrat Road
  Gibbstown, New Jersey 08027
Kathleen E. Lamb (6) ...................................................           750,714                 7.0%
  480 S Democrat Road
  Gibbstown, New Jersey 08027
Joseph M. Corr (7) .....................................................           292,223                 2.7%
  CIP Capital L.P.
  20 Valley Stream Parkway
  Malvern, Pennsylvania 19355
Richard C. Birkmeyer (8)................................................         2,596,230                24.0%
Anne F. Cavanaugh (9)...................................................           796,790                 7.4%
Martha C. Reider (10)...................................................           711,080                 6.6%
All directors and executive officers as a group (11 persons) (11).......        10,610,910                91.3%

------------------------

 (1) The address for each of the executive officers of SDI is c/o 128 Sandy Drive, Newark, Delaware 19713.

 (2) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated under the Securities and Exchange Act of 1934, as amended. SDI Common Stock issuable pursuant to options, warrants and convertible securities, to the extent such securities are currently exercisable or convertible, or are exercisable or convertible within 60 days of December 2, 1996, are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person (irrespective of whether such options or warrants are currently in-the-money). The number of shares of SDI Common Stock outstanding as of December 2, 1996 was 7,819,493.

 (3) Mr. Jaeger, the Perkin-Elmer designee to the SDI Board of Directors, is the Vice President, Treasurer and Chief Financial Officer of Perkin-Elmer. As such, he is deemed to share voting and dispositive control, and therefore to have beneficial ownership of, the shares of SDI Common Stock held by

    Perkin-Elmer. Mr. Jaeger does not own any outstanding securities of SDI in his individual capacity and disclaims beneficial ownership of shares held by Perkin-Elmer.

 (4) Reflects 1,463,980 shares of SDI Preferred Stock, which are currently convertible into an equal number of shares of SDI Common Stock, and warrants to purchase 275,000 shares of SDI Common Stock, which are currently exercisable. Mr. Collins is a General Partner of DSV Management, LTD., the General Partner of DSV Partners IV. Mr. Collins, together with the other General Partners of DSV Management, LTD., shares voting and investment power with respect to the shares owned by DSV Partners IV. Mr. Collins does not own any outstanding securities of SDI in his individual capacity and disclaims beneficial ownership of the shares held by DSV Partners IV, except as to his proportionate partnership interest therein.

 (5) Reflects an aggregate of 1,463,980 shares of SDI Preferred Stock, which are currently convertible into an equal number of shares of SDI Common Stock, and warrants to purchase an aggregate of 275,000 shares of SDI Common Stock, which are currently exercisable. Mr. Defieux is a General Partner of Edison Partners II, L.P., the General Partner of Edison Venture Fund II, L.P. and Edison Venture Fund II-Pa, L.P. Mr. Defieux, together with the other general Partners of Edison Partners II, L.P. shares voting and investment power with respect to the shares owned by Edison Venture Fund II, L.P. Mr. Defieux does not own any outstanding securities of SDI in his individual capacity and disclaims beneficial ownership of shares held by Edison Venture Fund, L.P., except as to his proportionate partnership interest therein.

 (6) Ms. Lamb, the Vice President of Finance of EM Sciences, Inc., an affiliate of EM Industries, Inc., is the designee of EM Industries, Inc. to the SDI Board of Directors. As such, she is deemed to share voting and dispositive control, and therefore to have beneficial ownership, of the shares of SDI Common Stock held by EM Industries, Inc. Ms. Lamb does not own any outstanding securities of SDI in her individual capacity and disclaims beneficial ownership of shares held by EM Industries, Inc.

 (7) Mr. Corr, a director of SDI, is President of CIP Capital Management Inc., the General Partner of CIP Capital L.P. As such, he is deemed to share voting and dispositive control, and therefore to have beneficial ownership of, the shares of SDI Common Stock held by CIP Capital L.P. Mr. Corr does not own any outstanding securities of SDI in his individual capacity and disclaims beneficial ownership of shares held by CIP Capital L.P., except as to his proportionate partnership interest therein.

 (8) Includes 64,800 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of December 2, 1996.

 (9) Includes 19,650 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of December 2, 1996.

(10) Includes 19,650 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of December 2, 1996.

(11) Includes an aggregate of (i) 2,927,960 shares of SDI Preferred Stock, which are currently convertible into an equal number of shares of SDI Common Stock, (ii) warrants to purchase 550,000 shares of SDI Common Stock, which are currently exercisable, and (iii) 319,564 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of December 2, 1996.

                   OPERATION, MANAGEMENT AND BUSINESS OF THE
                     SURVIVING CORPORATION AFTER THE MERGER

BUSINESS OF THE SURVIVING CORPORATION

    At the consummation of the Merger, SDI will merge with and into EnSys, with EnSys continuing as the Surviving Corporation, and the Surviving Corporation will issue shares of Surviving Corporation Common Stock and/or Surviving Corporation Series A Preferred Stock to the former stockholders of SDI.

    From and after the Effective Time, the Surviving Corporation will consolidate the operations of each of the constituent companies in order to take advantage of efficiencies presented by the combination. The Surviving Corporation expects that decisions as to the continuing employment of pre-Merger EnSys and SDI officers and employees, and the continuing operation of business and each company's facilities, will be made on a case-by-case basis after the consummation of the Merger, based upon the Surviving Corporation's evaluation of the combined operations of EnSys and SDI.

MANAGEMENT OF THE SURVIVING CORPORATION

    DIRECTORS AFTER THE MERGER. Pursuant to the Merger Agreement and the Bylaws of the Surviving Corporation, as of the Effective Time, the Surviving Corporation is obligated to take all action to cause: Grover C. Wrenn, Curtis Lee Smith, Jr., Kathleen E. Lamb and Richard C. Birkmeyer to be elected as directors of the Surviving Corporation for terms expiring at the 1997 Annual Meeting of Stockholders; and Richard J. Defieux, Robert E. Finnigan and Stephen
O. Jaeger to be elected as directors of the Surviving Corporation for terms expiring at the 1998 Annual Meeting of Stockholders. As provided in the Surviving Corporation's Bylaws, the affirmative vote of a majority of all directors will be necessary to constitute the act of the Surviving Corporation's Board of Directors.

    At each annual meeting, directors will be elected to succeed those directors whose terms expire at such annual meeting, for a term of office which will expire at the second succeeding annual meeting. Pursuant to the Surviving Corporation Certificate, commencing at the Effective Time of the Merger and continuing through the 1998 annual meeting of the stockholders of the Surviving Corporation, the Board of Directors will consist of seven members, who initially will be selected as follows: three members designated by EnSys, three members designated by SDI and the remaining member designated by Perkin-Elmer. The directors of the Surviving Corporation will hold office as follows: Class I Directors will hold office for a term expiring at the 1997 annual meeting of the stockholders and the Class II Directors will hold office for a term expiring at the 1998 annual meeting of stockholders, with the members of each class to hold office until their respective successors are duly elected and qualified. All Class I Directors holding office at the time of the 1997 annual meeting of stockholders will automatically be nominated, subject to such director's consent, to serve an additional two-year term expiring at the 1999 annual meeting of the stockholders; all Class II Directors holding office at the time of the 1998 annual meeting of the stockholders will automatically be nominated, subject to such director's consent, to serve an additional two-year term expiring at the 2000 annual meeting of the stockholders. Biographical information with respect to the proposed directors of the Surviving Corporation is set forth below.

    GROVER C. WRENN, age 54, has served as President and CEO of EnSys since April 1995. Prior to being appointed President and CEO, Mr. Wrenn had served as a director of EnSys since 1992. From 1993 until February 1995, Mr. Wrenn served as President, Chief Executive Officer and a director of Applied Bioscience International, Inc. From 1982 to 1990, he was Chief Executive Officer and Founder of Environ International Corporation, which merged with Applied Bioscience in 1990. Mr. Wrenn also serves as Chairman of the Board of Trustees of Eckerd College, a director of the University of North Carolina Public Health Foundation, and a director of the Environmental Law Institute.

    RICHARD C. BIRKMEYER, age 42, cofounded SDI in 1990 and has served as its President and Chief Executive Officer and a director since inception. Prior to founding SDI, Mr. Birkmeyer was employed by

E.I. du Pont de Nemours ("DuPont") from 1983 to 1990, where he most recently served as a product manager. Mr. Birkmeyer received a Ph.D. in Biochemistry/Immunology from the State University of New York at Binghamton and his B.S. in Biology from the State University of New York at Plattsburgh. In addition, Mr. Birkmeyer completed post-doctoral research in immunogenetics at Iowa State University.

    ROBERT E. FINNIGAN, age 69, has served as a director of EnSys since 1991. Dr. Finnigan is a member of the Scientific Advisory Board of EnSys and is a consultant to Thermo Instrument Systems and other analytical instrument manufacturers. From 1967 to 1990, Dr. Finnigan served in various executive roles at Finnigan Corporation, an analytical instrument manufacturer, and as a director of Finnigan Corporation throughout that period.

    KATHLEEN E. LAMB, age 51, has served as a director of SDI since 1996. Ms. Lamb is presently the Vice President of Finance of EM Science and, as of May 1996, General Manager of OEM Marketing for EM Science, a division of EM Industries which is an affiliate of Merck KGaA, Darmstadt, Germany. Prior to joining EM Science, Ms. Lamb was the Vice-President of Finance for EM Diagnostics Systems. She is also a member of the Board of Directors of M.E. Gordon & Associates and has taught finance courses at Rowan College in New Jersey. Ms. Lamb received her B.S. in Accounting and MBA from Drexel University.

    CURTIS LEE SMITH, JR., age 69, has served as a director of EnSys since 1991. Mr. Smith has also served as Chairman of the Board and Chief Executive Officer of Handex Corp., an environmental consulting and remediation company, since 1986.

    RICHARD J. DEFIEUX, age 45, has served as a director of SDI since 1993. Mr. Defieux is a General Partner of Edison Partners, L.P., which is the general partner of Edison Venture Fund, L.P., a private venture capital fund. Since 1990, Mr. Defieux has also been a General Partner of Edison Partners II, L.P., which is the general partner of Edison Venture Fund II, L.P., and since 1994 a General Partner of Edison Partners III, L.P., which is the general partner of Edison Venture Fund III, L.P. Prior to joining Edison in 1987, Mr. Defieux was a General Partner of Princeton/Montrose Partners, a venture capital firm. Mr. Defieux has also served as director of Liberty Technologies, Inc., since 1987. Mr. Defieux received his B.A. and M.A. degrees in Geology from Boston University and his M.B.A. from Columbia University.

    STEPHEN O. JAEGER, age 52, has served as a director of SDI since August 1996. Mr. Jaeger has been Vice President and Chief Financial Officer of Perkin-Elmer since 1995, and since 1996 he has also been the Treasurer of Perkin-Elmer. Prior to his employment by Perkin-Elmer in March 1995, Mr. Jaeger was employed by Houghton Mifflin and Company from 1987 to 1995, most recently as Executive Vice President, Chief Financial Officer and Treasurer, and served on its board of directors. Prior to joining Houghton Mifflin, he served as Senior Vice President and Chief Financial Officer of British Petroleum North America, Inc. from 1979 to 1987. Mr. Jaeger is also on the boards of directors of INSO Corporation and Cassell Plc.

    In addition, pursuant to the Merger Agreement and the Surviving Corporation Bylaws, the Surviving Corporation will take all necessary actions to establish the audit committee and the compensation committee of the Board of Directors.

    The audit committee will initially consist of three members. In addition to such powers as may be delegated to it from time to time by the Surviving Corporation's Board of Directors, the audit committee will: recommend outside accountants for approval by the full Board of Directors and the stockholders of the Surviving Corporation; meet with the Surviving Corporation's outside auditors and Chief Financial Officer and their respective staffs to review and evaluate accounting and control systems, issues and related matters; meet independently with the Surviving Corporation's auditors and Chief Financial Officer to discuss the accuracy and integrity of the Surviving Corporation's financial reporting management information and control systems, and any other appropriate issues; and address any other matters which are appropriate for the audit committee's review or involvement. The initial members of the audit committee will be Kathleen E. Lamb, Stephen O. Jaeger and Curtis Lee Smith, Jr.

    The compensation committee will initially consist of three members. In addition to such powers as may be delegated to it from time to time by the Surviving Corporation's Board of Directors, the compensation committee will: review and approve salaries for all corporate officers; review and approve all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs; review and approve management succession planning; conduct special competitive compensation studies and retain compensation consultants as deemed necessary and appropriate; and recommend appropriate programs and actions on any of the above matters to the full Board of Directors of the Surviving Corporation for their review and approval. The initial members of the compensation committee will be Grover C. Wrenn, Richard J. Defieux and Robert E. Finnigan.

    In accordance with the Surviving Corporation's Bylaws, each of the foregoing committees may act only by affirmative vote of a majority of the authorized number of members of such committee.

    EXECUTIVE OFFICERS AFTER THE MERGER. The Surviving Corporation's Board of Directors is obligated to take all action necessary to cause Grover C. Wrenn to be appointed Chairman of the Board, Richard C. Birkmeyer, to be appointed President and Chief Executive Officer, Gregory J. Bell to be appointed Vice President-Finance and Chief Financial Officer, David P. Herzog to be appointed Vice President--Research and Development, Martha C. Reider to be appointed Vice President--Manufacturing, James W. Stave to be appointed Vice President--Corporate Development, and Anne F. Cavanaugh to be appointed Vice President--Acquisitions. Biographical information with respect to Ms. Reider and Ms. Cavanaugh and Messrs. Bell, Herzog, and Stave is set forth below.

    MARTHA C. REIDER, age 42, cofounded SDI in 1990 and has served as Vice President--Manufacturing, Secretary and a director since inception. Prior to founding SDI, Ms. Reider worked for DuPont from 1976 to 1990 where she most recently served as supervisor of Quality Control and Quality Assurance. Ms. Reider received her B.A. in Biological Sciences from Ohio Northern University.

    ANNE F. CAVANAUGH, age 37, cofounded SDI in 1990 and has served as a Vice President, Treasurer and director of SDI since its inception. Prior to joining SDI, Ms. Cavanaugh was employed by Terumo Medical Corporation and the Rockefeller University. Ms. Cavanaugh received her B.S. in Biochemistry from East Stroudsburg University and has attended the University of Delaware's MBA program.

    GREGORY J. BELL, age 37, joined SDI in June 1993 as Vice President-Finance and Chief Financial Officer. From 1989 to 1993, Mr. Bell served as the Director of Finance and Administration of Enzymatics, Inc., a public company that developed and manufactured medical diagnostic test kits. Prior to joining Enzymatics, Mr. Bell spent more than seven years at Arthur Andersen & Co., where he was most recently a manager in Arthur Andersen's emerging business practice group. Mr. Bell received his B.S. in Accounting from the Pennsylvania State University and is a Certified Public Accountant.

    DAVID P. HERZOG, age 47, joined SDI in August 1996 as Vice President--Research and Development. From May 1988 to July 1996, Dr. Herzog was employed by Ohmicron where he most recently served as Senior Vice President--Operations. Prior to joining Ohmicron, Dr. Herzog spent eight years at Micromedic Systems, a subsidiary of Rohm & Haas Company, and ten years at the Ames Division of Miles Laboratories. Dr. Herzog received his Ph.D. in Microbiology from the University of Notre Dame and his B.S. in Biochemistry from Michigan State University.

    JAMES W. STAVE, age 41, joined SDI in March 1991 as a research group leader. Subsequently, Dr. Stave was promoted to director of Research and Development, in October 1993 was promoted to Vice President of Research and Development, and in August 1996 was promoted to Vice President--Corporate Development. Prior to joining SDI, Dr. Stave worked for DuPont, Molecular Genetics, Inc. and the U.S. Department of Agriculture. Dr. Stave received his Ph.D. in Microbiology from the University of Maryland and his B.S. in Biology from Michigan Technological University.

    In addition to the appointment of the Executive Officers named above, the Surviving Corporation's Board of Directors is expected to appoint Ralph E. Stever as Director of Sales.

    RALPH E. STEVER, age 51, joined SDI in August 1996 as Director of Sales. From January 1993 to July 1996, Mr. Stever was employed by Ohmicron where he most recently served as Vice President of Sales and Marketing. From 1983 to 1993, Mr. Stever was Director of Sales of Becton Dickinson Instrument Systems. Mr. Stever received his B.S. degree in marketing from Bradley University.

DESCRIPTION OF CAPITAL STOCK OF THE SURVIVING CORPORATION

    The Surviving Corporation's authorized capital stock, as set forth in the Surviving Corporation Certificate which will be adopted by the approval of the Merger Agreement, will consist of 35,000,000 shares of Surviving Corporation Common Stock, 2,164,362 shares of Surviving Corporation Series A Convertible Preferred Stock and 17,500,000 shares of authorized but unissued "blank check" preferred stock (the "Authorized Preferred Stock"), $0.01 par value per share.

    COMMON STOCK. The holders of the Surviving Corporation Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. The holders of the Surviving Corporation Common Stock have no cumulative voting rights in the election of directors. Subject to the prior rights of holders of Surviving Corporation Series A Preferred Stock and any Authorized Preferred Stock of the Surviving Corporation already outstanding or which may later be issued, the holders of the Surviving Corporation Common Stock are entitled to dividends, when and if declared by the Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Surviving Corporation, the holders of the Surviving Corporation Common Stock are entitled to share ratably in all assets remaining after the payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of the Surviving Corporation Common Stock have no preemptive rights and have no right to convert Surviving Corporation Common Stock into any other securities. All shares of Surviving Corporation Common Stock issued pursuant to the Merger will be fully paid and non-assessable.

    AUTHORIZED PREFERRED STOCK. The Board of Directors has the authority, without further stockholder approval, to issue authorized but unissued shares of "blank check" preferred stock in one or more series and to determine the preferences, rights, privileges and restrictions of any series, including the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Such Authorized Preferred Stock shall all be of equal rank, but shall rank junior to the Surviving Corporation Series A Preferred Stock. Issuance of the Authorized Preferred Stock may adversely affect, among other things, the voting rights of existing stockholders.

    SURVIVING CORPORATION SERIES A PREFERRED STOCK. The Merger Agreement provides for the issuance of 2,164,362 shares of Surviving Corporation Series A Preferred Stock to the holders of SDI Preferred Stock.

    DIVIDENDS. The holders of the Surviving Corporation Series A Preferred Stock shall be entitled to receive dividends out of funds legally available therefor on or with respect to the Surviving Corporation Common Stock (other than a dividend payable solely in shares of Surviving Corporation Common Stock) in an amount equal to the dividend the holders of Surviving Corporation Series A Preferred Stock would receive if their shares were converted into Surviving Corporation Common Stock.

    LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Surviving Corporation (other than in connection with a reorganization of the Surviving Corporation in which the rights and preferences of the Surviving Corporation Series A Preferred Stock are not materially adversely affected), the holders of Surviving Corporation Series A Preferred Stock shall be entitled to be paid an amount equal to $2.9466849 per share of Surviving Corporation Series A Preferred Stock up to an aggregate maximum liquidation preference of $6,377,693 (the "Liquidation Preference") before any payment or distribution is made to any junior class of stock. Such Liquidation Preference will be reduced by the amount of any dividends paid to the holders of Surviving Corporation Series A Preferred Stock.

    If the assets to be distributed among the holders of Surviving Corporation Series A Preferred Stock are insufficient to permit payment of the full Liquidation Preference, then the entire assets of the Surviving Corporation legally available for distribution shall be distributed ratably among the holders of Surviving Corporation Series A Preferred Stock. After the holders of Surviving Corporation Series A Preferred Stock have been paid the full Liquidation Preference, the remaining net assets of the Surviving Corporation may be distributed to the holders of stock ranking junior to the Surviving Corporation Series A Preferred Stock.

    VOTING RIGHTS. The Surviving Corporation Series A Preferred Stock and all other classes and series of stock of the Corporation otherwise entitled to vote shall vote together as a single class on all actions to be taken by the stockholders of the Surviving Corporation. Each share of Surviving Corporation Series A Preferred Stock shall entitle the holder thereof to the number of votes per share on each such action equal to the nearest whole number of shares of Surviving Corporation Common Stock into which each share of Surviving Corporation Series A Preferred Stock is then convertible.

    Except where the vote or written consent of the holders of a greater number of shares of the Surviving Corporation is required by law or by the Surviving Corporation Certificate, the approval of the holders of at least two-thirds of the outstanding shares of Surviving Corporation Series A Preferred Stock in writing or by vote at a meeting in addition to any other vote required by law or the Surviving Corporation Certificate is required to: (i) create or authorize the creation of any additional class or series of shares of stock unless such class ranks junior to the Surviving Corporation Series A Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Surviving Corporation; (ii) increase the authorized amount of Surviving Corporation Series A Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Surviving Corporation Series A Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Surviving Corporation; (iii) create or authorize any obligation or security convertible into shares of Surviving Corporation Series A Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Surviving Corporation Series A Preferred Stock as to the distribution of assets on the liquidation or winding up of the Surviving Corporation; or (iv) redeem or otherwise acquire any shares of Surviving Corporation Series A Preferred Stock, except as expressly authorized by the Surviving Corporation Certificate or pursuant to a purchase offer made pro rata to all holders of the shares of Surviving Corporation Series A Preferred Stock.

    CONVERSION. Each share of Surviving Corporation Series A Preferred Stock will be convertible, at the option of the holder thereof at any time, into an equal number of fully paid and nonassessable shares of Common Stock. Upon conversion, each holder of Surviving Corporation Series A Preferred Stock will receive cash in lieu of any fractional share of Surviving Corporation Common Stock. At the time of each conversion, the Surviving Corporation shall pay in cash an amount equal to all dividends accrued and unpaid up to the time of conversion on the shares of Surviving Corporation Series A Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place. Surviving Corporation Series A Preferred Stock will be subject to certain anti-dilution provisions in the event of a stock split, reverse stock split, stock dividends, reclassifications, reorganizations and other similar items.

    The Surviving Corporation will at all times reserve and keep available out of its authorized Surviving Corporation Common Stock a sufficient number of shares of Surviving Corporation Common Stock to be issued in the event of conversion of all outstanding shares of Surviving Corporation Series A Preferred Stock. Shares of Surviving Corporation Series A Preferred Stock which are converted into shares of Surviving Corporation Common Stock shall be canceled and shall not be reissued. The Surviving Corporation will at no time close its transfer books in any manner which interferes with the timely conversion of such Surviving Corporation Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

    MANDATORY CONVERSION. If the closing share price of the Surviving Corporation Common Stock listed on Nasdaq equals or exceeds $4.50 per share for a period of forty-five (45) consecutive business days, all outstanding shares of Surviving Corporation Series A Preferred Stock shall automatically convert to shares of Surviving Corporation Common Stock.

    REDEMPTION. Upon 60 days' notice, Surviving Corporation Series A Preferred Stock will be redeemable by the Surviving Corporation at any time after June 23, 2001, or upon the written request of holders of two-thirds of the outstanding Surviving Corporation Series A Preferred Stock in the event the Surviving Corporation effects a transaction in which the Surviving Corporation Series A Preferred Stock would be converted into or exchanged for securities with lesser rights, preferences or aggregate stated values.

    If the funds of the Surviving Corporation legally available for redemption of shares of Surviving Corporation Series A Preferred Stock on the redemption date are insufficient to redeem the total number of outstanding shares of Surviving Corporation Series A Preferred Stock, the holders of shares of Surviving Corporation Series A Preferred Stock will share ratably in any funds legally available for redemption of such shares owned by them if all such outstanding shares were redeemed in full. The shares of Surviving Corporation Series A Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences. At any time thereafter when additional funds of the Surviving Corporation are legally available for the redemption of such shares of Surviving Corporation Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

    Any shares of Surviving Corporation Series A Preferred Stock redeemed or otherwise acquired by the Surviving Corporation will be canceled and shall not under any circumstances be reissued. The Surviving Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Surviving Corporation Series A Preferred Stock.

LISTING OF SURVIVING CORPORATION COMMON STOCK

    The EnSys Common Stock is quoted on Nasdaq under the symbol "ENSY." Upon consummation of the Merger, EnSys' corporate name will be changed to Strategic Diagnostics Inc. In connection with such change, the trading symbol of the Surviving Corporation will be changed to "SDIX." EnSys has applied to include the shares of the Surviving Corporation Common Stock to be issued in the Merger on Nasdaq.

TRANSFER AGENT

    Boston EquiServ, Boston, Massachusetts, will act as transfer agent for the Surviving Corporation Common Stock following consummation of the Merger.

CORPORATE HEADQUARTERS

    At the Effective Time, the Surviving Corporation will move its corporate headquarters to the corporate offices presently occupied by SDI in Newark, Delaware.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

GENERAL

    As a result of the Merger, holders of EnSys Common Stock and holders of SDI Common Stock and SDI Preferred Stock will become stockholders of the Surviving Corporation, and the rights of all such former EnSys and SDI stockholders will thereafter be governed by the Surviving Corporation Certificate, the Surviving Corporation Bylaws and the DGCL. The rights of the holders of EnSys Common Stock are presently governed by the EnSys Certificate, Bylaws of EnSys (the "EnSys Bylaws") and the DGCL. The rights of holders of SDI Common Stock and SDI Preferred Stock are presently governed by the SDI Certificate, the Bylaws of SDI (the "SDI Bylaws") and the DGCL. The following summary sets forth certain material differences between the rights of stockholders of the Surviving Corporation and the rights of stockholders of EnSys and SDI. The summary does not purport to be a complete description of the differences between the rights of such holders, or to give full effect to the provisions of statutory or common law, and is subject to, and qualified in its entirety by reference to, the DGCL.

CLASSIFIED BOARD OF DIRECTORS

    The DGCL provides that a corporation's board of directors may be divided into various classes with staggered terms of office. The Surviving Corporation Certificate and Surviving Corporation Bylaws provide that the Surviving Corporation's Board of Directors will be classified and will initially consist of seven members through the 1998 annual meeting of stockholders of the Surviving Corporation. Thereafter, the number of directors may be fixed or altered by resolutions adopted by a two-thirds vote of the Surviving Corporation's Board of Directors. The Surviving Corporation Certificate further provides that, any vacancy on the Surviving Corporation's Board of Directors, including any newly created directorship resulting from an increase in the number of directors, may be filled by vote of a majority of the Surviving Corporation's Board of Directors then in office provided that at such times that a member of the Board of Directors voluntarily resigns from the Board, he or she may vote to fill the vacancy. Each director will hold office until his or her successor is elected or qualified, or until his or her earlier resignation. The directors of the Surviving Corporation will hold office as follows: Class I Directors will hold office for a term expiring at the 1997 annual meeting of the stockholders and the Class II Directors will hold office for a term expiring at the 1998 annual meeting of stockholders, with the members of each class to hold office until their respective successors are duly elected and qualified. All Class I Directors holding office at the time of the 1997 annual meeting of stockholders will automatically be nominated, subject to such director's consent, to serve an additional two-year term expiring at the 1999 annual meeting of the stockholders; all Class II Directors holding office at the time of the 1998 annual meeting of the stockholders will automatically be nominated, subject to such director's consent, to serve an additional two-year term expiring at the 2000 annual meeting of the stockholders.

    The EnSys Certificate provides for a classified board of directors, divided into three classes with staggered three-year terms. The SDI Bylaws provide for a non-classified board consisting of eight persons. The SDI Bylaws provide that the number of directors cannot be increased without a separate two-thirds vote of the holders of SDI Preferred Stock. Classification of directors effectively reduces the stockholders' ability to change the composition of the Surviving Corporation's Board of Directors. Thus, after the Merger, former SDI stockholders will have less ability to change the composition of the Board of Directors of the Surviving Corporation than they presently possess with respect to the SDI Board of Directors.

    After the Surviving Corporation's 1998 annual meeting of stockholders, at least two annual meetings of stockholders, instead of one, may be required to effect a change in the majority of the Surviving Corporation's Board of Directors. Such a delay may help ensure that the Surviving Corporation's Directors, if confronted by a stockholder attempting to force a proxy contest, tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and act in what they believe to best interest of the stockholders.

    The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of the Surviving Corporation. The classification of the Surviving Corporation's Board of Directors might also increase the likelihood that incumbent directors will retain their positions.

NUMBER AND ELECTION OF DIRECTORS

    The Surviving Corporation Certificate and Surviving Corporation Bylaws provide that the Surviving Corporation's Board of Directors will be classified and will initially consist of seven members through the 1998 annual meeting of stockholders of the Surviving Corporation. Thereafter, the number of directors may be fixed or altered by resolutions adopted by a two-thirds vote of the Surviving Corporation's Board of Directors. The Surviving Corporation Certificate further provides that, any vacancy on the Surviving Corporation's Board of Directors, including any newly created directorship resulting from an increase in the number of directors, may be filled by vote of a majority of the Surviving Corporation's Board of Directors then in office provided that at such times that a member of the Board of Directors voluntarily resigns from the Board, he or she may vote to fill the vacancy. Each director will hold office until his or her successor is elected or qualified, or until his or her earlier resignation.

    The EnSys Bylaws authorize the EnSys Board of Directors to fix the number of directors from time to time by resolution. The EnSys Bylaws provide that the three classes of EnSys directors will be as nearly equal in number as possible, with one class to be elected annually.

    The SDI Board of Directors currently consists of eight directors. The SDI Certificate provides that the number of directors will be fixed from time to time by the SDI Bylaws, and the SDI Bylaws provide that the number of directors may not be increased without the approval by written consent or affirmative vote of the holders of at least two-thirds of the outstanding shares of SDI Preferred Stock. The SDI Bylaws also require that three of the SDI directors be elected solely by the holders of SDI Common Stock, that two SDI directors be elected solely by the holders of SDI Preferred Stock, and that the remaining directors be elected by plurality vote of the holders of SDI Common Stock, voting as a separate class, subject to the approval by plurality vote of the holders of SDI Preferred Stock. The SDI Bylaws provide that vacancies and newly created directorships may be filled by majority vote of the SDI directors then in office. Vacancies in any directorship elected solely by the holders of SDI Preferred Stock may be filled only by vote or written consent of the holders of SDI Preferred Stock, and vacancies in any directorships elected solely by the holders of SDI Common Stock may be filled only by the vote or written consent of the holders of SDI Common Stock, subject to approval by the holders of the SDI Preferred Stock.

    Under the DGCL, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. The Surviving Corporation Bylaws specify that a director may only be removed for cause, and the EnSys Bylaws contain substantially similar provisions. The SDI Bylaws provide that any director elected solely by the holders of SDI Preferred Stock may be removed only by the holders of SDI Preferred Stock, and that any director elected solely by the holders of SDI Common Stock may be removed only by the holders of SDI Common Stock.

    The requirement that directors be removed only for cause effectively limits the stockholders' ability to change the composition of the Surviving Corporation's Board of Directors. Thus, after the Merger, former SDI stockholders will have less ability to change the composition of the Board of Directors of the Surviving Corporation than they presently possess with respect to the SDI Board of Directors.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    The Surviving Corporation Certificate provides that any stockholder action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a written consent setting forth the action so taken is signed by all the holders of outstanding stock entitled to vote thereon.

    The EnSys Bylaws contain substantially similar provisions.

    The SDI Bylaws provide that any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereupon were and voted.

    The provisions of the Surviving Corporation Certificate allowing stockholder action only by unanimous written consent may have the effect of delaying considerations of a stockholder proposal until the next annual meeting of stockholders. These provisions would also prevent the holders of a majority of the voting power of the Surviving Corporation Common Stock from unilaterally using the written consent procedure to take stockholder action.

SPECIAL MEETING OF STOCKHOLDERS

    The SDI Bylaws provide that special meetings of stockholders of SDI may be called by the President or may be called by the President or Secretary at the request in writing of stockholders owning at least 25% of the voting power of either the SDI Common Stock or the SDI Preferred Stock.

    The Surviving Corporation Bylaws provide that special meetings of the stockholders of the Surviving Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, the Chairman of the Board, if one is elected, or the President. The EnSys Bylaws contain substantially similar provisions. The effect of these provisions may be to reduce the ability of stockholders in the Surviving Corporation to call special meetings without approval of the Board of Directors.

COMMON STOCK

    The terms of the Surviving Corporation Common Stock are substantially identical to those of the SDI Common Stock and the EnSys Common Stock.

PREFERRED STOCK

    Pursuant to the Surviving Corporation Certificate, the Surviving Corporation's Board of Directors is authorized, subject to the limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series, to establish the number of shares of each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The SDI Certificate contains substantially similar provisions relating to SDI Preferred Stock. The EnSys Certificate and EnSys Bylaws contain no such provision.

    The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of the Surviving Corporation without any further action by the stockholders of the Surviving Corporation.

    In addition, pursuant to the Merger Agreement, the existing shares of SDI Preferred Stock will be converted into Surviving Corporation Series A Preferred Stock. Voting rights on the Surviving Corporation Series A Preferred Stock will be on an "as if converted to common stock" basis. The Surviving Corporation Series A Preferred Stock will be redeemable by the Surviving Corporation at any time after June 23, 2001 and will also be redeemable upon the request of the holder in the event the Surviving Corporation effects a transaction in which such preferred shares would be converted into or exchanged for securities with lesser rights, preferences or aggregate stated values. Shares of Surviving Corporation Series A Preferred Stock will be convertible to Surviving Corporation Common Stock at a one-to-one ratio at any time. Furthermore, the Surviving Corporation Series A Preferred Stock carries a mandatory conversion to Surviving Corporation Common Stock if Surviving Corporation Common Stock trades on Nasdaq at an average of $4.50 per share or higher for a period of at least forty-five (45) consecutive trading days. The Surviving Corporation Series A Preferred Stock will carry an aggregate liquidation preference of $6,377,693 and no other preferences.

    The existence of the Surviving Corporation Series A Preferred Stock will potentially reduce the amount of assets available to holders of the Surviving Corporation Common Stock upon liquidation, dissolution or winding up of the Surviving Corporation.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

    The Surviving Corporation Certificate provides that the Surviving Corporation Board of Directors and the stockholders of the Surviving Corporation will have the power to adopt, alter, amend and repeal the Surviving Corporation Bylaws. The Surviving Corporation Certificate provides that any such adoption, alteration, amendment or repeal of the Surviving Corporation Bylaws will require either the affirmative vote of two-thirds of the Surviving Corporation Board of Directors then in office or the vote of two-thirds of the total votes eligible to be cast by Surviving Corporation stockholders, voting together as a single class at a duly constituted meeting of stockholders called expressly for such purpose.

    The Surviving Corporation Certificate provides that any repeal or alteration of, or amendment to, the certificate must first be approved by a majority vote of the Surviving Corporation Board of Directors then in office, subject to the approval of, the Surviving Corporation stockholders.

    The EnSys Certificate and the EnSys Bylaws contain similar provisions.

    The SDI Certificate and SDI Bylaws provide that the affirmative vote of a majority of the SDI Board of Directors or the SDI stockholders is required to alter, amend or repeal the SDI Certificate or the SDI Bylaws, subject to approval by the affirmative vote of two-thirds of the holders of SDI Preferred Stock.

BUSINESS COMBINATIONS

    The Surviving Corporation Certificate provides that the following business combinations require approval by an affirmative vote of least two-thirds of the holders or the outstanding voting stock of the Surviving Corporation, voting together as a single class: (i) any merger or consolidation of the Surviving Corporation or any of its subsidiaries with any interested stockholder or any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of any interested stockholder; (ii) any sale, lease, exchange, transfer or other disposition to or with any interested stockholder, or any affiliate of any interested stockholder, of any assets of the Surviving Corporation or any of its subsidiaries with a fair market value of $5 million or more; (iii) the issuance or transfer by the Surviving Corporation or any of its subsidiaries of any securities of the Surviving Corporation or any of its subsidiaries to any interested stockholder or any affiliate of any interested stockholder in exchange for cash, securities or other property having a value of $5 million or more; (iv) or the adoption of any plan or proposal for the liquidation, dissolution or winding up of the Surviving Corporation proposed by or on behalf of any interested stockholder or any affiliate of any interested stockholder; (v) any reclassification of securities or recapitalization of the Surviving Corporation or any merger or consolidation of the Surviving Corporation with any of its subsidiaries or any other transaction, whether or not it involves an interested stockholder, which has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of equity or convertible securities of the Surviving Corporation or any of its subsidiaries which is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder. In the event such a business combination has been approved by a majority of the continuing directors then in office, a two-thirds vote of the outstanding voting stock would not be required.

    The EnSys Certificate contains a substantially similar provision; however, the SDI Certificate and SDI Bylaws do not.

    Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation will not engage in any business combination with any interested stockholder for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation either approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and shares subject to employee stock purchase plans in which employee participants do not have the right to determine confidentially whether such plan shares will be tendered in a tender or exchange offer) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (i) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (ii) the affiliates and associates of any such person.

    The Surviving Corporation Certificate does not exclude the Surviving Corporation from the restrictions imposed under Section 203 of the DGCL. Neither the SDI Certificate nor the EnSys Certificate opt out of the restrictions provided under Section 203 of the DGCL. The Surviving Corporation Certificate, however, adds further restrictions on transactions with interested stockholders in addition to the restrictions imposed in Section 203 of the DGCL. Under certain circumstances, the provisions in the Surviving Corporation Certificate may make it more difficult for a person who would be an interested stockholder to effect various business combinations with the Surviving Corporation than it would be strictly under Section 203. The additional protections in the Surviving Corporation Certificate will in all likelihood encourage potential acquirers of the Surviving Corporation to negotiate in advance with the Surviving Corporation Board of Directors, since the two-thirds stockholder approval requirement would be avoided if a majority of the continuing directors then in office approves the transaction with an interested stockholder.

SPECIAL VOTING REQUIREMENTS

    The SDI Certificate requires that two-thirds of the holders of SDI Preferred Stock approve, either by affirmative vote or written consent, certain activities and events. Those activities and events include, among other things: (i) the creation or authorization of any additional class or series of stock not junior to SDI Preferred Stock; (ii) the liquidation, dissolution, winding up or the merger or consolidation of SDI into another entity; (iii) the sale of substantially all of the assets of SDI; (iv) the amendment, alteration or repeal of the SDI Certificate or SDI Bylaws; (v) the purchase of or the decision to set aside money to purchase any of SDI's outstanding stock; (vi) the payment of any dividend on any stock other than the SDI Preferred Stock, except such dividends in the form of additional shares of SDI Common Stock or paid out pursuant to an employment agreement; and (vii) any transaction between SDI and an officer, director or holder of greater than 5% of the outstanding SDI Common Stock. The SDI Certificate also provides that no amendment to any of the aforementioned rights of holders of SDI Preferred Stock may be modified without the approval of two-thirds of the holders of SDI Preferred Stock. The EnSys Certificate and EnSys Bylaws do not contain any similar provisions.

    Under the Surviving Corporation Certificate, the affirmative vote of two-thirds of the holders of Surviving Corporation Series A Preferred Stock is required in order to, among other things: (i) create or authorize the creation of any additional class or series of shares of stock unless such class ranks junior to the Surviving Corporation Series A Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Surviving Corporation; (ii) increase the authorized amount of Surviving

Corporation Series A Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Surviving Corporation Series A Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Surviving Corporation; (iii) create or authorize any obligation or security convertible into shares of Surviving Corporation Series A Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Surviving Corporation Series A Preferred Stock as to the distribution of assets on the liquidation or winding up of the Surviving Corporation; or (iv) redeem or otherwise acquire any shares of Surviving Corporation Series A Preferred Stock, except as expressly authorized by the Surviving Corporation Certificate or pursuant to a purchase offer made pro rata to all holders of the shares of Surviving Corporation Series A Preferred Stock. While the rights and terms of the Surviving Corporation Series A Preferred Stock are similar to some of the rights and terms granted to holders of SDI Preferred Stock, the rights extended to holders of Surviving Corporation Series A Preferred Stock are not as extensive as the rights extended to holders of SDI Preferred Stock. As a result, stockholders of SDI will be unable to exercise the same degree of control over corporate affairs in the Surviving Corporation that was available to them as stockholders of SDI.

      PROPOSAL TO AMEND AND RESTATE ENSYS' CERTIFICATE OF INCORPORATION TO
                                  CHANGE NAME

    The Merger Agreement provides for the amendment and restatement of the EnSys Certificate effective upon the consummation of the Merger, at which time the EnSys Certificate will become the Surviving Corporation Certificate. Such amendment and restatement will, among other things, change the corporate name of the Surviving Corporation to "Strategic Diagnostics Inc." (the "Name Change Amendment").

    The Name Change Amendment would change the name of EnSys to "Strategic Diagnostics Inc." The EnSys Board of Directors believes that changing the name of the Surviving Corporation to adopt the name of SDI will more accurately reflect the fact that the Surviving Corporation will manufacture and sell a substantially broader range of diagnostic products than EnSys currently markets, including many non-environmental products.

 PROPOSAL TO AMEND AND RESTATE ENSYS' CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

    The Merger Agreement provides for the amendment and restatement of the EnSys Certificate effective upon the consummation of the Merger, at which time the EnSys Certificate will become the Surviving Corporation Certificate. Such amendment and restatement will, among other things, increase the number of authorized shares of capital stock, authorize the issuance of Surviving Corporation Series A Preferred Stock and authorize the creation of "blank check" preferred stock (the "Authorized Shares Amendment"). The Authorized Shares Amendment would increase the number of authorized shares of Surviving Corporation Common Stock from 25,000,000 shares to 35,000,000 shares. The Authorized Shares Amendment would also authorize the creation of 17,500,000 shares of "blank check" preferred stock and 2,164,362 shares of Surviving Corporation Series A Preferred Stock. See "Operation, Management and Business of the Surviving Corporation After the Merger -Description of Capital Stock of the Surviving Corporation."

    The EnSys Board of Directors believes that the adoption of the Authorized Shares Amendment is advantageous to the Surviving Corporation and its stockholders, providing additional shares of Surviving Corporation Common Stock and creating a class of authorized but unissued "blank check" preferred stock that could be used, from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange on which Surviving Corporation securities may be listed), for corporate purposes which the Surviving Corporation Board of Directors may deem desirable, including, without limitation, stock splits, stock dividends or other distributions, financings, acquisitions, stock grants, stock options and employee benefit plans. While the Surviving Corporation has no present plans, agreements or commitments for the issuance of additional shares of Surviving Corporation Common Stock or Surviving Corporation Series A Preferred Stock, except as required pursuant to the terms of the Merger Agreement, the Board of Directors believes that the availability of these shares would allow the Surviving Corporation to issue additional shares of stock if market or other conditions indicate that such a course of action is advisable. Furthermore, the Board of Directors believes that it is in the best interests of the Surviving Corporation to authorize the creation of the Series A Preferred Stock in order to effectuate the Merger with SDI.

      PROPOSAL TO AMEND AND RESTATE ENSYS' CERTIFICATE OF INCORPORATION TO
                            RECLASSIFY ENSYS' BOARD

    Pursuant to the Board Amendment, the number of classes of directors of the Surviving Corporation will be reduced from three to two, with directors serving two-year rather than three-year terms. Commencing at the Effective Time of the Merger and continuing through the 1998 annual meeting of the stockholders of the Surviving Corporation, the Board of Directors will consist of seven members. The initial Board of Directors will be selected as follows: EnSys and SDI will each select three members and the remaining member will be selected by Perkin-Elmer. The directors of the Surviving Corporation will hold office as follows: Class I Directors will hold office for a term expiring at the 1997 annual meeting of stockholders and the Class II Directors will hold office for a term expiring at the 1998 annual meeting of stockholders, with the members of each class to hold office until their respective successors are duly elected and qualified. At each annual meeting, directors will be elected to succeed those directors whose terms expire at such annual meeting, for a term of office which will expire at the second succeeding annual meeting. However, all Class I Directors holding office at the time of the 1997 annual meeting of stockholders will automatically be nominated, subject to such director's consent, to serve an additional two-year term expiring at the 1999 annual meeting of the stockholders; all Class II Directors holding office at the time of the 1998 annual meeting of the stockholders will automatically be nominated, subject to such director's consent, to serve an additional two-year term expiring at the 2000 annual meeting of the stockholders.

    The determination to reduce the number of classes of directors of the Surviving Corporation from three to two and to reduce the number of years each director would serve from three years to two years was the result of discussions between EnSys and SDI. This reclassification represents a compromise between the current classification of the EnSys Board and the absence of any classification of the SDI Board. Additionally, EnSys and SDI believe that such compromise will help assure that the members of the Board of Directors of the Surviving Corporation are responsive to the concerns of the Surviving Corporation stockholders by requiring them to stand for election every two years rather than three years.

    The foregoing discussion of the three proposals relating to the Amendment and Restatement of the EnSys Certificate of Incorporation constitutes a summary of the proposed amendment and restatement of the EnSys Certificate as set forth in the Merger Agreement. Such summary is qualified in its entirety by reference to the complete text of such amendment and restatement, which is set forth in the form of the Surviving Corporation Certificate, a copy of which is attached as Appendix D to this Joint Proxy Statement/Prospectus.

                            PROPOSAL TO APPROVE THE
              AMENDED AND RESTATED ENSYS 1995 STOCK INCENTIVE PLAN

    EnSys stockholders will consider and vote upon a proposal to approve amendments to the 1995 EnSys Plan in accordance with the Amended 1995 EnSys Plan. On October 2, 1996, the EnSys Board of Directors adopted the Amended 1995 EnSys Plan, subject to EnSys stockholder approval. The amendments will principally (i) increase the number of shares authorized and issuable pursuant to the plan; (ii) limit the maximum aggregate number of shares of Surviving Corporation Common Stock that may be subject to awards granted within any fiscal year to any "covered employee" as defined in Section 162(m) of the Code;

(iii) broaden the class of persons eligible under the plan to receive EnSys stock options which may be granted to replace options to purchase stock in a company which is party to a merger or consolidation involving EnSys or which is a party to certain other acquisitions involving EnSys or its subsidiaries; (iv) eliminate the requirement that the plan be administered by a committee consisting solely of two or more disinterested directors, as defined by Rule 16b-3(c)(2)(i) under the Exchange Act; (v) eliminate the "formula plan" requirements applicable to stock options granted to independent directors and conform the provisions applicable to stock option grants to directors to those previously applicable to non-qualified stock option grants to employees; and
(vi) eliminate certain restrictions on the ability of an optionee to elect to have tax withholding obligations satisfied by payment in shares.

INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1995 ENSYS PLAN

    As of December 2, 1996, EnSys had shares available for issuance under the 1995 EnSys Plan which were sufficient to permit EnSys to grant an aggregate of 218,400 additional stock options under the 1995 EnSys Plan. In order to issue Surviving Corporation Options to purchase Surviving Corporation Common Stock to persons holding SDI Options and to continue to be able to issue options to EnSys employees, directors, consultants and advisors, the EnSys Board of Directors has amended Section 3(a) to increase the aggregate number of shares issuable under the plan from 500,000 shares to 1,700,000 shares.

    The EnSys Board of Directors believes that it is in the best interests of EnSys and its stockholders to amend the 1995 EnSys Plan to permit the above-referenced Surviving Corporation Options to be granted pursuant to the Amended 1995 EnSys Plan, as EnSys believes such procedure represents the most efficient and cost-effective means by which it may satisfy its obligations in respect of the currently outstanding SDI Options under the Merger Agreement. The EnSys Board further believes that sufficient shares should be reserved for future issuance under the Amended 1995 EnSys Plan as to permit a reasonable number of future awards to be made to EnSys and Surviving Corporation employees, directors, consultants and advisors, as the EnSys Board believes that it is in the best interest of EnSys and the Surviving Corporation to enable such persons to acquire a proprietary interest in EnSys and the Surviving Corporation and to encourage those persons upon whose judgment, initiative and efforts EnSys largely depends (and on which the Surviving Corporation will largely depend) for the successful conduct of its business.

LIMITATION ON GRANTS OF AWARDS

    In order for certain stock options and other stock awards to satisfy the special provisions relating to the qualified performance-based compensation exception to the $1 million compensation deduction limitation under Section 162(m) of the Code, the plan must limit the maximum aggregate number of shares of common stock with respect to which stock options, share awards and performance share awards may be granted to an employee in any year. The EnSys Board of Directors has amended Section 3(b) to assure that the Amended 1995 EnSys Plan and grants of awards thereunder comply with this provision of the Code. The EnSys Board of Directors believes that it is in the best interest of EnSys and its stockholders to amend the 1995 EnSys Plan to comply with the special provisions relating to the qualified performance-based compensation exception.

SUBSTITUTE AWARDS

    Section 3(c) of the 1995 EnSys Plan currently provides for the grant of EnSys stock options to employees of another corporation who concurrently become employees of the Surviving Corporation as the result of a merger. To expand the grant of substitute awards in place of stock and stock based awards to include directors, officers and employees of another corporation who do not become employed by the Surviving Corporation, the EnSys Board of Directors has adopted an amendment that permits the Board of Directors to grant substitute awards under the Amended 1995 EnSys Plan in substitution for stock and stock based awards held by persons who are or were directors, officers or employees of another corporation which merges or consolidates with, or the stock or property of which other corporation is acquired by the Surviving Corporation or subsidiary. The Board may direct that the substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances. Such terms and conditions may vary from the terms and conditions generally applicable to options granted under the Amended 1995 EnSys Plan, including the option exercise price and the time periods during which options granted as substitute awards may be exercised, before and after the optionee's termination of employment. The EnSys Board of Directors believes that it is in the best interests of EnSys and its stockholders to amend the 1995 EnSys Plan to permit the above-referenced Surviving Corporation Options to be granted pursuant to the Amended 1995 EnSys Plan, as EnSys believes such procedure represents the most efficient and cost-effective means by which it may satisfy its obligations in respect of the currently outstanding SDI Options under the Merger Agreement.

SECTION 16 CHANGES

    In August 1996, the Commission amended its rules under Section 16 of the Exchange Act to relax a number of the regulatory requirements which previously applied to stock option plans. The Amended 1995 EnSys Plan amends the 1995 EnSys Plan to provide the EnSys Board of Directors with the added flexibility that is permitted under the Commission's new rules and makes certain other technical changes which are permitted under the amended rules.

    The EnSys Board of Directors has amended Sections 2(a) and 5(c) of the 1995 EnSys Plan to (i) eliminate the requirement that the plan be administered by a committee consisting solely of two or more disinterested directors, as defined by Rule 16b-3(c)(2)(i); and (ii) eliminate the "formula plan" requirements applicable to stock options granted to independent directors and conform the provisions applicable to stock options granted to directors to those applicable to non-qualified stock option grants to employees. Although the requirement that the Amended 1995 EnSys Plan be administered by a committee consisting solely of two or more disinterested directors has been eliminated, the EnSys Board of Directors will have the discretion to delegate its authority to administer the Amended 1995 EnSys Plan to a committee. The EnSys Board of Directors currently anticipates that the compensation committee of EnSys will be primarily responsible for administering the Amended 1995 EnSys Plan.

    In addition, the Board of Directors has amended Section 8(b) of the 1995 EnSys Plan to eliminate certain restrictions on the ability of an optionee to elect to have tax withholding obligations satisfied by payment in shares, as such restrictions were included in the 1995 EnSys Plan for the purpose of requiring that the optionee comply with a six-month holding period requirement which has been eliminated by the new rules.

    The EnSys Board of Directors believes that it is in the best interest of EnSys and its stockholders to amend the 1995 EnSys Plan to provide the Board of Directors (and any committee administering the Amended 1995 EnSys Plan) with greater flexibility in the manner in which they may allow those officers and directors upon whose judgment, initiative and efforts EnSys largely depends for the successful conduct of its business to acquire a proprietary interest in EnSys.

SUMMARY OF THE AMENDED AND RESTATED ENSYS 1995 STOCK INCENTIVE PLAN

    The Amended 1995 EnSys Plan is summarized below, but the description is subject to and is qualified in its entirety by the full text of the Amended 1995 EnSys Plan, which is attached as Appendix F to this Joint Proxy
Statement/Prospectus.

    Under the Amended 1995 EnSys Plan, EnSys is authorized to grant awards of up to 1,700,000 shares of common stock, subject to adjustment for stock splits or similar events, to employees, independent directors, consultants and advisors of EnSys and its subsidiaries. The Amended 1995 EnSys Plan authorizes (i) the grant of options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Options"), (ii) the grant of options to purchase common stock that do not so qualify ("Non-Qualified Options"), (iii) the issuance or sale of common stock with restrictions

("Restricted Stock") and (iv) the grant of common stock subject to the attainment of certain performance goals ("Performance Share Awards").

    The Amended 1995 EnSys Plan is administered by the EnSys Board of Directors. However, the EnSys Board of Directors has the discretion to delegate its authority to administer the Amended 1995 EnSys Plan to a committee. The EnSys Board of Directors currently anticipates that the compensation committee of EnSys will be primarily responsible for administering the Amended 1995 EnSys Plan. Accordingly, references in this description to the EnSys Board of Directors shall include the compensation committee and any other committee of the Board to which the Board may delegate its authority under the Amended 1995 EnSys Plan.

    The Board has full power to select, from among the officers, independent directors, employees, consultants and advisors eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Amended 1995 EnSys Plan. Persons eligible to participate in the Amended 1995 EnSys Plan will be those full or part-time officers, independent directors, employees, consultants and advisors of EnSys and its subsidiaries who are responsible for or contribute to the management, growth or profitability of EnSys and its subsidiaries, as selected from time to time by the EnSys Board of Directors.

    The Amended 1995 EnSys Plan permits the granting of both Incentive Options and Non-Qualified Options to employees. It also permits the grant of Non-Qualified Options to independent directors, consultants and advisors. The option exercise price of each option granted under the Amended 1995 EnSys Plan will be determined by the EnSys Board of Directors but may not be less than 100% of the fair market value of the shares on the date of grant in the case of Incentive Options, and not less than 85% of the fair market value of the shares in the case of Non-Qualified Options. No Incentive Option may be granted under the Amended 1995 EnSys Plan to any employee of EnSys or any subsidiary who owns at the date of grant stock representing in excess of 10% of the voting power of all classes of stock of EnSys or a parent or a subsidiary unless the exercise price for stock subject to such option is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. No options may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

    The term of each option shall be fixed by the EnSys Board of Directors and may not exceed 10 years from date of grant in the case of an Incentive Option. The EnSys Board of Directors shall determine at what time or times each option may be exercised and, subject to the provisions of the Amended 1995 EnSys Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the EnSys Board of Directors. Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the EnSys Board of Directors or, if the EnSys Board of Directors so determines, by delivery of shares of Common Stock already owned by the optionee unless such transaction will result in an accounting compensation charge with respect to the shares used to pay the exercise price. At the discretion of the EnSys Board of Directors, options may include a so-called "reload" feature pursuant to which a participant exercising an option by delivery of shares of Common Stock may be automatically granted an additional option to purchase that number of shares equal to the number delivered to exercise the original option.

    Notwithstanding the foregoing, options granted as substitute awards may be granted on such terms and conditions as the EnSys Board of Directors considers appropriate in the circumstances. Among other things, such substitute awards may provide for the option exercise price for options granted as substitute awards to be based on the option exercise price for the options being substituted for, and may provide for Options granted as substitute awards to be exercised for a period that exceeds 10 years from the date of grant of the options being substituted for.

    The EnSys Board of Directors also may issue Restricted Stock to employees subject to such conditions or restrictions as the EnSys Board of Directors may determine. The purchase price, if any, of the shares of Restricted Stock will be determined by the EnSys Board of Directors. The EnSys Board of Directors may at any time waive such conditions or restrictions or accelerate the date or dates on which such conditions or restrictions will lapse. Prior to the vesting of shares, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the Amended 1995 EnSys Plan or in any agreement.

    The EnSys Board of Directors also may grant Performance Share Awards to employees entitling the recipient to receive shares of common stock upon the achievement of individual or company performance goals and such other conditions as the EnSys Board of Directors shall determine. Except as otherwise determined by the EnSys Board of Directors, rights under a Performance Share Award will terminate upon a participant's termination of employment. Performance Share Awards may be awarded independently or in connection with stock options or other awards under the Amended 1995 EnSys Plan.

    The Amended 1995 EnSys Plan provides that in the event of a "Change of Control" (as defined in the Amended 1995 EnSys Plan) of EnSys and a termination of employment within one year thereafter, (i) all stock options shall automatically become fully exercisable and (ii) restrictions and conditions on awards of shares shall automatically be deemed waived. In addition, at any time prior to or after a Change of Control, the EnSys Board of Directors may accelerate vesting and waive conditions and restrictions on any grants or awards to the extent it may determine appropriate.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

    The following is a summary of the principal federal income tax consequences of option grants under the Amended 1995 EnSys Plan. It does not describe all federal tax consequences under the Amended 1995 EnSys Plan, nor does it describe state or local tax consequences.

    TAX TREATMENT OF INCENTIVE STOCK OPTIONS. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of the shares until the later of (i) two years from the date the option was granted or (ii) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and EnSys will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided EnSys complies with applicable tax reporting requirements, EnSys generally will receive a corresponding, deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The employee will be considered to have disposed of his or her shares if the employee sells, exchanges, makes a gift of or transfers legal title to the shares (except by transfer on death). The exercise of an incentive stock option may subject the employee to the alternative minimum tax.

    An incentive stock option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a non-qualified stock option for federal income tax purposes. In the case of an employee who is disabled, the three month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

    TAX TREATMENT OF NON-QUALIFIED STOCK OPTIONS. There are no federal income tax consequences to either the employee, the non-employee director or EnSys on the grant of a non-qualified stock option. On the exercise of a non-qualified stock option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the common stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a non-qualified stock option is increased by the amount of such taxable income. EnSys will be entitled to a federal income tax deduction in an amount equal to such excess, provided EnSys complies with applicable tax reporting rules. Upon the sale of the shares acquired by exercise of a non-qualified stock option, optionee will realize long-term or short-term capital gain or loss depending upon their holding period for such shares.

    Special rules may apply to the exercise of non-qualified stock options by individuals who are subject to the short-swing profit recapture rules of Section 16(b) of the Exchange Act.

    SECTION 162(m). EnSys' deduction for non-qualified stock options and other awards under the Amended 1995 EnSys Plan is limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of EnSys' taxable year and whose compensation is reported in the summary compensation table in EnSys' proxy statement) receives compensation in excess of $1,000,000 in such taxable year of EnSys. However, awards to a covered employee that qualify as performance-based compensation under Section 162(m) may be excluded from the $1,000,000 compensation deduction limitation in Section 162(m).

VOTE REQUIRED FOR APPROVAL

    Approval of the Amended 1995 EnSys Plan requires the affirmative vote of the holders of a majority of the outstanding shares of EnSys Common Stock present and entitled to vote at the EnSys Meeting. THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTEREST OF ENSYS AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED 1995 ENSYS PLAN.

                                 LEGAL MATTERS

    The legality of the shares of Surviving Corporation Common Stock to be issued in connection with the Merger will be passed upon for EnSys by Troutman Sanders LLP, Atlanta, Georgia. Troutman Sanders LLP, Atlanta, Georgia is acting as counsel for EnSys in connection with certain legal matters relating to the Merger and the transactions contemplated thereby. Pepper, Hamilton & Scheetz, Berwyn, Pennsylvania, is acting as counsel for SDI in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                    EXPERTS

    The consolidated financial statements of EnSys Environmental Products, Inc. as of December 31, 1994 and 1995, and for each of the years in the three-year period ended December 31, 1995, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Strategic Diagnostics Inc. as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, included in this Joint Proxy and Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements of Ohmicron at September 30, 1994 and 1995, and for each of the three years in the period ended September 30, 1995, included in the Joint Proxy Statement of Ensys Environmental Products, Inc. and Strategic Diagnostics Inc. which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to Ohmicron's ability to continue as a going concern, as discussed in Note 2 to the notes to financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Combined Financial Statements..............................................  F-2

Historical Financial Statements:

    EnSys Environmental Products, Inc................................................  F-13

    Strategic Diagnostics Inc........................................................  F-35

    Ohmicron Corporation.............................................................  F-50

                     SURVIVING CORPORATION AND SUBSIDIARIES
                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (UNAUDITED)

    The accompanying Pro Forma Combined Balance Sheet as of September 30, 1996 and the related Pro Forma Combined Statement of Operations for the nine months then ended, as well as the Pro Forma Combined Statement of Operations for the year ended December 31, 1995, give effect to (i) the dissolution of the TSD BioServices (TSD) joint venture between Strategic Diagnostics Inc. (SDI) and Taconic Farms, Inc. (Taconic) and the related formation of a wholly-owned subsidiary by SDI to continue certain of TSD's former business activities (see
Note 2); (ii) the merger of Ohmicron Corporation (Ohmicron) into SDI (see Note
2); and (iii) the Merger of EnSys Environmental Products, Inc. (EnSys) into SDI (see Note 3). A Combined Statement of Cash Flows is not presented. All relevant information and adjustments are reflected in either the Pro Forma Combined Balance Sheet or the Pro Forma Combined Statements of Operations.

    These pro forma adjustments for the EnSys and TSD transactions assumed that these transactions had occurred as of September 30, 1996 in the case of the Pro Forma Combined Balance Sheet, or as of December 31, 1994 in the case of the Pro Forma Combined Statements of Operations. The Ohmicron Merger took place on August 30, 1996. The Ohmicron pro forma adjustments assumed that this transaction had occurred as of December 31, 1994 in the case of the Pro Forma Combined Statements of Operations.

    The Pro Forma Combined Financial Statements have been prepared by management and should be read in conjunction with the historical financial statements of SDI, Ohmicron and EnSys. The Pro Forma Combined Financial Statements are based on certain assumptions and preliminary estimates which are subject to change. These statements do not purport to be indicative of the financial position or results of operations that might have occurred, do not purport to be indicative of future results, nor do they include the impact of potential future synergies that may result due to the transactions described. Simultaneously with the Merger, EnSys will change its name to Strategic Diagnostics Inc.

                     SURVIVING CORPORATION AND SUBSIDIARIES
                       PRO FORMA COMBINED BALANCE SHEETS
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                             TSD           SDI/TSD
                                                             SDI             TSD          PRO FORMA       PRO FORMA         ENSYS
                                                         HISTORICAL      HISTORICAL      ADJUSTMENTS      COMBINED       HISTORICAL
                                                         -----------     -----------     -----------     -----------     -----------
CURRENT ASSETS:
  Cash and cash equivalents..........................    $      246      $       77                      $      323      $    4,217
  Marketable debt investments........................             0               0                               0           5,071
  Receivables........................................         1,252             557                           1,809             717
  Inventories........................................           885               0                             885           1,182
  Cost and profits in excess of billings.............             0             358                             358               0
  Other current assets...............................           412              11                             423             232
  Receivable from TSD BioServices....................           280               0      $     (280)(A)           0               0
                                                         -----------     -----------          -----      -----------     -----------
    Total Current Assets.............................         3,075           1,003            (280)          3,798          11,419
                                                         -----------     -----------          -----      -----------     -----------

PROPERTY AND EQUIPMENT, net..........................           340             109          --                 449             623
                                                         -----------     -----------          -----      -----------     -----------

OTHER ASSETS:
  Other..............................................           291               0                             291             549
  Investment in TSD BioServices......................           338               0            (338)(A)           0               0
  Intangibles........................................           584               0                             584             377
                                                         -----------     -----------          -----      -----------     -----------
      Total Other Assets.............................         1,213               0            (338)            875             926
                                                         -----------     -----------          -----      -----------     -----------

TOTAL ASSETS.........................................    $    4,628      $    1,112      $     (618)     $    5,122      $   12,968
                                                         -----------     -----------          -----      -----------     -----------
                                                         -----------     -----------          -----      -----------     -----------

                                                          ENSYS
                                                        PRO FORMA
                                                         MERGER         COMBINED
                                                       ADJUSTMENTS      PRO FORMA
                                                       -----------     -----------
CURRENT ASSETS:
  Cash and cash equivalents..........................                  $    4,540
  Marketable debt investments........................                       5,071
  Receivables........................................                       2,526
  Inventories........................................  $     (600)(I)       1,467
  Cost and profits in excess of billings.............                         358
  Other current assets...............................        (522)(K)         133
  Receivable from TSD BioServices....................                           0
                                                       -----------     -----------
    Total Current Assets.............................      (1,122)         14,095
                                                       -----------     -----------
PROPERTY AND EQUIPMENT, net..........................        (350)(I)         722
                                                       -----------     -----------
OTHER ASSETS:
  Other..............................................                         840
  Investment in TSD BioServices......................                           0
  Intangibles........................................       4,227(J)        1,561
                                                           (3,627)(L)
                                                       -----------     -----------
      Total Other Assets.............................         600           2,401
                                                       -----------     -----------
TOTAL ASSETS.........................................  $     (872)     $   17,218
                                                       -----------     -----------
                                                       -----------     -----------

   The accompanying pro forma notes are an integral part of these statements.

                     SURVIVING CORPORATION AND SUBSIDIARIES
                 PRO FORMA COMBINED BALANCE SHEETS (CONTINUED)
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)
                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                             TSD
                                                                                          PRO FORMA       SDI/TSD/
                                                             SDI             TSD           MERGER         PRO FORMA         ENSYS
                                                         HISTORICAL      HISTORICAL      ADJUSTMENTS      COMBINED       HISTORICAL
                                                         -----------     -----------     -----------     -----------     -----------
CURRENT LIABILITIES:
  Accounts payable...................................    $    1,235      $      145      $      338(A)   $    1,718      $      274
  Accrued expenses...................................           755               0                             755             506
  Payable to Strategic Diagnostics...................             0             280            (280)(A)           0               0
  Deferred income....................................           200               0                             200               0
  Billings in excess of costs and profits............             0              11                              11               0
  Current obligations under capital leases...........            65               0                              65              49
  Note payable.......................................             7               0                               7               0
                                                         -----------     -----------     -----------     -----------     -----------
    Total Current Liabilities........................         2,262             436              58           2,756             829
                                                         -----------     -----------     -----------     -----------     -----------
OBLIGATIONS UNDER CAPITAL LEASE, NET OF CURRENT
  PORTION............................................            39               0               0              39               0
                                                         -----------     -----------     -----------     -----------     -----------
REDEEMABLE CONVERTIBLE PREFERRED STOCK...............         6,453               0               0           6,453               0
                                                         -----------     -----------     -----------     -----------     -----------
STOCKHOLDERS' EQUITY:
  Preferred stock (pro forma), $.01 par value,
    17,500,000 shares authorized, no shares issued
    and outstanding..................................             0               0                               0               0
  Series A Preferred stock (pro forma), $.01 par
    value, 2,164,362 shares authorized, issued and
    outstanding......................................             0               0                               0               0
  Common stock (pro forma), $.01 par value,
    35,000,000 shares authorized, 12,951,001 shares
    issued and outstanding...........................            78               0                              78              72
  Partners' capital..................................             0             676            (676)(A)           0               0
  Additional paid-in capital.........................         4,311               0                           4,311          32,277
  Unrealized loss on marketable debt investments.....             0               0                               0             (17)
  Treasury stock, at cost............................             0               0                               0            (129)
  Accumulated deficit................................        (8,506)              0                          (8,506)        (20,064)
  Deferred compensation..............................            (9)              0                              (9)              0
                                                         -----------     -----------     -----------     -----------     -----------
    Total Stockholders' Equity (Deficit).............        (4,126)            676            (676)         (4,126)         12,139
                                                         -----------     -----------     -----------     -----------     -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......    $    4,628      $    1,112      $     (618)     $    5,122      $   12,968
                                                         -----------     -----------     -----------     -----------     -----------
                                                         -----------     -----------     -----------     -----------     -----------

                                                          ENSYS
                                                        PRO FORMA
                                                         MERGER         COMBINED
                                                       ADJUSTMENTS      PRO FORMA
                                                       -----------     -----------
CURRENT LIABILITIES:
  Accounts payable...................................                  $    1,992
  Accrued expenses...................................  $    2,420(J)        3,159
                                                             (522)(K)
  Payable to Strategic Diagnostics...................                           0
  Deferred income....................................                         200
  Billings in excess of costs and profits............                          11
  Current obligations under capital leases...........                         114
  Note payable.......................................                           7
                                                       -----------     -----------
    Total Current Liabilities........................       1,898           5,483
                                                       -----------     -----------
OBLIGATIONS UNDER CAPITAL LEASE, NET OF CURRENT
  PORTION............................................           0              39
                                                       -----------     -----------
REDEEMABLE CONVERTIBLE PREFERRED STOCK...............      (6,453)(O)           0
                                                       -----------     -----------
STOCKHOLDERS' EQUITY:
  Preferred stock (pro forma), $.01 par value,
    17,500,000 shares authorized, no shares issued
    and outstanding..................................           0               0
  Series A Preferred stock (pro forma), $.01 par
    value, 2,164,362 shares authorized, issued and
    outstanding......................................          22(O)           22
  Common stock (pro forma), $.01 par value,
    35,000,000 shares authorized, 12,951,001 shares
    issued and outstanding...........................         (72)(J)         130
                                                               72(M)
                                                              (20)(N)
  Partners' capital..................................                           0
  Additional paid-in capital.........................        (950)(I)      23,686
                                                          (18,331)(J)
                                                              (72)(M)
                                                               20(N)
                                                            6,431(O)
  Unrealized loss on marketable debt investments.....          17(J)            0
  Treasury stock, at cost............................         129(J)            0
  Accumulated deficit................................      20,064(J)      (12,133)
                                                           (3,627)(L)
  Deferred compensation..............................                          (9)
                                                       -----------     -----------
    Total Stockholders' Equity (Deficit).............       3,683          11,696
                                                       -----------     -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......  $     (872)     $   17,218
                                                       -----------     -----------
                                                       -----------     -----------

   The accompanying pro forma notes are an integral part of these statements.

                     SURVIVING CORPORATION AND SUBSIDIARIES

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

       (WITH THE EXCEPTION OF OHMICRON CORPORATION WHOSE OPERATIONS ENDED
                 AUGUST 30, 1996 IN CONNECTION WITH THE MERGER)

                                  (UNAUDITED)

                                                                                                      TSD/OHMICRON
                                                                                       ADJUSTED        PRO FORMA
                                                          SDI             TSD          OHMICRON         MERGER
                                                      HISTORICAL      HISTORICAL      HISTORICAL      ADJUSTMENTS
                                                      -----------     -----------     -----------     -----------
                                                                            (IN THOUSANDS)
NET REVENUES:
  Product related.................................    $     2,077     $    1,781      $     1,698     $       (7)(B)
  Contract........................................          1,506              0               10            (43)(C)
  License and other...............................             49              0                0            (40)(B)
                                                                                                              (9)(C)
                                                      -----------     -----------     -----------          -----
    Total net revenues............................          3,632          1,781            1,708            (99)
                                                      -----------     -----------     -----------          -----
OPERATING EXPENSES:
  Manufacturing...................................          1,534          1,299              405            (32)(B)
                                                                                                             (51)(C)
                                                                                                            (106)(E)
  Acquired research and development...............          3,913              0                0
  Research and development........................          1,178              0            1,011             (1)(C)
  Selling, general and administrative.............            864            127            1,959            (15)(B)
                                                                                                             106(E)
                                                                                                              57(F)
                                                      -----------     -----------     -----------          -----
    Total operating expenses......................          7,489          1,426            3,375            (42)
    Operating income (loss).......................         (3,857)           355           (1,667)           (57)

OTHER INCOME (EXPENSE):
  Interest income.................................              8              2               11
  Interest expense................................             (2)             0             (338)           318(G)
                                                      -----------     -----------     -----------          -----
    Total other income (expense), net.............              6              2             (327)           318
EQUITY IN INCOME OF TSD BIOSERVICES...............            178              0                0           (178)(H)
                                                      -----------     -----------     -----------          -----
NET INCOME (LOSS).................................    $    (3,673)    $      357      $    (1,994)    $       83
                                                      -----------     -----------     -----------          -----
                                                      -----------     -----------     -----------          -----
Net loss per common share.........................
Shares used in computing net loss per common
  share...........................................
Historical weighted average shares outstanding....      5,037,000                         422,000
                                                      -----------                     -----------

                                                       SDI/TSD/                          ENSYS
                                                       OHMICRON                        PRO FORMA
                                                       PRO FORMA         ENSYS          MERGER         COMBINED
                                                       COMBINED       HISTORICAL      ADJUSTMENTS      PRO FORMA
                                                      -----------     -----------     -----------     -----------
                                                                            (IN THOUSANDS)
NET REVENUES:
  Product related.................................    $    5,549      $     3,119                     $     8,668
  Contract........................................         1,473                0                           1,473
  License and other...............................             0                0                               0

                                                      -----------     -----------          -----      -----------
    Total net revenues............................         7,022            3,119              0           10,141
                                                      -----------     -----------          -----      -----------
OPERATING EXPENSES:
  Manufacturing...................................         3,049            1,204                           4,253

  Acquired research and development...............         3,913            1,700                           5,613
  Research and development........................         2,188              552                           2,740
  Selling, general and administrative.............         3,098            2,740     $       67(P)         5,962
                                                                                              57(Q)

                                                      -----------     -----------          -----      -----------
    Total operating expenses......................        12,248            6,196            124           18,568
    Operating income (loss).......................        (5,226)          (3,077)          (124)          (8,427)
OTHER INCOME (EXPENSE):
  Interest income.................................            21              472                             493
  Interest expense................................           (22)              (7)                            (29)
                                                      -----------     -----------          -----      -----------
    Total other income (expense), net.............            (1)             465              0              464
EQUITY IN INCOME OF TSD BIOSERVICES...............             0                0                               0
                                                      -----------     -----------          -----      -----------
NET INCOME (LOSS).................................    $   (5,227)     $    (2,612)    $     (124)     $    (7,963)
                                                      -----------     -----------          -----      -----------
                                                      -----------     -----------          -----      -----------
Net loss per common share.........................                                                    $     (0.63)
                                                                                                      -----------
                                                                                                      -----------
Shares used in computing net loss per common
  share...........................................                                                     12,556,000
                                                                                                      -----------
                                                                                                      -----------
Historical weighted average shares outstanding....                      6,776,000
                                                                      -----------

NOTE: The combined pro forma net loss excludes the estimated nonrecurring charge for acquired technology in connection with the EnSys (see Note 3) merger, which will be charged to the Statement of Operations at the effective time of the merger.

   The accompanying pro forma notes are an integral part of these statements.

                     SURVIVING CORPORATION AND SUBSIDIARIES

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                  (UNAUDITED)

                                                                                                      TSD/OHMICRON
                                                                                       ADJUSTED        PRO FORMA
                                                          SDI             TSD          OHMICRON         MERGER
                                                      HISTORICAL      HISTORICAL      HISTORICAL      ADJUSTMENTS
                                                      -----------     -----------     -----------     -----------
                                                                            (IN THOUSANDS)
NET REVENUES:
  Product related.................................    $     1,605     $    1,641      $    2,391      $       (5)(B)
  Contract........................................          2,072              0             213            (263)(C)
  License and other...............................             12              0               0             (12)(C)
                                                      -----------     -----------     -----------          -----
    Total net revenues............................          3,689          1,641           2,604            (280)
                                                      -----------     -----------     -----------          -----
OPERATING EXPENSES:
  Manufacturing...................................          1,288          1,457             689              (5)(B)
                                                                                                            (245)(C)
                                                                                                             142(D)
                                                                                                            (119)(E)
  Research and development........................          2,272              0           1,989             (30)(C)
                                                                                                            (142)(D)
  Selling, general and administrative.............          1,190            104           3,210             119(E)
                                                                                                              75(F)
                                                      -----------     -----------     -----------          -----
    Total operating expenses......................          4,750          1,561           5,888            (205)
    Operating income (loss).......................         (1,061)            80          (3,284)            (75)

OTHER INCOME (EXPENSE):
  Interest income.................................              8              2              17
  Interest expense................................           (214)             0            (278)            234(G)
                                                      -----------     -----------     -----------          -----
    Total other income (expense), net.............           (206)             2            (261)            234
EQUITY IN INCOME OF TSD BIOSERVICES...............             41              0               0             (41)(H)
                                                      -----------     -----------     -----------          -----
NET INCOME (LOSS).................................    $    (1,226)    $       82      $   (3,545)     $      118
                                                      -----------     -----------     -----------          -----
                                                      -----------     -----------     -----------          -----
Net loss per common share.........................
Shares used in computing net loss per common
  share...........................................
Historical weighted average shares outstanding....      4,686,000                        422,000
                                                      -----------                     -----------
                                                      -----------                     -----------

                                                       SDI/TSD/                          ENSYS
                                                       OHMICRON                        PRO FORMA
                                                       PRO FORMA         ENSYS          MERGER         COMBINED
                                                       COMBINED       HISTORICAL      ADJUSTMENTS      PRO FORMA
                                                      -----------     -----------     -----------     -----------
                                                                            (IN THOUSANDS)
NET REVENUES:
  Product related.................................    $    5,632      $     3,530                     $     9,162
  Contract........................................         2,022                0                           2,022
  License and other...............................             0                0                               0
                                                      -----------     -----------            ---      -----------
    Total net revenues............................         7,654            3,530                          11,184
                                                      -----------     -----------            ---      -----------
OPERATING EXPENSES:
  Manufacturing...................................         3,207            1,544                           4,751

  Research and development........................         4,089              689                           4,778

  Selling, general and administrative.............         4,698            4,990     $       20(P)         9,785
                                                                                              77(Q)
                                                      -----------     -----------            ---      -----------
    Total operating expenses......................        11,994            7,223             97           19,314
    Operating income (loss).......................        (4,340)          (3,693)           (97)          (8,130)
OTHER INCOME (EXPENSE):
  Interest income.................................            27              717                             744
  Interest expense................................          (258)             (17)                           (275)
                                                      -----------     -----------            ---      -----------
    Total other income (expense), net.............          (231)             700                             469
EQUITY IN INCOME OF TSD BIOSERVICES...............             0                0                               0
                                                      -----------     -----------            ---      -----------
NET INCOME (LOSS).................................    $   (4,571)     $    (2,993)    $      (97)     $    (7,661)
                                                      -----------     -----------            ---      -----------
                                                      -----------     -----------            ---      -----------
Net loss per common share.........................                                                    $     (0.65)
                                                                                                      -----------
                                                                                                      -----------
Shares used in computing net loss per common
  share...........................................                                                     11,740,000
                                                                                                      -----------
                                                                                                      -----------
Historical weighted average shares outstanding....                      5,960,000
                                                                      -----------
                                                                      -----------

NOTE: The combined pro forma net loss excludes the estimated nonrecurring charge for acquired technology in connection with the EnSys (see Note 3) merger, which will be charged to the Statement of Operations at the effective time of the merger.

   The accompanying pro forma notes are an integral part of these statements.

                     SURVIVING CORPORATION AND SUBSIDIARIES

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

NOTE 1--HISTORICAL

    The historical balances represent the financial position and results of operations for each company and were derived from the respective financial statements for the indicated period. The unaudited adjusted Ohmicron historical balance sheet and statement of operations have been prepared on a basis consistent with the Ohmicron audited financial statements (except as discussed below) included elsewhere in this Joint Proxy Statement/Prospectus and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial conditions and results of operations for the periods presented. The unaudited adjusted Ohmicron historical balance sheet and statement of operations has been adjusted to remove the balances related to Ohmicron Medical Diagnostics, Inc. (OMD), which was spun-off from Ohmicron prior to Ohmicron's acquisition by SDI. Included as part of the Pro Forma Combined Statement of Operations for the twelve months ended December 31, 1995 is the unaudited Ohmicron statement of operations for the twelve months ended December 31, 1995. The audited Ohmicron financial statements are as of and for the twelve months ended September 30, 1995. In order to prepare the adjusted Ohmicron statements (exclusive of OMD) on a calendar year basis, the three month period ending December 31, 1994 was removed from the fiscal year end statements. To complete the calendar year presentation, the three month period ending December 31, 1995 was added. All Ohmicron information contained in the proforma financial statements excludes all OMD activity as of and for the periods presented. The unaudited TSD balance sheet and statement of operations, in the opinion of management, include all adjustments (including only normal recurring adjustments) necessary to present fairly the financial condition and results of operations for the period presented.

NOTE 2--DISSOLUTION OF TSD BIOSERVICES AND ACQUISITION OF OHMICRON CORPORATION

    In October 1996, SDI entered into an agreement with Taconic to dissolve TSD, a partnership between Taconic and SDI and to liquidate its assets, in connection with which certain of the rights and assets will be distributed to SDI. Upon dissolution, certain rights and assets formerly owned by the joint venture will be placed in a wholly-owned subsidiary of SDI. The agreement to dissolve TSD provides that each of the former partners receive rights to perform services that were considered to be either a core part of that partner's expertise, or an area in which the partner wanted to increase its market presence or technical competency. The dissolution agreement also provided that certain services previously provided by TSD, such as ascites production and sales and marketing, would be subcontracted to Taconic by SDI in the future based on established fees set annually. Because the basic nature of the TSD business will not substantially change, but rather, will be divided to maximize operational efficiency, it is not anticipated that the overall revenues and operating expenses will change significantly in the near future. SDI believes that the increased costs associated with subcontracting sales and marketing activities to Taconic will be offset by manufacturing efficiencies provided by Taconic in the ascites production area. For accounting purposes, this transaction will be treated as a purchase, with the consideration provided being SDI's investment of $338,000 which approximates the fair market value of the assets received. The dissolution of the joint venture and the related payment to Taconic for its share of the partners' capital of the venture is shown on a pro forma basis in the entries below.

    In addition, on August 30, 1996, SDI acquired Ohmicron and certain of its wholly owned subsidiaries for 3,068,779 shares of SDI Common Stock (or 2,268,456 shares after the merger with EnSys). Prior to the acquisition, Ohmicron spun-off certain assets and liabilities of another of its wholly-owned subsidiaries, OMD. The acquisition of Ohmicron was recorded using the purchase method of accounting using the fair market value of the SDI Common Stock issued to Ohmicron. The total purchase price of approximately

                     SURVIVING CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 2--DISSOLUTION OF TSD BIOSERVICES AND ACQUISITION OF OHMICRON CORPORATION (CONTINUED)
$4,503,000, including estimated transaction costs of $533,000 has been allocated to the fair market value of the assets acquired and liabilities assumed. Based on the foregoing estimated purchase price, the amount allocated to acquired research and development of $3,913,000 was charged to the statement of operations at the time of the merger. In connection with the Ohmicron transaction, all identifiable assets acquired including intangible assets were assigned a portion of the cost of the acquired company based on an independent valuation of Ohmicron's assets. Such allocation included the evaluation of each development project identified to determine if technological feasibility had been achieved and if there were any alternative future uses. Ohmicron's current RaPID Assay Product Family will be phased out over the next four years, and replaced with Ohmicron's new On-Site Products. Technology challenges for the development are substantial and future revenue growth is dependent on the On-Site Products. Based on the above, it has been determined that technological feasibility has not been achieved. In addition, since alternative uses of this developmental technology do not exist the cost of such technology has been charged to expense in accordance with SFAS No. 2. The remaining amount of intangible assets of approximately $590,000 included approximately $384,000 for developed technology, $103,000 for assembled workforce and $103,000 for goodwill. The intangible assets purchased will be amortized on a straight-line basis over 7-10 years.

    The following pro forma adjustments, in thousands, are made to reflect the dissolution of TSD and the acquisition of Ohmicron:

    PRO FORMA COMBINED BALANCE SHEET

        (A) Elimination of intercompany receivable and payable account balances between SDI and TSD and the related investment and partners' capital account, and the establishment of a payable to Taconic for its share of partners' capital.

                                                     DR    CR
                                                    ----  ----
Payable to Strategic Diagnostics..................  $280
Partners' capital.................................   676
Receivable from TSD BioServices...................        $280
Investment in TSD BioServices.....................         338
Accounts payable to Taconic Farms.................         338

    PRO FORMA COMBINED STATEMENTS OF OPERATIONS

        (B) Elimination of intercompany sales during the period between SDI and Ohmicron.

        (C) Elimination of intercompany revenues during the period between SDI and TSD.

        (D) Reclassification of certain SDI and TSD intercompany expenses for consistent presentation.

        (E) Adjustment to selling, general and administrative expenses, as well as manufacturing expenses due to the dissolution of the TSD joint venture and the new agreement between SDI and Taconic.

        (F) Amortization of other intangibles from the Ohmicron acquisition for the period using a 7-10 year life.

                     SURVIVING CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 2--DISSOLUTION OF TSD BIOSERVICES AND ACQUISITION OF OHMICRON CORPORATION (CONTINUED)
        (G) Elimination of interest expense on notes payable to Ohmicron stockholders and Perkin-Elmer for the period.

        (H) Elimination of equity in income of TSD for the period.

NOTE 3--MERGER

    The Merger agreement provides that SDI common and preferred stockholders will receive .7392048 share of Surviving Corporation stock for each share of SDI Common or Preferred Stock. This will result in the former SDI stockholders owning 5,780,207 shares of Surviving Corporation Common Stock and 2,164,362 shares of Surviving Corporation Series A Convertible Preferred Stock or approximately 52% of the 15,175,363 voting shares outstanding after the Merger. The Surviving Corporation Series A Convertible Preferred Stock will be redeemable by the Surviving Corporation at any time after June 23, 2001 and will also be redeemable upon the request of the holder in the event the Surviving Corporation effects a transaction in which such preferred shares would be converted into or exchanged for securities with lesser rights, preferences or aggregate stated values. Shares of Surviving Corporation Series A Preferred Stock will be convertible to Surviving Corporation Common Stock at a one-to-one ratio at any time and carry a mandatory conversion to Surviving Corporation Common Stock if Surviving Corporation Common Stock trades in the Nasdaq National Market at an average of $4.50 per share or higher for a period of at least forty-five (45) consecutive trading days. The Surviving Corporation Series A Convertible Preferred Stock will carry an aggregate liquidation preference of $6,377,693 and no other preferences. In addition to the Surviving Corporation common and preferred stock noted above, current SDI option and warrant holders will receive Surviving Corporation options and warrants to purchase .7818026 shares of Surviving Corporation Common Stock for each option or warrant held. Currently, at the completion of the Merger, SDI option and warrant holders will receive options and warrants for the purchase of 389,782 and 599,643 shares, respectively, of Surviving Corporation Common Stock. The difference in exchange ratios between stockholders and option and warrant holders is due to the stock preferences received by SDI's preferred stockholders upon exchange of their shares. The cost of receiving these preferences will be shared by all SDI stockholders in the transaction, but will not be borne by the SDI option and warrant holders.

    The Merger will be accounted for as a purchase transaction with SDI as the acquiring company. Based on the $1.75 per share closing price of EnSys Common Stock on October 14, 1996, the estimated total purchase price of EnSys would be $15,416,000, which consists of the following: (i) the $12,549,000 market value of the outstanding shares of EnSys Common Stock at September 30, 1996 (7,170,794 shares multiplied by $1.75 per share), (ii) the $447,000 fair value of the outstanding options and warrants to purchase EnSys Common Stock and (iii) estimated transaction costs of approximately $2,420,000. Since SDI is the acquirer for accounting purposes, the EnSys options and warrants are required to be valued for purchase accounting purposes as they are additional consideration in the transaction. The valuation for EnSys options and warrants was provided by Raymond James using a traditional valuation approach. Of the approximately $2,420,000 of estimated transaction costs, approximately $495,000 relates to severance payments to EnSys employees, $350,000 to facility termination and moving and $60,000 to employee relocation. In connection with the Merger, approximately 35 employees will be terminated in December 1996. The estimated total EnSys purchase price has been allocated to the fair market value of the assets acquired and liabilities assumed. Based on the foregoing estimated purchase price, the amount allocated to acquired research and development of $3,627,000 will be charged to the statement of operations upon the

                     SURVIVING CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 3--MERGER (CONTINUED)
effective time of the Merger. The remaining amount of intangible assets of approximately $600,000 includes approximately $394,000 for developed technology, $46,000 for assembled workforce and $160,000 for goodwill. The intangible assets purchased will be amortized on a straight-line basis over 7 - 10 years. No pro forma entry has been made to provide for the impact of any cash payment required to be made to possible dissenters to the transaction, since it is not believed that the impact of potential dissenters to the Merger would be material to the financial position or results of operations of the Surviving Corporation. The following pro forma adjustments, in thousands, are required to reflect the
Merger:

    PRO FORMA COMBINED BALANCE SHEET

        (I) Adjustment of certain EnSys inventory and property and equipment to fair market value. The finished good and raw material inventories have been reduced to realizable levels to reflect management's estimate of excess or obsolete inventory based on current product offerings, expected future products and anticipated needs of markets served by the Surviving Corporation.

                                                      DR       CR
                                                    -------  -------
Additional paid-in capital........................  $   950
Inventories.......................................           $   600
Property and equipment............................               350

        (J) Elimination of the EnSys stockholders' equity accounts due to the application of purchase accounting and recording of purchase.

                                                      DR       CR
                                                    -------  -------
Intangible assets.................................  $ 4,227
Common stock......................................       72
Additional paid-in capital........................   18,331
Accrued expenses..................................           $ 2,420
Unrealized loss on marketable debt investments....                17
Treasury stock....................................               129
Accumulated deficit...............................            20,064

        (K) Reduce accrued expenses and other current assets for deal costs already recorded in the historical SDI and EnSys balance sheets at September 30, 1996.

                                                      DR       CR
                                                    -------  -------
Accrued expenses..................................  $   522
Other current assets..............................           $   522

                     SURVIVING CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 3--MERGER (CONTINUED)
        (L) Record acquired research and development technology charge to intangible assets and accumulated deficit.

                                                      DR       CR
                                                    -------  -------
Accumulated deficit...............................  $ 3,627
Intangible assets.................................           $ 3,627

    In connection with the Merger, all identifiable assets acquired by SDI including intangible assets were assigned a portion of the cost of the acquired company based on an independent valuation of EnSys' assets. Such allocation included the identification and evaluation of each development project to determine if technological feasibility had been achieved and if there were any alternative future uses. EnSys' primary research and development focus, the OneStep Assay, is currently under development. If such technology is not fully developed on a timely basis, the existing products may not be competitive enough to satisfy the technical requirements of a changing market or be cost effective. The costs of developing the remaining technology for the OneStep Assay is significant. As a result of the substantial time and effort to produce the product in accordance with all functions and specifications, it has been determined that technological feasibility has not been achieved. In addition, since alternative uses of this developmental technology do not exist, the costs of such technology has been charged to expense in accordance with SFAS No. 2.

        (M) Record issuance of 7,170,794 shares of Common Stock to EnSys shareholders in connection with the Merger.

                                                      DR       CR
                                                    -------  -------
Additional paid-in capital........................  $    72
Common stock......................................           $    72

        (N) Adjustment to SDI Common Stock due to reverse stock split in connection with the Merger.

                                                      DR       CR
                                                    -------  -------
Common stock......................................  $    20
Additional paid-in capital........................           $    20

        (O) Reclassification of SDI Redeemable Convertible Preferred Stock into stockholders' equity in connection with the Merger due to the elimination of redemption rights outside the control of SDI.

                                                      DR       CR
                                                    -------  -------
Redeemable convertible preferred stock............  $ 6,453
Preferred stock...................................           $    22
Additional paid-in capital........................             6,431

                     SURVIVING CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 3--MERGER (CONTINUED)
    PRO FORMA COMBINED STATEMENTS OF OPERATIONS

        (P) Reflect pro forma impact of new employment agreements with current Chief Executive Officers of SDI and EnSys entered into in connection with the Merger.

        (Q) Amortization of other intangibles from the Merger for the period using a 7-10 year life.

NOTE 4--INCOME TAXES

    The Pro Forma Combined Statements of operations do not reflect tax benefits of the pro forma losses, as realization of such benefits is uncertain. The Surviving Corporation's and subsidiaries' net operating loss carryforwards will be subject to limitation.

NOTE 5--PRO FORMA NET LOSS PER SHARE

    The shares used in computing pro forma net loss per share (after conversion into EnSys shares, as applicable) assumes that the acquisition of Ohmicron by SDI and the Merger had occurred at the beginning of the year.

    CALCULATION OF PRO FORMA SHARES OUTSTANDING

                                                                              NINE MONTHS
                                                           YEAR ENDED            ENDED
                                                        DECEMBER 31, 1995  SEPTEMBER 30, 1996
                                                        -----------------  ------------------

EnSys historical average Common Shares outstanding....        5,960,000          6,776,000
Equivalent EnSys shares issued to SDI (including
 shares issued to the former Ohmicron shareholders)...        5,780,000          5,780,000
                                                             11,740,000         12,556,000
                                                        -----------------  ------------------
                                                        -----------------  ------------------

    CALCULATION OF PRO FORMA COMMON SHARES OUTSTANDING

                                                                            SEPTEMBER 30, 1996
                                                                            ------------------

SDI Equivalent Common Shares outstanding..............                            5,780,000
EnSys shares outstanding at September 30, 1996........        7,203,000
Less--EnSys Treasury Stock at September 30, 1996......          (32,000)          7,171,000
                                                             ----------     ------------------
    Total.............................................                           12,951,000
                                                                            ------------------
                                                                            ------------------

    The pro forma number of preferred shares outstanding at September 30, 1996 represents the 2,164,000 shares issued to SDI preferred stockholders in connection wtih the Merger.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of

  EnSys Environmental Products, Inc.:

    We have audited the accompanying consolidated balance sheets of EnSys Environmental Products, Inc. and subsidiary as of December 31, 1994 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EnSys Environmental Products, Inc. and subsidiary at December 31, 1994 and 1995 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

    As discussed in Note 1, the Company adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" on January 1, 1994.

                                          KPMG Peat Marwick LLP

Raleigh, North Carolina
February 16, 1996

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                                                    SEPTEMBER 30,
                                                                                                         1996
                                                                                                    --------------
                                                                                                     (UNAUDITED)
Current assets:
  Cash and cash equivalents.......................................................................  $    4,217,210
  Marketable debt investments (cost of $5,088,753 at September 30, 1996 (unaudited))..............       5,071,359
  Accounts receivable, trade, less allowance for doubtful accounts of $79,995 at
    September 30, 1996 (unaudited)................................................................         717,200
  Inventory, primarily raw materials..............................................................       1,181,981
  Prepaids and other current assets...............................................................         232,257
                                                                                                    --------------
      Total current assets........................................................................      11,420,007
                                                                                                    --------------
Equipment, furniture and fixtures:
  Equipment, furniture and fixtures...............................................................       2,051,254
  Leasehold improvements..........................................................................         317,135
                                                                                                    --------------
                                                                                                         2,368,389
    Less accumulated depreciation and amortization................................................       1,745,967
                                                                                                    --------------
                                                                                                           622,422
                                                                                                    --------------
Intangible asset, less accumulated amortization of $61,667 at September 30, 1996 (unaudited)......         376,864
Pledged certificates of deposit...................................................................         100,000
Other assets......................................................................................         448,239
                                                                                                    --------------
Total assets......................................................................................  $   12,967,532
                                                                                                    --------------
                                                                                                    --------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable, trade.........................................................................  $      273,992
  Accrued expenses:
    Salaries and wages............................................................................         192,876
    Other.........................................................................................         312,928
Current portion of capital lease obligations......................................................          48,868
                                                                                                    --------------
    Total current liabilities.....................................................................         828,664
                                                                                                    --------------
Stockholders' equity:
  Common stock, $.01 par value, 25,000,000, shares authorized, 7,202,672 shares issued at
    September 30, 1996 (unaudited)................................................................          72,027
  Additional paid-in capital......................................................................      32,277,353
  Treasury stock at cost (32,146 shares at September 30, 1996 (unaudited))........................        (129,037)
  Unrealized loss on marketable debt investments..................................................         (17,394)
  Accumulated deficit.............................................................................     (20,064,081)
                                                                                                    --------------
    Net stockholders' equity......................................................................      12,138,868
                                                                                                    --------------
Commitments and contingencies
Total liabilities and stockholders' equity........................................................  $   12,967,532
                                                                                                    --------------
                                                                                                    --------------

                See accompanying notes to financial statements.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

                            STATEMENTS OF OPERATIONS

                                                                                           NINE MONTHS ENDED
                                                                                             SEPTEMBER 30,
                                                                                      ----------------------------
                                                                                          1995           1996
                                                                                      -------------  -------------
                                                                                              (UNAUDITED)

Product and service revenues........................................................  $   2,852,735  $   3,118,607
Cost of goods sold..................................................................      1,104,656      1,203,998
                                                                                      -------------  -------------
    Gross profit....................................................................      1,748,079      1,914,609
                                                                                      -------------  -------------
Operating expenses:
  Selling, general and administrative...............................................      4,143,396      2,739,972
  Purchased research and development................................................       --            1,700,000
  Research and development..........................................................        543,292        551,984
                                                                                      -------------  -------------
  Total operating expenses..........................................................      4,686,688      4,991,956
                                                                                      -------------  -------------
    Operating loss..................................................................     (2,938,609)    (3,077,347)
                                                                                      -------------  -------------
Other income (expense):
  Interest and other income.........................................................        530,838        472,231
  Interest expense..................................................................        (13,726)        (7,042)
                                                                                      -------------  -------------
    Other income, net...............................................................        517,112        465,189
                                                                                      -------------  -------------
    Net loss........................................................................  $  (2,421,497) $  (2,612,158)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Net loss per common and common equivalent share.....................................  $       (0.41) $       (0.39)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Weighted average common and common equivalent shares outstanding....................      5,949,239      6,775,505
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                See accompanying notes to financial statements.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                  (UNAUDITED)

                                                                                                  UNREALIZED
                                                           COMMON STOCK                            LOSS ON
                                                    ---------------------------    ADDITIONAL     MARKETABLE
                                                     NUMBER OF                      PAID-IN          DEBT
                                                       SHARES       PAR VALUE       CAPITAL      INVESTMENTS
                                                    ------------   ------------   ------------   ------------
Balance at December 31, 1995......................     6,018,935   $     60,189   $ 31,028,302   $   (17,590)
  Exercise of options.............................        83,737            838         22,551       --
  Other issuances of common stock, net of issuance
    costs.........................................     1,100,000         11,000      1,226,500       --
  Common stock repurchased........................       --             --             --            --
  Unrealized gain on marketable debt
    investments...................................       --             --             --                196
  Net loss........................................       --             --             --            --
                                                    ------------   ------------   ------------   ------------
Balance at September 30, 1996.....................     7,202,672   $     72,027   $ 32,277,353   $   (17,394)
                                                    ------------   ------------   ------------   ------------
                                                    ------------   ------------   ------------   ------------


                                                          TREASURY STOCK
                                                    ---------------------------                      NET
                                                     NUMBER OF                    ACCUMULATED    STOCKHOLDERS'
                                                       SHARES          COST         DEFICIT         EQUITY
                                                    ------------   ------------   ------------   ------------
Balance at December 31, 1995......................       24,146    $   (117,038)  $(17,451,923)  $13,501,940
  Exercise of options.............................      --              --            --              23,389
  Other issuances of common stock, net of issuance
    costs.........................................      --              --            --           1,237,500
  Common stock repurchased........................        8,000         (11,999)      --             (11,999)
  Unrealized gain on marketable debt
    investments...................................      --              --            --                 196
  Net loss........................................      --              --         (2,612,158)    (2,612,158)
                                                         ------    ------------   ------------   ------------
Balance at September 30, 1996.....................       32,146    $   (129,037)  $(20,064,081)  $12,138,868
                                                         ------    ------------   ------------   ------------
                                                         ------    ------------   ------------   ------------

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                          NINE MONTHS ENDED
                                                                                            SEPTEMBER 30,
                                                                                    ------------------------------
                                                                                         1995            1996
                                                                                    --------------  --------------
                                                                                             (UNAUDITED)

Operating activities:
  Net loss........................................................................  $   (2,421,497) $   (2,612,158)
  Adjustments to reconcile net loss to net cash used by operating activities:
    Common stock issued in connection with product line acquisition attributed to
      purchased research and development..........................................        --             1,237,500
    Disposal of capital equipment (gain)/loss.....................................           6,346          (5,000)
    Translation (gain)/loss.......................................................            (980)       --
    Change in cash due to exchange rates..........................................           1,180        --
    Depreciation..................................................................         316,957         265,912
    Amortization..................................................................          32,394          47,500
    Changes in operating assets and liabilities:
      Increase in accounts receivable, trade......................................        (240,596)       (293,081)
      Increase in inventories.....................................................        (303,411)       (420,883)
      (Increase) decrease in prepaids and other current assets....................          19,603         (89,984)
      Increase in other assets....................................................        (283,603)       (434,236)
      Increase (decrease) in accounts payable, trade..............................         (39,380)        194,652
      Increase (decrease) in accrued expenses.....................................         461,743        (142,240)
                                                                                    --------------  --------------
      Net cash used by operating activities.......................................      (2,451,244)     (2,252,018)
                                                                                    --------------  --------------
Investing activities:
  Capital expenditures............................................................        (342,929)       (103,745)
  Proceeds from disposal of capital equipment.....................................           1,562          25,500
  Purchases of marketable debt investments........................................      (6,688,338)     (5,817,145)
  Sales and maturities of marketable debt investments.............................      13,461,734       7,936,822
                                                                                    --------------  --------------
      Net cash provided by investing activities...................................       6,432,029       2,041,432
                                                                                    --------------  --------------
Financing activities:
  Issuances of capital stock:
  Common issued...................................................................          51,537          23,389
  Treasury stock repurchased......................................................         (69,703)        (11,999)
                                                                                    --------------  --------------
  Common (net of redemptions).....................................................         (18,166)         11,390
  Principal payments on capital lease obligations.................................         (59,593)        (51,451)
                                                                                    --------------  --------------
      Net cash used by financing activities.......................................         (77,759)        (40,061)
                                                                                    --------------  --------------
      Increase (decrease) in cash and cash equivalents............................       3,903,026        (250,647)
                                                                                    --------------  --------------
Cash and cash equivalents at beginning of period..................................       2,324,433       4,467,857
                                                                                    --------------  --------------
Cash and cash equivalents at end of period........................................  $    6,227,459  $    4,217,210
                                                                                    --------------  --------------
                                                                                    --------------  --------------

Note:In March 1996, EnSys issued 1,100,000 shares of common stock with an aggregate value of $1,237,500 for the acquisition of the Envirogard product line from Millipore Corporation.

                See accompanying notes to financial statements.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

                     NOTES TO INTERIM FINANCIAL STATEMENTS

NOTE 1. INTERIM FINANCIAL STATEMENTS

    The accompanying unaudited consolidated financial statements of EnSys Environmental Products, Inc. (the "Company") have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. In the opinion of management, the accompanying financial statements include all adjustments (of a normal recurring nature) necessary for a fair presentation. The results of operations for the nine-month period ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year.

NOTE 2. SEVERANCE AND OTHER NONRECURRING CHARGES

    On April 11, 1995 Alan H. Staple resigned as President and Chief Executive Officer and the Board of Directors appointed Grover C. Wrenn as President and Chief Executive Officer of the Company. In connection with Mr. Staple's resignation, the Company entered into a severance and consulting agreement and general release with Mr. Staple effective April 11, 1995. Under the terms of the agreement, the Company was obligated to continue to pay Mr. Staple's salary and certain other benefits for a period of one year from the effective date of the agreement. In addition, Mr. Staple agreed to provide consulting services to the Company for a period commencing on the effective date and ending September 30, 1995 for a consulting fee of $115,000. The Company's Statements of Operations for the nine months ended September 30, 1995 includes charges of $493,630 to cover the anticipated severance costs associated with Mr. Staple's resignation as well as those related to the resignation of Dr. Stephen Friedman on March 31, 1995 from his position as Senior Vice President, Research and Development.

    On July 21, 1995 James D. Tegeder resigned as Senior Vice President, Sales and Marketing. In connection with Mr. Tegeder's resignation, the Company entered into a severance agreement and general release with Mr. Tegeder effective July 21, 1995. Under the terms of the agreement, the Company was obligated to continue to pay Mr. Tegeder's salary and certain other benefits for a period of one year from the effective date of the agreement. On August 4, 1995 Ian A.W. Howes resigned as Vice President, Finance and Administration, Secretary and Treasurer. In connection with Mr. Howes' resignation, the Company entered into a severance and general release with Mr. Howes effective August 4, 1995. Under the terms of the agreement, the Company was obligated to continue to pay Mr. Howes' salary and certain other benefits for a period of six months from the effective date of the agreement. The Company's Statements of Operations for the nine months ended September 30, 1995 include charges of $204,607 to cover the antipated severance costs associated with Mr. Tegeder's and Mr. Howes' resignations.

    The Statement of Operations for the nine months ended September 30, 1995 includes a $208,519 write-down of intangible assets in 1995 related to the aborted attempt to license a line of pesticide products from Idetek, Inc. ("Idetek"). Under the terms of the original agreement, EnSys paid to Idetek $230,000 as a partial payment of the agreed upon licensing fee. Shortly after the inception of the agreement EnSys sought arbitration in an effort to void the licensing agreement for non-performance by Idetek under the terms of the licensing agreement. The arbitrators ruled in Idetek's favor allowing them to keep both EnSys' prior payment and the line of pesticide products. As a result of this ruling, EnSys wrote-down the unamortized balance of the licensing fee.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

NOTE 2. SEVERANCE AND OTHER NONRECURRING CHARGES (CONTINUED)
    Also in 1995, EnSys expensed $170,765 in deposits paid for the development of an automated system prototype EnSys decided not to take into production. EnSys had incurred these charges for the manufacture of the prototype. The automated system was developed as the next generation of EnSys test platform. Upon delivery of the prototype, it was decided that the system would not deliver either the ease of use or lower production cost expected from the next generation of EnSys products and it was decided not to continue with the project. At this point all deposits related to this project were expensed.

    On February 29, 1996, Dr. Ian Mackenzie resigned as Managing Director of EnSys (Europe) Limited. The Company had entered into an employment agreement effective October 26, 1993 with Dr. Mackenzie. In connection with his resignation, the Company paid Dr. Mackenzie the equivalent of six months salary and benefits as required by his employment agreement. The Company's Statement of Operations for the six months ended June 30, 1996 includes a charge of $75,000 to cover the severance costs associated with Dr. Mackenzie's resignation.

NOTE 3. RECENT DEVELOPMENTS

    On March 29, 1996, the Company acquired from Millipore Corporation ("Millipore") certain assets, which consist primarily of inventory, work-in-process, equipment, intellectual property rights, contract rights and customer lists, of Millipore's "Envirogard-TM-" product line. In exchange for such assets, the Company paid to Millipore $1,000,000 in cash and issued to Millipore 1,100,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), which represented approximately 15% of the Company's total outstanding shares after the acquisition. The total costs associated with the purchase were $2,697,983. Of this amount, $1,237,500 was attributed to the common stock. The per share value of the common stock was arrived at by discounting the $1.50 market price of the common stock on March 29, 1996 by 25%. The discount reflects certain voting, transfer and other restrictions contained in the Registration Rights Agreement by and among EnSys and Millipore dated March 28, 1996. The acquisition resulted in an estimated charge of $1,700,000 included in the Company's Statement of Operations for the six months ended June 30, 1996 for acquired research and development.

    On October 11, 1996, EnSys and Strategic Diagnostics Inc. ("SDI") announced the signing of a definitive agreement to merge the two companies which was approved by both boards. The two companies had announced a non-binding letter of intent to combine on July 29, 1996. The merger, which will be submitted for approval by the shareholders of both companies and is subject to various closing conditions, is expected to be completed by year-end or shortly thereafter. Under the terms of the agreement, common shareholders of SDI would receive 5,780,207 shares of EnSys' common stock, and preferred shareholders of SDI would receive 2,164,362 shares of a new class of EnSys convertible preferred stock. An additional 989,425 shares would be reserved for issuance to holders of SDI warrants and options. The transaction will be accounted for as a purchase.

    SDI, founded in 1990, develops, manufactures, and markets immunoassay-based test kits which serve a wide variety of markets including agriculture and food processing, industrial pollution, medical, and water treatment. In addition to providing such tests in a variety of formats for field and laboratory use, SDI provides antibody and immunoreagent research and development services. Many of SDI's products have been developed in collaboration with large chemical and pharmaceutical firms. In July, 1996, SDI signed a definitive agreement to acquire Ohmicron Corporation, based in Newtown, Pennsylvania, which produces immunoassay tests for pesticide and industrial pollution applications.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

NOTE 3. RECENT DEVELOPMENTS (CONTINUED)
    SDI and EnSys have entered into an operating agreement, effective until the completion of the merger, in which SDI has granted to EnSys a non-exclusive license to market and sell certain of SDI's immunoassay-based products throughout the world. EnSys will pay to SDI a one-time license fee of $300,000 plus royalty fees of 15 percent of the net revenues from the sale of the licensed products in excess of $2 million.

NOTE 4. INTANGIBLES

    The intangibles balance includes an estimate of approximately $388,000 attributed to the value of developed technology, assembled workforce and goodwill acquired in the Envirogard product line transaction. APB Opinion 17 discusses what should be considered in estimating useful lives of intangible assets. Paragraph 28 states that an "analysis of all factors should result in a resonable estimate of the useful life." Among the factors are contract life, extensions, demand, competitor actions, as well as consistency with other asset service lives and other economic factors. The amortization period was based on the useful economic lives for the identified intangible assets, namely, the developed technology and the assembled workforce. The economic model used in valuing the developed technology reflected an income stream, including an allocation of income from "core" technology used in completing research and development projects, that endured on average approximately seven (7) years. The remaining economic life of the workforce was based on the employee turnover expectations of 10 percent annually. The reciprocal of this percentage is equivalent to the average life of the assets, or in this case, approximately 10 years. Goodwill will be amorized over a period of 10 years.

    Statement of Financial Accounting Standards No. 121 ("SFAS 121") requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If changes in circumstances indicate that the carrying amount of an asset that an entity expects to hold and use may not be recoverable, future cash flows expected to result from the use of the asset and its disposition must be estimated. If the undiscounted value of the future cash flows is less than the carrying amount of the asset, an impairment will be recognized. EnSys adoped SFAS 121 at January 1, 1996. EnSys believes there would have been no material impact had SFAS 121 been adopted at September 30, 1995, as Ensys evaluated the valuation of long-term assets in relation to expected future revenues.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                 DECEMBER 31,
         -----------------------------
             1994            1995
         -------------   -------------
Current
assets:
Cash
  and
  cash
  equivalents
  (note 2)... $   2,324,433 $   4,467,857
Marketable
  debt
  investments
  (held as
  available
  for sale)
  (note 3)...    12,314,327     7,190,840
Accounts
receivable,
  trade,
  less
  allowance
  for
  doubtful
  accounts
  of
$37,520
  and
$96,970
  at
  December
  31, 1994
  and
  1995,
  respectively...       491,712       424,119
Inventory,
 primarily
  raw
  materials...       495,938       761,098
Prepaids
  and
  other
 current
  assets
  (note
  4)...        170,883         142,273
         -------------   -------------
Total
current
assets...    15,797,293     12,986,187
         -------------   -------------
Equipment,
 furniture
  and
 fixtures:
Equipment,
 furniture
  and
  fixtures
  (note
  6)...      1,647,496       1,974,831
Leasehold
improvements...       309,580       310,313
         -------------   -------------
             1,957,076       2,285,144
Less
accumulated
depreciation
  and
  amortization...     1,052,423     1,480,055
         -------------   -------------
               904,653         805,089
         -------------   -------------
Intangible
  asset,
  less
  accumulated
 amortization
  of $4,167
  and $14,167
  at
  December
  31, 1994
  and
  1995,
  respectively...        45,833        35,833
Pledged
certificates
  of deposit
  (note
  5)...        100,000         100,000
Other
 assets
  (note
  4)...        279,044         402,534
         -------------   -------------
Total
assets... $  17,126,823  $  14,329,643
         -------------   -------------
         -------------   -------------

LIABILITIES, AND STOCKHOLDERS' EQUITY

Current
liabilities:
Accounts
payable,
trade... $     178,002   $      79,340
Accrued
expenses:
Salaries
  and
wages...       192,521         309,559
Taxes...        67,063          70,844
Other...       219,498         267,641
Current
portion
  of
capital
  lease
  obligations
  (note 6)...        77,603        70,930
         -------------   -------------
Total
current
liabilities...       734,687       798,314
         -------------   -------------
Capital
  lease
  obligations,
  less current
  portion
  (note 6)...        98,423        29,389
         -------------   -------------
Total
liabilities...       833,110       827,703
         -------------   -------------
Stockholders'
  equity
  (notes 7,8
  and 9):
  Common
  stock, $.01
  par value,
  25,000,000
  shares
 authorized,
  5,867,189
  and
  6,018,935
  shares
  issued at
  December
  31, 1994
  and
  1995,
  respectively...        58,672        60,189
Additional
  paid-in
capital...    30,963,535    31,028,302
Unrealized
  loss on
marketable
  debt
  investments...      (234,453)      ( 17,590)
Treasury
  stock
  at
  cost
  (5,858
  shares
  and
  24,146
  shares
  at at
December
  31,
  1994
  and
  1995,
  respectively)...       (35,083)      (117,038)
Accumulated
 deficit...   (14,458,958)   (17,451,923)
         -------------   -------------
Net
stockholders'
  equity...    16,293,713    13,501,940
         -------------   -------------

Commitments
  and
  contingencies
  (notes 5 and
  6)
Total
liabilities
  and
  stockholders'
  equity... $  17,126,823 $  14,329,643
         -------------   -------------
         -------------   -------------

          See accompanying notes to consolidated financial statements

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 YEAR ENDED DECEMBER 31,
                                                                       -------------------------------------------
                                                                           1993           1994           1995
                                                                       -------------  -------------  -------------
Product and service revenues.........................................  $   2,741,179  $   3,384,310  $   3,530,540
Cost of goods sold...................................................      1,302,877      1,500,193      1,544,072
                                                                       -------------  -------------  -------------
    Gross profit.....................................................      1,438,302      1,884,117      1,986,468
                                                                       -------------  -------------  -------------
Operating expenses:
  Selling, general and administrative................................      3,464,191      4,633,630      4,989,719
  Research and development...........................................      1,027,812      1,152,779        689,275
                                                                       -------------  -------------  -------------
                                                                           4,492,003      5,786,409      5,678,994
                                                                       -------------  -------------  -------------
    Operating loss...................................................     (3,053,701)    (3,902,292)    (3,692,526)
Other income (expense):
  Interest income....................................................        323,537        683,082        716,583
  Interest expense...................................................        (50,365)       (31,534)       (17,022)
                                                                       -------------  -------------  -------------
    Other income (expense), net......................................        273,172        651,548        699,561
                                                                       -------------  -------------  -------------
    Net loss.........................................................  $  (2,780,529) $  (3,250,744) $  (2,992,965)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Net loss per common and common equivalent share......................  $       (0.59) $       (0.56) $       (0.50)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Weighted average common and common equivalent shares outstanding.....      4,680,080      5,803,535      5,959,801
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

          See accompanying notes to consolidated financial statements

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                                            UNREALIZED
                                                   COMMON STOCK                              LOSS ON
                                           ----------------------------     ADDITIONAL      MARKETABLE
                                            NUMBER OF                        PAID-IN           DEBT
                                              SHARES        PAR VALUE        CAPITAL       INVESTMENTS
                                           ------------       ------       ------------    ------------
Balances at December 31, 1992...........       149,027            1,490         49,941         --
  Conversion of preferred stock to
    common stock........................     3,694,817           36,948     14,141,667         --
  Exercise of warrants..................        23,160              232         54,468         --
  Exercise of options...................        29,938              299          7,256         --
  Other issuances of common stock, net
    of issuance costs...................     1,800,059           18,001     15,984,849         --
  Common stock redeemed and canceled....          (660)              (7)          (653)        --
  Deferred compensation.................       --               --             189,966         --
  Net loss..............................       --               --             --              --
                                           ------------          ------    ------------    ------------
Balances at December 31, 1993...........     5,696,341           56,963     30,427,494         --
  Exercise of warrants..................           265                3          1,311         --
  Exercise of options...................       165,583            1,656         67,379         --
  Other issuances of common stock, net
    of issuance costs...................         5,000               50         (3,500)        --
  Common stock repurchased..............       --               --             --              --
  Deferred compensation.................       --               --             470,851         --
  Unrealized loss on marketable debt
    investments.........................       --               --             --             (234,453)
  Net loss..............................       --               --             --              --
                                           ------------          ------    ------------    ------------
Balances at December 31, 1994...........     5,867,189           58,672     30,963,535        (234,453)
  Exercise of options...................       151,746            1,517         64,767         --
  Commonstock repurchased...............       --               --             --              --
  Unrealized gain on marketable debt
    investments.........................       --               --             --              216,863
  Net loss..............................       --               --             --              --
                                           ------------          ------    ------------    ------------
Balances at December 31, 1995...........     6,018,935           60,189     31,028,302         (17,590)
                                           ------------          ------    ------------    ------------
                                           ------------          ------    ------------    ------------


                                                  TREASURY STOCK                               NET
                                           ----------------------------                    STOCKHOLDERS'
                                            NUMBER OF                      ACCUMULATED        EQUITY
                                              SHARES           COST          DEFICIT        (DEFICIT)
                                           ------------    ------------    ------------    ------------
Balances at December 31, 1992...........       --               --          (8,427,685)     (8,376,254)
  Conversion of preferred stock to
    common stock........................       --               --             --           14,178,615
  Exercise of warrants..................       --               --             --               54,700
  Exercise of options...................       --               --             --                7,555
  Other issuances of common stock, net
    of issuance costs...................       --               --             --           16,002,850
  Common stock redeemed and canceled....       --               --             --                 (660)
  Deferred compensation.................       --               --             --              189,966
  Net loss..............................       --               --          (2,780,529)     (2,780,529)
                                                ------     ------------    ------------    ------------
Balances at December 31, 1993...........       --               --         (11,208,214)     19,276,243
  Exercise of warrants..................       --               --             --                1,314
  Exercise of options...................       --               --             --               69,035
  Other issuances of common stock, net
    of issuance costs...................       --               --             --               (3,450)
  Common stock repurchased..............         5,858          (35,083)       --              (35,083)
  Deferred compensation.................       --               --             --              470,851
  Unrealized loss on marketable debt
    investments.........................       --               --             --             (234,453)
  Net loss..............................       --               --          (3,250,744)     (3,250,744)
                                                ------     ------------    ------------    ------------
Balances at December 31, 1994...........         5,858          (35,083)   (14,458,958)     16,293,713
  Exercise of options...................       --               --             --               66,284
  Commonstock repurchased...............        18,288          (81,955)       --              (81,955)
  Unrealized gain on marketable debt
    investments.........................       --               --             --              216,863
  Net loss..............................       --               --          (2,992,965)     (2,992,965)
                                                ------     ------------    ------------    ------------
Balances at December 31, 1995...........        24,146         (117,038)   (17,451,923)     13,501,940
                                                ------     ------------    ------------    ------------
                                                ------     ------------    ------------    ------------

          See accompanying notes to consolidated financial statements.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------------
                                                                           1993           1994           1995
                                                                      --------------  -------------  -------------
Operating activities:
  Net loss..........................................................  $   (2,780,529) $  (3,250,744) $  (2,992,965)
  Adjustments to reconcile net loss to net cash used by operating activities:
    Depreciation and amortization...................................         305,910        277,940        469,153
    (Gain)loss on sale of equipment.................................        --              (39,107)         6,346
    Other...........................................................        --               (4,259)         4,857
    Deferred compensation...........................................         189,966        470,851       --
    Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable, trade.............        ( 87,954)      (130,631)        63,188
      Increase in inventories.......................................        (341,917)      ( 17,707)      (265,656)
      (Increase) decrease in prepaids and other current assets......        (139,325)        (7,902)        28,294
      (Increase) decrease in other assets...........................          28,126       (234,564)      (148,383)
      Increase (decrease) in accounts payable, trade................          15,561        (88,228)       (98,662)
      Increase in accrued expenses..................................         285,536         46,707        169,560
      (Decrease) in accrued interest on borrowings under line of
        credit......................................................         (18,054)
                                                                      --------------  -------------  -------------
      Net cash used by operating activities.........................      (2,542,680)    (2,977,644)    (2,764,268)
                                                                      --------------  -------------  -------------
Investing activities:
  Capital expenditures..............................................        (456,966)      (372,252)      (342,842)
  Proceeds from sale of equipment...................................        --               50,000          1,562
  Decrease in certificates of deposit...............................          20,000       --             --
  Purchases of marketable debt investments..........................     (21,437,924)   (13,630,656)    (8,749,582)
  Sales and maturities of marketable debt investments...............       6,323,060     17,725,960     14,089,932
                                                                      --------------  -------------  -------------
    Net cash provided (used) by investing activities................     (15,551,830)     3,773,052      4,999,070
                                                                      --------------  -------------  -------------
Financing activities:
  Capital stock transactions:
    Common issued...................................................      16,065,105         66,899         66,284
    Treasury stock repurchased......................................        --              (35,083)       (81,955)
    Common redeemed and canceled....................................            (660)      --             --
                                                                      --------------  -------------  -------------
    Net common stock................................................      16,064,445         31,816        (15,671)
    Series D preferred..............................................         138,010       --             --
  Principal payments on capital lease obligations...................        (266,421)      (113,711)      ( 75,707)
  Repayments on long-term debt and long-term line of credit.........        (113,451)          (101)      --
                                                                      --------------  -------------  -------------
    Net cash provided (used) by financing activities................      15,822,583        (81,996)       (91,378)
                                                                      --------------  -------------  -------------
    Increase (decrease) in cash and cash equivalents................      (2,271,927)       713,412      2,143,424
Cash and cash equivalents at beginning of period....................       3,882,948      1,611,021      2,324,433
                                                                      --------------  -------------  -------------
Cash and cash equivalents at end of period..........................  $    1,611,021  $   2,324,433  $   4,467,857
                                                                      --------------  -------------  -------------
                                                                      --------------  -------------  -------------
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest............................  $       68,419  $      31,534  $      17,022
                                                                      --------------  -------------  -------------
                                                                      --------------  -------------  -------------

    Supplemental disclosures of noncash investing and financing activities are described in note 10.

          See accompanying notes to consolidated financial statements.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) ORGANIZATION EnSys Environmental Products, Inc. (the "Company") develops, manufactures and markets on-site test kits to detect certain chemical and environmental contaminants. The consolidated financial statements include the accounts of EnSys Environmental Products, Inc. and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation. EnSys has incurred significant net losses since its inception in 1987. These losses have resulted primarily from costs associated with developing immunoassay technology for environmental applications and from costs associated with EnSys's administrative, sales and marketing activities. EnSys expects to incur future losses as it continues to simplify and refine its current products and its sales and marketing activities.

    (b) CASH EQUIVALENTS EnSys considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

    (c) MARKETABLE DEBT INVESTMENTS EnSys's investments include primarily investments in marketable debt securities which are recorded at cost, net of amortization of premiums and discounts. All premiums and/or discounts are amortized over the remaining term of the related security using the straight line method which does not differ significantly from the level-yield method. EnSys adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("Statement 115") at January 1, 1994. This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. These investments are classified in three categories and are accounted for as follows: (1) debt securities that EnSys has the positive intent and the ability to hold to maturity are classified as held-to-maturity and reported at cost; (2) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value with unrealized gains and losses included in earnings; (3) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of equity. EnSys has no securities classified as trading securities or as held-to-maturity securities at December 31, 1995. Unrealized gains and losses on investments available-for-sale are reported as a separate component of stockholders' equity. The classification of investments is determined on the date of acquisition. EnSys reviews its investment portfolio as deemed necessary and where appropriate, adjusts individual investments for other-than-temporary impairments.

    (d) ACCOUNTS RECEIVABLE EnSys provides an allowance for doubtful accounts as needed, based on management's analysis of the age and composition of accounts receivable.

    (e) INVENTORIES Inventories are stated at the lower of cost or market and consist primarily of test kit components and accessories. Cost is determined using standard costs which approximate average cost.

    (f) EQUIPMENT, FURNITURE AND FIXTURES Equipment furniture and fixtures are recorded at cost. Equipment under capital leases is stated at the present value of the minimum lease payments at the inception of the lease.

    Depreciation of equipment, furniture and fixtures is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful life of equipment, furniture and fixtures is four to five years. Equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or estimated useful life of the asset.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (g) INTANGIBLE ASSET Intangible asset consists of product license rights which is amortized using the straight-line method over five years (term of license agreement).

    (h) REVENUE RECOGNITION Revenue from the sale of test kits is recognized upon shipment to the customer.

    (i) RESEARCH AND DEVELOPMENT COSTS Research and development costs are charged to operations as incurred.

    (j) INCOME TAXES The Company uses the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

    (k) PER SHARE AMOUNTS Net loss per common and common equivalent share for the period July 1, 1993 to December 31, 1995 is determined on a basis consistent with Accounting Principles Board Opinion 15. Stock, options and warrants issued in the twelve month period preceding September 15, 1993 (the filing of the Registration Statement for the Company's initial public stock offering) have been treated as outstanding for all reported periods through June 30, 1993. During this period a treasury stock approach was used in determining the incremental shares outstanding. Because the Company incurred losses in each period the impact of the incremental shares was anti-dilutive.

    (l) USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    (m) FAIR VALUE OF FINANCIAL INSTRUMENTS Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Value of Instruments" requires that fair values be disclosed for the Company's financial instruments. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are considered to be representative of their respective fair value.

    (n) IMPAIRMENT OF INTANGIBLE AND TANGIBLE LONG TERM ASSETS. Statement of Financial Accounting Standards No. 121 ("SFAS 121") requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If changes in circumstances indicate that the carrying amount of an asset that an entity expects to hold and use may not be recoverable, future cash flows expected to result from the use of the asset and its disposition must be estimated. If the undiscounted value of the future cash flows is less than the carrying amount of the asset, an impairment will be recognized. EnSys adopted SFAS 121 at January 1, 1996. EnSys believes that if SFAS 121 had been adopted at December 31, 1995, the impact would have been immaterial, as EnSys evaluated the valuation of long-term assets in relation to expected future revenues.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

(2) CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of the following:

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1994          1995
                                                                                        ------------  ------------
Deposit accounts......................................................................  $    550,607  $    284,292

Securities with original maturities of less than three months.........................       --          1,488,617

Money market accounts.................................................................     1,773,826     2,694,948
                                                                                        ------------  ------------
    Total.............................................................................  $  2,324,433  $  4,467,857
                                                                                        ------------  ------------
                                                                                        ------------  ------------

(3) MARKETABLE DEBT INVESTMENTS

    Marketable debt investments at December 31, 1995 consisted of the following:

                                                                                          GROSS
                                                            PRINCIPAL                  UNREALIZED
ISSUER                                                       AMOUNTS         COST         LOSS      CARRYING VALUE
---------------------------------------------------------  ------------  ------------  -----------  --------------
Securities of US Government and its agencies.............  $  3,500,000  $  3,465,028   $  (4,014)   $  3,461,014
American Express.........................................       500,000       495,331      (1,381)        493,950
General Electric.........................................       500,000       497,622      (4,756)        492,866
John Deere Credit Corp...................................       500,000       493,152      (1,902)        491,250
Sterling Drug Bond.......................................       264,000       283,884         663         284,547
Heller Financial Note....................................       400,000       409,508       1,585         411,093
Ford MTN #00159..........................................     1,500,000     1,563,905      (7,785)      1,556,120
                                                           ------------  ------------  -----------  --------------
    Total................................................  $  7,164,000  $  7,208,430   $ (17,590)   $  7,190,840
                                                           ------------  ------------  -----------  --------------
                                                           ------------  ------------  -----------  --------------

    Marketable debt investments at December 31, 1994 consisted of the following:

                                                                                         GROSS
                                                          PRINCIPAL                   UNREALIZED
ISSUER                                                     AMOUNTS         COST          LOSS      CARRYING VALUE
------------------------------------------------------  -------------  -------------  -----------  --------------
Securities of US Government and its agencies..........  $   8,070,000  $   8,166,047  $  (148,005)  $  8,018,042
American General......................................        260,000        276,731       (1,456)       275,275
Waste Management......................................        500,000        509,738       (1,904)       507,834
Heller Financial......................................        400,000        417,564       (6,173)       411,391
Sterling Drug.........................................        264,000        288,700       (4,046)       284,654
Zenith Income.........................................      1,300,000      1,311,009      --           1,311,009
Ford MTN #00159.......................................      1,500,000      1,594,814      (88,692)     1,506,122
                                                        -------------  -------------  -----------  --------------
    Total.............................................  $  12,294,000  $  12,564,603  $  (250,276)  $ 12,314,327
                                                        -------------  -------------  -----------  --------------
                                                        -------------  -------------  -----------  --------------

    Gross unrealized losses on marketable debt investments were $250,276, and $17,590 as at December 31, 1994 and 1995, respectively. Net realized losses on marketable debt investments were $2,985, $28,410 and $8,581 for the years ended December 31, 1993, 1994 and 1995 respectively.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

(4) NOTES RECEIVABLE

    On January 16, 1995, the Company made a loan to the then Senior Vice President, Sales and Marketing, in the sum of $350,000. The loan was made in connection with the executive's relocation to North Carolina and to assist him with the purchase of a home. The loan is secured by this home. The loan carries interest at the rate of 5.8% per annum. At December 31, 1995 the outstanding loan balance was $350,000 of which $4,663 is payable in 1996. If not sooner paid, the entire loan balance is due and payable on January 16, 2001.

(5) LETTERS OF CREDIT

    The Company is a guarantor on a $100,000 irrevocable standby letter of credit issued by a financial institution for the Company's leased office facilities. The letter of credit had an expiration date of August 8, 1995 but was automatically renewed through December 31, 1998 as prescribed by the Company's lease agreement. The letter of credit is collateralized by $100,000 in certificates of deposit.

(6) LEASES

    The Company leases equipment under capital lease agreements which expire at various dates through 1997.

    Equipment held under capital leases and related accumulated amortization consist of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1994        1995
                                                                        ----------  ----------
Equipment.............................................................  $  318,606  $  245,095
Less accumulated amortization.........................................     166,360     166,375
                                                                        ----------  ----------
                                                                        $  152,246  $   78,720
                                                                        ----------  ----------
                                                                        ----------  ----------

    During 1993 one of the capital lease agreements expired, and the Company exercised its option to purchase equipment under that lease agreement. The original cost of the equipment purchased was $525,817. Assets with an original cost of $68,801 were retired during 1993.

    During 1994 four of the capital lease agreements expired, and the Company exercised its option to purchase equipment under these lease agreements. The original cost of equipment purchased was $218,098. Assets with an original cost of $51,988 were retired during 1994.

    During 1995 one of the capital lease agreements expired, and the Company exercised its option to purchase equipment under that lease agreement. The original cost of the equipment purchased was $73,511. No leased equipment was retired during 1995.

    The Company leases its principal facilities and office space in North Carolina under an operating lease extending through September 1999, with an option to renew for an additional five years at rates prevailing at the date the option is exercised. The Company has the option to cancel the operating lease agreement in 1996 with the payment of a $225,000 penalty. The lease requires a $100,000 irrevocable standby letter of credit through December 31, 1998 (see
Note 5). Total rental expense was approximately $138,000, $206,000 and $194,881 for the years ended December 31, 1993, 1994, and 1995, respectively.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

(6) LEASES (CONTINUED)
    Future minimum lease payments under the noncancellable operating lease and the present value of future minimum capital lease payments at December 31, 1995 are:

                                                                                             CAPITAL    OPERATING
                                                                                              LEASES      LEASES
                                                                                            ----------  ----------
    1996..................................................................................  $   78,022  $  165,595
    1997..................................................................................      28,121     173,702
    1998..................................................................................      --         182,108
    1999..................................................................................      --         190,944
    Thereafter............................................................................      --          --
                                                                                            ----------  ----------
    Total minimum lease payments..........................................................  $  106,143  $  712,349
                                                                                                        ----------
                                                                                                        ----------
Less amounts representing interest (at a weighted average rate of 11.58%).................       5,824
                                                                                            ----------
Present value of future minimum lease payments............................................     100,319
Less current portion of obligations under capital leases..................................      70,930
                                                                                            ----------
Capital lease obligations, less current portion...........................................  $   29,389
                                                                                            ----------
                                                                                            ----------

(7) STOCK WARRANTS

    Common stock warrants outstanding at December 31, 1994 and 1995 were 942,521. There were no issuances or exercises of common stock warrants during the years ended December 31, 1994 and 1995. These warrants contain exercise prices ranging from $2.50 to $7.50 per share of common stock and expire at various dates through 2001.

(8) COMMON STOCK RESERVED FOR FUTURE ISSUANCE

    The Company has reserved shares of common stock for future issuance as follows:

                                                                           DECEMBER 31,
                                                                      ----------------------
                                                                         1994        1995
                                                                      ----------  ----------
For common stock warrants...........................................     942,521     942,521

For possible future issuance to directors, key employees and
  others............................................................   1,299,080   1,799,080
                                                                      ----------  ----------
                                                                       2,241,601   2,741,601
                                                                      ----------  ----------
                                                                      ----------  ----------

(9) STOCK OPTION PLAN

    In 1991, the Company adopted a stock option plan (the "1990 Stock Option Plan") which allows for the issuance of incentive and non-qualified common stock options. Directors, consultants and advisors of the Company can only be issued non-qualified stock options unless the individual is also an employee of the Company.

    Options are granted at 100% of fair market value at the date of grant (110% for stockholders owning more than 10% of the Company's common stock) and may be exercised upon terms approved by the Board of Directors of the Company. Vested options are exercisable as prescribed by the Board of Directors of the

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

(9) STOCK OPTION PLAN (CONTINUED)
Company. Options not yet vested are exercisable in full, but are subject to repurchase rights by the Company.

    All options granted under the 1990 Stock Option Plan expire between five and ten years from the grant date. Options to purchase up to 849,000 shares of common stock had been authorized under this plan at December 31, 1994 and 1995.

    In 1993, the Company adopted a stock option plan (the "1993 Stock Option Plan") which allows for the issuance of incentive and non-qualified common stock options. Directors, consultants and advisors of the Company can only be issued non-qualified stock options unless the individual is also an employee of the Company.

    Options are granted at 100% of fair market value at the date of grant (110% for stockholders owning more than 10% of the Company's common stock) and may be exercised upon terms approved by the Board of Directors of the Company. Vested options are exercisable as prescribed by the Board of Directors of the Company. Options not yet vested are not exercisable.

    All options granted under the 1993 Stock Option Plan expire in ten years from the grant date. Options to purchase up to 300,000 shares of common stock had been authorized under this plan at December 31, 1994 and 1995.

    In 1995, the Company adopted a stock option plan (the "1995 Stock Option Plan") which allows for the issuance of incentive and non-qualified common stock options. Directors, consultants and advisors of the Company can only be issued non-qualified stock options unless the individual is also an employee of the Company.

    Incentive stock options are granted at not less than 100% of fair market value at the date of grant (110% for stockholders owning more than 10% of the Company's common stock) and may be exercised upon terms approved by the Board of Directors of the Company. Non-qualified stock options are granted at not less than 85% of fair market value at the date of grant. Vested options are exercisable as prescribed by the Board of Directors of the Company. Options not yet vested are not exercisable.

    All options granted under the 1995 Stock Option Plan expire not more than ten years from the grant date. Options to purchase up to 500,000 shares of common stock had been authorized under this plan at December 31, 1995.

    In July 1993, the Company granted options to employees to purchase 136,950 shares of Common Stock at prices ranging from $1.75 to $2.50 per share. At the date of grant, the rights to these options vested at the rate of 25% per annum beginning in 1993. In 1994, the Company accelerated the vesting of these options so that the remaining 75% of the vesting occurred in 1994. As a result, the Company recognized compensation expenses of $189,966 and $470,851 in 1993 and 1994, respectively.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

(9) STOCK OPTION PLAN (CONTINUED)

    Stock option transactions for the years ended December 31, 1993, 1994 and 1995 are as follows:

                                                                                           DECEMBER 31,
                                                                                 ---------------------------------
                                                                                   1993        1994        1995
                                                                                 ---------  ----------  ----------
NON-QUALIFIED STOCK OPTIONS
  Options outstanding at January 1.............................................     50,000      55,000      55,000
  Granted in 1993 at $7.75.....................................................      5,000      --          --
  Granted in 1995 (at prices ranging from $2.50 to $3.25)......................     --          --          55,000
  Exercised(at a price of $0.25)...............................................     --          --          (3,750)
  Canceled.....................................................................     --          --          --
                                                                                 ---------  ----------  ----------
  Options outstanding at end of period.........................................     55,000      55,000     106,250
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------
INCENTIVE STOCK OPTIONS
  Options outstanding at January 1.............................................    498,981     746,761     839,209
  Granted in 1993 (at prices ranging from $.50 to $10.00)......................    294,750      --          --
  Granted in 1994 (at prices ranging from $3.25 to $7.50)......................     --         300,667      --
  Granted in 1995 (at prices ranging from $2.38 to $3.25)......................     --          --         494,939
  Exercised (at prices ranging from $0.25 to $1.75 per share)..................    (29,938)   (165,583)   (147,996)
  Canceled.....................................................................    (17,032)    (42,636)   (289,090)
                                                                                 ---------  ----------  ----------
  Options outstanding at end of period.........................................    746,761     839,209     897,062
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------

    The options outstanding at December 31, 1995 are exercisable at prices ranging from $.25 to $7.75 per share. The number of exercisable non-qualified stock options were 50,000, 55,000 and 61,250 at December 31, 1993, 1994 and 1995, respectively. The number of exercisable incentive stock options was 641,761, 568,223 and 601,952 at December 31, 1993, 1994 and 1995, respectively.

(10) NONCASH INVESTING AND FINANCING ACTIVITIES

    The following items represent significant noncash investing and financing activities entered into by the Company:

    The Company incurred capital lease obligations of $130,243 during the year ended December 31, 1993.

    As part of the initial stock offering in 1993, outstanding shares of Convertible Preferred Stock in the amount of $14,178,615 were converted into Common Stock.

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

(11) INCOME TAXES

    The components of net deferred tax assets and the net deferred tax liabilities as of December 31 are as follows:

                                                                        1994          1995
                                                                    ------------  ------------
Deferred tax assets:
  Tax loss carryforwards..........................................  $  4,969,000  $  5,724,000
  Tax credit carryforwards........................................       312,000       421,000
  Allowance for doubtful accounts.................................        13,000       137,000
  Reserves and accruals...........................................        10,000        36,000
  Uniform cost capitalization.....................................        18,000        15,000
  Inventory reserve...............................................        31,000        43,000
  Capital loss carryforward.......................................       --             19,000
  Depreciation....................................................       --             45,000
                                                                    ------------  ------------
  Total gross deferred tax assets.................................     5,353,000     6,440,000
  Valuation allowance.............................................     5,343,000     6,440,000
                                                                    ------------  ------------
  Net deferred taxes..............................................        10,000       --
Deferred tax liabilities:
  Depreciation....................................................  $     10,000  $    --
                                                                    ------------  ------------
Net deferred tax asset (liability)................................  $    --       $    --
                                                                    ------------  ------------
                                                                    ------------  ------------

    At December 31, 1994 and 1995, the Company had net operating loss carryforwards of approximately $12,760,000 and $15,155,000, respectively, for federal income tax purposes. The net operating loss carryforwards expire in various amounts from 2002 through 2010. Additionally, the Company has net operating loss carryforwards for state income tax purposes at December 31, 1994 and 1995 of $12,068,000 and $10,954,000 respectively, which expire between 1996 and 2000.

    The Tax Reform Act of 1986 contains provisions which limit the ability to utilize net operating loss carryforwards in the case of certain events including significant changes in ownership interests. If the Company's net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforward, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

    As there was a significant change in ownership interests (as defined) during the years ended December 31, 1992 and 1993, the Company will be limited each year in its use of tax carryforwards originating in years prior to the ownership change.

    At December 31, 1994 and 1995, the Company had available $312,000 and $421,000, respectively, of research and development credits which expire in varying amounts between 2003 and 2009.

(12) INITIAL PUBLIC OFFERING

    On October 20, 1993 the Company closed an initial public offering in which 1,800,000 shares of Common Stock were sold. The net proceeds from the sale of these shares (after deducting underwriting discounts and commissions and offering expenses) were $16,002,850. Upon consummation of the offering all of the Company's outstanding preferred stock in the amount of $14,178,615 was converted into

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

(12) INITIAL PUBLIC OFFERING (CONTINUED)
3,694,817 shares of common stock. Prior to the offering, the Company's Board of Directors authorized a 1-for-5 reverse split of its common stock.

(13) SUBSEQUENT EVENT

    On March 29, 1996, the Company acquired from Millipore Corporation ("Millipore") certain assets, which consist primarily of inventory, work-in-process, equipment, intellectual property rights, contract rights and customer lists, of Millipore's "Envirogard" product line. In exchange for such assets, the Company paid to Millipore $1,000,000 in cash and issued to Millipore 1,100,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock").

(14) SEVERANCE AND OTHER NONRECURRING CHARGES

    On March 31, 1995, Dr. Stephen Friedman resigned as Senior Vice President, Research and Development. EnSys had entered into a two year employment agreement effective July 30, 1993 with Dr. Friedman. In connection with Dr. Friedman's resignation, EnSys was obligated to pay Dr. Friedman's salary and certain other benefits for a period of one year after such termination. EnSys' Statement of Operations for the year ended December 31, 1995 includes a charge of $130,884 to cover those severance costs.

    On April 11, 1995 Alan H. Staple resigned as President and Chief Executive Officer and the Board of Directors appointed Grover C. Wrenn as President and Chief Executive Officer of the Company. In connection with Mr. Staple's resignation, the Company entered into a severance and consulting agreement and general release with Mr. Staple effective April 11, 1995. Under the terms of the agreement, the Company was obligated to continue to pay Mr. Staple's salary and certain other benefits for a period of one year from the effective date of the agreement. In addition, Mr. Staple agreed to provide consulting services to the Company for a period commencing on the effective date and ending September 30, 1995 for a consulting fee of $115,000. The Company's Statement of Operations for the year ended December 31, 1995 includes charges of $362,745 to cover the anticipated severance costs associated with Mr. Staple's resignation.

    On July 21, 1995 James D. Tegeder resigned as Senior Vice President, Sales and Marketing. In connection with Mr. Tegeder's resignation, the Company entered into a severance agreement and general release with Mr. Tegeder effective July 21, 1995. Under the terms of the agreement, the Company was obligated to continue to pay Mr. Tegeder's salary and certain other benefits for a period of one year from the effective date of the agreement. On August 4, 1995 Ian A.W. Howes resigned as Vice President, Finance and Administration, Secretary and Treasurer. In connection with Mr. Howes' resignation, the Company entered into a severance and general release with Mr. Howes effective August 4, 1995. Under the terms of the agreement, the Company was obligated to continue to pay Mr. Howes' salary and certain other benefits for a period of six months from the effective date of the agreement. The Company's Statements of Operations for the year ended December 31, 1995 includes charges of $204,607 to cover the anticipated severance costs associated with Mr. Tegeder's and Mr. Howes' resignations.

    The Statement of Operations for the year ended December 31, 1995 includes a $208,519 write-down of intangible assets in 1995 related to the aborted attempt to license a line of pesticide products from Idetek, Inc. ("Idetek"). Under the terms of the original agreement, EnSys paid to Idetek $230,000 as a partial payment of the agreed upon licensing fee. Shortly after the inception of the agreement EnSys sought arbitration in an effort to void the licensing agreement for non-performance by Idetek under the

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

(14) SEVERANCE AND OTHER NONRECURRING CHARGES (CONTINUED) terms of the licensing agreement. The arbitrators ruled in Idetek's favor allowing them to keep both EnSys' prior payment and the line of pesticide products. As a result of this ruling, EnSys wrote-down the unamortized balance of the licensing fee.

    Also in 1995, EnSys expensed $170,765 in deposits paid for the development of an automated system prototype EnSys decided not to take into production. EnSys had incurred those charges for the manufacture of the prototype. The automated system was developed as the next generation of EnSys test platform. Upon delivery of the prototype, it was decided that the system would not deliver either the ease of use or lower production cost expected from the next generation of EnSys products and it was decided not to continue with the project. At this point all deposits related in this project were expensed.

    Selling, general and administrative expenses in 1994 include an additional charge of $501,280. Of this amount, $399,238 resulted from the acceleration in vesting of stock options, issued prior to the Company's initial public offering in October 1993, that were issued below fair market value of $7.50 per share. The acceleration in vesting eliminated charges that would have been recognized through July 1997 and will more accurately reflect the future operating performance of the Company. The remaining $102,042 of the additional charge were severance costs that resulted from the elimination of some of the Company's low priority research and development programs, and the closing of the Company's sales office in Colorado.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Strategic Diagnostics Inc.:

    We have audited the accompanying balance sheets of Strategic Diagnostics Inc. (a Delaware corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategic Diagnostics Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
July 24, 1996

                           STRATEGIC DIAGNOSTICS INC.

                                 BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                               DECEMBER 31
                                                                        -------------------------   SEPTEMBER 30
                                                                           1994          1995           1996
                                                                        -----------   -----------   -------------
                                                                                                     (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents...........................................  $        67   $        35   $        246
  Receivables.........................................................          561           560          1,252
  Inventories.........................................................          377           447            885
  Other current assets................................................          130            97            412
  Receivable from TSD BioServices.....................................          165           231            280
                                                                        -----------   -----------   -------------
    Total current assets..............................................        1,300         1,370          3,075
                                                                        -----------   -----------   -------------
PROPERTY AND EQUIPMENT:
  Equipment...........................................................          489           530            700
  Furniture and fixtures..............................................           24            24             35
  Leasehold improvements..............................................           29            29             29
                                                                        -----------   -----------   -------------
                                                                                542           583            764
  Less -- Accumulated depreciation and amortization...................         (222)         (334)          (424)
                                                                        -----------   -----------   -------------
    Net property and equipment........................................          320           249            340
                                                                        -----------   -----------   -------------
OTHER ASSETS:
  Restricted cash.....................................................           75            49             73
  Prepaid rent........................................................           89            68             55
  Other...............................................................          203           180            163
  Investment in TSD BioServices.......................................          119           160            338
  Intangible assets...................................................      --            --                 584
                                                                        -----------   -----------   -------------
    Total other assets................................................          486           457          1,213
                                                                        -----------   -----------   -------------
                                                                        $     2,106   $     2,076   $      4,628
                                                                        -----------   -----------   -------------
                                                                        -----------   -----------   -------------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable....................................................  $       484   $       222   $      1,235
  Accrued expenses....................................................          190           328            755
  Deferred revenue....................................................      --                211            200
  Current portion of capital lease obligations........................      --            --                  65
  Notes payable.......................................................          500         1,500              7
                                                                        -----------   -----------   -------------
    Total current liabilities.........................................        1,174         2,261          2,262
                                                                        -----------   -----------   -------------
CAPITAL LEASE OBLIGATIONS.............................................      --            --                  39
                                                                        -----------   -----------   -------------
SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK.......................        3,512         3,879          6,453
                                                                        -----------   -----------   -------------
COMMITMENTS AND CONTINGENCIES (NOTE 10)
STOCKHOLDERS' DEFICIT:
  Common stock, $.01 par value, 8,000,000 shares authorized, 4,685,714
    issued and outstanding in 1994 and 1995, respectively.............           47            47             78
  Additional paid-in capital..........................................          164           294          4,311
  Accumulated deficit.................................................       (2,763)       (4,356)        (8,506)
  Deferred compensation...............................................          (28)          (49)            (9)
                                                                        -----------   -----------   -------------
    Total stockholders' deficit.......................................       (2,580)       (4,064)        (4,126)
                                                                        -----------   -----------   -------------
                                                                        $     2,106   $     2,076   $      4,628
                                                                        -----------   -----------   -------------
                                                                        -----------   -----------   -------------

        The accompanying notes are an integral part of these statements.

                           STRATEGIC DIAGNOSTICS INC.

                            STATEMENTS OF OPERATIONS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                          FOR THE NINE MONTHS
                                         FOR THE YEAR ENDED DECEMBER 31    ENDED SEPTEMBER 30
                                         -------------------------------  --------------------
                                           1993       1994       1995       1995       1996
                                         ---------  ---------  ---------  ---------  ---------
                                                                              (UNAUDITED)
NET REVENUES:
  Product related......................  $     551  $   1,192  $   1,605  $   1,153  $   2,077
  Contract.............................      1,992      2,568      2,072      1,692      1,506
  License and other....................         72         12         12          9         49
                                         ---------  ---------  ---------  ---------  ---------
      Total net revenues...............      2,615      3,772      3,689      2,854      3,632
                                         ---------  ---------  ---------  ---------  ---------
OPERATING EXPENSES:
  Manufacturing........................        791        910      1,288        898      1,534
  Acquired research and development....     --         --         --         --          3,913
  Research and development.............      1,735      2,832      2,272      1,782      1,178
  Selling, general and
    administrative.....................      1,013      1,385      1,190      1,012        864
                                         ---------  ---------  ---------  ---------  ---------
      Total operating expenses.........      3,539      5,127      4,750      3,692      7,489
                                         ---------  ---------  ---------  ---------  ---------
      Operating income (loss)..........       (924)    (1,355)    (1,061)      (838)    (3,857)
INTEREST (EXPENSE) INCOME, net.........         (4)        12       (206)      (146)         6
EQUITY IN INCOME (LOSS) OF TSD
  BIOSERVICES..........................        (60)        42         41         30        178
                                         ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)......................       (988)    (1,301)    (1,226)      (954)    (3,673)
ACCRETION OF REDEEMABLE CONVERTIBLE
  PREFERRED STOCK LIQUIDATION VALUE....       (192)      (367)      (367)      (275)      (477)
                                         ---------  ---------  ---------  ---------  ---------
NET LOSS APPLICABLE TO COMMON
  STOCKHOLDERS.........................  $  (1,180) $  (1,668) $  (1,593) $  (1,229) $  (4,150)
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------
NET LOSS PER SHARE APPLICABLE TO COMMON
  STOCKHOLDERS.........................  $   (0.30) $   (0.41) $   (0.34) $   (0.26) $   (0.82)
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------
SHARES USED IN COMPUTING NET LOSS
  APPLICABLE TO COMMON STOCKHOLDERS....  4,000,000  4,114,000  4,686,000  4,686,000  5,037,000
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------

        The accompanying notes are an integral part of these statements.

                           STRATEGIC DIAGNOSTICS INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                                 (IN THOUSANDS)

                                                                   ADDITIONAL
                                                        COMMON       PAID-IN     ACCUMULATED      DEFERRED
                                                         STOCK       CAPITAL       DEFICIT      COMPENSATION      TOTAL
                                                      -----------  -----------  -------------  ---------------  ---------
BALANCE, JANUARY 1, 1993............................   $  --        $     916     $  (1,052)      $  --         $    (136)
Distribution to stockholders........................      --           --                (2)         --                (2)
Stock transfer among stockholders...................      --              262        --              --               262
Issuance of warrant in exchange for extinguishment
  of liability......................................      --                1        --              --                 1
Reclassification of S corporation accumulated
  deficit to additional paid-in capital due to S
  Corporation termination...........................      --           (1,179)        1,179          --            --
Exchange of SDI and SDVI common stock for Strategic
  Diagnostic Industries, Inc. common stock..........          40       --               (40)         --            --
Issuance of common stock options....................      --               43        --                 (43)       --
Amortization of deferred compensation...............      --           --            --                   5             5
Accretion of redeemable convertible preferred stock
  liquidation value.................................      --           --              (192)         --              (192)
Net loss............................................      --           --              (988)         --              (988)
                                                           -----   -----------  -------------         -----     ---------
BALANCE, DECEMBER 31, 1993..........................          40           43        (1,095)            (38)       (1,050)
Exercise of warrants................................           7           (7)       --              --            --
Issuance of warrants in connection with debt........      --               23        --              --                23
Amortization of deferred compensation...............      --           --            --                  10            10
Issuance of new warrant to Conoco...................      --              105        --              --               105
Accretion of redeemable convertible preferred stock
  liquidation value.................................      --           --              (367)         --              (367)
Net loss............................................      --           --            (1,301)         --            (1,301)
                                                           -----   -----------  -------------         -----     ---------
BALANCE, DECEMBER 31, 1994..........................          47          164        (2,763)            (28)       (2,580)
  Issuance of warrants in connection with debt......      --               75        --              --                75
  Amortization of deferred compensation.............      --           --            --                  34            34
  Issuance of common stock options..................      --               55        --                 (55)       --
  Accretion of redeemable convertible preferred
    stock liquidation value.........................      --           --              (367)         --              (367)
  Net loss..........................................      --           --            (1,226)         --            (1,226)
                                                           -----   -----------  -------------         -----     ---------
BALANCE, DECEMBER 31, 1995..........................          47          294        (4,356)            (49)       (4,064)
  Amortization of deferred compensation
    (unaudited).....................................      --           --            --                  40            40
  Accretion of redeemable convertible preferred
    stock liquidation value (unaudited).............      --           --              (477)         --              (477)
  Acquisition of Ohmicron Corporation (unaudited)...          31        4,017        --              --             4,048
  Net loss (unaudited)..............................      --           --            (3,673)         --            (3,673)
                                                           -----   -----------  -------------         -----     ---------
BALANCE, SEPTEMBER 30, 1996 (unaudited).............   $      78    $   4,311     $  (8,506)      $      (9)    $  (4,126)
                                                           -----   -----------  -------------         -----     ---------
                                                           -----   -----------  -------------         -----     ---------

        The accompanying notes are an integral part of these statements.

                           STRATEGIC DIAGNOSTICS INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                  FOR THE NINE MONTHS
                                                                 FOR THE YEAR ENDED DECEMBER 31    ENDED SEPTEMBER 30
                                                                 -------------------------------  --------------------
                                                                   1993       1994       1995       1995       1996
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.....................................................  $    (988) $  (1,301) $  (1,226) $    (954) $  (3,673)

  Adjustments to reconcile net loss to net cash used in
    operating activities--
    Acquired research and development write off................     --         --         --         --          3,913
    Issuance of new warrant to Conoco..........................     --            105     --         --         --
    Depreciation and amortization..............................         78        100        135         84         96
    Equity in losses (income) of investment in TSD
      BioServices..............................................         60        (42)       (41)       (30)      (178)
    Amortization of deferred compensation......................          5         10         34         17         40
    Stock transfer among stockholders..........................        262     --         --         --         --
    Imputed interest on note payable...........................     --             23         75         50     --

    (Increase) decrease in--
      Receivables..............................................       (575)        40          1        (75)      (450)
      Receivable from TSD BioServices..........................        (35)      (104)       (66)       (42)       (49)
      Inventories..............................................       (238)       (87)       (70)      (100)       (51)
      Other current assets.....................................          5       (104)        33         90       (385)
      Prepaid rent.............................................        (43)        23         21         16         13
      Other assets.............................................       (223)        23     --             18         17

    Increase (decrease) in--
      Accounts payable.........................................        135        253       (262)      (227)       484
      Accrued expenses.........................................        135        (28)       138         96         61
      Deferred income..........................................     --         --            211         68       (111)
                                                                 ---------  ---------  ---------  ---------  ---------
        Net cash used in operating activities..................     (1,422)    (1,089)    (1,017)      (989)      (273)
                                                                 ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Restricted cash..............................................        (75)    --             26         13         (2)
  Investment in TSD BioServices................................        (45)       (30)    --         --         --
  Proceeds from Ohmicron acquisition...........................     --         --         --         --             54
  Purchases of property and equipment..........................       (144)       (73)       (41)       (41)       (35)
                                                                 ---------  ---------  ---------  ---------  ---------
      Net cash provided by (used in) investing activities......       (264)      (103)       (15)       (28)        17
                                                                 ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable...................................     --            500      1,000      1,000     --
  Payment on note payable......................................       (100)      (500)    --         --         --
  Advances to stockholders.....................................          1     --         --         --         --
  Distribution to stockholders.................................         (2)    --         --         --         --
  Repayments on capital lease obligations......................     --         --         --         --             (6)
  Proceeds from sale of preferred stock, net...................      2,953     --         --         --            473
                                                                 ---------  ---------  ---------  ---------  ---------
      Net cash provided by financing activities................      2,852     --          1,000      1,000        467
                                                                 ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...........      1,166     (1,192)       (32)       (17)       211
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.................         93      1,259         67         67         35
                                                                 ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD.......................  $   1,259  $      67  $      35  $      50  $     246
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------
SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Cash paid for interest.......................................  $  --      $      53  $  --      $  --      $  --
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------

        The accompanying notes are an integral part of these statements.

                           STRATEGIC DIAGNOSTICS INC.

                         NOTES TO FINANCIAL STATEMENTS

                        (IN THOUSANDS EXCEPT SHARE DATA)
               (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE
            NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 UNAUDITED)

1. BACKGROUND:

    Strategic Diagnostics Incorporated (SDI) and Strategic Diagnostic Ventures, Inc. (SDVI) were incorporated in Delaware in March 1990 and February 1991, respectively. Prior to June 1993, these companies were both S Corporations and were owned by the same three founders. In April 1991, SDVI formed TSD BioServices (TSD), a partnership with Taconic Ventures, Inc. (TVI) (see Note
12). In June 1993, SDI and SDVI exchanged all of their outstanding shares with Strategic Diagnostic Industries, Inc. (SDII), a Delaware corporation, incorporated in June 1993. At that time the same three founders owned each of the three entities. One of the founders had voting majority ownership of each of the entities. Accordingly, the merger transaction was accounted for as an exchange among entities under common control. In March 1995, SDI and SDVI were merged with and into SDII, and SDII was renamed Strategic Diagnostics Inc.

    BASIS OF PRESENTATION

    The historical financial statements presented herein include the combined accounts of SDI and SDVI for the period January 1, 1993 through June 22, 1993, and the consolidated financial statements of SDII and its subsidiaries for the period from June 23, 1993 through March 31, 1995. As used herein, unless the context requires otherwise, "the Company" collectively refers to Strategic Diagnostics Inc. and its previously combined subsidiaries for the periods indicated. All intercompany balances and transactions in all appropriate periods have been eliminated in combination/consolidation.

    1996 FINANCING

    In January 1996, the Company (i) amended its authorized capital stock by increasing the authorized shares to 12,141,634, consisting of 9,213,674 of $.01 par value Common Stock and 2,927,960 shares of $.10 par value of Series A Redeemable Convertible Preferred Stock (Series A), (ii) converted the $1,500 of Notes Payable and $124 of accrued interest into 927,960 shares of Series A at $1.75 per share, (iii) received an additional investment of $500 for the purchase of 285,714 shares of Series A, and (iv) incurred $27 of fees related to the above transactions.

    BUSINESS

    The Company develops, manufactures and markets immunoassay test kits for applications in the industrial/chemical, agricultural and other markets. In addition, the Company offers immunochemical services to third parties through its TSD affiliate.

    The Company has negative working capital, an accumulated deficit and a stockholders' deficit as of December 31, 1995. Subsequent to December 31, 1995, $1,500 of short-term notes payable were converted to Series A, and the Company received additional funding from its stockholders. Excluded from stockholders equity is $5,879 of Series A (includes December 31, 1995 balances and the 1996 notes payable conversion and stock purchase). The Series A is not redeemable until 1998 and 1999 (see Note 6 and 12). The Company has been involved in significant merger and acquisition activity in 1996 (see Note 12) (unaudited). The Company is subject to those risks of entities in similar stages of development. These risks include the Company's ability to successfully develop, produce and market its products, its dependence on its key collaborative partners and management personnel, and its need for additional financing and ability

                           STRATEGIC DIAGNOSTICS INC.

                        (IN THOUSANDS EXCEPT SHARE DATA)
               (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE
            NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 UNAUDITED)

1. BACKGROUND: (CONTINUED)
to obtain this financing. Management believes that its current cash resources are sufficient to fund operations into 1997.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

    The balance sheet as of June 30, 1996 and the statements of operations for the six months ended June 30, 1995 and 1996 are unaudited and, in the opinion of management of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results to be expected for the full year.

    PRO FORMA NET LOSS PER SHARE (UNAUDITED)

    Pro forma net loss per share is calculated by dividing net loss by the weighted average number of shares outstanding. The calculation assumes that the dividend and conversion features of the Series A did not exist for all periods presented, which is contemplated in the merger transaction with EnSys (Note 12). This computation excludes options, warrants and conversion of Series A for all periods presented with net losses since their inclusion would be antidilutive. Pro forma net loss per share for the year ended December 31, 1995 and for the nine month periods ended September 30, 1995 and 1996 was $.26, $.20, and $.73, respectively. Shares used in computing pro forma net loss per share were 4,686,000, 4,686,000 and 5,037,000, respectively.

    HISTORICAL NET LOSS APPLICABLE TO COMMON STOCKHOLDERS

    Historical net loss per share for all periods presented is calculated by dividing net loss available to common stockholders by the average number of shares outstanding. Net loss available to common stockholders is the sum of the net loss plus the accretion of the redeemable convertible preferred stock liquidation value.

    STATEMENT OF CASH FLOWS

    The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company adopted Statement of Financial Accounting

                           STRATEGIC DIAGNOSTICS INC.

                        (IN THOUSANDS EXCEPT SHARE DATA)
               (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE
            NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective January 1, 1994, and the impact of adoption was immaterial.

    INVENTORIES

    The Company's inventories are valued at the lower of cost (first-in, first-out method) or market. Realization of the Company's inventories is dependent upon the successful marketing of its products. At December 31, inventories consisted of the following:

                                                                                  1994       1995
                                                                                ---------  ---------
Raw materials.................................................................  $     273  $     383
Work in progress..............................................................         72         46
Finished goods................................................................         32         18
                                                                                ---------  ---------
                                                                                $     377  $     447
                                                                                ---------  ---------
                                                                                ---------  ---------

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives (generally three to five years) of the assets.

    REVENUE RECOGNITION

    Product related revenues are recognized upon product shipment (see Note 8). Revenue recognized under the Company's collaborative agreements is recorded upon completion of certain performance requirements of the contracts. License revenue is recognized upon transfer of such licenses.

    RESEARCH AND DEVELOPMENT

    Research and development costs are charged to expense as incurred.

    INCOME TAXES

    SDI and SDVI had been S Corporations for income tax purposes, and thus the losses had passed through to the income tax returns of the stockholders. Upon exchanging all of its outstanding shares with SDII in June 1993, the S Corporation status's were terminated, and the Company became a C Corporation. Therefore, no net operating loss carryforwards exist from the period from inception through June 23, 1993.

    As of December 31, 1995, the Company had a federal net operating loss carryforward of approximately $2,850, which will begin to expire in the year 2009 if not previously used. The net operating loss carryforwards differ from the accumulated deficit principally due to differences in the recognition of certain research and development expenses and depreciation and amortization and the accretion of preferred stock for financial and federal income tax reporting.

                           STRATEGIC DIAGNOSTICS INC.

                        (IN THOUSANDS EXCEPT SHARE DATA)
               (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE
            NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    The amount of net operating loss carryforwards that can be utilized in any one period in the future may be limited by federal income tax regulations due to changes in ownership.

    Significant components of the Company's deferred tax assets for federal and state tax purposes as of December 31 are as follows:

                                                                           1994       1995
                                                                         ---------  ---------
Net operating loss carryforwards.......................................  $     573  $     969
Depreciation and amortization..........................................        (29)       (36)
                                                                         ---------  ---------
Total deferred tax assets..............................................        544        933
Valuation allowance for deferred tax assets............................       (544)      (933)
                                                                         ---------  ---------
Net deferred tax assets................................................  $  --      $  --
                                                                         ---------  ---------
                                                                         ---------  ---------

3. OTHER ASSETS:

    In December 1993, the Company purchased all product rights, technology, patents, trademarks and other rights for its RapidChek Sulfate Reducing Bacteria product from Conoco Specialty Products Inc. (Conoco) for $225. This acquisition is being amortized over 10 years. Included in other assets is $203 and $180 for 1994 and 1995, respectively, representing the unamortized portion of this acquisition at year-end.

    In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present. SFAS No. 121 also addresses accounting for long-lived assets where disposal is expected. Management continually evaluates whether events or circumstances have occurred that indicate that the remaining useful lives of the other assets should be revised or that the remaining balance of such assets may not be recoverable based upon expectations of future undiscounted cash flows in accordance with SFAS No. 121. SDI adopted SFAS No. 121 effective January 1, 1996. Management believes that if the adoption of SFAS No. 121 was made at December 31, 1995, the impact would be immaterial as the Company used undiscounted cash flows to measure any impairment in long-lived assets.

    Also included in the 1994 and 1995 financial statements is $119 and $160, respectively, representing the Company's 50% interest in TSD under the equity method of accounting. Summarized financial information of TSD is as follows:

                                                                         SEPTEMBER 30,
                                                  1994       1995            1996
                                                ---------  ---------  -------------------
Total Assets..................................  $     502  $     656       $   1,112
                                                ---------  ---------          ------
                                                ---------  ---------          ------
Partners' Capital.............................  $     238  $     320       $     676
                                                ---------  ---------          ------
                                                ---------  ---------          ------
Revenues......................................  $   1,351  $   1,641       $   1,781
                                                ---------  ---------          ------
                                                ---------  ---------          ------
Net Income....................................  $      84  $      82       $     357
                                                ---------  ---------          ------
                                                ---------  ---------          ------

                           STRATEGIC DIAGNOSTICS INC.

                        (IN THOUSANDS EXCEPT SHARE DATA)
               (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE
            NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 UNAUDITED)

4. ACCRUED EXPENSES:

                                                                            1994       1995
                                                                          ---------  ---------
Legal and professional..................................................  $      76  $      99
Interest................................................................          8        124
Other...................................................................        106        105
                                                                          ---------  ---------
                                                                          $     190  $     328
                                                                          ---------  ---------
                                                                          ---------  ---------

5. NOTES PAYABLE:

    In February 1992, SDI entered into an agreement with EM Industries, Inc.
(EM), an affiliate of E Merck, for the development and manufacture of a product line of immunoassays capable of identifying and quantifying certain substances found on the priority pollutant list published by the Environmental Protection Agency (see Note 7). In connection with this agreement, the Company received $1,362, $1,709 and $600 in 1993, 1994 and 1995, respectively, for the achievement of certain defined development milestones. In addition, in August 1992, EM loaned the Company $500 at an annual interest rate of 8%. This loan, along with $53 in accumulated interest, was repaid in March 1994.

    In October 1994 and April 1995, the Series A stockholders provided $500 and $1,000, in working capital loans to the Company. These notes bear interest at 9% and 10% per annum, respectively, and each became due during 1995. In addition, 114,286 and 285,714 warrants were issued, respectively, for the purchase of common stock of the Company at an exercise price of $1.75 per share. The warrant values deemed for accounting purposes were $23 and $75, respectively, which were recorded as an asset and amortized over the term of the loans. The warrants have an exercise period of five years.

    In January 1996, these working capital notes and related accrued interest were converted into additional shares of Series A (see Note 1).

6. REDEEMABLE CONVERTIBLE PREFERRED STOCK:

    In June 1993, the Company sold an aggregate of 1,714,286 shares of Series A for $1.75 per share and received proceeds of $3,000, net of transaction costs of $47. In addition, warrants were issued for the purchase of 150,000 shares of the Company's common stock at $1.75 per share. These warrants have an exercise period of five years.

    In connection with the 1996 equity financing (Note 1), 50% of the Series A is redeemable on January 1, 1998 and 1999, respectively, if requested by 66 2/3% of the holders of Series A. The redemption price of each share of Series A is equal to the greater of $1.75 plus unpaid dividends or the fair market value of the share, as defined. Each share of Series A is convertible into one share of common stock at the option of the holder or upon an underwritten public offering, as defined. Each share of Series A has voting rights equal to the number of shares that would be received if it were converted into common stock. The Series A has an annual dividend rate of $.21 per share. Any dividend that is not paid is cumulative. Cumulative dividends on the Series A at December 31, 1995, were $908.

                           STRATEGIC DIAGNOSTICS INC.

                        (IN THOUSANDS EXCEPT SHARE DATA)
               (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE
            NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 UNAUDITED)

6. REDEEMABLE CONVERTIBLE PREFERRED STOCK: (CONTINUED)
    As of December 31, 1995, the Company has accreted to the redemption value of the Series A. Series A is senior to the Company's common stock in liquidation and has a liquidation value of $1.75 plus unpaid dividends.

    In connection with the proposed EnSys Transaction (Note 12), certain rights of the Series A holders including dividend and mandatory redemption features will terminate (unaudited).

7. COMMON STOCK:

    In connection with the signing of the EM agreement (see Note 5), SDI granted to EM a warrant to purchase up to 30% of SDI's common stock at the time of exercise on a fully diluted basis, as defined. The exercise of this warrant by EM entitled SDI to receive royalties of 5% to 15% on EM sales of products developed under the agreement. If the products developed under the agreement are not successful, EM would still own 30% of SDI's common stock. The warrant had no exercise price at the warrant issuance date (i.e., 30% of the common stock of SDI was issued at no cost). Since the equity issuance was made in connection with a development agreement, this transaction was accounted for under the guidelines of SFAS No. 68, "Research and Development Arrangements." Given the early stage of business development of SDI in 1992, these warrants were deemed to have a nominal value for accounting purposes. During 1994 EM exercised the warrant in SDI and exchanged the common stock of SDI for 685,714 shares of SDII common stock. The accounting for the warrant exercise and stock exchange was to reclassify from paid-in capital to common stock the par value of the shares issued.

    In connection with an existing collaborative arrangement with Conoco, in November 1992, SDI and Conoco entered into an agreement whereby Conoco purchased a warrant exercisable into 3% of the outstanding common stock of SDI. The warrant's original exercise price was $300 with an expiration date of November 30, 1997. In December 1994, the Company and Conoco agreed to exchange the original warrant for a new warrant that enables Conoco to purchase 210,000 shares of the Company's common stock for an exercise price of one dollar. In connection with this exchange, the Company recorded a charge of $105 in the statement of operations reflecting the fair value of the new warrant in 1994. If Conoco exercises this warrant, and the Company completes an equity financing with aggregate proceeds of $7 million or greater, then Conoco has the right to require the Company to repurchase the warrant at a price equal to 210,000 shares multiplied by the price per share received in the equity financing.

    In June 1993, the common stock stockholders entered into an agreement that, among other things, places restraints on the stockholders' abilities to sell their stock without giving the right of first refusal to the other stockholders. This agreement terminates at the earlier occurrence of an initial public offering or June 23, 2003.

    In 1993, the Company established a nonqualified stock option plan. The number of options to be granted and the option prices are determined by a committee of the Board of Directors in accordance with the terms of the plan. Options currently outstanding are exercisable for ten years from the grant date and vest over periods from one to five years. As of December 31, 1995, 214,034 options were exercisable. For options granted, the Company recognizes as deferred compensation the excess of the deemed value for accounting purposes of the common stock issuable upon exercise of options over the aggregate exercise

                           STRATEGIC DIAGNOSTICS INC.

                        (IN THOUSANDS EXCEPT SHARE DATA)
               (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE
            NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 UNAUDITED)

7. COMMON STOCK: (CONTINUED)
price of such options. The deferred compensation is amortized over the vesting period of the shares and options.

    The following table summarizes the plan's activities:

                                                                           PRICE    AGGREGATE
                                                               NUMBER      RANGE      PRICE
                                                              ---------  ---------  ----------
Initial Authorization (August 5, 1993)
  Granted...................................................    216,618  $  .15     $   32,493
                                                              ---------             ----------
Balance, December 31, 1993..................................    216,618     .15         32,493
  Granted...................................................    148,500     .50         74,250
  Canceled..................................................     (9,000)    .50         (4,500)
                                                              ---------             ----------
Balance, December 31, 1994..................................    356,118   .15-.50      102,243
  Granted...................................................    187,100   .15-.50       38,566
  Canceled..................................................    (35,050)    .50        (17,525)
                                                              ---------             ----------
Balance, December 31, 1995..................................    508,168   .15-.50   $  123,284
                                                              ---------             ----------
                                                              ---------             ----------

    In April 1993, two of SDI's founding stockholders transferred SDI common stock to the other founder as additional compensation for services provided to SDI. Such transaction was accounted for as a capital contribution by the two founders and a stock issuance by the Company. The Company recorded a $262 charge to its statement of operations, which represents fair value of the underlying shares as determined by an independent appraiser.

    In 1993, the Company issued warrants for the purchase of 7,000 shares of common stock at $.15 per share in consideration of a liability for services previously rendered. These warrants expire in 1998.

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The Company is required to adopt this standard for the year ending December 31, 1996. The Company has elected to adopt the disclosure requirement of this pronouncement. The adoption of this pronouncement will have no impact on the Company's statement of operations.

8. REVENUES:

    The Company earns revenue in three major areas: product-related, contract revenue, and license and other revenue.

PRODUCT-RELATED REVENUES

    The Company generates product revenue through the sale of products it has developed or acquired. Product sales are made to collaborative partners, distributors or directly to the end users of the products. Included in product-related revenues are royalties earned through the sale of antibodies to a distributor, who pays a royalty based on sales. In addition, in 1994, the Company began receiving royalties from EM

                           STRATEGIC DIAGNOSTICS INC.

                        (IN THOUSANDS EXCEPT SHARE DATA)
               (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE
            NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 UNAUDITED)

8. REVENUES: (CONTINUED)
based on EM sales of products developed by SDI for EM (see Notes 7 and 12). Royalties earned from EM were $7 and $35 in 1994 and 1995, respectively.

CONTRACT REVENUES

    The Company has entered into various assay development and other collaborative arrangements. Revenue recognized under such collaborative agreements is recorded upon completion of certain performance requirements of the contracts.

LICENSE AND OTHER REVENUES

    The Company generates license revenue through the licensing of various cell lines to customers. License Revenue is recognized upon the transfer of such licenses.

MAJOR CUSTOMERS

    During 1993 and 1994, EM was the Company's only major customer, providing revenues of $1,442 and $1,900, respectively. During 1995, three customers accounted for 26%, 17% and 14% of the Company's revenue, respectively. Amounts due from such customers included in accounts receivable at year-end were $44, $191 and $55, respectively.

9. RELATED-PARTY TRANSACTIONS:

    TSD is a partnership owned by the Company and a subsidiary of Taconic Farms, Inc. (Taconic). TSD purchases certain supplies, raw materials and services from Taconic and the Company. In 1993, 1994 and 1995, the Company included in revenues $92, $208 and $275 of contract and other revenues resulting from transactions with TSD (see Note 12).

    In 1991, TSD entered into a five-year management agreement with each of its partners. The agreements provide that the partners may charge TSD for work performed on behalf of the partnership by any of the partners' principals. To date, the partners have elected not to charge TSD for these and certain other expenses related to the partnership, but rather have elected to absorb such costs in the parent organizations. Such costs were immaterial.

                           STRATEGIC DIAGNOSTICS INC.

                        (IN THOUSANDS EXCEPT SHARE DATA)
               (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE
            NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 UNAUDITED)

10. COMMITMENTS AND CONTINGENCIES:

    The Company leases its office facilities under an operating lease. Rent expense for the years ended December 31, 1993, 1994 and 1995, was $92, $226 and $226, respectively. Future commitments under this noncancelable lease at December 31, 1995, are as follows:

1996....................................  $     199
1997....................................        198
1998....................................        190
1999....................................        118
2000....................................        110
2001 and thereafter.....................        174
                                          ---------
                                          $     989
                                          ---------
                                          ---------

    In addition, the Company has guaranteed the rent for the first five-year renewal period of TSD's Delaware facility in the event that TSD elects not to renew the lease. The renewal period on the TSD facility lease begins in November 1996, with a total potential five-year commitment of approximately $189.

    In July 1993, the Company purchased certain equipment, inventory, cell lines and product rights for Macra-Registered Trademark- Lp(a) from Terumo Medical Corporation (Terumo) for $128. In connection with this agreement, the Company agreed to pay Terumo a royalty on net sales of the Macra-Registered Trademark-Lp(a) product. The royalty is based on a specified formula, but generally requires the Company to pay a 6% royalty on the net sales of Macra-Registered Trademark- products, with a minimum royalty payment each year of $10. The Company paid Terumo $18, $43 and $25 in royalties under this agreement in 1993, 1994 and 1995, respectively.

11. RETIREMENT SAVINGS PLAN:

    In 1992, the Company instituted a retirement savings plan qualified under
Section 401(k) of the Internal Revenue Code. The plan allows for eligible employees to contribute a portion of their gross wages to the plan. The Company matches employees' contributions on a 50% basis up to 6% of gross wages. In 1993, 1994 and 1995, the Company recognized expense of $15, $30 and $51, respectively, associated with this plan.

12. OTHER (UNAUDITED) EVENTS SUBSEQUENT TO DECEMBER 31, 1995

    On August 30, 1996, SDI acquired Ohmicron Corporation (Ohmicron) and certain of its whollly-owned subsidiaries for 3,068,779 shares of SDI Common Stock (or 2,268,456 shares after the Merger with EnSys--see below). Prior to the acquisition, Ohmicron spun-off certain assets and liabilities of another of its wholly-owned subsidiaries, Ohmicron Medical Diagnostics, Inc. (OMD). The acquisition of Ohmicron was recorded using the purchase method of accounting using the fair market value of the SDI Common Stock issued to Ohmicron. The fair market value of the common stock issued to Ohmicron was based on several factors including recent equity transactions as well as the subsequent negotiated merger with EnSys (see below). Recent equity transactions included the January 2, 1996 sale of 1,213,674 shares of Series A at $1.75 per share. The Series A was mandatorily redeemable, received dividends, registration rights and

                           STRATEGIC DIAGNOSTICS INC.

                        (IN THOUSANDS EXCEPT SHARE DATA)
               (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE
            NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 UNAUDITED)

12. OTHER (UNAUDITED) EVENTS SUBSEQUENT TO DECEMBER 31, 1995 (CONTINUED) senior liquidation rights to the common stock. The common stock was valued at $1.29 per share reflecting a discount from the Series A due to the difference in preferences between the two classes of stock. The total purchase price of approximately $4,503, including estimated transaction costs of $533, has been allocated to the fair market value of the assets acquired and liabilities assumed. Based on the foregoing estimated purchase price, the amount allocated to acquired research and development of $3,913 was charged to the statement of operations at the time of the merger. The amount allocated to other intangibles of $590 will be amortized on a straight line basis over 7-10 years.

    In addition, in September 1996 SDI and EM reached an agreement in principle whereby SDI acquired the product rights to the D TECH-Registered Trademark-product line from EM in exchange for a royalty payment based on sales of specified SDI products into selected markets (see Notes 5 and 8) and 65,000 shares of SDI common stock. In connection with this agreement, EM will no longer sell the D TECH product line in North America and SDI will receive no further royalty rights on any EM product sales.

    In October 1996, SDI entered into an agreement with Taconic to dissolve TSD and to liquidate its assets, in connection with which certain of the rights and assets of TSD will be distributed to SDI.

    The Company and EnSys Environmental Products, Inc. ("EnSys") entered into an Agreement and Plan of Merger (the "Merger") in October 1996. In connection with the Merger, all shares of SDI common and preferred stock will be converted into shares of EnSys at the Conversion Ratio, as defined. In addition, certain rights including dividend and mandatory redemption features of the Series A will terminate. The consummation of the Merger is subject to the approval of the Company and its stockholders. Since the Merger will result in the former SDI stockholders holding a majority of the common stock voting interests, the Merger will be accounted for as a purchase transaction with SDI as the acquirer. See the Pro Forma Financial Statements. In addition, the Company and EnSys entered into an operating agreement which is expected to be in effect until the consummation of the Merger.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
  Ohmicron Corporation

    We have audited the consolidated balance sheets of Ohmicron Corporation as of September 30, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ohmicron Corporation at September 30, 1994 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that Ohmicron Corporation will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's recurring losses from operations and requirements for significant working capital in the future raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 27, 1995

                              OHMICRON CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                                       SEPTEMBER 30
                                                                                  ----------------------   JUNE 30
                                                                                     1994        1995        1996
                                                                                  ----------  ----------  ----------
                                                                                                          (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $1,284,439  $  554,814  $   38,336
  Accounts receivable, less allowance for doubtful accounts of $4,000 at
    September 30, 1994, $10,000 at September 30, 1995 and $10,000 at June 30,
    1996........................................................................     258,393     584,250     389,085
  Inventory.....................................................................     409,235     576,297     639,243
  Prepaid expenses..............................................................      57,306      21,689      39,994
  Note receivable--related party................................................      50,000      --          --
                                                                                  ----------  ----------  ----------
Total current assets............................................................   2,059,373   1,737,050   1,106,658

Property and equipment:
  Furniture, fixtures and office equipment......................................     255,015     286,546     316,177
  Laboratory equipment..........................................................     492,594     512,025     514,538
  Leasehold improvements........................................................     235,629     236,179     236,179
                                                                                  ----------  ----------  ----------
                                                                                     983,238   1,034,750   1,066,894
  Accumulated depreciation and amortization.....................................     634,292     777,219     870,999
                                                                                  ----------  ----------  ----------
                                                                                     348,946     257,531     195,895

Intangible assets, net of accumulated amortization..............................      86,220     103,404      95,817
Other assets....................................................................      31,984      32,258      27,777
                                                                                  ----------  ----------  ----------
Total assets....................................................................  $2,526,523  $2,130,243  $1,426,147
                                                                                  ----------  ----------  ----------
                                                                                  ----------  ----------  ----------

                              OHMICRON CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                               SEPTEMBER 30
                                                                        --------------------------    JUNE 30
                                                                            1994          1995          1996
                                                                        ------------  ------------  ------------
                                                                                                    (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Accounts payable....................................................  $    310,850  $    270,049  $    523,741
  Accrued expenses....................................................       135,464       300,122       615,985
  Note payable--Perkin Elmer..........................................       --          2,600,000     3,000,000
  Notes payable-related party.........................................       --            877,000     2,195,645
  Current obligations under capital lease.............................        62,096        65,870        68,668
  Deferred rent.......................................................        43,192        33,682       --
                                                                        ------------  ------------  ------------
Total current liabilities.............................................       551,602     4,146,723     6,404,039

Obligations under capital lease, less current portion.................        67,766        78,026        52,671

Deferred rent.........................................................        33,682       --            --

Stockholders' (deficit) equity:
  Convertible preferred stock, $.01 par value:
    Authorized shares--6,000,000, liquidation preference of
      $19,914,290 at September 30, 1995 and June 30, 1996:
    Series A, authorized, issued and outstanding shares-- 800,001.....         8,000         8,000         8,000
    Series B, authorized, issued and outstanding shares-- 1,294,048...        12,940        12,940        12,940
    Series C, authorized shares--2,275,001, issued and outstanding shares -- 2,043,345 in 1994, 2,080,845 in 1995 and 2,080,845 in
      1996............................................................        20,433        20,808        20,808
    Series D, authorized shares--321,604, issued and outstanding
      shares -- 251,604...............................................         2,516         2,516         2,516
    Series E, authorized, issued and outstanding shares-- 247,620.....         2,476         2,476         2,476
    Series F, authorized shares--100,000 issued and outstanding shares
      -- none
  Common stock, $.01 par value:
    Authorized shares--12,000,000, issued and outstanding
      shares--421,794 in 1994, 422,019 in 1995 and 422,119 in 1996....         4,218         4,220         4,221
  Deferred compensation...............................................       (17,500)      --            --
  Additional paid-in capital..........................................    20,433,021    20,520,706    20,520,905
  Accumulated deficit.................................................   (18,592,631)  (22,666,172)  (25,602,429)
                                                                        ------------  ------------  ------------
Total stockholders' (deficit) equity..................................     1,873,473    (2,094,506)   (5,030,563)
                                                                        ------------  ------------  ------------
Total liabilities and stockholders' (deficit) equity..................  $  2,526,523  $  2,130,243  $  1,426,147
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

                            See accompanying notes.

                              OHMICRON CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  YEAR ENDED SEPTEMBER 30             NINE MONTHS ENDED JUNE 30
                                        -------------------------------------------  ----------------------------
                                            1993           1994           1995           1995           1996
                                        -------------  -------------  -------------  -------------  -------------
                                                                                             (UNAUDITED)
Revenues:
  Product sales, net..................  $   1,013,997  $   1,358,904  $   2,252,343  $   1,543,929  $   1,779,443
  Contract revenue....................        484,282        306,796        163,449        120,577         95,473
  Royalty income......................          8,700          1,403       --             --             --
                                        -------------  -------------  -------------  -------------  -------------
                                            1,506,979      1,667,103      2,415,792      1,664,506      1,874,916
Costs and expenses:
  Cost of sales.......................        320,721        357,712        662,406        471,339        476,980
  Research and development............      2,332,855      2,157,515      2,173,172      1,607,148      1,477,851
  Selling, general and
    administrative....................      2,831,925      2,886,243      3,326,966      2,424,713      2,388,578
  Depreciation and amortization.......        137,260        153,140        167,102        125,113        120,204
                                        -------------  -------------  -------------  -------------  -------------
                                            5,622,761      5,554,610      6,329,646      4,628,313      4,463,613
                                        -------------  -------------  -------------  -------------  -------------
Operating loss........................     (4,115,782)    (3,887,507)    (3,913,854)    (2,963,807)    (2,588,697)

Other income (expense):
  Interest income.....................         29,496         42,096         20,013         14,889          5,918
  Interest expense....................       (108,590)      (178,268)      (179,700)       (95,336)      (353,478)
  Other expense.......................       --              (19,223)      --             --             --
  Other income........................         16,996       --             --             --             --
                                        -------------  -------------  -------------  -------------  -------------
Other income (expense), net...........        (62,098)      (155,395)      (159,687)       (80,447)      (347,560)
                                        -------------  -------------  -------------  -------------  -------------
Net loss applicable to common
  shares..............................  $  (4,177,880) $  (4,042,902) $  (4,073,541) $  (3,044,254) $  (2,936,257)
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------
Net loss per common share.............  $      (10.29) $       (9.81) $       (9.66) $       (7.21) $       (6.96)
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------
Weighted average number of common
  shares outstanding..................        405,929        412,316        421,907        421,944        422,075
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------

                            See accompanying notes.

                              OHMICRON CORPORATION

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                    ADDITIONAL
                                                                     PAID-IN                      ADDITIONAL
                                                    CONVERTIBLE      CAPITAL-                      PAID-IN
                                                     PREFERRED      PREFERRED                      CAPITAL-
                                                       STOCK          STOCK       COMMON STOCK   COMMON STOCK
                                                    ------------   ------------   ------------   ------------
Balance, September 30, 1992.......................  $    42,420    $ 10,018,486   $     4,050    $   643,628
Issuance of stock, net of issuance costs:
  12,280 shares of Series D at $25.00 per share...          123         276,177
  66,020 shares of Series D at $25.00 per share...          660       1,474,730
  64,871 shares of Series D at $25.00 per share...          649       1,438,896
  42,000 preferred stock warrants.................                       52,500
  Exercise of stock options--4,000 shares of
    common stock at $.33 per share................                                         40          1,280
  Exercise of stock options--1,600 shares of
    common stock at $.33 per share................                                         16            512
  Exercise of stock options--1,696 shares of
    common stock at $2.50 per share...............                                         17          4,223
Compensation expense related to vested options....
Net loss..........................................
                                                    ------------   ------------        ------    ------------
Balance, September 30, 1993.......................       43,852      13,260,789         4,123        649,643
Issuance of stock, net of issuance costs:
  Exercise of stock options--9,500 shares of
    common stock at $.33 per share................      --              --                 95          3,040
  Exercise of stock options--10 shares of common
    stock at $2.50 per share......................      --              --            --                  25
  3,745 shares of Series C at $2.00 per share.....           37           7,453       --             --
  247,620 shares of Series E at $26.25 per share..        2,476       6,497,721       --             --
  Compensation expense related to vested options..
  28,000 Series D preferred stock warrants........      --               14,350       --             --
Net loss..........................................      --              --            --             --
                                                    ------------   ------------        ------    ------------
Balance, September 30, 1994.......................       46,365      19,780,313         4,218        652,708
Issuance of stock, net of issuance costs:
  37,500 shares of Series C at $2.00 per share....          375          74,625       --             --
  Exercise of stock options--225 shares of common
    stock at $2.00 per share......................      --              --                  2            448
  83,524 Series F preferred stock warrants........      --               12,612       --             --
  Compensation expense related to vested options..      --              --            --             --
Net loss..........................................      --              --            --             --
                                                    ------------   ------------        ------    ------------
Balance, September 30, 1995.......................       46,740      19,867,550         4,220        653,156
Exercise of stock options--100 shares of common
  stock at $2.00 per share (Unaudited)............      --              --                  1            199
Net loss (Unaudited)..............................      --              --            --             --
                                                    ------------   ------------        ------    ------------
Balance, June 30, 1996 (Unaudited)................  $    46,740    $ 19,867,550   $     4,221    $   653,355
                                                    ------------   ------------        ------    ------------
                                                    ------------   ------------        ------    ------------


                                                      DEFERRED     ACCUMULATED
                                                    COMPENSATION     DEFICIT         TOTAL
                                                    ------------   ------------   ------------
Balance, September 30, 1992.......................  $  (295,000)   $(10,371,849)  $     41,735
Issuance of stock, net of issuance costs:
  12,280 shares of Series D at $25.00 per share...                                     276,300
  66,020 shares of Series D at $25.00 per share...                                   1,475,390
  64,871 shares of Series D at $25.00 per share...                                   1,439,545
  42,000 preferred stock warrants.................                                      52,500
  Exercise of stock options--4,000 shares of
    common stock at $.33 per share................                                       1,320
  Exercise of stock options--1,600 shares of
    common stock at $.33 per share................                                         528
  Exercise of stock options--1,696 shares of
    common stock at $2.50 per share...............                                       4,240
Compensation expense related to vested options....      199,500                        199,500
Net loss..........................................                  (4,177,880)     (4,177,880)
                                                    ------------   ------------   ------------
Balance, September 30, 1993.......................      (95,500)   (14,549,729)       (686,822)
Issuance of stock, net of issuance costs:
  Exercise of stock options--9,500 shares of
    common stock at $.33 per share................      --             --                3,135
  Exercise of stock options--10 shares of common
    stock at $2.50 per share......................      --             --                   25
  3,745 shares of Series C at $2.00 per share.....      --             --                7,490
  247,620 shares of Series E at $26.25 per share..      --                           6,500,197
  Compensation expense related to vested options..       78,000        --               78,000
  28,000 Series D preferred stock warrants........      --             --               14,350
Net loss..........................................      --          (4,042,902)     (4,042,902)
                                                    ------------   ------------   ------------
Balance, September 30, 1994.......................      (17,500)   (18,592,631)      1,873,473
Issuance of stock, net of issuance costs:
  37,500 shares of Series C at $2.00 per share....      --             --               75,000
  Exercise of stock options--225 shares of common
    stock at $2.00 per share......................      --             --                  450
  83,524 Series F preferred stock warrants........      --             --               12,612
  Compensation expense related to vested options..       17,500        --               17,500
Net loss..........................................      --          (4,073,541)     (4,073,541)
                                                    ------------   ------------   ------------
Balance, September 30, 1995.......................      --         (22,666,172)     (2,094,506)
Exercise of stock options--100 shares of common
  stock at $2.00 per share (Unaudited)............      --             --                  200
Net loss (Unaudited)..............................      --          (2,936,257)     (2,936,257)
                                                    ------------   ------------   ------------
Balance, June 30, 1996 (Unaudited)................  $   --         $(25,602,429)  $ (5,030,563)
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------

                              OHMICRON CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                     NINE MONTHS ENDED
                                                                 YEAR ENDED SEPTEMBER 30                  JUNE 30
                                                         ---------------------------------------  ------------------------
                                                            1993          1994          1995         1995         1996
                                                         -----------  ------------   -----------  -----------  -----------
                                                                                                        (UNAUDITED)
OPERATING ACTIVITIES
Net loss...............................................  $(4,177,880) $(4,042,902)   $(4,073,541) $(3,044,254) $(2,936,257)

Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation and amortization......................      137,260      153,140        167,102      125,113      120,204
    Amortization of notes payable discount.............       25,710       40,790         12,528       12,529      --
    Loss (gain) on sale of marketable securities.......      (16,458)      19,223        --           --           --
    Compensation expense related to vested options.....      199,500       78,000         17,500       17,500      --
    Interest on debt converted to Series E preferred
      stock............................................      --           153,394        --           --           --

    Change in assets and liabilities:
      (Increase) decrease in accounts receivable.......        6,251     (110,785)      (325,857)    (217,182)     195,165
      Increase in inventory............................      (33,062)    (158,771)      (102,321)     (81,371)     (57,961)
      Decrease in prepaid expenses and other current
        assets.........................................        3,696       21,525         66,364       28,441       14,330
      Increase (decrease) in other assets..............         (596)       5,002           (273)       1,136        4,481
      Increase (decrease)in accounts payable and
        accrued expenses...............................     (440,123)     (39,031)        93,110       72,721      536,921
      (Decrease) increase in deferred rent.............       50,405       26,469        (43,192)     (30,562)     (33,682)
                                                         -----------  ------------   -----------  -----------  -----------
        Total adjustments..............................      (67,417)     188,956       (115,039)     (71,675)     779,458
                                                         -----------  ------------   -----------  -----------  -----------
Net cash used in operating activities..................   (4,245,297)  (3,853,946)    (4,188,580)  (3,115,929)  (2,156,799)
                                                         -----------  ------------   -----------  -----------  -----------
INVESTING ACTIVITIES
Capital expenditures...................................      (69,679)     (98,363)       (19,868)     (14,026)      (1,204)
Purchase of intangible assets..........................      (48,016)     (36,655)       (48,699)     (31,818)     (23,170)
Purchase of marketable securities......................   (1,144,109)  (1,284,010)       --           --           --
Proceeds from sale of marketable securities............    1,001,000    1,424,353        --           --           --
                                                         -----------  ------------   -----------  -----------  -----------
Net cash (used in) provided by investing activities....     (260,804)       5,325        (68,567)     (45,844)     (24,374)
                                                         -----------  ------------   -----------  -----------  -----------
FINANCING ACTIVITIES
Proceeds from issuance of promissory notes and
  detachable warrants..................................    2,100,000    1,400,000      3,477,084    2,277,084    1,718,646
Net proceeds from issuance of preferred stock..........    3,231,235    2,854,644         75,000       75,000      --
Net proceeds from issuance of common stock.............        1,570        3,160            450       51,450          200
Principal payments under capital lease obligations.....      (87,856)     (81,723)       (75,012)     (55,775)     (54,151)
Proceeds from/(repayment of) note receivable--related
  party................................................     (153,216)     --              50,000      --           --
                                                         -----------  ------------   -----------  -----------  -----------
Net cash provided by financing activities..............    5,091,733    4,176,081      3,527,522    2,347,759    1,664,695
                                                         -----------  ------------   -----------  -----------  -----------
Net (decrease) increase in cash and cash equivalents...      585,632      327,460       (729,625)    (814,014)    (516,478)
Cash and cash equivalents at beginning of period.......      371,347      956,979      1,284,439    1,284,439      554,814
                                                         -----------  ------------   -----------  -----------  -----------
Cash and cash equivalents at end of period.............  $   956,979  $ 1,284,439    $   554,814  $   470,425  $    38,336
                                                         -----------  ------------   -----------  -----------  -----------
                                                         -----------  ------------   -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest.................  $    45,690  $    28,158    $    30,615  $    22,652  $    23,762
                                                         -----------  ------------   -----------  -----------  -----------
                                                         -----------  ------------   -----------  -----------  -----------
Capital lease obligations incurred.....................  $   113,118  $    63,185    $    89,046  $    68,545  $    30,941
                                                         -----------  ------------   -----------  -----------  -----------
                                                         -----------  ------------   -----------  -----------  -----------
Conversions of promissory notes and accrued interest to
  Series E preferred stock.............................  $   --       $ 3,653,394    $   --       $   --       $   --
                                                         -----------  ------------   -----------  -----------  -----------
                                                         -----------  ------------   -----------  -----------  -----------

                            See accompanying notes.

                              OHMICRON CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS

    Ohmicron Corporation (the Company), a Delaware Corporation, develops and manufactures certain antigenic determinants. The Company has two wholly-owned operating subsidiaries, Ohmicron Environmental Diagnostics, Inc. and Ohmicron Medical Diagnostics, Inc. and two wholly-owned holding company subsidiaries, Ohmicron Holdings, Inc. and Ohmicron Technology, Inc. Substantially all of the Company's operating revenues have been from product sales and contract revenues to support the Company's research and development efforts (Note 12). The Company came out of the development stage during the year ended September 30, 1995.

2. ACCOUNTING POLICIES

INTERIM FINANCIAL INFORMATION

    The financial statements and disclosures included herein for the nine months ended June 30, 1996 and 1995 are unaudited. These financial statements and disclosures have been prepared by the Company in accordance with generally accepted accounting principles and reflect all adjustments, consisting of adjustments of a normal and recurring nature, which, in the opinion of management, are necessary for a fair presentation of the Company's financial position and the results of its operations and cash flows.

BASIS OF CONSOLIDATED FINANCIAL STATEMENT PRESENTATION

    The consolidated financial statements of the Company have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Accordingly, the consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has incurred substantial losses of $4,073,541, $4,042,902, and $4,177,880 in 1995,
1994, and 1993, respectively, ($2,936,257 through June 30, 1996) and has an accumulated deficit amounting to $22,666,172 and a working capital deficit of $2,409,673 through September 30, 1995 ($25,602,429 and $5,290,866, respectively, through June 30, 1996). These factors combined with the Company's requirements for significant working capital in the future raise substantial doubt about the Company's ability to continue as a going concern. Management believes that actions presently being taken will provide for the Company to continue as a going concern. Included in management's plans is the potential infusion of capital through additional financing from equity investors and corporate partners, increased sales revenue from its immunoassay-based environmental products and significant revenues from distribution/marketing agreements. See
Note 15

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Ohmicron Corporation and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                              OHMICRON CORPORATION

2. ACCOUNTING POLICIES (CONTINUED)
INVENTORY

    Inventory is stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

    Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful lives of the improvements or the remaining lease term.

INTANGIBLE ASSETS

    Intangible assets include patents, trademarks, and organization costs which are being amortized using the straight-line method over a 60-month period.

RESEARCH AND DEVELOPMENT

    All research and development costs are charged to operations as incurred.

REVENUE RECOGNITION

    Contract revenue is recognized as earned in accordance with the terms of the related agreements. Revenue from research and development contracts is recognized as the services are performed using the percentage-of-completion method. The Company measures the extent of progress toward completion on all research and development contracts using the cost-to-cost method. Product sales revenue is recognized upon shipment of goods.

CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be classified as cash equivalents.

DEFERRED RENT

    The Company's principal office space lease provided for a period of free rent prior to the commencement of rent payments. The Company has provided for deferred rent expense for the difference between rent payments made and the straight-line allocation of total rent payments to be made over the term of the lease.

INCOME TAXES

    The Company accounts for income taxes using the asset and liability approach. The Company has deferred tax assets arising from the difference in recording certain income and expense items for financial statement and tax reporting purposes, primarily due to the carryforward of net operating losses and research and development credits.

                              OHMICRON CORPORATION

2. ACCOUNTING POLICIES (CONTINUED)
LOSS PER COMMON SHARE

    Loss per common share is based on the weighted average number of common shares outstanding during the year. No exercise of stock options, warrants or the conversion of preferred stock was assumed because the exercise of these securities would be antidilutive.

3. INVENTORY

    Inventory consists of the following at:

                                                               SEPTEMBER 30,        JUNE 30,
                                                           ----------------------  ----------
                                                              1995        1994        1996
                                                           ----------  ----------  ----------
Raw materials............................................  $  284,996  $  216,941  $  292,672
Work in process..........................................      15,879      12,550      21,112
Finished goods...........................................     275,422     179,744     325,459
                                                           ----------  ----------  ----------
                                                           $  576,297  $  409,235  $  639,243
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

4. INTANGIBLE ASSETS

    Intangible assets consists of the following at:

                                                               SEPTEMBER 30,        JUNE 30,
                                                           ----------------------  ----------
                                                              1995        1994        1996
                                                           ----------  ----------  ----------
Patents and copyrights...................................  $  199,500  $  152,023  $  219,861
Trademarks...............................................      15,018      13,795      14,640
Organization costs.......................................      11,368      11,368      11,368
                                                           ----------  ----------  ----------
                                                              225,886     177,186     245,869
Less accumulated amortization............................     122,482      90,966     150,052
                                                           ----------  ----------  ----------
                                                           $  103,404  $   86,220  $   95,817
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

5. OBLIGATIONS UNDER CAPITAL LEASE

    The Company has entered into agreements to lease certain assets which have been accounted for as capital leases and are included in property and equipment as follows:

                                                               SEPTEMBER 30,        JUNE 30,
                                                           ----------------------  ----------
                                                              1995        1994        1996
                                                           ----------  ----------  ----------
Equipment under capital lease............................  $  197,796  $  207,253  $  172,489
Less accumulated depreciation............................      76,742      58,352      70,552
                                                           ----------  ----------  ----------
                                                           $  121,054  $  148,901  $  101,937
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

                              OHMICRON CORPORATION

5. OBLIGATIONS UNDER CAPITAL LEASE (CONTINUED)
Future minimum lease payments for the years subsequent to September 30, 1995 and June 30, 1996 under the aforementioned capital lease agreements (including interest ranging from 14% to 27% per annum) are as follows:

                                                                     SEPTEMBER 30,   JUNE 30,
                                                                         1995          1996
                                                                     -------------  ----------
1996...............................................................   $    87,192   $   --
1997...............................................................        62,379       86,615
1998...............................................................        19,208       46,183
1999...............................................................         5,976       10,237
2000...............................................................         2,989        4,482
                                                                     -------------  ----------
Total minimum lease payments.......................................       177,744      147,517
Less amount representing interest..................................        33,848       26,178
                                                                     -------------  ----------
Present value of net minimum lease payments........................       143,896      121,339
Less current obligations under capital lease.......................        65,870       68,668
                                                                     -------------  ----------
Obligations under capital lease, less current portion..............   $    78,026   $   52,671
                                                                     -------------  ----------
                                                                     -------------  ----------

6. NOTES PAYABLE

    During April 1995, the Perkin-Elmer Corporation (Perkin) agreed to advance Ohmicron Holdings, Inc. a loan in the aggregate amount of $3,000,000 at an interest rate of 10% per year. As of September 30, 1995, $2,600,000 has been advanced to the Company. During October 1995, the remaining installment of $400,000 was advanced by Perkin to the Company . The loan is payable within sixty days following written demand by the holder of the note made at any time after April 15, 1996, but in any event the entire principal is payable in full on October 15, 1996. The loan is secured by a pledge of all of the outstanding capital stock of Ohmicron Environmental Diagnostics, Inc. ("OED") and a security interest in all tangible assets of OED and OED's license for the technology, patent and trademark rights to manufacture, sell and distribute products marketed under certain trade names. Accrued interest on the loan aggregated $76,438 at September 30, 1995 and $300,660 at June 30, 1996. See Note 15 for
conversion of this note and related accrued interest.

    During January 1995, the Company received $877,000 in bridge loans at an interest rate of 10% from existing investors of the Company. Accrued interest including amortization of notes payable discount aggregated $72,597 and $125,904 at September 30, 1995 and June 30, 1996, respectively. These notes and the related accrued interest are payable on demand after repayment of the notes payable with Perkin and the January 1996 and April 1996 bridge loans, and included 83,524 detachable Series F preferred stock warrants. See Note 15 for conversion of this note and related accrued interest.

    During January 1996 and April 1996, the Company received $908,660 and $330,000, respectively, in bridge loans at an interest rate of 10% from existing investors of the Company. Interest on these loans accrued to $34,055 and $5,605, respectively, at June 30, 1996. These notes and related accrued interest were payable on demand after repayment of the notes payable with Perkin. See Note 15 for conversion of these notes and related accrued interest.

                              OHMICRON CORPORATION

6. NOTES PAYABLE (CONTINUED)
    During March 1994, the Company converted $3,500,000 bridge loans and $153,394 interest payable into shares of Series E preferred stock. These bridge loans included 70,000 detachable Series D preferred stock warrants, of which 28,000 were issued in 1994 and 42,000 were issued in 1993.

7. RELATED PARTY TRANSACTIONS

    During the year ended September 30, 1989 the Company granted a $50,000 noninterest bearing note, secured by 228,000 shares of the Company's common stock, to a former officer which was due and payable in September 1994. The note was repaid to the Company during October 1994.

8. ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                               SEPTEMBER 30,        JUNE 30,
                                                           ----------------------  ----------
                                                              1995        1994        1996
                                                           ----------  ----------  ----------
Accrued compensation and related taxes...................  $  135,615  $  109,964  $   92,036
Accrued interest.........................................     136,507      --         466,224
Accrued professional fees................................      28,000      25,500      57,725
                                                           ----------  ----------  ----------
                                                           $  300,122  $  135,464  $  615,985
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

9. STOCK OPTION PLANS

    During 1987, the Company established a stock option plan whereby the Company may grant either incentive or non-qualified stock options to purchase the Company's common stock. Such stock options are granted at the fair market value of such stock as determined by the Board of Directors at the date of grant. The incentive stock options vest in installments over a 36- to 48-month period from the date of grant with vested options exercisable up to 10 years from such date. During fiscal year 1994, the Board of Directors increased the number of shares available for grant from 754,800 to 1,224,688.

                                                      COMMON     COMMON SHARE
                                                      SHARES        OPTIONS
                                                    AVAILABLE     ISSUED AND      PRICE PER
                                                    FOR GRANT     OUTSTANDING       SHARE
                                                   ------------  -------------  -------------
Balance at September 30, 1993....................       86,254       657,250    $ .29 - $3.75
  Authorized.....................................      469,888        --             --
  Granted........................................     (171,640)      171,640            $2.00
  Exercised......................................       --            (9,510)   $ .33 - $2.50
                                                   ------------  -------------  -------------
Balance at September 30, 1994....................      384,502       819,380    $ .29 - $3.75
  Granted........................................     (158,225)      158,225            $2.00
  Exercised......................................      --                (225 )         $2.00
                                                   ------------  -------------  -------------
Balance at September 30, 1995....................      226,277        977,380   $ .29 - $3.75
  Canceled.......................................          500           (500 )         $2.00
  Exercised......................................      --                (100 )         $2.00
                                                   ------------  -------------  -------------
Balance at June 30, 1996.........................      226,777        976,780   $ .29 - $3.75
                                                   ------------  -------------  -------------
                                                   ------------  -------------  -------------

                              OHMICRON CORPORATION

9. STOCK OPTION PLANS (CONTINUED)

    At September 30, 1995 and 1994, and June 30, 1996, respectively, 645,929, 470,636 and 777,117 common stock options were exercisable.

    The Company adopted an Equity Incentive Option Plan for Outside Directors (Director Option Plan), which was last amended in March 1993, providing for the grant of nonqualified stock options up to an aggregate of 180,000 shares. The amended plan provides that each individual who becomes an outside Director will be granted an initial option for 12,000 shares of the Company's common stock and that on each of the first five anniversaries of the date of the initial stock option award, each outside Director who remains an outside Director on the respective anniversary date will be granted an option to purchase an additional 6,000 shares of common stock. These options are exercisable in three equal cumulative installments commencing on the first anniversary of the grant date.

    The price of the shares subject to each option in the amended Director Option Plan shall be 100% of the fair market value, as defined, for such shares on the date the options are granted. Through September 30, 1995, 84,000 shares of the Company's common stock have been granted to three outside Directors at an exercise price of $2.00, the estimated fair market value at the date of grant. At September 30, 1995, 44,000 of these options were exercisable. Additionally, 54,000 cumulative options are to be granted ratably to the outside Directors if they remain outside Directors on their respective anniversary date.

    The difference between the estimated fair value of the shares underlying the options based upon the per share price in an April 1992 proposed initial public offering, and the exercise price at the grant date was recorded as deferred compensation and was amortized over the related vesting period.

10. LEASES

    The Company occupies its corporate headquarters and uses certain machinery and equipment under various operating leases. Rental expense under such arrangements was approximately $155,000, $153,000, and $113,000 in 1995, 1994,
and 1993, respectively, and $120,000 during the nine months ended June 30, 1996. Future minimum lease payments under noncancelable operating leases subsequent to September 30, 1995 are approximately $139,000 in 1996.

11. INCOME TAXES

    At September 30, 1995, the Company had net operating loss (NOL) carryforwards of approximately $22,180,000 for financial reporting purposes. Due to temporary differences arising primarily from the use of different accounting methods for financial statement and tax reporting purposes related to research and

                              OHMICRON CORPORATION

11. INCOME TAXES (CONTINUED)
development costs, the Company has available for federal income tax purposes the following operating loss carryforwards and unused research and development credits:

                                                         RESEARCH AND
                                          NET OPERATING  DEVELOPMENT
YEAR OF EXPIRATION                           LOSSES         CREDIT
----------------------------------------  -------------  ------------
2000....................................   $    36,000    $   --
2002....................................        86,000        --
2003....................................       896,000        44,000
2004....................................       590,000        87,000
2005....................................       578,000       103,000
2006....................................     2,073,000        99,000
2007....................................     2,128,000        93,000
2008....................................     3,031,000       172,000
2009....................................     3,166,000       151,000
2010....................................     3,576,000       162,000
                                          -------------  ------------
                                           $16,160,000    $  911,000
                                          -------------  ------------
                                          -------------  ------------

The timing and manner in which the operating loss carryforwards and credits may be utilized in any year by the Company may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations.

    The following schedule represents the items which give rise to significant portions of deferred tax assets.

                                                                      1995           1994
                                                                  -------------  -------------
NOL carryforward................................................  $   5,494,000  $   4,266,000
Capitalized research and development............................      1,902,000      1,756,000
Credit carryforward.............................................        911,000        767,000
Other...........................................................        140,000        117,000
                                                                  -------------  -------------
Total deferred tax assets.......................................      8,447,000      6,906,000
Valuation allowance.............................................     (8,447,000)    (6,906,000)
                                                                  -------------  -------------
Net deferred tax asset..........................................  $    --        $    --
                                                                  -------------  -------------
                                                                  -------------  -------------

    The deferred tax asset valuation allowance increased by approximately $1,541,000 and $1,492,000 during the years ended September 30, 1995 and 1994, respectively.

12. DISTRIBUTION AGREEMENTS

    The Company entered into several exclusive and non-exclusive distribution agreements in North America and various countries overseas during the years ended September 30, 1995 and 1994, certain of which require minimum purchases and are renewable annually. Purchases under these agreements were approximately $424,000, $222,000 and $149,000 for the years ended September 30, 1995, 1994, and 1993, respectively, and $259,000 for the nine months ended June 30, 1996.

                              OHMICRON CORPORATION

13. RESEARCH AND DEVELOPMENT CONTRACTS

    During fiscal years 1995, 1994, and 1993, the Company entered into various contracts with manufacturers to develop pesticide test kits. Certain manufacturers have granted the Company exclusive worldwide licenses to manufacture and market the kits. In connection with the contracts, the Company incurred development costs of $115,000, $125,000 and $70,000, respectively, and earned revenues of $163,000, $157,000 and $120,000, respectively, during the years ended September 30, 1995, 1994, and 1993. During the nine months ended June 30, 1996 the Company incurred development costs of $15,000 and earned revenues of $96,000. One of the contracts also provides for royalties to be paid to the manufacturer based upon the selling price of the products. There were minimal sales subject to royalties during the years ended September 30, 1995, 1994, and 1993, and for the nine months ended June 30, 1996.

    The Company entered into several license agreements during fiscal years 1994 and 1993 with certain pesticide and diagnostic test system manufacturers which provided total fees of $150,000 and $350,000, respectively, for the right to utilize the Company's existing technology and proprietary information. The Company has recognized these fees as contract revenues during the year ended September 30, 1994 and 1993. No such agreements existed during the year ended September 30, 1995.

14. CAPITAL STOCK

    The Company has six series (A-F) of authorized convertible preferred stock. The issued Series A, Series B and Series C preferred stock has no ranking priority and are similar in all material aspects. The preferred stock is convertible into $.01 par value common stock at a conversion ratio of 3 shares of common stock for 5 shares of preferred stock for Series A, Series B and Series C and at a ratio of 5 shares of common stock for 1 share of preferred stock for Series D, Series E and Series F, subject to adjustment in certain circumstances. Conversion is at the option of the preferred stockholders until such time, if ever, that the Company consummates a public offering at a designated price and from which the Company receives proceeds of at least $5,000,000 at which time such conversion becomes mandatory. The preferred stock has voting rights equal to its common stock conversion ratio, subject to certain restrictions.

    In connection with the January 1995 bridge loans (Note 6), the Company issued detachable stock warrants, which expire in January 2000, to purchase 83,524 shares of Series F preferred stock at the lower of $5.25 per share or the common equivalent purchase price of the security issued by the Company in any subsequent round of financing. The warrants automatically convert into substantially identical warrants to purchase shares of the Company's common stock upon the consummation by the Company of a public offering as defined in the warrant agreement. At September 30, 1995 and June 30, 1996, no warrants have been exercised. The estimated fair market value of the warrants of $12,612 has been included in additional paid-in capital during the year ended September 30, 1995.

    In connection with the bridge loans (Note 6), the Company issued detachable stock warrants, which expire from July 1998 to February 1999, to purchase 70,000 shares of Series D preferred stock at the lower of $5.00 per share or the common equivalent purchase price of the security issued by the Company in any subsequent round of financing that is consummated prior to such time as the Company's operations shall be profitable for two consecutive fiscal quarters as defined in the warrant agreement. The warrants automatically convert into substantially identical warrants to purchase shares of the Company's common stock upon the consummation by the Company of a public offering as defined in the warrant agreement. At September 30, 1995 and June 30, 1996, no warrants have been exercised. The estimated fair market value of the warrants was $66,850 of which $14,350 has been included in additional paid-in capital during the year ended September 30, 1994.

                              OHMICRON CORPORATION

14. CAPITAL STOCK (CONTINUED)
    The Company issued warrants to the holders of Series C preferred stock to purchase 525,000 shares of Series C preferred stock at $2.00 per share. As of September 30, 1995, 330,844 warrants have been exercised, 101,054 expired and 93,102 are outstanding. The outstanding warrants expired during June 1996.

    During October 1993, the Company issued warrants to certain placement agents in connection with a Private Offering Memorandum to purchase 97,353 shares of common stock at $6.65 per share until December 1995 and at $7.50 per share thereafter. At September 30, 1995 and June 30, 1996, no warrants have been exercised. The warrants expire December 1997.

15. EVENTS (UNAUDITED) SUBSEQUENT TO THE BALANCE SHEET DATE

PLAN OF MERGER

    On July 3, 1996, the Company's Board of Directors unanimously approved an Agreement and Plan of Merger with Strategic Diagnostics Inc. (SDI) effective August 30, 1996. Pursuant to the Merger Agreement, SDI will be the surviving corporation of the Merger and the holders of the Company's Series D and Series E Preferred Stock and holders of certain outstanding promissory notes previously issued by the Company (Note 6) will receive 3,068,779 shares of, $.01 par value, Common Stock of SDI as follows:

    - all outstanding shares of the Company's Series D Convertible Preferred Stock will be canceled and converted to 116,097 fully paid and nonassesssable shares of Common Stock of SDI.

    - all outstanding shares of the Company's Series E Convertible Preferred Stock will be canceled and converted into 119,966 fully paid and nonassesssable shares of Common Stock of SDI.

    - each of the promissory notes issued by the Company on January 23, 1995 in the aggregate principal amount of $877,000 plus accrued interest of $140,560 (Note 6) will be canceled and converted into 61,800 fully paid and nonassesssable shares of Common Stock of SDI.

    - each of the promissory notes issued by the Company on January 29, 1996 in the aggregate principal amount of $908,660 plus accrued interest of $49,240 (Note 6) will be canceled and converted into 174,259 fully paid and nonassesssable shares of Common Stock of SDI.

    - each of the promissory notes issued by the Company on April 29, 1996 in the aggregate principal amount of $330,000 plus accrued interest of $11,121 (Note 6) will be canceled and converted into 826,208 fully paid and nonassesssable shares of Common Stock of SDI.

    - the promissory note issued by a subsidiary of the Company, Ohmicron Environmental Diagnostics (OED), to Perkin on April 14, 1995 in the principal amount of $3,000,000 plus accrued interest of $350,660 (Note 6) will be canceled and converted into 1,770,449 fully paid and nonassesssable shares of Common Stock of SDI. Perkin agreed to the conversion, subject to certain events as outlined in a June 5, 1996 letter of understanding between Perkin and the Company.

    - each share of the Company's Common Stock, and each share of the Company's Series A, Series B and Series C Convertible Preferred Stock, will be canceled and extinguished for no consideration, and the holders of these shares will have no further rights with respect to such shares or with respect to any shares of SDI Common Stock.

    - all options and warrants exercisable for the purchase of the Company's capital stock will terminate for no consideration, and the holders of such options and warrants will have no further rights with

                              OHMICRON CORPORATION

15. EVENTS (UNAUDITED) SUBSEQUENT TO THE BALANCE SHEET DATE (CONTINUED) respect to such options and warrants or with respect to any of the
      Company's capital stock or any shares of SDI Common Stock.

    Further, immediately prior to the Merger, the Company spun-off its wholly owned subsidiary, Ohmicron Medical Diagnostics, Inc. (OMD) to its stockholders. In this spin-off, the Company distributed shares of OMD's capital stock as follows:

    - the holders of each share of the Company's common stock will receive one share of common stock of OMD (OMD Common).

    - the holders of the Series A-Series E Preferred Stock will receive one share of Preference Stock of OMD (OMD Preference) for each share of Company common stock that would be issuable upon the conversion of the Series A-E Preferred Stock.

    - the holders of the January 1995, January 1996 and April 1996 Bridge Notes and the Perkin-Elmer Bridge Note will not be entitled to receive any OMD Common or OMD Preference.

    The Company entered into an agreement with SDI on June 12, 1996 (Service Agreement) whereby SDI agreed to provide certain management services to the Company on a contract basis and to advance certain funds on the Company's behalf. This agreement was evidenced by a $130,000 demand note dated June 12, 1996. The amounts payable by the Company to SDI under the demand note and related Service Agreement are secured by the assets of the Company's environmental immunoassay business. Such amounts will be forgiven by SDI upon the consummation of the Merger. Through June 30, 1996, $79,995 was advanced by SDI to the Company which is reflected in notes payable in the accompanying financial statements.

    During September 1996, SDI entered into a merger agreement with EnSys Environmental Products, Inc. (EnSys), a public company. During October 1996, SDI and EnSys filed a Joint Proxy Statement/ Prospectus with the Securities and Exchange Commission in connection with the proposed merger.

                                                                      APPENDIX A




                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           STRATEGIC DIAGNOSTICS INC.

                                       AND

                       ENSYS ENVIRONMENTAL PRODUCTS, INC.

                                OCTOBER 11, 1996

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE 1 - THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

            1.1.    The Merger . . . . . . . . . . . . . . . . . . . . . . . . 1
            1.2.    Effective Time . . . . . . . . . . . . . . . . . . . . . . 1
            1.3.    Effect of the Merger . . . . . . . . . . . . . . . . . . . 2
            1.4.    Restated Certificate of Incorporation; By-Laws . . . . . . 2
            1.5.    Directors and Officers . . . . . . . . . . . . . . . . . . 2
            1.6.    Taking Necessary Action; Further Action. . . . . . . . . . 2
            1.7.    The Closing. . . . . . . . . . . . . . . . . . . . . . . . 2
            1.8.    General Definitions. . . . . . . . . . . . . . . . . . . . 3

ARTICLE 2 - CONVERSION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . 3

            2.1.    Conversion of Shares . . . . . . . . . . . . . . . . . . . 3
            2.2.    No Fractional Shares . . . . . . . . . . . . . . . . . . . 4
            2.3.    Dissenting Shares. . . . . . . . . . . . . . . . . . . . . 4
            2.4.    Exchange of Certificates . . . . . . . . . . . . . . . . . 5
            2.5.    Conversion of Stock Options and Warrants . . . . . . . . . 6

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SDI. . . . . . . . . . . . . . . 7

            3.1.    Organization and Qualification; Subsidiaries . . . . . . . 7
            3.2.    Certificate of Incorporation; By-Laws. . . . . . . . . . . 8
            3.3.    Capitalization . . . . . . . . . . . . . . . . . . . . . . 8
            3.4.    Authority; Vote Required . . . . . . . . . . . . . . . . . 9
            3.5.    No Conflict; Required Filings and Consents . . . . . . . .10
            3.6.    Permits; Compliance. . . . . . . . . . . . . . . . . . . .11
            3.7.    Financial Statements . . . . . . . . . . . . . . . . . . .11
            3.8.    Absence of Certain Changes and Events. . . . . . . . . . .12
            3.9.    Litigation . . . . . . . . . . . . . . . . . . . . . . . .14
            3.10.   Contracts; No Default. . . . . . . . . . . . . . . . . . .14
            3.11.   Employee Benefit Plans; Labor Matters. . . . . . . . . . .15
            3.12.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .17
            3.13.   Intellectual Property Rights . . . . . . . . . . . . . . .17
            3.14.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . .18
            3.15.   Title to Properties. . . . . . . . . . . . . . . . . . . .18
            3.16.   Accounts Payable; Accounts Receivable. . . . . . . . . . .19
            3.17.   Hazardous Substances . . . . . . . . . . . . . . . . . . .19
            3.18.   Customers and Suppliers. . . . . . . . . . . . . . . . . .20
            3.19.   Employee Relations . . . . . . . . . . . . . . . . . . . .20

            3.20.   Certain Transactions . . . . . . . . . . . . . . . . . . .20
            3.21.   Directors and Officers . . . . . . . . . . . . . . . . . .21
            3.22.   Registration Statement; Proxy Statement/Prospectus . . . .21
            3.23.   TSD BioServices. . . . . . . . . . . . . . . . . . . . . .21
            3.24.   Section 203 of the DGCL Not Applicable . . . . . . . . . .21
            3.25.   Misstatements and Omissions. . . . . . . . . . . . . . . .22
            3.26.   No Existing Discussions. . . . . . . . . . . . . . . . . .22
            3.27.   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . .22
            3.28.   Continuity of Business Enterprise. . . . . . . . . . . . .22

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF ENSYS  . . . . . . . . . . . . .22

            4.1.    Organization and Qualification; Subsidiaries . . . . . . .23
            4.2.    Certificate of Incorporation; By-Laws. . . . . . . . . . .23
            4.3.    Capitalization . . . . . . . . . . . . . . . . . . . . . .23
            4.4.    Authority; Vote Required . . . . . . . . . . . . . . . . .24
            4.5.    No Conflict; Required Filings and Consents . . . . . . . .25
            4.6.    Permits; Compliance. . . . . . . . . . . . . . . . . . . .26
            4.7.    Reports and Financial Statements . . . . . . . . . . . . .26
            4.8.    Absence of Certain Changes and Events. . . . . . . . . . .27
            4.9.    Litigation . . . . . . . . . . . . . . . . . . . . . . . .29
            4.10.   Contracts; No Default. . . . . . . . . . . . . . . . . . .29
            4.11.   Employee Benefit Plans; Labor Matters. . . . . . . . . . .30
            4.12.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .32
            4.13.   Intellectual Property Rights . . . . . . . . . . . . . . .32
            4.14.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . .33
            4.15.   Title to Properties. . . . . . . . . . . . . . . . . . . .33
            4.16.   Accounts Payable; Accounts Receivable. . . . . . . . . . .34
            4.17.   Hazardous Substances . . . . . . . . . . . . . . . . . . .34
            4.18.   Customers and Suppliers.   . . . . . . . . . . . . . . . .35
            4.19.   Employee Relations . . . . . . . . . . . . . . . . . . . .35
            4.20.   Certain Transactions . . . . . . . . . . . . . . . . . . .35
            4.21.   Directors and Officers . . . . . . . . . . . . . . . . . .36
            4.22.   Registration Statement; Proxy Statement/Prospectus . . . .36
            4.23.   Section 203 of the DGCL Not Applicable . . . . . . . . . .36
            4.24.   Misstatements and Omissions. . . . . . . . . . . . . . . .36
            4.25.   No Existing Discussions. . . . . . . . . . . . . . . . . .37
            4.26.   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . .37
            4.27.   Continuity of Business Enterprise. . . . . . . . . . . . .37

ARTICLE 5 - COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

            5.1.    Affirmative Covenants of SDI and EnSys . . . . . . . . . .37

            5.2.    Negative Covenants of SDI and EnSys. . . . . . . . . . . .38

ARTICLE 6 - ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . .40

            6.1.    Registration Statement and Joint Proxy Statement . . . . .40
            6.2.    Stockholders' Meetings . . . . . . . . . . . . . . . . . .40
            6.3.    Appropriate Action; Consents; Filings. . . . . . . . . . .40
            6.4.    Access to Information. . . . . . . . . . . . . . . . . . .41
            6.5.    Update Disclosure; Breaches. . . . . . . . . . . . . . . .42
            6.6.    Public Announcements . . . . . . . . . . . . . . . . . . .42
            6.7.    Indemnification. . . . . . . . . . . . . . . . . . . . . .42
            6.8.    Treatment of SDI Options . . . . . . . . . . . . . . . . .44
            6.9.    No Solicitation of Other Offers. . . . . . . . . . . . . .44
            6.10.   Interim Financial Statements . . . . . . . . . . . . . . .44
            6.11.   Satisfaction of Conditions . . . . . . . . . . . . . . . .44
            6.12.   Operating Agreement. . . . . . . . . . . . . . . . . . . .45

ARTICLE 7 - CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . .45

            7.1.    Conditions to Obligations of Each Party Under
                     This Agreement . . . .. . . . . . . . . . . . . . . . . .45
            7.2.    Additional Conditions to Obligations of EnSys.   . . . . .46
            7.3.    Additional Conditions to Obligations of SDI. . . . . . . .47

ARTICLE 8 - TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . .48

            8.1.    Termination. . . . . . . . . . . . . . . . . . . . . . . .48
            8.2.    Effect of Termination. . . . . . . . . . . . . . . . . . .48
            8.3.    Expenses . . . . . . . . . . . . . . . . . . . . . . . . .49
            8.4.    Termination Fee. . . . . . . . . . . . . . . . . . . . . .49

ARTICLE 9 - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .49

            9.1.    Non-Survival of Representations and Warranties . . . . . .49
            9.2.    Notices. . . . . . . . . . . . . . . . . . . . . . . . . .50
            9.3.    Amendment. . . . . . . . . . . . . . . . . . . . . . . . .51
            9.4.    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .51
            9.5.    Headings . . . . . . . . . . . . . . . . . . . . . . . . .51
            9.6.    Severability . . . . . . . . . . . . . . . . . . . . . . .51
            9.7.    Entire Agreement . . . . . . . . . . . . . . . . . . . . .52
            9.8.    Assignment . . . . . . . . . . . . . . . . . . . . . . . .52
            9.9.    Parties in Interest. . . . . . . . . . . . . . . . . . . .52
            9.10.   Governing Law. . . . . . . . . . . . . . . . . . . . . . .52
            9.11.   Counterparts . . . . . . . . . . . . . . . . . . . . . . .52

                             TABLE OF DEFINED TERMS

1933 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
1934 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Aggregate Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . 4
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Alternative Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . . .44
Applicable Per Share Merger Consideration. . . . . . . . . . . . . . . . . . . 4
BioServices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Breaching Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
Certificate of Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Confidentiality Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .41
Constituent Corporations . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
DGCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
EnSys. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
EnSys Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
EnSys Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . . .23
EnSys Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
EnSys Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
EnSys Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . .31
EnSys Environmental Products . . . . . . . . . . . . . . . . . . . . . . . . .33
EnSys Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .26
EnSys Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . .33
EnSys Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . .32
EnSys Interim Financial Statements . . . . . . . . . . . . . . . . . . . . . .27
EnSys Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
EnSys Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
EnSys Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
EnSys Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
EnSys Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
EnSys Stockholders' Meeting. . . . . . . . . . . . . . . . . . . . . . . . . .21
EnSys Warrant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
EnSys Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Governmental Entities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Indemnified Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Indemnifying Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Joint Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Merger Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Nasdaq . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Non-breaching Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
Ohmicron . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Required Public Announcement . . . . . . . . . . . . . . . . . . . . . . . . .42
Requisite EnSys Stockholder Approval . . . . . . . . . . . . . . . . . . . . .25
Requisite SDI Stockholder Approval . . . . . . . . . . . . . . . . . . . . . .10
Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SDI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SDI Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . . . . 8
SDI Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SDI Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
SDI Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . .15
SDI Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .11
SDI Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
SDI Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . .17
SDI Interim Financial Statements . . . . . . . . . . . . . . . . . . . . . . .11
SDI Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SDI Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SDI Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
SDI Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SDI Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
SDI Stock Option Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
SDI Stockholders' Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . .21
SDI Warrant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SDI Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SDI-Ohmicron Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . .12
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
SEC Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Section 262. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Treasury Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Update Schedule. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42

                         TABLE OF SCHEDULES AND EXHIBITS

Schedule                                  Description
--------                                  -----------
1.5 . . . . . . . . . . . . . . . .Surviving Corporation Directors and Officers
2.5-1 . . . . . . . . . . . . . . . . . . . . . EnSys Options or EnSys Warrants
3.0 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SDI Knowledge
3.1(a). . . . . . . . . . . . . . . . . . . . . . . .SDI Foreign Qualifications
3.1(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . .SDI Subsidiaries
3.2 . . . . . . . . . . . . . . . . . . . . . .SDI Certificate of Incorporation
3.3(a). . . . . . . . . . . . . . . . . . . . . . . . .SDI Options and Warrants
3.3(b). . . . . . . . . . . . . . . . . . . . . . . . . . Stock of Subsidiaries
3.3(c). . . . . . . . . . . . . . . . . . . . . . . . .SDI Capital Stock Issues
3.5 . . . . . . . . . . . . . . . . . . . . .SDI Consents and Notices; Defaults
                                                               of SDI Contracts
3.6 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SDI Permits
3.7 . . . . . . . . . . . . . . . . . . . . . . . . .SDI-Ohmicron Balance Sheet
3.7(a). . . . . . . . . . . GAAP Variations in SDI Interim Financial Statements
3.8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SDI Changes
3.9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .SDI Litigation
3.10. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SDI Contracts
3.11. . . . . . . . . . . . . . . . . .SDI Employee Benefit Plans and Contracts
3.12. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SDI Taxes
3.13. . . . . . . . . . . . . . . . . . . . . . . . . SDI Intellectual Property
3.14. . . . . . . . . . . . . . . . . . . . . . . . . . .SDI Insurance Policies
3.15. . . . . . . . . . . . . . . . . . . . . . . . . .SDI Real Property Leases
3.16. . . . . . . . . . . . . . . . . . . Accounts Receivable; Accounts Payable
3.18. . . . . . . . . . . . . . . . . . . . . . . . . . Customers and Suppliers
3.19. . . . . . . . . . . . . . . . . . . . . . . . . . . . .Employee Relations
3.21. . . . . . . . . . . . . . . . . . . . . . . . .SDI Directors and Officers
3.23. . . . . . . . . . . . . . . . . . . . . TSD Pro Forma Financial Statement
4.0 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . EnSys Knowledge
4.1(a). . . . . . . . . . . . . . . . . . . . . . .EnSys Foreign Qualifications
4.1(b). . . . . . . . . . . . . . . . . . . . . . . . . . . .EnSys Subsidiaries
4.2 . . . . . . . . . . . . . . . . . . . . .EnSys Certificate of Incorporation
4.3(a). . . . . . . . . . . . . . . . . . . . . . . .EnSys Options and Warrants
4.3(b). . . . . . . . . . . . . . . . . . . . . . . . . . Stock of Subsidiaries
4.3(c). . . . . . . . . . . . . . . . . . . . . . . .EnSys Capital Stock Issues
4.5 . . . . . . . . . . . . . . . . . . . .EnSys Consents and Notices; Defaults
                                                             of EnSys Contracts
4.6 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . EnSys Permits
4.7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SEC Filings
4.7(a). . . . . . . . . . GAAP Variations in EnSys Interim Financial Statements

4.7(b). . . . . . . . . . . . . . . . . . . . . . . . . . . EnSys Balance Sheet
4.8 . . . . . . . . . . . . . . . . . . . Absence of Certain Changes and Events
4.10. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . EnSys Contracts
4.11. . . . . . . . . . . . . . . . .EnSys Employee Benefit Plans and Contracts
4.13. . . . . . . . . . . . . . . . . . . .EnSys Intellectual Property Licenses
4.14. . . . . . . . . . . . . . . . . . . . . . . . . .EnSys Insurance Policies
4.15. . . . . . . . . . . . . . . . . . . . . . . . .EnSys Real Property Leases
4.20. . . . . . . . . . . . . . . . . . . . . . . . .EnSys Certain Transactions
4.21. . . . . . . . . . . . . . . . . . . . . . . .EnSys Directors and Officers


Exhibit                                   Description
-------                                   -----------
1.2 . . . . . . . . . . . . . . . . . . . . . . . . . . . Certificate of Merger
1.4(a). . . . . . . . . . . .Surviving Corporation Certificate of Incorporation
1.4(b). . . . . . . . . . . . . . . . . . . . . . Surviving Corporation By-Laws
6.12. . . . . . . . . . . . . . . . . . . . . . . . . . . . Operating Agreement
7.1(f). . . . . . . . . . . . . . . . . . . . . .Forms of Employment Agreements
7.1(g). . . . . . . . . . . . . . . . . . Form of Registration Rights Agreement
7.1(h). . . . . . . . . . . . . . . . . . . . . . . . . .Form of Lock-up Letter
7.2(c). . . . . . . . . . . . . . . . . . . . . . . . . . . EnSys Legal Opinion
7.3(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . SDI Legal Opinion

                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER, dated as of October 11, 1996
(the "Agreement"), is made and entered into by and between EnSys Environmental Products, Inc., a Delaware corporation ( "EnSys"), and Strategic Diagnostics Inc., a Delaware corporation ("SDI").

                                   BACKGROUND

          The respective Boards of Directors of EnSys and SDI have determined that it is advisable and in the best interests of the respective corporations and their stockholders that EnSys and SDI combine in order to advance the long-term business interests of EnSys and SDI, and that such strategic combination shall be effected by the terms of this Agreement through a transaction in which SDI will be merged with and into EnSys in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the terms of this Agreement, pursuant to which EnSys will be the surviving corporation (the "Merger"). The Merger is intended to qualify as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENTS

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE 1
                                   THE MERGER

          1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of the DGCL, at the Effective Time (as defined in Section 1.2 hereof), SDI shall be merged with and into EnSys. As a result of the Merger, the separate corporate existence of SDI shall cease and EnSys shall continue as the surviving corporation of the Merger under the laws of the State of Delaware, with its name changed to "Strategic Diagnostics Inc." (the "Surviving Corporation"). EnSys and SDI are sometimes collectively referred to in this Agreement as the "Constituent Corporations."

          1.2. EFFECTIVE TIME. Subject to the terms and conditions of this Agreement, at the time of the Closing (as defined in Section 1.7 hereof), a certificate of merger in substantially the form of Exhibit 1.2 attached hereto (the "Certificate of Merger") shall be duly executed by the Surviving Corporation and shall be filed with the Secretary of State of the State of Delaware in accordance with the DGCL on the Closing Date (as defined in Section
1.7 hereof).  The

Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions and requirements of the DGCL. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

          1.3. EFFECT OF THE MERGER. The Merger shall have the effects specified in Section 259 of the DGCL.

          1.4. RESTATED CERTIFICATE OF INCORPORATION; BY-LAWS. At the Effective Time, the Third Amended and Restated Certificate of Incorporation of EnSys and the By-Laws of EnSys shall be amended and restated in their entirety in the forms attached hereto as Exhibit 1.4(a) and Exhibit 1.4(b), respectively, and such amended and restated Certificate of Incorporation (which shall become effective only at the Effective Time) and By-Laws (which shall become effective only at the Effective Time) shall become the Certificate of Incorporation and the By-Laws of the Surviving Corporation.

          1.5. DIRECTORS AND OFFICERS. At and after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified, the initial directors and officers of the Surviving Corporation shall be those individuals listed on Schedule 1.5 hereto.

          1.6. TAKING NECESSARY ACTION; FURTHER ACTION. EnSys and SDI shall each use all reasonable efforts to take all action as may be reasonably necessary or appropriate to effectuate the Merger in accordance with the terms and conditions of this Agreement and under the DGCL. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, interests, assets, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

          1.7. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") will take place on (i) the later of (A) the first business day following the Stockholders' Meetings described in Section 6.2 and
(B) the business day on which the last of the conditions set forth in Article 7 to be fulfilled prior to Closing is fulfilled or waived or (ii) on such other date as the parties hereto may agree (the "Closing Date"), at 10:00 a.m. (local time) at the offices of Pepper, Hamilton & Scheetz, Suite 1401, 1201 Market Street, Wilmington, DE 19899-1709, or at such other place as the parties hereto shall mutually agree (including Closing by facsimile transmission exchange of executed documents or signature pages followed promptly by overnight courier of originals), and will be effective as of the Effective Time. At the Closing, each of EnSys and SDI will execute and deliver to the other all documents reasonably requested by the other to give effect to the terms of this Agreement.

          1.8.   GENERAL DEFINITIONS.

                 (a) The term "Material Adverse Effect" as used in this Agreement in conjunction with the term "SDI" or "EnSys", as the case may be, shall mean any change or effect that, individually or when taken together with all other such changes or effects, is materially adverse to the financial condition, results of operations, liabilities, business or assets of SDI or EnSys (each taken as a whole together with its respective Subsidiaries), as the case may be.

                 (b) The term "Affiliate" as used in this Agreement shall mean, with respect to any person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first mentioned person or entity. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person or entity whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

                 (c) The term "Subsidiary" (or its plural) as used in this Agreement with respect to SDI, EnSys, the Surviving Corporation or any other person or entity shall mean any corporation, partnership, joint venture or other legal entity of which SDI, EnSys, the Surviving Corporation or such other person or entity, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, at least 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                                    ARTICLE 2
                            CONVERSION OF SECURITIES

          2.1.   CONVERSION OF SHARES.

                 (a) At the Effective Time by virtue of the Merger and without any further action on the part of EnSys, SDI, the Surviving Corporation or the holders of any of the following securities:

                    (i) each outstanding share of SDI Common Stock, par value $.01 per share (the "SDI Common Stock") and SDI Series A Convertible Preferred Stock, par value $.10 per share (the "SDI Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 2.3)) shall be canceled and extinguished and shall be converted into the right to receive (subject to the provisions set forth in Section 2.2 with respect to fractional shares) the following:

                           (A)     with respect to SDI Common Stock, .7392048 of
a fully paid and nonassessable share of EnSys Common Stock, par value $.01 per share ("EnSys Common Stock"), per share of SDI Common Stock; and

                           (B)     with respect to SDI Preferred Stock, .7392048
of a fully paid and nonassessable share of EnSys Series A Convertible Preferred Stock, par value $.01 per share ("EnSys Preferred Stock"), per share of SDI Preferred Stock; and

                    (ii) each share of SDI Common Stock and SDI Preferred Stock owned by SDI as treasury shares or owned by any Subsidiary of SDI (collectively "Treasury Shares") shall be canceled and extinguished, and no shares of EnSys Common Stock, EnSys Preferred Stock or other consideration shall be delivered in exchange therefor.

               (b) The rights and preferences of the EnSys Preferred Stock are set forth in the Restated Certificate of Incorporation of EnSys attached hereto as Exhibit 1.4(a), which will become effective at the Effective Time upon its filing with the Secretary of State of the State of Delaware. The shares of EnSys Common Stock and EnSys Preferred Stock to be issued pursuant to the Merger, which shall total 5,780,207 and 2,164,362 shares, respectively, in the aggregate (less any Dissenting Shares (as defined in Section 2.3) and any fractional shares paid in cash, as provided for in Section 2.2), are collectively referred to herein as the "Merger Shares," and the total consideration to be paid for all of the capital stock of SDI is referred to herein as the "Aggregate Merger Consideration." The exchange ratio formulas set forth in subparagraphs (a)(i) and (a)(ii) above are generically referred to herein, without respect to particular class of stock, as the "Applicable Per Share Merger Consideration."

          2.2. NO FRACTIONAL SHARES. No fractional shares of EnSys Common Stock or EnSys Preferred Stock will be issued in the Merger, and each stockholder of SDI will receive cash in lieu of any fraction of a share of EnSys Common Stock or EnSys Preferred Stock, as the case may be, in an amount equal to such fraction multiplied by the average closing bid price of EnSys Common Stock on the Nasdaq National Market of The Nasdaq Stock Market, Inc. ("Nasdaq") for the five (5) trading days immediately preceding the Closing Date.

          2.3. DISSENTING SHARES.

               (a) Notwithstanding anything in this Agreement to the contrary, if Section 262 of the DGCL ("Section 262") shall be applicable to the Merger, shares of SDI Common Stock and SDI Preferred Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted for or consented to the Merger, have performed all such acts as are required to perfect appraisal rights pursuant to Section 262, and, as of the Effective Time, have not effectively withdrawn or lost such right to appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive the Applicable Per Share Merger Consideration pursuant to Section 2.1, but the holders thereof shall be entitled only to such rights as are granted by Section 262. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 shall receive payment therefor from the Surviving Corporation in accordance with
Section 262; provided, however, that if such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Section 262, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed, as of the Effective Time, to have been canceled, extinguished and converted into and represent the right to receive payment from the Surviving Corporation of the Applicable Per Share Merger Consideration as provided in Section 2.1.

               (b) Prior to the Effective Time, SDI shall give EnSys (i) prompt written notice of any demand for fair value, any withdrawal of a demand for fair value and any other instrument served pursuant to Section 262 received by SDI, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for fair value under such Section 262. SDI shall not, except with the prior written consent of EnSys, voluntarily make any payment with respect to any demand for fair value or offer to settle or settle any such demand. After the Effective Time, the Surviving Corporation shall be solely and fully liable to pay any and all consideration due in respect of Dissenting Shares.

          2.4. EXCHANGE OF CERTIFICATES.

               (a) EnSys' stock transfer agent, Boston EquiServe, shall act as exchange agent (the "Exchange Agent") in effecting the exchange of the Aggregate Merger Consideration for certificates representing shares of SDI Common Stock and SDI Preferred Stock entitled to the Applicable Per Share Merger Consideration pursuant to Section 2.1 (including lost share affidavits reasonably acceptable in form and substance to EnSys, the "Certificates"). Subject to the terms and conditions hereof, immediately prior to the Effective Time, EnSys shall deposit with the Exchange Agent the Merger Shares plus an amount of cash to be paid in lieu of fractional shares that together are equal to the Aggregate Merger Consideration (net of any amounts relating to any Dissenting Shares). The Exchange Agent shall hold such Merger Shares and cash in escrow for the purposes set forth in Section 2.1.

               (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates a letter of transmittal and instructions for use in surrendering Certificates and receiving the Applicable Per Share Merger Consideration therefor. The form of the transmittal letter shall have been agreed upon by EnSys and SDI prior to the Effective Time. Upon the surrender of each Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Applicable Per Share Merger Consideration multiplied by the number of shares of SDI Common Stock or SDI Preferred Stock represented by such Certificate, and such Certificate shall be canceled. Until so surrendered and exchanged, each such Certificate shall represent solely the right to receive the Applicable Per Share Merger Consideration multiplied by the number of shares of SDI Common Stock or SDI Preferred Stock, as the case may be, that are represented by such Certificate. If any Merger Shares are to be issued to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other similar taxes required by reason of the issuance of such Merger Shares to a person other than the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

               (c) Promptly following the date which is one year after the Effective Time, or such earlier date when all of the Aggregate Merger Consideration has been exchanged pursuant to this Section 2.4, the Exchange Agent's duties shall terminate and any portion of the Aggregate Merger Consideration shall be released to the Surviving Corporation. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Applicable Per Share Merger Consideration multiplied by the number of shares of SDI Common Stock or SDI Preferred Stock represented by such Certificate.

               (d) After the Effective Time there shall be no transfers on the stock transfer books of SDI or the Surviving Corporation of any shares of SDI Common Stock or SDI Preferred Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Applicable Per Share Merger Consideration, as provided in this Article 2, subject to applicable law in the case of Dissenting Shares.

          2.5. CONVERSION OF STOCK OPTIONS AND WARRANTS. At the Effective Time, each outstanding stock option or warrant (whether vested or not) to purchase shares of SDI Common Stock (an "SDI Option" or an "SDI Warrant", as the case may be, or, collectively, the "SDI Options" or the "SDI Warrants") shall be canceled and extinguished and converted into and deemed to constitute a stock option or a warrant, as the case may be, to purchase shares of EnSys Common Stock (an "EnSys Option"or an "EnSys Warrant", as the case may be, or, collectively, the "EnSys Options" or the "EnSys Warrants") on the following conversion basis. The terms of all of the EnSys Options and EnSys Warrants to be granted pursuant to this section including exercise prices and vesting, and the exercise period is set forth on Schedule 2.5-1 hereto, and Schedule 2.5-1 also contains the forms of all of such EnSys Options and EnSys Warrants to be granted pursuant to this
Section 2.5. Each SDI Option to purchase one share of SDI Common Stock will be converted into an EnSys Option to purchase .7818026 of a share of EnSys Common Stock, and each SDI Warrant to purchase one share of SDI Common Stock will be converted into an EnSys Warrant to purchase .7818026 of a share of EnSys Common Stock, and in each case the EnSys Options or EnSys Warrants to be granted to a holder shall be rounded to the nearest whole share. All SDI Options will be converted into EnSys Options to purchase an aggregate of 391,658 shares of EnSys Common Stock, and all SDI Warrants will be converted into EnSys Warrants to purchase an aggregate of 599,643 shares of EnSys Common Stock.

Notwithstanding anything contained herein to the contrary, in the event any of the SDI Options or SDI Warrants are exercised between the date hereof and the Effective Time, such exercise shall reduce the aggregate number of SDI Options or SDI Warrants, as the case may be, to be issued pursuant to this Section 2.5 and shall increase the aggregate number of shares of EnSys Common Stock to be issued pursuant to Section 2.1 hereof. In addition, at the Effective Time, all SDI Option plans shall be terminated, and the Surviving Corporation shall not be bound by any of the terms thereof or be liable for any obligations thereunder.


                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF SDI

          Except as set forth in SDI's disclosure schedules attached to this Agreement and made a part hereof (together with EnSys' disclosure schedules, hereinafter referred to as the "Schedules"), SDI represents and warrants to EnSys as follows (notwithstanding anything in this Agreement to the contrary, (i) any matter disclosed in any part of SDI's Schedules shall be deemed to be disclosed in all parts of such Schedules where such matter is required to be disclosed, regardless of whether such matter is specifically cross-referenced,
(ii) the disclosure of any matter in such Schedules shall not necessarily be deemed an indication that such matter is material or is required to be disclosed, (iii) with respect to any representation, warranty or statement of SDI in this Agreement that is qualified by or to SDI's knowledge, such knowledge shall be deemed to exist only if any of the individuals listed on Schedule 3.0 has actual knowledge, or that knowledge which a reasonably prudent person should have as a result of such person's performance of his or her duties as an employee, officer or director of SDI or any of its Subsidiaries, or after making reasonable inquiry and exercising due diligence with respect thereto, of the matter to which such qualification applies, and (iv) for purposes of this
Article 3, and except as otherwise specifically provided for in Section 3.7(a), all references to "SDI" contained herein shall be deemed to include the combined entity following the merger of Ohmicron Corporation, a Delaware corporation ("Ohmicron"), with and into SDI:

          3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of SDI and its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction (a true and complete list of which jurisdictions is set forth on Schedule 3.1(a)) in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except such jurisdictions, if any, where the failure to be so qualified would not have a SDI Material Adverse Effect. A true and complete list of all of SDI's directly or indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interest owned by SDI or another Subsidiary of SDI, is set forth on
Schedule 3.1(b).  SDI has no direct or
indirect ownership interest in any subsidiary, partnership, joint venture or other entity except as set forth on Schedule 3.1(b).

          3.2. CERTIFICATE OF INCORPORATION; BY-LAWS.  Attached hereto as
Schedule 3.2 are complete and correct copies of SDI's Restated Certificate of Incorporation (the "SDI Certificate of Incorporation") and By-Laws, as amended to date, and the Certificate of Incorporation and By-Laws of each of its Subsidiaries. Neither SDI nor any of its Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or By-Laws, as amended or restated.

          3.3. CAPITALIZATION.

               (a) The authorized and the issued and outstanding capital stock of SDI consists of:

                    (i) 13,072,040 shares of SDI Common Stock of which (A) 7,819,493 shares are validly issued and outstanding, fully paid and nonassessable, (B) 2,927,960 shares are duly reserved for issuance upon conversion of shares of SDI Preferred Stock, (C) 616,618 shares are duly reserved for issuance upon exercise of SDI Options granted or available for grant by the Board of Directors of SDI, and (D) 767,000 shares are duly reserved for issuance upon exercise of SDI Warrants;

                    (ii) 2,927,960 shares of SDI Preferred Stock, all of which shares are duly designated as SDI Series A Convertible Preferred Stock, of which 2,927,960 shares are validly issued and outstanding, fully paid and nonassessable; and

                    (iii) No other shares of capital stock of SDI are authorized or outstanding. No shares of SDI Common Stock or SDI Preferred Stock are reflected on the books and records of SDI as Treasury Shares.

               (b) Information as of the date of this Agreement relating to the amounts of the authorized and issued and outstanding capital stock of each Subsidiary is listed on Schedule 3.3(b).

               (c) Except as described in this Section 3.3, no shares of SDI Common Stock or SDI Preferred Stock are reserved for any other purpose. Since December 31, 1995, no shares of SDI Common Stock or SDI Preferred Stock have been issued by SDI, except in connection with the Ohmicron Merger or pursuant to the exercise of outstanding SDI Options in accordance with their terms. Except as contemplated by this Agreement or as described on Schedule 3.3(c), there have been no changes in the terms of any outstanding SDI Options or SDI Warrants or the grant of any additional SDI Options or SDI Warrants since December 31, 1995, and neither SDI nor any committee or person administering any stock option plan of SDI has taken any action under or pursuant to such plan in respect of the Merger. All outstanding shares of SDI Common Stock and SDI Preferred Stock have been duly authorized, are validly issued, fully paid and nonassessable and, except as set forth on
Schedule 3.3(c), are not subject to preemptive rights under the DGCL, the SDI Certificate of Incorporation or By-Laws or any agreement to which SDI is a party. Each of the outstanding shares of capital stock of, or other equity interests in, each of SDI's Subsidiaries has been duly authorized and is validly issued, fully paid and nonassessable and such shares or other equity interests are owned by SDI free and clear of all security interests, liens, claims, pledges, agreements, limitations on SDI's voting rights, charges or other encumbrances of any nature whatsoever, subject to federal and state securities laws. Except as described in Schedule 3.3(a), there are no options, warrants or other rights, agreements, arrangements or commitments to which SDI or any of its Subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, SDI or any of its Subsidiaries or obligating SDI or any of its Subsidiaries (either before or after the Effective Time) to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, SDI or any of the Subsidiaries. There are no outstanding stock appreciation rights or other similar rights, agreements or commitments of SDI or, except as described in Section 3.3(a), securities or obligations of SDI convertible into or exchangeable for any shares of capital stock of SDI. Except as set forth on Schedule 3.3(c), as of the date of this Agreement, there are no obligations, contingent or otherwise, of SDI or any of its Subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of SDI Common Stock or SDI Preferred Stock, or the capital stock of, or other equity interests in, any Subsidiary of SDI, or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Subsidiary of SDI, except for the provision of funds to, making an investment in (in the form of a loan, capital contribution or otherwise) or provision of any guarantees of obligations of Subsidiaries in the ordinary course of business. Except as set forth on Schedule 3.3(c), there are no contracts, commitments or agreements relating to the voting, purchase or sale of SDI's capital stock (including, without limitation, any redemption by SDI thereof) (i) between or among SDI and any of its stockholders and (ii) to SDI's knowledge, between or among any of SDI's stockholders. There are no accrued but unpaid dividends owed with respect to any of SDI's capital stock.

          3.4. AUTHORITY; VOTE REQUIRED.

               (a) SDI has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements required to be executed by it pursuant to the terms hereof, to perform its obligations hereunder, and to consummate the transactions contemplated by this Agreement, subject to the Requisite SDI Stockholder Approval (as hereinafter defined). The execution and delivery of this Agreement by SDI and the consummation by SDI of the transactions contemplated hereby, have been duly authorized by the unanimous approval of SDI's Board of Directors, and no other corporate actions or proceedings on the part of SDI are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, except for the Requisite SDI Stockholder Approval, in accordance with the DGCL and the SDI Certificate of Incorporation and By-Laws. This Agreement has been duly executed and delivered by SDI and constitutes the legal, valid and binding obligation of SDI, enforceable against SDI in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity.

               (b) The affirmative vote of the holders of at least a majority of the outstanding shares of SDI Common Stock and SDI Preferred Stock voting together as one class (with each share of SDI Preferred Stock being entitled to the number of votes equal to the number of shares of SDI Common Stock into which each share of SDI Preferred Stock could be converted on the record date for the vote), and of the holders of at least two thirds of the outstanding shares of SDI Preferred Stock voting separately as one class, are the only votes of the holders of any class or series of capital stock of SDI necessary to approve this Agreement and the Merger (together, the "Requisite SDI Stockholder Approval").

          3.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by SDI does not, and the performance of this Agreement by SDI will not: (i) violate the Certificate of Incorporation or By-Laws of SDI or any of its Subsidiaries; (ii) subject to (x) obtaining the Requisite SDI Stockholder Approval of this Agreement and the Merger in accordance with the DGCL and the SDI Certificate of Incorporation and By-Laws, (y) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any administrative agency or commission or other governmental or regulatory authority, domestic or foreign ("Governmental Entities"), pursuant to the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and any applicable provisions of all United States and Delaware laws, and the rules and regulations thereunder, and the filing and recordation of appropriate Merger documents as required by the DGCL, and (z) giving the notices to and obtaining the consents, approvals, authorizations or permits from any private third parties as set forth on Schedule 3.5, conflict with or violate any United States or state laws or regulations applicable to SDI or any of its Subsidiaries, or by which any of their respective properties is bound or affected; or (iii) except as set forth on Schedule 3.5, result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of SDI or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other instrument or obligation to which SDI or any of its Subsidiaries is a party or by which SDI or any of its Subsidiaries or any of their respective properties is bound, except for such violations, breaches or defaults described in clause (iii) above as would not have a SDI Material Adverse Effect.

               (b) The execution and delivery of this Agreement by SDI does not, and the performance of this Agreement by SDI shall not, require any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entities or private third parties, except for applicable requirements, if any, of (i) the consents, approvals, authorizations or permits described on Schedule 3.5 and (ii) the filing and recordation of appropriate Merger documents as required by the DGCL.

          3.6. PERMITS; COMPLIANCE. Each of SDI and its Subsidiaries is in possession of all franchises, authorizations, licenses, permits, consents, certificates, approvals and orders necessary for SDI or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "SDI Permits"), and Schedule 3.6 contains a complete and correct list of all SDI Permits. All SDI Permits currently are in effect, except for any SDI Permits the absence of which would not have a SDI Material Adverse Effect. No suspension, revocation or cancellation of any of the SDI Permits is pending or, to the knowledge of SDI, threatened in writing. To the knowledge of SDI, neither SDI nor any of its Subsidiaries is operating in default under or violation of (i) any law, rule or regulation, or any order or decree, applicable to SDI or any of its Subsidiaries or by which any of their respective properties is bound or (ii) any of the SDI Permits, except for any such defaults or violations which would not have a SDI Material Adverse Effect.

          3.7. FINANCIAL STATEMENTS.

               (a) Attached hereto as a part of Schedule 3.7 are true, correct and complete copies of (i) SDI's audited financial statements (including balance sheets, income statements and statements of stockholders' equity and cash flows) for the years ended as of December 31, 1994 and 1995 and (ii) Ohmicron's audited, consolidated financial statements (including balance sheets, income statements and statements of stockholders' equity and cash flows) for the years ended as of September 30, 1994 and 1995 (such audited financial statements of SDI and Ohmicron are hereinafter referred to collectively as the "SDI Financial Statements"). The SDI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and fairly present in accordance with GAAP the financial position of SDI and Ohmicron, as the case may be, as of the dates thereof and the results of its operations for the periods covered thereby, subject only to the matters described in the accountant's reports attached thereto. Also attached hereto as a part of Schedule 3.7 are true, correct and complete copies of (iii) SDI's unaudited, interim financial statements (including a balance sheet, income statements and statements of cash flows) for the three (3) month and six (6) month periods ended as of June 30, 1996, and (iv) Ohmicron's unaudited, consolidated interim financial statements (including a balance sheet, income statements and statements of cash flows) for the nine (9) month period ended as of June 30, 1996 (such unaudited financial statements of SDI and Ohmicron are hereinafter referred to collectively as the "SDI Interim Financial Statements"). The SDI Interim Financial Statements are in accordance with the books and records of SDI or Ohmicron, as the case may be, were prepared in accordance with GAAP, except as set forth on Schedule 3.7(a), and fairly present in accordance with GAAP the financial position of SDI and Ohmicron, as the case may be, as of the dates thereof and the results of their respective operations for the periods covered thereby. Also attached hereto as a part of Schedule 3.7 is a true, correct and complete copy of a proforma unaudited combined balance sheet of SDI and Ohmicron as of June 30, 1996 (the "SDI-Ohmicron Balance Sheet"), which is in accordance with the books and records of SDI and Ohmicron, as the case may be, was prepared in accordance with GAAP, except as set forth on Schedule 3.7(a), and fairly presents in accordance with GAAP the financial position of SDI (as the surviving corporation of the Ohmicron Merger) as of the date thereof.

               (b) Except as and to the extent reflected on, or reserved against in, the SDI-Ohmicron Balance Sheet, neither SDI nor any of its Subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, disclosed or reserved against in, a balance sheet of SDI or in the notes thereto, prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since the date of the SDI-Ohmicron Balance Sheet that, individually or in the aggregate, would not have a SDI Material Adverse Effect.

          3.8. ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth on
Schedule 3.8, since June 30, 1996

               (a) each of SDI and its Subsidiaries has conducted its business in the ordinary course and consistent with its past practice;

               (b)  there has not been any SDI Material Adverse Effect;

               (c) neither SDI nor any Subsidiary has made any material increase in compensation to officers or key employees or any material increase in any or created any new bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options) other than in the ordinary course of business and consistent with SDI's past practice;

               (d) neither SDI nor any of its Subsidiaries has made any loans or advances to any officer, director, shareholder or Affiliate of SDI or of any Subsidiary (except for travel and business expenses payments);

               (e) neither SDI nor any of its Subsidiaries has incurred any debt, obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;

               (f) neither SDI nor any of its Subsidiaries has mortgaged, pledged or subjected to lien, restriction or any other encumbrance any of their property, businesses or assets, tangible or intangible, except for purchase money liens arising in the ordinary course of business consistent with prior practice;

               (g) neither SDI nor any of its Subsidiaries has transferred, leased or loaned to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), or canceled, waived, released or otherwise compromised any debt or claim, or any right of significant value, except in the ordinary course of business and consistent with prior practice;

               (h) neither SDI nor any of its Subsidiaries has made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

               (i) neither SDI nor any of its Subsidiaries has encountered any labor union organizing activity, had any actual or threatened employee strikes, or any work stoppages, slow-downs or lock-outs related to any labor union organizing activity or any actual or threatened employee strikes;

               (j) neither SDI nor any of its Subsidiaries has (A) declared or paid any dividend or made any other payment or distribution in respect of its capital stock, (B) issued or sold (I) any of its capital stock, (II) any warrant, option or other right to purchase or receive any of its capital stock,
(III) any security convertible into, or exchangeable for, its capital stock, or
(IV) any stock appreciation right or other security or other right or contractual obligation, the value of which is related to, or determined or determinable by reference to, the price or value of its capital stock, or (C) directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock;

               (k) neither SDI nor any of its Subsidiaries has acquired, or agreed to acquire, any business or any corporation, partnership or other business organization or division thereof, or otherwise acquired, or agreed to acquire, any assets which are material, individually or in the aggregate, to SDI and its Subsidiaries taken as a whole, or entered into any joint venture or partnership agreement or made any other similar arrangement;

               (l) neither SDI nor any of its Subsidiaries has made or changed any election concerning taxes or tax returns, filed any amended tax return, extended the applicable statute of limitations for any taxable period, received notification of an examination, audit or pending assessment with respect to taxes, entered into any closing agreement with respect to taxes, settled or compromised any tax claim or assessment or surrendered any right to claim a refund of taxes or obtained or entered into any tax ruling, agreement, contract, understanding, arrangement or plan;

               (m) there has not been any change in the accounting methods or practices followed by SDI or any of its Subsidiaries, except as required by GAAP; and

               (n) neither SDI nor any of its Subsidiaries has entered into any commitment or other agreement to do any of the foregoing.

          3.9. LITIGATION.

               (a) Except as set forth on Schedule 3.9, there is no claim, action, suit or proceeding at law or in equity, or arbitration or audit, review or investigation by or before any Governmental Entity, pending or, to the knowledge of SDI, threatened in writing against or affecting SDI, any of its Subsidiaries or any of their properties or rights. There are no such claims, actions, suits or proceedings pending or, to the knowledge of SDI, threatened seeking to enjoin or restrain any of the transactions contemplated by this Agreement, including the Merger.

               (b) Neither SDI nor any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or, to the knowledge of SDI, continuing investigation by, any Governmental Entity.

               (c) To the knowledge of SDI, there is no reasonable basis for any such audit, investigation, review, action, arbitration, claim, suit or proceeding which, if adversely determined, would have a Material Adverse Effect on SDI or would restrict, prohibit or prevent the consummation of the transactions contemplated hereby.

         3.10. CONTRACTS; NO DEFAULT.

               (a) Schedule 3.10 sets forth as of the date of this Agreement a list (including the dates thereof and the names of all parties thereto) of each contract or agreement of SDI or any of its Subsidiaries (other than SDI Employee Benefit Plans or real property leases, which are listed on Schedules 3.11 and 3.15, respectively) which relates to:

                    (i)    employment, consulting or severance arrangements;

                    (ii)   joint venture or development arrangements;

                    (iii) any arrangement purporting to or with the effect of limiting the right of SDI or any of its Subsidiaries prior to the Effective Time, or the Surviving Corporation or any of its Subsidiaries at or after the Effective Time, to engage in, or to compete with any person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, the products or services offered by or the method by which, any business may be conducted by SDI or any of its Subsidiaries prior to the Effective Time, or by the Surviving Corporation or any of its Subsidiaries after the Effective Time;

                    (iv) all franchises, licenses, letters patent, patent applications, registered copyrights, trademarks (whether registered or unregistered), or proprietary rights presently owned or used by SDI or any of its Subsidiaries, including, without limitation, any distribution, licensing or royalty arrangement relating to any of the foregoing;

                    (v) all agreements, contracts or commitments of SDI or any of its Subsidiaries which involve future payments by or to SDI or any of its Subsidiaries of more than $100,000, or which extend beyond one year from the date hereof and involve more than $100,000, and all agreements, contracts or commitments not made in the ordinary course of SDI's business consistent with past practice which are to be performed at or after the date hereof;

                    (vi) each instrument defining the terms on which debt, guarantees, pledges or other obligations of SDI or any of its Subsidiaries has been or may be issued;

                    (vii) all licenses and permits issued to SDI or any of its Subsidiaries by any Governmental Entity that is material to it or the conduct of its business or operations; and

                    (viii) any other matters which are otherwise material to SDI and its Subsidiaries.

               (b) For purposes of this Agreement, the term "SDI Contract" means all of the contracts and agreements referred to in Section 3.10(a). Correct and complete copies of all written SDI Contracts have been provided to EnSys.

               (c) Each SDI Contract is in full force and effect, each is a valid and binding contract or agreement enforceable against SDI or the applicable Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity, and there is no default by SDI in the performance of any obligation to be performed or paid under any such contract or agreement, except for any default that would not have a SDI Material Adverse Effect.

         3.11. EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

               (a) Schedule 3.11 lists or describes any pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy as to which SDI is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus incentive, vacation pay, severance pay, "cafeteria" or "flexible benefit" plan under Section 125 of the Code, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment, under which employees of SDI or its Subsidiaries are entitled to participate by reason of their, or relating to, employment with SDI or its Subsidiaries (other than relating to "at-will" employment), (i) to which SDI or a Subsidiary is a party or a sponsor or a fiduciary thereof or (ii) with respect to which SDI or a Subsidiary has made payments, contributions or commitments, or has any liability (collectively, the "SDI

Employee Benefit Plans"). With respect to each SDI Employee Benefit Plan listed on Schedule 3.11, SDI has to the extent applicable provided to EnSys true and complete copies of (A) the plan document, trust agreement and any other contractual document governing such Plan, (B) the summary plan description, (C) all Form 5500 annual reports and attachments, and (D) the most recent Internal Revenue Service ("IRS") determination letter.

               (b) SDI Employee Benefit Plans have been operated and administered by SDI in compliance in all material respects with their respective terms and all applicable United States and state laws relating to employment or labor matters, including without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code.

               (c) Each SDI Employee Benefit Plan that is intended to be tax qualified under Section 401(a) of the Code has received, or SDI has applied for, a favorable determination letter from the IRS stating that the Plan meets the requirements of the Code and that any trust or trusts associated with the plan are tax exempt under Section 501(a) of the Code.

               (d) SDI does not maintain any defined benefit plan covering employees of SDI or its Subsidiaries within the meaning of Section 3(35) of ERISA.

               (e) Neither SDI nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract.

               (f) All contributions and payments of insurance premiums required to be made with respect to SDI Employee Benefit Plans have been made when due.

               (g) Except as set forth on Schedule 3.11, the reporting and disclosure requirements of ERISA applicable to SDI Employee Benefit Plans, and the continuation coverage requirements of Code Section 4980B and ERISA Sections 601-609 applicable to SDI Employee Benefit Plans, have been complied with in all material respects.

               (h) There have been no "prohibited transactions" within the meaning of Code Section 4975 or ERISA Section 406 with respect to SDI Employee Benefit Plans that could subject EnSys, the Surviving Corporation, SDI or any of their respective Subsidiaries to any tax, penalty or other liability under Code
Section 4975 or under ERISA Sections 409 or 502(i).

               (i) There are no actions, suits or claims with respect to SDI Employee Benefit Plans (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of SDI, threatened, and to the knowledge of SDI, there are no facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course).

               (j) Neither SDI nor any other entity included in the same controlled group of organizations as SDI within the meaning of Code Sections 414(b), (c), (m) or (o) has ever sponsored, maintained or contributed to, or been obligated to contribute to, any employee benefit plan subject to Title IV of ERISA or the minimum funding requirements of Code Section 412.

               (k) Except as set forth on Schedule 3.11, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder shall not result in any increase in or acceleration of any obligation or liability (with respect to accrued benefits or otherwise) with respect to any SDI Employee Benefit Plan or to any employee or former employee of SDI or any of its Subsidiaries.

         3.12. TAXES. Except as set forth on Schedule 3.12, SDI has filed or caused to be filed with the appropriate Governmental Entities, all federal, state, municipal, and local income, franchise, excise, real and personal property, and other tax returns and reports that are required to be filed and SDI is not delinquent in the payment of any taxes shown on such returns or reports or on any assessments for any such taxes received by it and has otherwise complied in all material respects with all legal requirements applicable to SDI with respect to all income, sales, use, real or personal property, excise or other taxes. The SDI-Ohmicron Balance Sheet includes adequate reserves for the payment of all accrued but unpaid federal, state, municipal and local taxes of SDI, including, without limitation, interest and penalties, whether or not disputed, for the period ended June 30, 1996 and the years ended September 30, 1995, and December 31, 1995, and for all fiscal years prior thereto. SDI has not executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal tax. SDI is not a party to any pending action or proceeding, nor, to the knowledge of SDI, has any action or proceeding been threatened, by any Governmental Entity for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against SDI. To the knowledge of SDI, no claim for unpaid taxes has become a lien against any property of SDI or any of its Subsidiaries or is being asserted against SDI or any of its Subsidiaries, and no audit of any tax return of SDI has been, or, to the knowledge of SDI, is being, conducted by a tax authority. To the knowledge of SDI, SDI is not, and never has been a party to a tax indemnity, tax sharing or tax allocation agreement with respect to a consolidated return or a consolidated group.

         3.13. INTELLECTUAL PROPERTY RIGHTS. SDI and each of its Subsidiaries owns or possesses the right to use (in the manner and the geographic areas in which they are currently used) all patents, patent applications pending, trademarks, service marks, trade names, service names, slogans, copyrights, trade secrets and other intellectual property rights (collectively, the "SDI Intellectual Property") that are necessary to conduct the business of SDI as it is currently conducted, without any conflict or alleged conflict with or infringement of rights of others. A correct and complete list of all SDI Intellectual Property is attached hereto as Schedule 3.13. Except as set forth on Schedule 3.13, none of SDI or its Subsidiaries is a party to, or pays a royalty to anyone under, any license or similar agreement, other than with respect to software used in SDI's operations in the ordinary course of business. There is no existing claim, or, to the knowledge of SDI, any reasonable basis for any claim, asserted or to be asserted against SDI or any of its Subsidiaries that any of its operations, activities or products or any of the SDI Intellectual Property infringe the patents, trademarks, trade names, copyrights or other property rights of others, or that SDI or any of its Subsidiaries is wrongfully or otherwise using the property rights of others. To the knowledge of SDI, no person uses, or has the right to use, the name "Strategic Diagnostics" or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products or services commonly associated with SDI's and its Subsidiaries businesses.

         3.14. INSURANCE. A complete list of all policies and binders of insurance and reinsurance for employee health, disability or life, products liability, professional liability, directors and officers, property and casualty, fire, liability, worker's compensation, errors and omissions, umbrella coverage and other customary matters held by or on behalf of SDI or its Subsidiaries (collectively, the "SDI Insurance Policies"), including total coverage under, issuing insurance company, premium amounts and term of each policy, is set forth on Schedule 3.14. The Insurance Policies are in full force and effect. All premiums with respect to the Insurance Policies covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. The Insurance Policies are sufficient for material compliance with all requirements of law and all agreements to which SDI or any of its Subsidiaries are a party; are valid, outstanding and enforceable policies; and provide adequate insurance coverage for the assets and operations of SDI and its Subsidiaries taken as a whole. SDI or its Subsidiaries have not failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor to the knowledge of SDI, has any coverage for claims been denied, which failure or denial has had or would have a SDI Material Adverse Effect.

         3.15. TITLE TO PROPERTIES.

               (a) Neither SDI nor any Subsidiary owns any real property. Leases for all of the material real property leased by SDI or any Subsidiary are listed on Schedule 3.15 (the "SDI Real Property"), and SDI has provided a true, correct and complete copy of each such lease to EnSys.

               (b) SDI has good and marketable title to the tangible properties and tangible assets reflected in the SDI Balance Sheet, free and clear of all liens, claims, security interests and other encumbrances other than those listed on Schedule 3.15, and, to the knowledge of SDI, the leases for SDI Real Property described on Schedule 3.15 are in full force and effect and SDI holds a valid and existing leasehold interest under each of the leases. SDI has made available to EnSys complete and accurate copies of each of the leases described on Schedule 3.15, and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to EnSys. Neither SDI nor the applicable Subsidiary is in default, and to the knowledge of SDI no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in SDI's or the applicable Subsidiary's default under any of such leases, in each case, where such default would have a SDI Material Adverse Effect.

               (c) Neither SDI nor any Subsidiary is in violation of any applicable material zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, which violation has had or would have a SDI Material Adverse Effect, and neither SDI nor any Subsidiary has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of SDI Real Property.

         3.16. ACCOUNTS PAYABLE; ACCOUNTS RECEIVABLE. SDI's accounts payable represent bona fide obligations of SDI incurred in the ordinary course of SDI's business, consistent with past practice. Except as set forth on Schedule 3.16, SDI's accounts receivable are valid receivables for sales actually made or services actually rendered in the ordinary course of its business, and to SDI's knowledge are collectible in accordance with their terms, subject to the reserve for bad debts in the SDI-Ohmicron Balance Sheet.

         3.17. HAZARDOUS SUBSTANCES.

               (a) SDI has complied in all material respects with all applicable United States, state and local environmental laws and regulations. SDI holds and is and has been at all times in full compliance with all permits, licenses and other authorizations required under applicable United States, state and local environmental laws and regulations for the operation of the business. None of such environmental permits, licenses and authorizations are subject to any pending or, to SDI's knowledge, threatened in writing suspension, termination or modification by any governmental authority.

               (b) To SDI's knowledge, there has been no release into the environment of any hazardous substance at, under, or from any of the real property listed on Schedule 3.15 for which investigation, removal, remediation, cleanup or other corrective action is or may be required under applicable federal, state or local environmental laws and regulations.

               (c) To SDI's knowledge, there are no active, inactive or abandoned underground storage tanks at any of the real property listed on
Schedule 3.15.

               (d) SDI has not received any notice that any aspect of its business is in violation of any federal, state or local environmental laws or regulations, including, without limitation, permits, licenses and authorizations issued thereunder, or that it is or may be responsible for the investigation, removal, remediation, or cleanup of or other corrective action \for any waste or hazardous substance released at, under or from any of the real property listed on Schedule 3.15 or any other real property or facility at which waste generated through the operation of the business has come to be located.

         3.18. CUSTOMERS AND SUPPLIERS. SDI has made available to EnSys a list of its customers. Except as set forth on Schedule 3.18, no customer which, individually or in the aggregate, accounted for more than 5% of SDI's consolidated revenues during the 12 month period preceding the date hereof, and no supplier or service provider or group of suppliers or service providers which, individually or in the aggregate, accounted for more than 5% of SDI's consolidated expenses during the 12 month period preceding the date hereof, has canceled or otherwise terminated, or made any written threat to SDI or any of its Subsidiaries to cancel or otherwise terminate, for any reason, including, without limitation, the consummation of the transactions contemplated hereby, its relationship with SDI or any of its Subsidiaries, or has at any time on or after December 31, 1995 decreased materially its services to SDI or any of its Subsidiaries in the case of any such service provider, or its usage of the services or products of SDI and its Subsidiaries. To SDI's knowledge, no such customer or supplier or service provider intends to cancel or otherwise terminate its relationship with SDI or any of its Subsidiaries or to decrease materially its services to SDI or any of its Subsidiaries or its usage of the services or products of SDI and its Subsidiaries, as the case may be.

         3.19. EMPLOYEE RELATIONS. As of September 30, 1996, SDI and its Subsidiaries employed a total of 63 employees and 19 temporary employees and, as of the date hereof, except as set forth on Schedule 3.19: (a) neither SDI nor any of its Subsidiaries is delinquent in the payment (i) to or on behalf of any past or present employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof or the Effective Time, as the case may be, (ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant or any other party arising under or with respect to a claim that has been filed under state statutes and approved in the ordinary course in accordance with SDI's policies regarding workers' compensation and/or any applicable statute or administrative procedure; (b) there is no unfair labor practice charge or complaint against SDI or any of its Subsidiaries pending before the National Labor Relations Board or other Governmental Entity, and, to the knowledge of SDI, none is threatened; (c) there is no labor strike, dispute, slowdown or stoppage actually in progress or, to the knowledge of SDI, threatened against SDI or any of its Subsidiaries; (d) there are no union or collective bargaining agreements in effect, and there are no union organizational drives in progress and there has been no formal or informal request to SDI or any of its Subsidiaries for collective bargaining or for an employee election from any union or from the National Labor Relations Board; (e) no union representation or jurisdictional dispute or question exists respecting the employees of SDI or any of its Subsidiaries; and (f) no grievance or arbitration proceedings are pending and no claim therefor has been asserted against SDI or any of its Subsidiaries.

         3.20. CERTAIN TRANSACTIONS. There are no transactions between SDI or any of its Subsidiaries and any of SDI's stockholders (including such stockholders' Affiliates), or SDI's or its stockholders' (including the stockholders' Affiliates) directors, officers or salaried employees, or the family members or Affiliates of any of the above (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise require payments to or from, any of the stockholders, or any such officer, director or salaried employee, family member, or affiliate or any corporation, partnership, trust or other entity in which such family member, affiliate, officer, director or employee has a substantial interest or is a stockholder, officer, director, trustee or partner.

         3.21. DIRECTORS AND OFFICERS. Set forth on Schedule 3.21 is a true and correct list of the names and titles of each director and elected officer of SDI.

         3.22. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by SDI for inclusion in the registration statement on Form S-4 (the "Registration Statement") pursuant to which shares of EnSys Common Stock issued in the Merger will be registered under the Securities Act of 1933, as amended (the "1933 Act") with the Securities and Exchange Commission (the "SEC"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by SDI for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of EnSys and SDI in connection with the meeting of SDI's stockholders to consider this Agreement and the Merger (the "SDI Stockholders' Meeting") and in connection with the meeting of EnSys' stockholders (the "EnSys Stockholders' Meeting") to consider this Agreement, the Merger and the issuance of shares of EnSys Common Stock pursuant to the Merger (the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of SDI or EnSys, at the time of the SDI Stockholders' Meeting and the EnSys Stockholders' Meeting and at the Effective Time, contain any statement which, at such times and in light of the circumstances under which it is made is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the SDI Stockholders' Meeting or EnSys Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to SDI or any of its Affiliates, officers or directors should be discovered by SDI which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, SDI shall promptly inform EnSys.

         3.23. TSD BIOSERVICES. SDI has dissolved the TSD BioServices joint venture ("BioServices") between SDI and Taconic Ventures, Inc. and acquired into a subsidiary of SDI certain of the rights and assets held by BioServices, and the results of such acquisition by SDI will be as reflected on the TSD financial analysis using for models attached as Schedule 3.23 .

         3.24. SECTION 203 OF THE DGCL NOT APPLICABLE. The Board of Directors of SDI has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a

"business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

         3.25. MISSTATEMENTS AND OMISSIONS. No representation or warranty made by SDI in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by SDI pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

         3.26. NO EXISTING DISCUSSIONS. As of the date of this Agreement, SDI is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Alternative Transaction (as defined in Section 6.9).

         3.27. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SDI.

         3.28. CONTINUITY OF BUSINESS ENTERPRISE. SDI has, since its inception, engaged in the business of developing, manufacturing and selling immunoassay based diagnostic services, and such is a significant historic business line within the meaning of Treas. Reg. Section 1.368-1(d), promulgated under Section 368(a) of the Code.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                                    OF ENSYS

         Except as set forth in EnSys' Schedules attached to this Agreement and made a part hereof, EnSys represents and warrants to SDI as follows (notwithstanding anything in this Agreement to the contrary, (i) any matter disclosed in any part of EnSys' Schedules shall be deemed to be disclosed in all parts of such Schedules where such matter is required to be disclosed, regardless of whether such matter is specifically cross-referenced, (ii) the disclosure of any matter in such Schedules shall not necessarily be deemed an indication that such matter is material or is required to be disclosed and (iii) with respect to any representation, warranty or statement of EnSys in this Agreement that is qualified by or to EnSys' knowledge, such knowledge shall be deemed to exist only if any of the individuals listed on Schedule 4.0 has actual knowledge, or that knowledge which a reasonably prudent person should have as a result of such person's performance of his or her duties as an employee, officer or director of EnSys or any of its Subsidiaries, or after making reasonable inquiry and exercising due diligence with respect thereto, of the matter to which such qualification applies):

         4.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of EnSys and its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction (a true and complete list of which jurisdictions is set forth on Schedule 4.1(a)) in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except such jurisdictions, if any, where the failure to be so qualified would not have an EnSys Material Adverse Effect. A true and complete list of all of EnSys' directly or indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interest owned by EnSys or another Subsidiary of EnSys, is set forth on Schedule 4.1(b). EnSys has no direct or indirect ownership interest in any subsidiary, partnership, joint venture or other entity except as set forth on Schedule 4.1(b).

         4.2.  CERTIFICATE OF INCORPORATION; BY-LAWS.  Attached hereto as
Schedule 4.2 are complete and correct copies of EnSys' Third Amended and Restated Certificate of Incorporation (the "EnSys Certificate of Incorporation") and By-Laws, as amended to date, and the Certificate of Incorporation and By-Laws of each of its Subsidiaries. Neither EnSys nor any of its Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or By-Laws, as amended or restated.

         4.3.  CAPITALIZATION.

               (a) The authorized and the issued and outstanding capital stock of EnSys consists of:

                    (i) 25,000,000 shares of EnSys Common Stock of which (A) 7,171,127 shares are validly issued and outstanding, fully paid and nonassessable, (B) 1,211,328 shares are duly reserved for issuance upon exercise of EnSys Options granted or available for grant by the Board of Directors of EnSys, (C) 872,487 shares are duly reserved for issuance upon exercise of EnSys Warrants, and (D) 32,146 shares are reflected on the books and records of EnSys as Treasury Shares; and

                    (ii) No other shares of capital stock of EnSys are authorized or outstanding.

               (b) Information as of the date of this Agreement relating to the amounts of the authorized and issued and outstanding capital stock of each Subsidiary is listed on Schedule 4.3(b).

               (c) Except as described in this Section 4.3, no shares of EnSys Common Stock are reserved for any other purpose. Except as set forth on
Schedule 4.3(c), since

December 31, 1995, no shares of EnSys Common Stock have been issued by EnSys, except pursuant to the exercise of outstanding EnSys Options in accordance with their terms or in connection with the transfer of previously issued shares of EnSys Common Stock. Except as contemplated by this Agreement or as described on
Schedule 4.3(c), there have been no changes in the terms of any outstanding EnSys Options or EnSys Warrants or the grant of any additional EnSys Options or EnSys Warrants since December 31, 1995, and neither EnSys nor any committee or person administering any stock option plan of EnSys has taken any action under
or pursuant to such plan in respect of the Merger.    All outstanding shares of
EnSys Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and, except as set forth on Schedule 4.3(c), are not subject to preemptive rights under the DGCL, the EnSys Certificate of Incorporation or By-Laws or any agreement to which EnSys is a party. Each of the outstanding shares of capital stock of, or other equity interests in, each of EnSys' Subsidiaries has been duly authorized and is validly issued, fully paid and nonassessable and such shares or other equity interests are owned by EnSys free and clear of all security interests, liens, claims, pledges, agreements, limitations on EnSys' voting rights, charges or other encumbrances of any nature whatsoever, subject to federal and state securities laws. Except as described in Schedule 4.3(a), there are no options, warrants or other rights, agreements, arrangements or commitments to which EnSys or any of its Subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, EnSys or any of its Subsidiaries or obligating EnSys or any of the Subsidiaries (either before or after the Effective Time) to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, EnSys or any of the Subsidiaries. There are no outstanding stock appreciation rights or other similar rights, agreements or commitments of EnSys or, except as described in Section 4.3(a), securities or obligations of EnSys convertible into or exchangeable for any shares of capital stock of EnSys. Except as set forth on Schedule 4.3(c), as of the date of this Agreement, there are no obligations, contingent or otherwise, of EnSys or any of its Subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of EnSys Common Stock or EnSys Preferred Stock, or the capital stock of, or other equity interests in, any Subsidiary of EnSys, or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Subsidiary of EnSys, except for the provision of funds to, making an investment in (in the form of a loan, capital contribution or otherwise) or provision of any guarantees of obligations of Subsidiaries in the ordinary course of business. Except as set forth on
Schedule 4.3(c), there are no contracts, commitments or agreements relating to the voting, purchase or sale of EnSys' capital stock (including, without limitation, any redemption by EnSys thereof) (i) between or among EnSys and any of its stockholders and (ii) to EnSys' knowledge, between or among any of EnSys' stockholders. There are no accrued but unpaid dividends owed with respect to any of EnSys's capital stock.

         4.4.  AUTHORITY; VOTE REQUIRED.

               (a) EnSys has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements required to be executed by it pursuant to the terms hereof, to perform its obligations hereunder, and to consummate the transactions contemplated by this Agreement, subject to the Requisite EnSys Stockholder Approval (as hereinafter defined). The execution and delivery of this Agreement by EnSys, and the consummation by EnSys of the transactions contemplated hereby, have been duly authorized by the necessary approval of EnSys' Board of Directors, with no director voting against approval, and no other corporate actions or proceedings on the part of EnSys are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, except for the Requisite EnSys Stockholder Approval, in accordance with the DGCL and the EnSys Certificate of Incorporation and By-Laws. This Agreement has been duly executed and delivered by EnSys and constitutes the legal, valid and binding obligation of EnSys enforceable against EnSys in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity.

               (b) The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of EnSys Common Stock is the only vote of the holders of any class or series of capital stock of EnSys necessary to approve this Agreement and the Merger (the "Requisite EnSys Stockholder Approval").

         4.5.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by EnSys does not, and the performance of this Agreement by EnSys will not: (i) violate the Certificate of Incorporation or By-Laws of EnSys or any of its Subsidiaries;
(ii) subject to (x) obtaining the Requisite EnSys Stockholder Approval of this Agreement and the Merger in accordance with the DGCL and the EnSys Certificate of Incorporation and By-Laws, (y) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any Governmental Entities pursuant to the applicable requirements, if any, of the HSR Act , the 1933 Act, and any applicable provisions of all United States and Delaware laws, and the rules and regulations thereunder, and the filing and recordation of appropriate Merger documents as required by the DGCL, and (z) giving the notices to and obtaining the consents, approvals, authorizations or permits from any private third parties as set forth on Schedule 4.5., conflict with or violate any United States or state laws or regulations applicable to EnSys or any of its Subsidiaries, or by which any of their respective properties is bound or affected; or (iii) except as set forth on Schedule 4.5, result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of EnSys or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other instrument or obligation to which EnSys or any of its Subsidiaries is a party or by which EnSys or any of its Subsidiaries or any of their respective properties is bound, except for such violations, breaches or defaults described in clause (iii) above as would not have an EnSys Material Adverse Effect.

               (b) The execution and delivery of this Agreement by EnSys does not, and the performance of this Agreement by EnSys shall not, require any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entities or private third parties, except for applicable requirements, if any, of (i) the consents, approvals, authorizations or permits described on Schedule 4.5 and (ii) the filing and recordation of appropriate Merger documents as required by the DGCL.

         4.6. PERMITS; COMPLIANCE. Each of EnSys and its subsidiaries is in possession of all franchises, authorizations, licenses, permits, consents, certificates, approvals and orders necessary for EnSys or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "EnSys Permits"), and
Schedule 4.6 contains a complete and correct list of all EnSys Permits. All EnSys Permits currently are in effect, except for any EnSys Permits the absence of which would not have an EnSys Material Adverse Effect. No suspension, revocation or cancellation of any of the EnSys Permits is pending or, to the knowledge of EnSys, threatened in writing. To the knowledge of EnSys, neither EnSys nor any of its Subsidiaries is operating in default under or violation of
(i) any law, rule or regulation, or any order or decree, applicable to EnSys or any of its Subsidiaries or by which any of their respective properties is bound or (ii) any of the EnSys Permits, except for any such defaults or violations which would not have an EnSys Material Adverse Effect.

         4.7.  REPORTS AND FINANCIAL STATEMENTS.

               (a) Since January 1, 1994, or such earlier date as EnSys was obligated to file such documents, EnSys has filed all forms, reports and documents with the SEC required to be filed be it pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act") and the SEC rules and regulations thereunder, and all such forms, reports and documents filed with the SEC have complied in all material respects with all applicable requirements of the federal securities laws and the SEC rules and regulations promulgated thereunder. Attached hereto as Schedule 4.7 are true, correct and complete copies of all forms, reports, documents, and amendments thereto and other filings filed by EnSys with the SEC for the periods covering from January 1, 1995 to the date hereof (such forms, reports, documents and other filings, together with any amendments thereto, are collectively referred to herein as the "SEC Filings"). The SEC Filings attached hereto include EnSys' audited consolidated balance sheets as of December 31, 1994 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended (herein collectively referred to as the "EnSys Financial Statements"), audited by KPMG Peat Marwick LLP, EnSys' independent certified public accountants, each of which EnSys Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present in accordance with GAAP the financial position of EnSys as of the date of such EnSys Financial Statements and the results of its operations for the periods covered thereby, subject only to the matters described in the accountant's report attached thereto. The SEC Filings attached hereto also include EnSys' unaudited interim financial statements consisting of a consolidated balance sheet as of June 30, 1996 and a consolidated income statement and statement of cash flows for the six month period then ended (the "EnSys Interim Financial Statements"). The EnSys Interim Financial Statements are in accordance with the books and records of EnSys, were prepared in accordance with GAAP applied on a consistent basis, except as set forth on Schedule 4.7(a), and fairly present in accordance with GAAP the financial position of EnSys as of the date thereof and the results of its operations for the periods covered thereby.

               (b) Except as and to the extent reflected on, or reserved against in, the consolidated, unaudited balance sheet of EnSys and its Subsidiaries as of June 30, 1996 (the "EnSys Balance Sheet"), or as set forth on
Schedule 4.7(b), neither EnSys nor any of its Subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, disclosed or reserved against in, a balance sheet of EnSys or in the notes thereto, prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since June 30, 1996 that individually or in the aggregate, would not have an EnSys Material Adverse Effect.

         4.8.  ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth on
Schedule 4.8, since June 30, 1996.

               (a) each of EnSys and its Subsidiaries has conducted its business in the ordinary course and consistent with its past practice;

               (b)  there has not been any EnSys Material Adverse Effect;

               (c) neither EnSys nor any Subsidiary has made any material increase in compensation to officers or key employees or any material increase in any or created any new bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options) other than in the ordinary course of business and consistent with EnSys' past practice;

               (d) neither EnSys nor any of its Subsidiaries has made any loans or advances to any officer, director, shareholder or Affiliate of EnSys or of any Subsidiary (except for travel and business expenses payments);

               (e) neither EnSys nor any of its Subsidiaries has incurred any debt. obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;

               (f) neither EnSys nor any of its Subsidiaries has mortgaged, pledged or subjected to lien, restriction or any other encumbrance any of their property, businesses or assets, tangible or intangible, except for purchase money liens arising in the ordinary course of business consistent with prior practice;

               (g) neither EnSys nor any of its Subsidiaries has transferred, leased or loaned to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), or canceled, waived, released or otherwise compromised any debt or claim, or any right of significant value, except in the ordinary course of business and consistent with prior practice;

               (h) neither EnSys nor any of its Subsidiaries has made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

               (i) neither EnSys nor any of its Subsidiaries has encountered any labor union organizing activity, had any actual or threatened employee strikes, or any work stoppages, slow-downs or lock-outs related to any labor union organizing activity or any actual or threatened employee strikes;

               (j) neither EnSys nor any of its Subsidiaries has (A) declared or paid any dividend or made any other payment or distribution in respect of its capital stock, (B) issued or sold (I) any of its capital stock, (II) any warrant, option or other right to purchase or receive any of its capital stock,
(III) any security convertible into, or exchangeable for, its capital stock, or
(IV) any stock appreciation right or other security or other right or contractual obligation, the value of which is related to, or determined or determinable by reference to, the price or value of its capital stock, or (C) directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock;

               (k) neither EnSys nor any of its Subsidiaries has acquired, or agreed to acquire, any business or any corporation, partnership or other business organization or division thereof, or otherwise acquired, or agreed to acquire, any assets which are material, individually or in the aggregate, to EnSys and its Subsidiaries taken as a whole, or entered into any joint venture or partnership agreement or made any other similar arrangement;

               (l) neither EnSys nor any of its Subsidiaries has made or changed any election concerning taxes or tax returns, filed any amended tax return, extended the applicable statute of limitations for any taxable period, received notification of an examination, audit or pending assessment with respect to taxes, entered into any closing agreement with respect to taxes, settled or compromised any tax claim or assessment or surrendered any right to claim a refund of taxes or obtained or entered into any tax ruling, agreement, contract, understanding, arrangement or plan;

               (m) there has not been any change in the accounting methods or practices followed by EnSys or any of its Subsidiaries, except as required by GAAP; and

               (n) neither EnSys nor any of its Subsidiaries has entered into any commitment or other agreement to do any of the foregoing.

         4.9.  LITIGATION.

               (a) There is no claim, action, suit or proceeding at law or in equity, or arbitration or audit, review or investigation by or before any Governmental Entity, pending or, to the knowledge of EnSys, threatened in writing against or affecting EnSys, any of its Subsidiaries or any of their properties or rights. There are no such claims, actions, suits or proceedings pending or, to the knowledge of EnSys, threatened seeking to enjoin or restrain any of the transactions contemplated by this Agreement, including the Merger.

               (b) Neither EnSys nor any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or, to the knowledge of EnSys, continuing investigation by, any Governmental Entity.

               (c) To the knowledge of EnSys, there is no reasonable basis for any such audit, investigation, review, action, arbitration, claim, suit or proceeding which, if adversely determined, would have a Material Adverse Effect on EnSys or would restrict, prohibit or prevent the consummation of the transactions contemplated hereby.

         4.10. CONTRACTS; NO DEFAULT.

               (a) Schedule 4.10 sets forth as of the date of this Agreement a list (including the dates thereof and the names of all parties thereto) of each contract or agreement of EnSys or any of its Subsidiaries (other than EnSys Employee Benefit Plans or real property leases, which are listed on Schedules
4.11 and 4.15, respectively) which relates to:

                    (i)    employment, consulting or severance arrangements;

                    (ii)   joint venture or development arrangements;

                    (iii) any arrangement purporting to or with the effect of limiting the right of EnSys or any of its Subsidiaries prior to the Effective Time, or the Surviving Corporation or any of its Subsidiaries at or after the Effective Time, to engage in, or to compete with any person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, the products or services offered by or the method by which, any business may be conducted by EnSys or any of its Subsidiaries prior to the Effective Time, or by the Surviving Corporation or any of its Subsidiaries after the Effective Time;

                    (iv) all franchises, licenses, letters patent, patent applications, registered copyrights, trademarks (whether registered or unregistered), or proprietary rights presently owned or used by EnSys or any of its Subsidiaries, including, without limitation, any distribution, licensing or royalty arrangement relating to any of the foregoing;

                    (v) all agreements, contracts or commitments of EnSys or any of its Subsidiaries which involve future payments by or to EnSys or any of its Subsidiaries of more than $100,000, or which extend beyond one year from the date hereof and involve more than $100,000, and all agreements, contracts or commitments not made in the ordinary course of business consistent with past practice which are to be performed at or after the date hereof;

                    (vi) each instrument defining the terms on which debt, guarantees, pledges or other obligations of EnSys or any of its Subsidiaries has been or may be issued;

                    (vii) all licenses and permits issued to EnSys or any of its Subsidiaries by any Governmental Entity that is material to it or the conduct of its business or operations; and

                    (viii) any other matters which are otherwise material to EnSys and its Subsidiaries.

               (b) For purposes of this Agreement, the term "EnSys Contract" means all of the contracts and agreements referred to in Section 4.10(a). Correct and complete copies of all written EnSys Contracts have been provided to SDI.

               (c) Each EnSys Contract is in full force and effect, each is a valid and binding contract or agreement enforceable against EnSys or the applicable Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity, and there is no default by EnSys in the performance of any obligation to be performed or paid under any such contract or agreement, except for any default that would not have an EnSys Material Adverse Effect.

         4.11. EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

               (a) Schedule 4.11 lists or describes any pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy as to which EnSys is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus incentive, vacation pay, severance pay, "cafeteria" or "flexible benefit" plan under Section 125 of the Code, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment, under which employees of EnSys or its Subsidiaries are entitled to participate by reason of their, or relating to, employment with EnSys or its Subsidiaries (other than relating to "at-will" employment), (i) to which EnSys or a Subsidiary is a party or a sponsor or a fiduciary thereof or (ii) with respect to which EnSys or a Subsidiary has made payments, contributions or commitments, or has any liability (collectively, the "EnSys Employee Benefit Plans"). With respect to each EnSys Employee Benefit Plan listed on Schedule 4.11, EnSys has to the extent applicable provided to SDI true and complete copies of (A) the plan document, trust agreement and any other contractual document governing such Plan, (B) the summary plan description, (C) all Form 5500 annual reports and attachments, and
(D) the most recent IRS determination letter.

               (b) EnSys Employee Benefit Plans have been operated and administered by EnSys in compliance in all material respects with their respective terms and all applicable United States and state laws relating to employment or labor matters, including without limitation, ERISA and the Code.

               (c) Each EnSys Employee Benefit Plan that is intended to be tax qualified under Section 401(a) of the Code has received, or EnSys has applied for, a favorable determination letter from the IRS stating that the Plan meets the requirements of the Code and that any trust or trusts associated with the plan are tax exempt under Section 501(a) of the Code.

               (d) EnSys does not maintain any defined benefit plan covering employees of EnSys or its Subsidiaries within the meaning of Section 3(35) of ERISA.

               (e) Neither EnSys nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract.

               (f) All contributions and payments of insurance premiums required to be made with respect to EnSys Employee Benefit Plans have been made when due.

               (g) Except as set forth on Schedule 4.11, the reporting and disclosure requirements of ERISA applicable to EnSys Employee Benefit Plans, and the continuation coverage requirements of Code Section 4980B and ERISA Sections 601-609 applicable to EnSys Employee Benefit Plans, have been complied with in all material respects.

               (h) There have been no "prohibited transactions" within the meaning of Code Section 4975 or ERISA Section 406 with respect to EnSys Employee Benefit Plans that could subject EnSys, the Surviving Corporation, SDI or any of their respective Subsidiaries to any tax, penalty or other liability under Code
Section 4975 or under ERISA Sections 409 or 502(i).

               (i) There are no actions, suits or claims with respect to EnSys Employee Benefit Plans (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of EnSys, threatened, and to the knowledge of EnSys, there are no facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course).

               (j) Neither EnSys nor any other entity included in the same controlled group of organizations as EnSys within the meaning of Code Sections 414(b), (c), (m) or (o) has ever sponsored, maintained or contributed to, or been obligated to contribute to, any employee benefit plan subject to Title IV of ERISA or the minimum funding requirements of Code Section 412.

               (k) Except as set forth on Schedule 4.11, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder shall not result in any increase in or acceleration of any obligation or liability (with respect to accrued benefits or otherwise) with respect to any EnSys Employee Benefit Plan or to any employee or former employee of EnSys or any of its Subsidiaries.

         4.12. TAXES. EnSys has filed or caused to be filed with the appropriate Governmental Entities, all federal, state, municipal, and local income, franchise, excise, real and personal property, and other tax returns and reports that are required to be filed and EnSys is not delinquent in the payment of any taxes shown on such returns or reports or on any assessments for any such taxes received by it and has otherwise complied in all material respects with all legal requirements applicable to EnSys with respect to all income, sales, use, real or personal property, excise or other taxes. The EnSys Balance Sheet includes adequate reserves for the payment of all accrued but unpaid federal, state, municipal and local taxes of EnSys, including, without limitation, interest and penalties, whether or not disputed, for the period ended June 30, 1996, and the year ended December 31, 1995, and for all fiscal years prior thereto. EnSys has not executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal tax. EnSys is not a party to any pending action or proceeding, nor, to the knowledge of EnSys, has any action or proceeding been threatened, by any Governmental Entity for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against EnSys. To the knowledge of EnSys, no claim for unpaid taxes has become a lien against any property of EnSys or any of its Subsidiaries or is being asserted against EnSys or any of its Subsidiaries, and no audit of any tax return of EnSys has been, or, to the knowledge of EnSys is being, conducted by a tax authority. To the knowledge of EnSys, EnSys is not, and never has been a party to a tax indemnity, tax sharing or tax allocation agreement with respect to a consolidated return or a consolidated group.

         4.13. INTELLECTUAL PROPERTY RIGHTS. EnSys and each of its Subsidiaries owns or possesses the right to use (in the manner and the geographic areas in which they are currently used) all patents, patent applications pending, trademarks, service marks, trade names, service names, slogans, copyrights, trade secrets and other intellectual property rights (collectively, the "EnSys Intellectual Property") that are necessary to conduct the business of EnSys as it is currently conducted, without any conflict or alleged conflict with or infringement of rights of others. A correct and complete list of all EnSys Intellectual Property is attached hereto as Schedule 4.13. Except as set forth on Schedule 4.13, none of EnSys or its Subsidiaries is a party to, or pays a royalty to anyone under, any license or similar agreement, other than with respect to software used in EnSys' operations in the ordinary course of business. There is no existing claim, or, to the knowledge of EnSys, any reasonable basis for any claim, asserted or to be asserted against EnSys or any of its Subsidiaries that any of its operations, activities or products or any of the EnSys Intellectual Property infringe the patents, trademarks, trade names, copyrights or other property rights of others, or that EnSys or any of its Subsidiaries is wrongfully or otherwise using the property rights of others. To the knowledge of EnSys, no person uses, or has the right to use, the name "EnSys Environmental Products" or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products or services commonly associated with EnSys' and its Subsidiaries businesses.

         4.14. INSURANCE. A complete list of all policies and binders of insurance and reinsurance for employee health, disability or life, products liability, professional liability, directors and officers, property and casualty, fire, liability, worker's compensation, errors and omissions, umbrella coverage and other customary matters held by or on behalf of EnSys or its Subsidiaries (collectively, the "EnSys Insurance Policies"), including total coverage under, issuing insurance company, premium amounts and term of each policy, is set forth on Schedule 4.14. The Insurance Policies are in full force and effect. All premiums with respect to the Insurance Policies covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. The Insurance Policies are sufficient for material compliance with all requirements of law and all agreements to which EnSys or any of its Subsidiaries are a party; are valid, outstanding and enforceable policies; and provide adequate insurance coverage for the assets and operations of EnSys and its Subsidiaries taken as a whole. EnSys or its Subsidiaries have not failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor to the knowledge of EnSys, has any coverage for claims been denied, which failure or denial has had or would have an EnSys Material Adverse Effect.

         4.15. TITLE TO PROPERTIES.

               (a) Neither EnSys nor any Subsidiary owns any real property. Leases for all of the material real property leased by EnSys or any Subsidiary are listed on Schedule 4.15 (the "EnSys Real Property"), and EnSys has provided a true, correct and complete copy of each such lease to SDI.

               (b) EnSys has good and marketable title to the tangible properties and tangible assets reflected in the EnSys Balance Sheet, free and clear of all liens, claims, security interests and other encumbrances other than those listed on Schedule 4.15, and, to the knowledge of EnSys, the leases for EnSys Real Property described on Schedule 4.15 are in full force and effect and EnSys holds a valid and existing leasehold interest under each of the leases. EnSys has made available to SDI complete and accurate copies of each of the leases described on Schedule 4.15, and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to SDI. Neither EnSys nor the applicable Subsidiary is in default, and to the knowledge of EnSys no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in

EnSys' or the applicable Subsidiary's default under any of such leases, in each case, where such default would have an EnSys Material Adverse Effect.

               (c) Neither EnSys nor any Subsidiary is in violation of any applicable material zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, which violation has had or would have an EnSys Material Adverse Effect, and neither EnSys nor any Subsidiary has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of EnSys Real Property.

         4.16. ACCOUNTS PAYABLE; ACCOUNTS RECEIVABLE. EnSys' accounts payable represent bona fide obligations of EnSys incurred in the ordinary course of EnSys' business, consistent with past practice. EnSys' accounts receivable are valid receivables for sales actually made or services actually rendered in the ordinary course of its business, and to EnSys' knowledge are collectible in accordance with their terms, subject to the reserve for bad debts in the EnSys Balance Sheet.

         4.17. HAZARDOUS SUBSTANCES.

               (a) EnSys has complied in all material respects with all applicable United States, state and local environmental laws and regulations. EnSys holds and is and has been at all times in full compliance with all permits, licenses and other authorizations required under applicable United States, state and local environmental laws and regulations for the operation of the business. None of such environmental permits, licenses and authorizations are subject to any pending or, to EnSys' knowledge, threatened in writing suspension, termination or modification by any governmental authority.

               (b) To EnSys' knowledge, there has been no release into the environment of any hazardous substance at, under, or from any of the real property listed on Schedule 4.15 for which investigation, removal, remediation, cleanup or other corrective action is or may be required under applicable federal, state or local environmental laws and regulations.

               (c) To EnSys' knowledge, there are no active, inactive or abandoned underground storage tanks at any of the real property listed on
Schedule 4.15.

               (d) EnSys has not received any notice that any aspect of its business is in violation of any federal, state or local environmental laws or regulations, including, without limitation, permits, licenses and authorizations issued thereunder, or that it is or may be responsible for the investigation, removal, remediation, or cleanup of or other corrective action for any waste or hazardous substance released at, under or from any of the real property listed on Schedule 4.15 or any other real property or facility at which waste generated through the operation of the business has come to be located.

         4.18. CUSTOMERS AND SUPPLIERS. EnSys has made available to SDI a list of its customers. No customer which, individually or in the aggregate, accounted for more than 5% of EnSys' consolidated revenues during the 12 month period preceding the date hereof, and no supplier or service provider or group of suppliers or service providers which, individually or in the aggregate, accounted for more than 5% of EnSys' consolidated expenses during the 12 month period preceding the date hereof, has canceled or otherwise terminated, or made any written threat to EnSys or any of its Subsidiaries to cancel or otherwise terminate, for any reason, including, without limitation, the consummation of the transactions contemplated hereby, its relationship with EnSys or any of its Subsidiaries, or has at any time on or after December 31, 1995 decreased materially its services to EnSys or any of its Subsidiaries in the case of any such service provider, or its usage of the services or products of EnSys and its Subsidiaries. To EnSys' knowledge, no such customer or supplier or service provider intends to cancel or otherwise terminate its relationship with EnSys or any of its Subsidiaries or to decrease materially its services to EnSys or any of its Subsidiaries or its usage of the services or products of EnSys and its Subsidiaries, as the case may be.

         4.19. EMPLOYEE RELATIONS. As of September 30, 1996, EnSys and its Subsidiaries employed a total of 43 employees and 3 temporary employees, as of the date hereof: (a) neither EnSys nor any of its Subsidiaries is delinquent in the payment (i) to or on behalf of any past or present employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof or the Effective Time, as the case may be, (ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant or any other party arising under or with respect to a claim that has been filed under state statutes and approved in the ordinary course in accordance with EnSys' policies regarding workers' compensation and/or any applicable statute or administrative procedure; (b) there is no unfair labor practice charge or complaint against EnSys or any of its Subsidiaries pending before the National Labor Relations Board or other Governmental Entity, and, to the knowledge of EnSys, none is threatened; (c) there is no labor strike, dispute, slowdown or stoppage actually in progress or, to the knowledge of EnSys, threatened against EnSys or any of its Subsidiaries; (d) there are no union or collective bargaining agreements in effect, and there are no union organizational drives in progress and there has been no formal or informal request to EnSys or any of its Subsidiaries for collective bargaining or for an employee election from any union or from the National Labor Relations Board; (e) no union representation or jurisdictional dispute or question exists respecting the employees of EnSys or any of its Subsidiaries; and (f) no grievance or arbitration proceedings are pending and no claim therefor has been asserted against EnSys or any of its Subsidiaries.

         4.20. CERTAIN TRANSACTIONS. Except as set forth on Schedule 4.20, there are no transactions between EnSys or any of its Subsidiaries and any of EnSys' stockholders (including such stockholders' Affiliates), or EnSys' or its stockholders' (including the stockholders' Affiliates) directors, officers or salaried employees, or the family members or Affiliates of any of the above (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise require payments to or from, any of the stockholders, or any such officer, director or salaried employee, family member, or affiliate or any corporation, partnership, trust or other entity in which such family member, affiliate, officer, director or employee has a substantial interest or is a stockholder, officer, director, trustee or partner.

         4.21. DIRECTORS AND OFFICERS. Set forth on Schedule 4.21 is a true and correct list of the names and titles of each director and elected officer of EnSys.

         4.22. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by EnSys for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by EnSys for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to stockholders of EnSys or SDI, at the time of the EnSys Stockholders' Meeting and SDI Stockholders' Meeting and at the Effective Time, contain any statement which, at such times and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the EnSys Stockholders' Meeting or SDI Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to EnSys or any of its Affiliates, officers or directors should be discovered by EnSys which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, EnSys shall promptly inform SDI.

         4.23. SECTION 203 OF THE DGCL NOT APPLICABLE. The Board of Directors of EnSys has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

         4.24. MISSTATEMENTS AND OMISSIONS. No representation or warranty made by EnSys in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by EnSys pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

         4.25. NO EXISTING DISCUSSIONS. As of the date of this Agreement, EnSys is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Alternative Transaction (as defined in Section 6.9).

         4.26. BROKERS. Except for Raymond James & Associates, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of EnSys.

         4.27. CONTINUITY OF BUSINESS ENTERPRISE. After the Merger, EnSys expects to continue at least one significant historic business line of SDI or use at least a significant portion of SDI's historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368.1(d), promulgated under Section 368(a) of the Code.

                                    ARTICLE 5
                                    COVENANTS

         5.1. AFFIRMATIVE COVENANTS OF SDI AND ENSYS. SDI and EnSys each covenants and agrees to the other that from the date of this Agreement until the Effective Time, unless otherwise contemplated by this Agreement or consented to in writing by the other party, it will and will cause each of its Subsidiaries to:

               (a) operate its business in the ordinary course of business and consistent with its past practice;

               (b) use its reasonable best efforts to preserve intact its goodwill of customers, suppliers, service providers and others having business relationships with it and/or its Subsidiaries and its business organization and assets, maintain its rights and franchises and retain the services of its respective officers and key employees;

               (c) use reasonable efforts to keep in full force and effect SDI Insurance Policies or EnSys Insurance Policies, as the case may be, and liability insurance and bonds comparable in amount and scope of coverage to that currently maintained; and

               (d) subject to the terms of the Confidentiality Agreement referenced in Section 6.4, afford to the other party and its officers, employees, accountants, consultants, legal counsel and other representatives (but only such employees and representatives as are necessary in order to effect the transactions contemplated hereby) reasonable access upon reasonable notice to all information concerning the business, properties, contracts, records and personnel of it or its Subsidiaries' as the other party may reasonably request.

         5.2. NEGATIVE COVENANTS OF SDI AND ENSYS. Except as contemplated by this Agreement or consented to in writing by EnSys or SDI, as the case may be, from the date of this Agreement until the Effective Time, the other party shall not do, and shall not permit any of its Subsidiaries to do, any of the following:

               (a) (i) increase the compensation payable to any director, officer or employee of it or any of its Subsidiaries, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with the policies currently in effect; provided, however, the Boards of Directors of SDI and EnSys each may declare and pay bonuses to its employees, up to an aggregate of $100,000 for SDI employees, which restriction shall not apply to EnSys which shall pay its bonuses in the ordinary course of its business and consistent with the policies currently in effect; (ii) grant any severance or termination pay (other than pursuant to the terms of any existing employment contract currently in effect that has been disclosed to the other party) to, or enter into any severance agreement with, any director or officer; (iii) subject to clause (i), enter into or amend any employment agreement with any director or officer that would extend beyond the Effective Time except on an at-will basis; or (iv) establish, adopt, enter into or amend any SDI or EnSys Employee Benefit Plan, except as may be required to comply with applicable law;

               (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

               (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its Subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its Subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its Subsidiaries' capital stock (except for or the repurchase of shares from any terminated employee consistent with past practice or as a result of the issuance of shares upon the exercise of options or warrants as contemplated by this Agreement or in accordance with their terms);
(ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its Subsidiaries' capital stock;

               (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations on voting rights, charges or other encumbrances) of, any shares of any class of its or its Subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, options or warrants to acquire any such shares (except for the exercise of options or warrants as contemplated by this Agreement or in accordance with their terms or to facilitate the transfer of any publicly traded shares), or amend or otherwise modify the terms of any such rights, options or warrants the effect of which shall be to make such terms more favorable to the holders thereof, or take any other action in respect of any such rights, option or warrants (except for any notices or other similar communications to the holders thereof concerning the Merger);

               (e) to the extent material, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with its past practice);

               (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any material amount of any of its or its Subsidiaries' assets, except for dispositions in the ordinary course of business and consistent with its past practice;

               (g) adopt any amendments to its Certificate of Incorporation or By-Laws, except for, with respect to EnSys, the amended and restated Certificate of Incorporation and amended and restated By-Laws for the Surviving Corporation in the forms attached hereto as Exhibits 1.4(a) and 1.4(b);

               (h) (A) change any of its methods of accounting in effect at December 31, 1995 or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1995, except in either case as may be required by law, the IRS or GAAP, or in the ordinary course of business consistent with past practice;

               (i) other than in the ordinary course of business consistent with past practice, incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except as mutually approved by EnSys and SDI in advance;

               (j)  not take any action of the nature referred to in Sections
3.8 or 4.8 hereof, except as permitted therein;

               (k) not take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement not to be true or in any of the conditions of the Merger set forth in Article 7 not being satisfied; or

               (l)  agree in writing or otherwise to do any of the foregoing.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

         6.1. REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. EnSys and SDI shall prepare as promptly as practicable and cause to be filed with the SEC the Joint Proxy Statement in compliance with the 1934 Act. EnSys, in cooperation with and with the assistance of SDI, shall prepare and cause to be filed with the SEC the Registration Statement in compliance with the 1933 Act. The Registration Statement shall register the issuance of the Merger Shares. EnSys and SDI shall use all reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable. EnSys shall take any action required to be taken under any applicable state securities or "blue-sky" laws in connection with the issuance of Merger Shares in the Merger. EnSys shall timely file with respect to the Merger Shares the requisite Notification for Listing of Additional Shares form with The Nasdaq Stock Market, Inc. pursuant to Rule 10b-17 of the 1934 Act.

         6.2. STOCKHOLDERS' MEETINGS. SDI and EnSys each shall take all action necessary in accordance with the DGCL and its respective Certificate of Incorporation and By-Laws to convene its respective Stockholders' Meeting at the earliest practicable date after the date on which the Registration Statement becomes effective, and each party shall consult with the other party in connection therewith. Each party shall use all reasonable efforts to solicit from its stockholders proxies in favor of this Agreement, the Merger and any other action contemplated thereby to be voted upon at either of such Stockholders' Meetings and shall take all other actions necessary to secure the vote or consent of such stockholders as are necessary under the DGCL to approve this Agreement and obtain the Requisite SDI Stockholder Approval and the Requisite EnSys Stockholder Approval.

         6.3.  APPROPRIATE ACTION; CONSENTS; FILINGS.

               (a) Subject to the terms and conditions herein provided, SDI and EnSys shall use all reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses or orders required to be obtained by EnSys or SDI or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including, without limitation, the Merger, and (iii) make all necessary notifications and filings and thereafter make any other required submissions with respect to this Agreement and the Merger required under (A) any applicable federal or state securities laws or the rules or regulations thereunder, and (B) any other applicable law; provided that EnSys and SDI shall cooperate with each other in connection with the making of all such filings. SDI and EnSys shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

               (b) (i) SDI and EnSys shall give (or cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all reasonable best efforts to obtain any third-party consents (i) necessary to consummate the transactions contemplated in this Agreement, (ii) disclosed or required to be disclosed in the disclosure schedules to this Agreement, or (iii) required to prevent a SDI Material Adverse Effect or EnSys Material Adverse Effect, as the case may be, from occurring prior to the Effective Time.

                    (ii) In the event that any party shall fail to obtain any third-party consent described in subsection (b)(i) above, such party shall use reasonable efforts, and shall take any such actions reasonably agreed upon by both parties to minimize any Material Adverse Effect upon either of the parties, their Subsidiaries and businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

               (c) From the date of this Agreement until the Effective Time, SDI shall promptly notify EnSys in writing of any pending or, to the knowledge of SDI, threatened action, proceeding or investigation by an Governmental Entity or any other Person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of EnSys or, to the knowledge of SDI, its Subsidiaries, to own or operate all or any portion of the businesses or assets of SDI or its Subsidiaries.

               (d) From the date of this Agreement until the Effective Time, EnSys shall promptly notify SDI in writing of any pending or, to the knowledge of EnSys, threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of EnSys or its Subsidiaries to own or operate all or any portion of the business or assets of SDI or its Subsidiaries.

         6.4. ACCESS TO INFORMATION. From the date of this Agreement to the Closing Date, each party will give to the other party and its officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the assets, records, Contracts and other documents relating to its business as the other party may reasonably request. Neither party will use such information for purposes other than in connection with the Merger and each party will otherwise hold such information in confidence until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason will promptly return, or cause to be returned, to the other party all nonpublic documents obtained from the other party, and any copies made of such documents. The terms and conditions of this Section 6.4 are further subject to the terms and conditions of the Confidentiality Agreement dated as of May 2, 1996, by and between EnSys and SDI (the "Confidentiality Agreement").

         6.5. UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, each party shall promptly notify the other parties hereto by written update to its representations and warranties, including any Schedules related thereto ("Update Schedule") of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, (ii) the failure of SDI or EnSys, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be reasonably likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (iii) of any material changes to the information contained in its Schedules (including any change to any representations or warranties herein as to which no schedule has been created as of the date hereof but as to which a schedule would have been required hereunder to have been created on or before the date hereof if such change had existed on the date hereof).

         6.6. PUBLIC ANNOUNCEMENTS. No public announcement shall be made with regard to this Agreement, the Merger or the transactions contemplated thereby without the agreement of SDI and EnSys; provided, however, that each party may make such disclosure as deemed necessary if and to the extent it reasonably believes, upon advice of counsel, that as a result of the securities laws of the United States or of any state, or for any other reasons, it is legally required to do so (a "Required Public Announcement"). To the extent possible, each party will use all reasonable efforts under the circumstances to notify and discuss with the other party (and to provide the other party an opportunity to comment thereon) any public announcements or disclosures concerning the Merger prior to making such announcement or disclosure. SDI and EnSys agree that, except for any Required Public Announcement: (a) unless and until the Merger is consummated, only those employees, agents, advisors, attorneys, accountants and other representatives of the parties who have a need to know in connection with the consummation of the Merger will be provided information concerning the terms of the Merger; and (b) after consummation of the Merger, any confidential terms thereof shall remain confidential to the extent permitted by applicable law.
SDI acknowledges and agrees that since EnSys is a public company, EnSys shall be required to make a Required Public Announcement in connection with the execution of this Agreement.

         6.7.  INDEMNIFICATION.

               (a) INDEMNIFICATION FOR THIRD PARTY CLAIMS. In the event that this Agreement is terminated pursuant to Section 8.1 hereof, each party (an "Indemnifying Party") shall indemnify the other party and its respective directors, officers, agents and employees (each, an "Indemnified Party") and shall hold each Indemnified Party harmless from and against any and all losses, claims, judgments, damages, liabilities, costs and expenses, including reasonable attorneys' fees, (collectively, "Losses") to the extent any such Losses are incurred or paid by an Indemnified Party to an unrelated third party and such Losses relate to or arise from the Pre-

Closing actions or omissions of the Indemnifying Party, whether arising out of the operation of the Indemnifying Party's business or otherwise.

               (b) PROCEDURES FOR INDEMNIFICATION. The following procedures shall govern and be a condition to the indemnification obligations arising out of this Section 6.7:

                    (i) Upon receipt by an Indemnified Party of notice of any action, suit, proceeding, claim, demand or assessment from a third party which may give rise to a claim for indemnification from the Indemnifying Party, the Indemnified Party shall give prompt, written notice thereof to the Indemnifying Party indicating in reasonable detail the nature of such claim and the basis therefor, provided that the failure to give such notice shall not be a condition to the indemnification obligations hereunder except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. The Indemnifying Party shall be entitled to assume and control such defense at its expense with counsel selected by it and reasonably acceptable to the Indemnified Party. The Indemnified Party shall be entitled to participate therein at its own expense after such assumption.

                    (ii) With respect to third party claims or actions as to which the Indemnifying Party shall not have exercised its right to assume the defense thereof within a reasonable amount of time (but not more than thirty
(30) days after notice), the Indemnified Party shall assume and control the defense of and contest such action with such counsel as the Indemnified Party may choose that is reasonably acceptable to the Indemnifying Party. The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of any such action or claim. In the event the Indemnifying Party elects not to participate in the defense of such action or claim, the Indemnified Party shall have full rights to dispose of such action and enter into any compromise or settlement; provided that such compromise or settlement shall be reasonable under the circumstances and in good faith.

                    (iii) Both the Indemnified Party and the Indemnifying Party shall cooperate with one another in good faith in connection with the defense, compromise or settlement of any third party claim or action. Neither shall dispose of, compromise or settle any such claim or action in a manner without the prior written consent of the other party, which consent shall not be unreasonably withheld.

                    (iv) With respect to any claim, other than a third party claim or action, for which indemnity may be sought hereunder, the Indemnified Party shall give prompt, written notice thereof to the Indemnifying Party indicating in reasonable detail the nature of such claim and the basis therefor.

               (c) To the extent the indemnification provision contained in this Agreement conflict with the indemnification provisions contained in the Operating Agreement, the provisions of this Agreement shall control.

         6.8.  TREATMENT OF SDI OPTIONS.

               (a) As soon as practicable after the Effective Time, EnSys shall file a registration statement on Form S-8 with the SEC with respect to the shares of EnSys Common Stock issuable upon the exercise of the EnSys Options being granted in replacement of SDI Options that are stock options under the Strategic Diagnostics Industries, Inc. 1993 Employee Non-Qualified Stock Option Plan (the "SDI Stock Option Plan") and shall deliver to the participants in the SDI Stock Option Plan an appropriate prospectus setting forth such participant's rights pursuant thereto, in each case as and to the extent such shares may be registered by the Surviving Corporation on Form S-8 under applicable law.

               (b) EnSys shall take all corporate action necessary to reserve for issuance a sufficient number of shares of EnSys Common Stock to be issued upon the exercise of any SDI Options and SDI Warrants assumed in accordance with
Section 2.1 by EnSys and the conversion of such SDI Options and SDI Warrants into EnSys Options and EnSys Warrants and shall include in the Notification for Listing of Additional Shares form referenced in Section 6.1 the shares of EnSys Common Stock issuable upon exercise of such EnSys Options and EnSys Warrants.

         6.9. NO SOLICITATION OF OTHER OFFERS. Neither SDI nor EnSys shall, nor shall either of them permit any of its Subsidiaries to, through any of their respective officers, directors, employees, investment bankers, financial advisors or other agents or otherwise (i) solicit, initiate or encourage, or take any other action to facilitate, submission of any inquiry, proposal or offer from any person or entity relating to any acquisition, purchase or sale of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination, liquidation, reorganization or similar transaction with, either of SDI or EnSys or any of its Subsidiaries, as the case may be, (an "Alternative Transaction"), or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, any effort or attempt by any other person to do or seek any of the foregoing. Neither SDI nor EnSys shall, nor shall either of them permit any of its Subsidiaries to furnish or cause to be furnished any confidential information concerning their businesses, properties or assets to any person or entity that is interested in any Alternative Transaction.

         6.10. INTERIM FINANCIAL STATEMENTS. Within thirty (30) days after the end of each calendar month that ends after the date of this Agreement and before the Effective Time, SDI and EnSys will deliver to the other party unaudited balance sheets, income statements and statements of cash flows for such calendar month and the year to date. All such financial statements shall fairly present in accordance with GAAP, except for the absence of notes thereto, in all material respects, the financial position and results of operations at such times of SDI or EnSys, as the case may be, including any of its Subsidiaries.

         6.11. SATISFACTION OF CONDITIONS. Each of SDI and EnSys agrees that it will take all actions reasonably within its power and authority duly and promptly to carry out all of its obligations under this Agreement and to comply with all of the representations, warranties and covenants hereunder applicable to it. In addition, SDI and EnSys each covenants and agrees to use its reasonable best efforts to cause all of the conditions to the obligations of the other to effect the Merger, including the timely filing and processing of all required applications under applicable state securities laws, to be satisfied as promptly as possible.

         6.12. OPERATING AGREEMENT. Contemporaneously with the execution of this Agreement, EnSys and SDI shall enter into the Operating Agreement set forth on Exhibit 6.12, setting forth the terms under which the parties have agreed to operate the combining companies during the interim period between the date hereof and the Closing Date.

                                    ARTICLE 7
                               CLOSING CONDITIONS

         7.1.  CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT.
The respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

               (a) REQUISITE SDI STOCKHOLDER APPROVAL AND REQUISITE ENSYS STOCKHOLDER APPROVAL. This Agreement and the Merger shall have received the Requisite SDI Stockholder Approval and the Requisite EnSys Stockholder Approval.

               (b) NO ACTION OR PROCEEDING. There shall not have been instituted and there shall not be pending any action or proceeding before any court of competent jurisdiction or Governmental Entity, and no order or decree shall have been entered in any action or proceeding before such court of competent jurisdiction or Governmental Entity: (i) imposing limitations on the ability of SDI and EnSys to combine and operate together their businesses, operations and assets; (ii) imposing other sanctions, damages or liabilities arising out of the Merger on EnSys, SDI or any of their officers or directors;
(iii) requiring divestiture by the Surviving Corporation of all or any material portion of the business, assets or property of SDI or EnSys and their respective Subsidiaries; or (iv) restraining, enjoining, prohibiting or materially delaying the consummation of the Merger, in each case, with respect to clauses (i) through (iv) above, which would or is reasonably likely to result in a SDI Material Adverse Effect or EnSys Material Adverse Effect at or prior to or after the Effective Time or which would or is reasonably likely to subject any of their respective officers or directors to any penalty or criminal liability. Notwithstanding the foregoing, prior to invoking the condition set forth in this
Section 7.1(b), the party seeking to invoke it shall have used its reasonable best efforts to have such action or proceeding withdrawn or dismissed or such order or decree vacated;

               (c) OTHER APPROVALS OR NOTICES. All other consents, waivers, approvals and authorizations required to be obtained from, and all filings or notices required to be made with, any Governmental Entity or third party by EnSys or SDI or any Subsidiary prior to consummation of the transactions contemplated in this Agreement (other than the filing and recordation of Merger documents in accordance with the DGCL) shall have been obtained from and made with all required Governmental Entities or third parties, except to the extent that the failure to obtain or make any such consent or filing with a person or entity other than a Governmental Entity will not cause a SDI or an EnSys Material Adverse Effect, as the case may be;

               (d) SECURITIES LAWS. The Registration Statement shall have been declared effective by the SEC, the information contained therein shall be true and correct in all material respects as of the date of the Requisite Stockholder Approvals, no stop order shall have been issued or proceedings instituted or threatened suspending the effectiveness of the Registration Statement, and all approvals, consents, permits, licenses or qualifications from authorities administering the securities or "blue-sky" laws of any state having jurisdiction required for the consummation of the Merger shall have been obtained and shall be effective.

               (e) NASDAQ. The Merger Shares shall have been approved for quotation on Nasdaq.

               (f) BIRKMEYER EMPLOYMENT AGREEMENT. Richard C. Birkmeyer shall have entered into an employment agreement with EnSys or the Surviving Corporation in substantially the form attached hereto as Exhibit 7.1(f);

               (g) REGISTRATION RIGHTS AGREEMENT. EnSys and the stockholders of SDI listed on Exhibit 7.1(g) shall have executed and delivered a Registration Rights Agreement substantially in the form attached hereto as Exhibit 7.1(g);

               (h) LOCK-UP LETTERS. EnSys and each of the stockholders of SDI listed on Exhibit 7.1(h) shall have executed and delivered Lock-up Letters substantially in the form attached hereto as Exhibit 7.1(h), whereby such stockholders agree not to sell the shares of EnSys Common Stock or EnSys Preferred Stock they receive in the Merger for a period of six months from the Closing Date; and

               (i) WRENN EMPLOYMENT AGREEMENT. Grover C. Wrenn shall have entered into a new employment agreement with EnSys or the Surviving Corporation in substantially the form attached hereto as Exhibit 7.1(i).

         7.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF ENSYS. The obligations of EnSys to effect the Merger and the other transactions contemplated in this Agreement are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by EnSys, in whole or in part:

               (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of SDI contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time. EnSys shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of SDI to that effect;

               (b) AGREEMENTS AND COVENANTS. SDI shall have performed or complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except to the extent failure to perform is caused by or is consented to by EnSys. EnSys shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of SDI to that effect;

               (c) LEGAL OPINION. EnSys shall have been furnished an opinion of counsel to SDI, dated as of the Effective Time, in substantially the form attached hereto as Exhibit 7.2(c);

               (d) NO SDI MATERIAL ADVERSE EFFECT. From the date of this Agreement through the Effective Time, there shall not have occurred any SDI Material Adverse Effect other than any such SDI Material Adverse Effect that has been disclosed in or authorized under or pursuant to this Agreement; and

               (e) TERMINATION OF SDI WARRANTS. Each of the holders of outstanding SDI Warrants shall have waived or relinquished all rights under the terms of such SDI Warrants and shall have surrendered such SDI Warrants to SDI for cancellation and conversion pursuant to Section 2.5 hereof, and each holder of any registration rights granted by SDI shall have relinquished all such rights and the agreements containing such registration rights shall have been terminated.

         7.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF SDI. The obligation of SDI to effect the Merger and the other transactions contemplated in this Agreement is also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by SDI, in whole or in part:

               (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of EnSys contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time. SDI shall have received a certificate of the Chief Executive Officer and Chief Accounting Officer of EnSys to that effect;

               (b) AGREEMENTS AND COVENANTS. EnSys shall have performed or complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except to the extent failure to perform is caused by or is consented to by SDI. SDI shall have received a certificate of the Chief Executive Officer and Chief Accounting Officer of EnSys to that effect;

               (c) LEGAL OPINION. SDI shall have been furnished with an opinion of counsel to EnSys, dated as of the Effective Time, in substantially the form attached hereto as Exhibit 7.3(c); and

               (d) NO ENSYS MATERIAL ADVERSE EFFECT. From the date of this Agreement through the Effective Time, there shall not have occurred any EnSys Material Adverse Effect other than any EnSys Material Adverse Effect that has been disclosed in or authorized under or pursuant to this Agreement.

                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

         8.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of SDI or EnSys:

               (a)  by mutual written consent of EnSys and SDI;

               (b) by either EnSys or SDI in the event the conditions to such party's obligations under Article 7 shall not have been met or waived by such party on or prior to January 31, 1997, but only if the party terminating has not caused the condition giving rise to termination to be not satisfied through its own action or inaction or is not otherwise in material breach of its obligations under this Agreement;

               (c) by either EnSys or SDI if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

               (d) by either EnSys or SDI in the event the other party updates its Schedules pursuant to the terms hereof as the result of a change which has a Material Adverse Effect on such other party;

               (e) by either EnSys or SDI as a result of a material breach by the other party of any representation, warranty, covenant or agreement contained herein; or

               (f) by either EnSys or SDI upon any termination of the Operating Agreement.

         8.2. EFFECT OF TERMINATION. Subject to the remedies of the parties set forth in Section 8.3(c), in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and, subject to Section 8.3(c), there shall be no liability under this Agreement on the part of EnSys or SDI or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that the Confidentiality Agreement shall survive any termination of this Agreement.

         8.3.  EXPENSES.

               (a) Except as provided in Section 8.3(c), if the Merger is consummated, all Expenses (as hereinafter defined) shall be paid by the Surviving Corporation, and if the Merger is not consummated, any such Expenses shall be paid by the party incurring such Expenses.

               (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) actually incurred by a party or on its behalf in connection with or related to the transactions contemplated by this Agreement, including without limitation, the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation and mailing of the Proxy Statement, the solicitation of the Requisite SDI Stockholder Approval and Requisite EnSys Stockholder Approval and all other matters related to the Closing of the transactions contemplated by this Agreement.

               (c) Each party (a "Breaching Party") shall promptly reimburse the other party (a "Non-breaching Party") for all Expenses incurred by the Non-breaching Party following (i) any termination of this Agreement by the Non-breaching Party pursuant to Section 8.1(b) as a direct result of a material breach of any of its covenants or agreements contained herein; or (ii) if all conditions of the Breaching Party contained in Article 7 of this Agreement to close the transactions contemplated hereby have been satisfied (or waived by the party entitled to waive such conditions) and the Breaching Party does not proceed with the Closing.

         8.4. TERMINATION FEE. Notwithstanding anything else contained herein to the contrary, if either party hereto unilaterally terminates this Agreement in a manner not permitted under Article 8 hereof, or commits a material breach hereof and the other party terminates this Agreement as a result thereof, then such party shall promptly pay to the other party the sum of Five Hundred Thousand Dollars ($500,000) as liquidated damages hereunder. Subject to Sections 6.7 and 8.3(c) hereof, each party's exclusive remedy against the other for any breach of this Agreement shall be this Section 8.4.

                                    ARTICLE 9
                               GENERAL PROVISIONS

         9.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the parties in this Agreement shall expire with, and be terminated and extinguished upon, consummation of the Merger or termination of this

Agreement, and thereafter neither SDI, EnSys nor any of their respective officers, directors or employees shall have any liability whatsoever with respect to any such representation or warranty, except to the extent that
Section 6.7, Section 8.3(c) or Section 8.4 is applicable upon a termination of this Agreement. This Section 9.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after consummation of the Merger.

         9.2. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made upon receipt, if delivered personally, on the first business day following deposit with a nationally recognized overnight courier SDI, if sent by such overnight courier, on the third business day following deposit in the U.S. mail if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or when sent by electronic facsimile transmission to the telecopier number specified below with receipt acknowledged:

               (a)  If to SDI:

                    Strategic Diagnostics Inc.
                    128 Sandy Drive
                    Newark, DE  19713-1147
                    Telecopier No.:  (302) 456-6770
                    Attn:  Mr. Richard C. Birkmeyer
                           President and Chief Executive Officer

                    with a copy to:

                    William A Scari, Jr., Esq.
                    Pepper, Hamilton & Scheetz
                    1235 Westlakes Drive
                    Suite 400
                    Berwyn, PA  19312
                    Telecopier No.:  (610) 640-7835

               (b)  If to EnSys:

                    EnSys Environmental Products, Inc.
                    4222 Emperor Boulevard
                    Durham, NC 27703
                    Telecopier No.: (919) 941-5519
                    Attn:  Mr. Grover C. Wrenn
                           President and Chief Executive Officer
                    with a copy to:

                    William B. Marianes, Esq.
                    Troutman Sanders LLP
                    600 Peachtree Street, N.E.
                    Suite 5200
                    Atlanta, GA 30308-2216
                    Telecopier No.:  (404) 885-3900

         9.3. AMENDMENT. This Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of this Agreement by the stockholders of SDI, or the stockholders of EnSys, no amendment may be made without further approval of such stockholders, which amendment would reduce, or increase, respectively, the amount or change the type of consideration into which each share of SDI Common Stock or SDI Preferred Stock shall be converted pursuant to this Agreement upon consummation of the Merger. Except as expressly otherwise required by the previous sentence, or as required by applicable law, no stockholder approval shall be required for any amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         9.4.  WAIVER.  At any time prior to the Effective Time, any party may
(a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by any other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by a party or parties to be bound thereby. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, covenant, representation or warranty contained in this Agreement.

         9.5. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6. SEVERABILITY. If any term or other provision of this Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are consummated to the extent possible.

         9.7. ENTIRE AGREEMENT. This Agreement (together with the Operating Agreement, the Confidentiality Agreement, the Exhibits, the Schedules and the other documents delivered pursuant hereto), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         9.8. ASSIGNMENT. Neither this Agreement, nor any right hereunder, may be assigned by any party hereto without the prior written consent of the other party hereto.

         9.9. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of and be enforceable by each party and its respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         9.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Counterpart signatures of this Agreement may also be exchanged via electronic facsimile transmission, and any electronic facsimile transmission of any party's signature shall be deemed to be an original signature for all purposes.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers or other persons thereunto duly authorized, all as of the day and year first above written.



                              STRATEGIC DIAGNOSTICS INC.


                              By:/s/ Richard C. Birkmeyer
                                 -----------------------------------------
                              Title: President and Chief Executive Officer





                              ENSYS ENVIRONMENTAL PRODUCTS, INC.


                              By:/s/ Grover C. Wrenn
                                 -----------------------------------------
                              Title: President and Chief Executive Officer

                                                                      APPENDIX B

                 FAIRNESS OPINION OF RAYMOND JAMES & ASSOCIATES, INC.

                                        [LOGO]

October 8, 1996



The Board of Directors
EnSys Environmental Products, Inc.
P.O. Box 14063
Research Triangle Park, North Carolina  27709

Gentlemen:

Under the Agreement and Plan of Merger (the "Agreement") by and among EnSys Environmental Products ("EnSys" or the "Company") and Strategic Diagnostics Inc. ("SDI"), EnSys is merging with SDI through the issuance of shares of Common Stock, Convertible Preferred Stock, and options and warrants to purchase Common Stock, to acquire all of the outstanding stock of SDI (the "Merger"). The consideration offered by EnSys in the Merger (the "Consideration") will consist of 5,780,207 shares of EnSys Common Stock; 2,164,362 shares of EnSys Series A Convertible Preferred Stock; 391,658 options to purchase shares of EnSys Common Stock; and 599,643 warrants to purchase shares of EnSys Common Stock. The Agreement provides, among other things, that each outstanding share of SDI Common Stock will receive 0.7392048 shares (the "Exchange Ratio") of EnSys Common Stock at closing.

You have requested the opinion of Raymond James & Associates, Inc. ("Raymond James") as to the fairness, from a financial point of view, to the shareholders of the outstanding common stock of EnSys of the Consideration to be paid by EnSys to SDI. Raymond James has served as financial advisor to EnSys in connection with the Merger. In connection with our review of the Merger, and in arriving at our opinion, we have among other things:

    1.   reviewed the Agreement and associated schedules;

    2. reviewed SDI's audited financial statements as of and for the year ended December 31, 1995 and the related opinion of SDI's independent public accountants;

    3. reviewed SDI's interim period financial statements for the six months ended June 30, 1996, as well as other SDI financial and operating information requested from and/or provided by SDI;

    4. reviewed SDI's projected financial statements for the years ended December 31, 1996 through 1998;

                                     [LETTERHEAD]

    5. reviewed SDI's historical financial statements for the year ended December 31, 1995 and June 30, 1996, pro forma for the acquisition of Ohmicron Corporation, and the liquidation of TSD BioServices.

    6. reviewed SDI's projected financial statements for the years ended December 31, 1996, through December 31, 1998, pro forma for the acquisition of Ohmicron Corporation, the liquidation of TSD BioServices and the conversion of the E.M. Industries, Incorporation ("E.M.") distribution agreements;

    7. discussed with management of SDI certain information relating to the business, cash flow, earnings, assets, financial condition and prospects of SDI, including management's forecasts for the years ended December 31, 1996 through 1998, and the prospects of the EnSys-SDI combined company after the Merger;

    8. reviewed EnSys' audited financial statements as of and for the fiscal year ended December 31, 1995 and the EnSys Quarterly Report filed on Form 10Q for the quarters ended March 31, 1996 and June 30, 1996;

    9. discussed with management of EnSys certain information relating to the business, cash flow, earnings, assets, financial condition and prospects of EnSys, including management's forecasts (including forecasts pro forma for the EnSys acquisition of the EnviroGard Division of Millipore.) for the years ended December 31, 1996 through 1998, and the prospects of the EnSys-SDI combined company after the Merger;

    10. reviewed publicly available information concerning companies in industries considered by Raymond James to be most comparable to EnSys and SDI;

    11. reviewed financial and other information concerning selected completed business combinations deemed to be generally comparable to the Merger, or otherwise relevant to this opinion, in whole or in part, involving EnSys and SDI;

    12. reviewed the pro forma effect of the Merger on the projected results of EnSys;

    13. reviewed the reports of consultants hired by EnSys to assess the products, technologies and markets of SDI;

    14. conducted other such financial studies and analyses, including a relative contribution analysis, as Raymond James deemed relevant and necessary for the purposes of this opinion.

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by EnSys, SDI or any other third party and have not independently verified any such information. With regard to the information provided to us by EnSys or SDI, we have been assured by management of EnSys and SDI,


                                        [LOGO]
respectively, that all such information is complete and accurate in all material respects and that they are unaware of any facts of circumstances that would make such information incomplete or misleading. We have not made an independent evaluation or appraisal of the assets or liabilities of either EnSys or SDI, and we have not been furnished with any such evaluation or appraisal.

With respect to the financial projections provided to us by EnSys and SDI (including, without limitation, cost savings and synergies projected to result from, and pro forma financial statements with respect to, the Merger, the Ohmicron acquisition, the liquidation of TSD BioServices and the conversion of the E.M. distribution agreement), we have assumed that such projections (including the aforementioned pro forma projections) were prepared in good faith on reasonable bases reflecting management's current best estimates and judgments of EnSys' and SDI's future financial performance as independent companies and as a combined company. Without limiting the foregoing, we have relied, without independent verification, upon estimates by the management of EnSys and SDI of the synergies, including the amount and timing of cost savings, that will be achieved by the combined company if the Merger is consummated. This opinion is based substantially upon the aforedescribed financial projections and estimates. Further, without limiting the foregoing, we have assumed, without independent verification, that the unconsolidated historical, projected and pro forma historical and projected financial information provided to us by EnSys and SDI accurately reflects the independent historical and projected operations, as the case may be, of the respective operations of EnSys and SDI. We have made no independent investigation of any legal matters involving EnSys or SDI, and we have assumed the correctness of all legal advice given to you and us by your, or SDI's counsel.

Our opinion is based on market, economic, financial and other circumstances and conditions as they exist and can be evaluated as of the date of this letter, and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake. Further, we express no opinion as to the value of EnSys Common Stock upon the consummation of the Merger or the price at which EnSys Common Stock will trade at any time.

We have acted as financial advisor to EnSys in connection with the Merger, and, for our services, including the rendering of this opinion, EnSys will pay us a fee, which fee is substantially contingent upon the consummation of the Merger. Additionally, we acted as financial advisor to EnSys in connection with EnSys' acquisition of certain assets of Millipore Corporation in March of 1996 for which we were paid a fee. In addition, EnSys has agreed to indemnify us against certain liabilities arising out of our engagement, including the rendering of this opinion and other matters, all as more fully described in the engagement and indemnity agreement dated February 13, 1995. In the ordinary course of business, Raymond James may trade the common stock of EnSys for its own accounts and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

It is inderstood that this letter is for the information of the Board of the Company in evaluating the proposed Merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the proposed Merger. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, other than as required by law. We have consented to the inclusion of this letter in the Proxy Statement/Prospectus filed by EnSys Environmental Products, Inc. with the Securities and Exchange Commission.

                                        [LOGO]

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration offered to SDI in connection with the Merger is fair to the shareholders of EnSys from a financial point of view.

Very truly yours,

/s/ Raymond James & Associates, Inc.

RAYMOND JAMES & ASSOCIATES, INC.


                                        [LOGO]

                                                                      APPENDIX C

                   FAIRNESS OPINION OF OPPENHEIMER & CO., INC.

                                  [LETTERHEAD]

                                                      October 8, 1996

The Board of Directors
Strategic Diagnostics Inc.
128 Sandy Drive
Newark, DE 19713-1147


Dear Sirs:

     You have requested our opinion as to the fairness, from a financial point of view, to the current holders of common and preferred stock of Strategic Diagnostics Inc. ("SDI"), of the conversion ratios provided in the Agreement and Plan of Merger prepared as of October 7, 1996 (the "Merger Agreement"), by and among Strategic Diagnostics Inc. and EnSys Environmental Products, Inc. ("EnSys"). The Merger Agreement provides that, among other things, (i) SDI will be merged with and into EnSys which will be renamed Strategic Diagnostics Inc. (the "Surviving Corporation"), (ii) each issued and outstanding share of SDI common stock shall be converted into the right to receive 0.7392048 share of Surviving Corporation common stock and each issued and outstanding share of SDI Preferred Stock shall be converted into the right to receive 0.7392048 share of Surviving Corporation Series A preferred stock, and (iii) current holders of issued and outstanding SDI options and warrants to purchase SDI common stock will have the right to convert such options or warrants for options or warrants, as the case may be, to purchase Surviving Corporation common stock covering that number of shares of Surviving Corporation common stock equal to 0.7818026 multiplied by the number of shares of SDI common stock to which such option or warrant currently relates.

     In arriving at our opinion, we have (i) reviewed the Merger Agreement, (ii) reviewed the historical financial statements and the financial projections and other information prepared by representatives of SDI and EnSys, (iii) reviewed publicly available information for SDI and EnSys, including, with respect to EnSys, periodic and other reports filed with the Securities and Exchange Commission; (iv) reviewed the reported market prices and trading volumes for EnSys' common stock; (v) held discussions with representatives of SDI and EnSys concerning SDI's and EnSys' historical and current operations, financial condition and prospects, and (vi) reviewed such other documents and financial, economic and market criteria and made such other investigations as we deemed appropriate for the purposes of such opinion.

     We also considered certain stock market data of EnSys and compared that data with similar data for other publicly held companies in businesses similar to those of SDI and EnSys. We

The Board of Directors
Strategic Diagnostics Inc. - October 8, 1996
Page 2



considered, to the extent publicly available, the financial terms of certain other business combinations which have recently been effected.

     In connection with our review, we have not assumed responsibility for independent verification of any of the foregoing information and have relied upon its being complete and accurate in all respects. With respect to the financial forecasts and other data concerning SDI and EnSys reviewed by us, the managements of SDI and EnSys advised us that such forecasts and other data have been reasonably prepared on bases reflecting their best currently available estimates and judgments as to their future financial performance. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SDI or EnSys, nor have we been furnished with any such evaluations or appraisals. We have assumed, without independent verification, the accuracy of the advice and conclusions of the parties' legal counsel and accountants with respect to accounting and tax matters, including without limitation, the treatment of the Merger as a tax-free reorganization for federal income tax purposes and the accounting of the merger as a purchase. We express no opinion as to what the value of the EnSys common stock or preferred stock actually will be when issued to holders of SDI common stock or preferred stock pursuant to the Merger or the price at which the Surviving Corporation common stock will trade subsequent to the Merger. Our opinion is necessarily based on information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof.

     As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

     We acted as financial advisor to the Board of Directors of SDI in rendering this opinion and will receive a fee for our services. In the ordinary course of its business, Oppenheimer & Co., Inc. and its affiliates may actively trade securities of EnSys for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of SDI's Board of Directors in evaluating the proposed Merger and does not constitute a recommendation to any stockholder of SDI as to how such stockholder should vote on the proposed Merger. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent other than as required by law. We have consented to the inclusion of this letter in the Proxy Statement/Prospectus filed by EnSys with the Security Exchange Commission.

     Based upon and subject to the foregoing and such other factors as we deem relevant, we are of the opinion that the conversion ratios for the SDI common stock and preferred stock provided in the Merger Agreement are fair, from a financial point of view, to the current holders of common and preferred stock of SDI.

                                        Very truly yours,

                                        /s/ Oppenheimer & Co., Inc.

                                        Oppenheimer & Co., Inc.

                                                                     APPENDIX D


                             FOURTH AMENDED AND RESTATED
                           CERTIFICATE OF INCORPORATION OF
                          ENSYS ENVIRONMENTAL PRODUCTS, INC.

                             FOURTH AMENDED AND RESTATED

                             CERTIFICATE OF INCORPORATION

                                          OF

                              STRATEGIC DIAGNOSTICS INC.

                                      ARTICLE I.

                                         NAME

         The name of the Corporation is Strategic Diagnostics Inc.

                                     ARTICLE II.

                                  REGISTERED OFFICE

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                     ARTICLE III.

                                       PURPOSES

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     ARTICLE IV.

                                    CAPITAL STOCK

    The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 54,664,362 shares, divided into classes as follows:

         2,164,362 shares shall be shares of Series A Convertible
         Preferred Stock, with a par value of $.01 per share (the "Series A Convertible Preferred Stock");

         17,500,000 shares shall be shares of Preferred Stock, with a par value of $.01 per share (the "Blank Check Preferred Stock"); and

         35,000,000 shares shall be shares of Common Stock, with a par value of $.01 per share (the "Common Stock");

The following is a statement of the powers, preferences, rights, qualifications, limitations and restrictions of the Series A Convertible Preferred Stock, the Blank Check Preferred Stock and the Common Stock:

                  PART A. SERIES A CONVERTIBLE PREFERRED STOCK

         1. NUMBER OF SHARES. The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall consist of 2,164,347 shares.

         2. VOTING. Except as otherwise may be provided in these terms of the Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock and all other classes and series of stock of the Corporation otherwise entitled to vote shall vote together as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the nearest whole number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is then convertible.

         3. DIVIDENDS. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, any dividend on or with respect to Common Stock (other than a dividend payable solely in shares of Common Stock) in an amount equal to the product obtained by multiplying the dividend declared or payable on each share of Common Stock times the nearest whole number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is then convertible.

         4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation (other than in connection with a reorganization of the Corporation in which the rights and preferences of the Series A Convertible Preferred Stock are not adversely affected), whether voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to $2.9466849 per share of Series A Convertible Preferred Stock up to an aggregate maximum of $6,377,693 (in the aggregate, the "Liquidation Preference") (such amount payable with respect to one share of Series A Convertible Preferred Stock sometimes shall be referred to as the "Liquidation Payment"); PROVIDED, HOWEVER, that the Liquidation Preference shall be automatically reduced in an aggregate amount equal to any dividends paid to the holders of Series A Convertible Preferred Stock and the Liquidation Payment shall be reduced on a per share basis for such payment of dividends. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of the Series A Convertible Preferred Stock of the full Liquidation Preference, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Convertible Preferred Stock shall have been paid the full Liquidation Preference, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series A Convertible Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payment and the place where said Liquidation Payment shall be payable, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

         5. RESTRICTIONS. At any time when shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

              5A.     Create or authorize the creation of any additional
class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation; or

              5B.     Redeem or otherwise acquire any shares of Series A
Convertible Preferred Stock, except as expressly authorized in paragraph 7 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Convertible Preferred Stock then held by each such holder.

         6. CONVERSIONS. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

              6A.     RIGHT TO CONVERT.  Subject to the terms and conditions
of this paragraph 6, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the Liquidation Payment) into an equal number of fully paid and nonassessable shares of Common Stock, subject to adjustment as provided in subparagraphs 6D and 6E. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

              6B.     ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED.
Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

              6C.     FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION.  No
fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends accrued and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B.
In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

              6D.     SUBDIVISION OR COMBINATION OF COMMON STOCK.  In case
the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock issuable upon conversion of each share of Series A Convertible Preferred Stock shall be increased in proportion to such increase in outstanding shares, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock issuable upon conversion of each share of Series A Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

              6E.     REORGANIZATION OR RECLASSIFICATION.  If any capital
reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

              6F.     CERTAIN NOTICES.  In case at any time:

                   (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                   (2) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

                   (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                   (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex to non U.S. residents, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

              6G.     STOCK TO BE RESERVED.  The Corporation will at all
times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that, assuming the receipt by the Corporation of the consideration therefor, all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable.

              6H.     NO REISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK.
Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall be canceled and shall not be reissued.

              6I.     CLOSING OF BOOKS.  The Corporation will at no time
close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

              6J.     MANDATORY CONVERSION.  If the closing share price of
Common Stock listed on the NASDAQ National Market System equals or exceeds $4.50 per share for a period of forty-five (45) consecutive business days, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock.

         7. REDEMPTION. The shares of Series A Convertible Preferred Stock shall be redeemed as follows:

              7A.     REDEMPTION AT HOLDERS' OPTION.  In the event the
Corporation enters into a merger, consolidation, recapitalization, reorganization or any other transaction pursuant to which the Series A Convertible Preferred Stock would be converted into or exchanged for: (i) preferred stock with lesser rights or a lesser Liquidation Preference; or (ii) for common stock that in the aggregate has a lesser aggregate fair market value than the Liquidation Preference; or (iii) for an aggregate amount of cash that is less than the Liquidation Preference; then on the written request (the "Holder Redemption Request") of the holders of at least 66 2/3% of the outstanding shares of Series A Convertible Preferred Stock, then at or before the closing of such transaction, the Corporation shall redeem from each holder of shares of Series A Convertible Preferred Stock all of the shares of Series A Convertible Preferred Stock held by such holder for an aggregate amount equal to the Liquidation Preference.

              7B.     REDEMPTION AT CORPORATION'S OPTION.  Upon at least
sixty (60) days' prior written notice, the Corporation may redeem effective at any time on or after June 23, 2001, from each holder of shares of Series A Convertible Preferred Stock all of the shares of Series A Convertible Preferred Stock held by such holder.

              7C.     REDEMPTION PRICE AND PAYMENT.  The Series A Convertible
Preferred Stock to be redeemed pursuant to Subparagraph 7B shall be redeemed by paying for each share in cash an amount equal to the Liquidation Payment, such amount also being referred to as the "Redemption Price". Such payment shall be made in full to the holders entitled thereto.

              7D.     REDEMPTION MECHANICS.  At least 20 but not more than 30
days prior to the date of any redemption (the "Redemption Date"), written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by telex to non-U.S. residents for which telex instructions shall have been provided to the Corporation for such purpose, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Convertible Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The holders of at least 66-2/3% of the Series A Convertible Preferred Stock may rescind any Holder Redemption Request at any time prior to the close of business on the 10th day after receipt of the Redemption Notice by giving written notice of rescission to the Corporation; provided, that the holders of Series A Convertible Preferred Stock may not thereafter submit a subsequent Holder Redemption Request in respect of the same transaction. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series A Convertible Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Convertible Preferred Stock on the Redemption Date are insufficient to redeem the total number of outstanding shares of Series A Convertible Preferred Stock, the holders of shares of Series A Convertible Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

              7E.     REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED.
Any shares of Series A Convertible Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Convertible Preferred Stock.

                         PART B. BLANK CHECK PREFERRED STOCK

         1. DESIGNATION AND AMOUNT. The designation of this class of capital stock shall be "Blank Check Preferred Stock," par value $.01 per share. Subject to the provisions of this Article IV and the express provisions of each series of Blank Check Preferred Stock, the

Board of Directors is hereby empowered to cause the Corporation to issue from time to time, in one or more series, up to 17,500,000 shares of Blank Check Preferred Stock.

         2. RIGHTS. The powers, designations, preferences, terms, conditions, privileges and other rights of each series of Blank Check Preferred Stock shall be determined by the Board of Directors in accordance with Section 151 of the Delaware General Corporation Law, subject to the provisions of Part A, Paragraph 5A of this Article IV. Except in respect of the particulars fixed by the Board of Directors for each such series, all Blank Check Preferred Stock shall be of equal rank and identical.

                                 PART C. COMMON STOCK

         1. DESIGNATION AND AMOUNT. The designation of this class of capital stock shall be "Common Stock," par value $.01 per share ("Common Stock"). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

         2. VOTING. Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of Common Stock, which voting rights shall not be cumulative.

         3. OTHER RIGHTS. Each share of Common Stock shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share ratably, subject to the rights and preferences of the Series A Convertible Preferred Stock and/or any series of the Blank Check Preferred Stock, in all assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

                                      ARTICLE V.
                            CERTAIN BUSINESS COMBINATIONS

               PART A. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

         1. REQUIRED VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or by this Certificate of Incorporation, and except as otherwise expressly provided in Paragraph 2 of this Article V, Part A:

              1A.     any merger or consolidation of the Corporation or any
Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of any Interested Stockholder; or

              1B.     any sale, lease, exchange, mortgage, pledge, transfer
or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $5,000,000 or more; or

              1C.     the issuance or transfer by the Corporation or any
Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more; or

              1D.     the adoption of any plan or proposal for the
liquidation, dissolution or winding up of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

              1E.     any reclassification of securities (including any
reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require, subject to Paragraph 2 of this Article V, Part A, the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class at a duly constituted meeting of stockholders called expressly for such purpose. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

         2. DEFINITION OF "BUSINESS COMBINATION. The term "Business Combination" as used in this Article V shall mean any transaction which is referred to in any one or more of Subparagraphs (1A) through (1E) of this Paragraph 1 of Article V, Part A.

                      PART B. WHEN HIGHER VOTE IS NOT REQUIRED.

    The provisions of Paragraph 1 of this Article V, Part A, shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following Paragraph 1 or 2 or this Part B are met:

         1. APPROVAL BY CONTINUING DIRECTORS. The Business Combination shall have been approved by the affirmative vote of a majority of the Continuing Directors (as herein defined) then in office.

         2. PRICE AND PROCEDURE REQUIREMENTS. All of the following conditions shall have been met:

              2A.     The aggregate amount of the cash and the Fair Market
Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

                   (1) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock acquired by it (1) within the two-year period immediately prior to and including the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                   (2) the Fair Market Value per share of common stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article V as the "Determination Date"), whichever is higher.

              2B.     The aggregate amount of the cash and the Fair Market
Value, as of the date of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this Subparagraph 2B shall be required to be met with respect to every other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                   (1) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to and including the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                   (2) (if applicable) the highest preferential amount per share which the holders of shares of such class of Voting Stock are entitled to receive from the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                   (3) the Fair Market Value per share of such class of voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

              2C.     The consideration to be received by holders of a
particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by such Interested Stockholder.

              2D.     After such Interested Stockholder has become an
Interested Stockholder and prior to the consummation of such Business
Combination: (a) there shall have been (1) no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of preferred stock, except as approved by the affirmative vote of a majority of the Continuing Directors; (2) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by the affirmative vote of a majority of the Continuing Directors; and (3) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; and (b) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

              2E.     After such Interested Stockholder has become an
Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise, unless such transaction shall have been approved or ratified by the affirmative vote of a majority of the Continuing Directors after such person shall have become an Interested Stockholder.

              2F.     A proxy or information statement describing the
proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and regulations) shall be mailed to public stockholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations or subsequent provisions thereof).

                             PART C. CERTAIN DEFINITIONS.

    For the purposes of this Article V:

         1. A "person" shall mean an individual, a Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization, or any other association or entity.

         2.   "Interested Stockholder" shall mean any person who or which:

              2A.     is the beneficial owner, directly or indirectly, of 15%
or more of the voting power of the then outstanding shares of Voting Stock; or

              2B.     is an Affiliate of the Corporation and at any time
within the two-year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of 15% or more of the voting power of the then outstanding shares of Voting Stock; or

              2C.     is an assignee of or has otherwise succeeded to the
beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to and including the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 (or any subsequent provisions replacing such Act or the rules and regulations promulgated thereunder) and such assignment or succession was not approved by a majority of the Continuing Directors;

provided, however, that the term "Interested Stockholder" shall not include (a) the Corporation; (b) any Subsidiary of the Corporation; (c) any person, directly or indirectly, owning of record or beneficially 100% of the issued and outstanding capital stock of the Corporation (other than directors' qualifying shares, if any); (d) any employee benefit plan or compensation arrangement of the Corporation or any Subsidiary of the Corporation; (e) any person holding shares of voting Stock organized, appointed or established by the Corporation or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement; or (f) any Grandfathered Person unless such Grandfathered Person becomes, after the closing of the initial public offering of shares of common stock of the Corporation, the beneficial owner of more than the Grandfathered Percentage of the Voting Stock then outstanding. Any Grandfathered Person who becomes, after the close of business on the date of the closing of the initial public offering of shares of common stock of the Corporation, the beneficial owner of less than 15% of the voting power of the then outstanding shares of Voting Stock shall cease to be a Grandfathered Person.

Notwithstanding the foregoing, no person shall become an "Interested Stockholder" as the result of an acquisition of Voting Stock by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to 15% (or, if applicable, the Grandfathered Percentage with respect to such person) or more of the voting power of the then outstanding shares of Voting Stock; PROVIDED, HOWEVER, that if a person shall become the beneficial owner of 15% (or, if applicable, the Grandfathered Percentage with respect to such person) or more of the voting power of the then outstanding shares of Voting Stock by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner of any additional shares of Voting Stock of the Corporation (other than any shares of Voting Stock issued to such person as a result of a stock dividend, stock split, reclassification, recapitalization, or other similar transaction involving the issuance of shares of Voting Stock on a pro rata basis to all holders of voting Stock), then such person shall be deemed to be an "Interested Stockholder" if immediately thereafter the voting power of the shares of Voting Stock beneficially owned by such person equals or exceeds 15% (or in the case of a Grandfathered Person, the Grandfathered Percentage with respect to such person) or more of the voting power of all of the shares of Voting Stock then outstanding.

         3. A person shall be deemed the "beneficial owner" of, and shall be deemed to beneficially own, any Voting Stock:

              3A.     which such person or any of such person's Affiliates or
Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 of the Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act")); or

              3B.     which such person or any of its Affiliates or
Associates, directly or indirectly, has or shares with respect to the Voting Stock (a) the right to acquire, or direct the acquisition of (whether such right is exercisable immediately, or only after the passage of time or upon the satisfaction of any conditions, or both), such Voting Stock pursuant to any agreement, arrangement, understanding or otherwise (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; PROVIDED, HOWEVER, that a person shall not be deemed the "beneficial owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (b) the right to vote, or to direct the voting of, such Voting Stock pursuant to any agreement, arrangement, understanding or otherwise (whether or not in writing) (provided that a person shall not be deemed to be the beneficial owner of any securities if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Rules and Regulations promulgated under the 1934 Act and is not also then reportable by such person on Schedule 13D under the 1934 Act (or any comparable or successor report)), or (c) the right to dispose of, or to direct the disposition of, such Voting Stock pursuant to any agreement, arrangement, understanding or otherwise (whether or not in writing) (other than customary arrangement with and between underwriters and selling group members with respect to a bona fide public offering of securities ); or

              3C.     which is beneficially owned, directly or indirectly, by
any other person (or any Affiliate or Associate thereof) with which such person or any of such person's

Affiliates or Associates has any agreement, arrangement, understanding or otherwise (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy described in Subparagraph 3B above) or disposing of any shares of Voting Stock.

PROVIDED, HOWEVER, that (1) no person engaged in business as an underwriter of securities shall be deemed the beneficial owner of any securities acquired through such person's participation as an underwriter in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition and (2) no person who is a director or an officer of the Corporation shall be deemed, solely as a result of his or her participation as director or officer of the Corporation, the beneficial owner of any securities of the Corporation that are beneficially owned by any other director or officer of the Corporation.

              3D.     Notwithstanding anything in the definition of
beneficial owner to the contrary, the phrase "then outstanding," when used with reference to a person's beneficial ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such person would be deemed to own beneficially hereunder.

              3E.     "Affiliate" and "Associate" shall have the respective
meanings ascribed to such terms in Rule 12b-2 f the General Rules and Regulations under the 1934 Act (or any subsequent provisions replacing the 1934 Act or the rules and regulations promulgated thereunder); PROVIDED, HOWEVER, that no person who is a director or officer of the Corporation shall be deemed an Affiliate or Associate of any other director or officer of the Corporation solely as a result of his or her position as a director or officer of the Corporation.

              3F.     "Subsidiary" means any corporation of which a majority
of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Part C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

              3G.     "Continuing Director" means (i) any member of the Board
of Directors of the Corporation who is not an Interested Stockholder of an Affiliate or Associate of an Interested Stockholder and was a member of the Board of Directors prior to the time that the interested Stockholder became an Interested Stockholder, and (ii) any person who subsequently becomes a member of the Corporation's Board of Directors who is not an Associate or Affiliate of an Interested Stockholder and is recommended or approved by the affirmative vote of a majority of the Continuing Directors.

              3H.     "Fair Market Value" means:

                   (1) in the case of stock, the highest closing sale price during the 30-day period immediately prior to and including the date in question of a share of such stock on the principal United States securities exchange registered under the 1934 Act (or any subsequent provisions replacing such Act or rules or regulations promulgated thereunder) on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately prior to and including the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable value system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the affirmative vote of a majority of the Continuing Directors of the Board of Directors in good faith; and

                   (2) in the case of property other than cash or stock, the fair market value of such property on the date in question is determined by an affirmative vote of a majority of the Continuing Directors of the Board of Directors in good faith.

              3I.     "Group Acting in Concert" shall mean persons seeking to
combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding or relationship, agreement or other arrangement, whether written, oral or otherwise, or any "group of persons" as defined under Section 13(d) of the 1934 Act (or any subsequent provisions replacing such Act or rules or regulations promulgated thereunder). When persons act together for any such purpose, their group is deemed to have acquired their stock.

              3J.     In the event of any Business Combination in which the
Corporation survives, the phrase "consideration other than cash to be received" as used in this Article V shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

              3K.     "Voting Stock" shall mean the outstanding shares of
capital stock of the Corporation entitled, at the time, to vote generally in the election of Directors.

              3L.     "Grandfathered Percentage" shall mean , with respect to
any Grandfathered Person, the percentage of the voting power of the then outstanding shares of Voting Stock that such Grandfathered Person beneficially owns as of the close business on the date of the closing of the initial public offering of shares of common stock of the Corporation in the fall of 1993 plus an additional two (2) percentage points; provided, however, that in the event the underwriters exercise their over-allotment option in connection with this initial public offering of shares of common stock, the Grandfathered Percentage shall, from and after the closing of such over-allotment option, mean, with respect to any Grandfathered Person, the percentage of the voting power of the then outstanding shares of Voting Stock that such Grandfathered Person beneficially owns as of the close of business on the date of the closing of the over-allotment option plus an additional two (2) percentage points; and provided, further, that, in the event of any Grandfathered Person shall sell, transfer or otherwise dispose of any outstanding shares of Voting Stock after the close of business on the date of the closing of the initial public offering of the Corporation's common stock in the fall of 1993, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered
Person, the lesser of (i) the Grandfathered Percentage as in effect immediately prior to such sale, transfer, or disposition or (ii) the percentage of the voting power of the then outstanding shares of Voting Stock that such Grandfathered Person beneficially owns immediately following such sale, transfer or disposition plus an additional two (2) percentage points.

              3M.     "Grandfathered Person" shall mean any Person who or
which, together with all Affiliates and Associates of such Person, is, as of the close of business on the date of the closing of the initial public offering of shares of common stock of the Corporation in the fall of 1993, the beneficial owner of 15% or more of the voting power of the then outstanding Voting Stock at such time.

              3N.     The term "voting power" shall mean, with respect to
each outstanding share of capital stock of the Corporation, the number of votes of which a holder of such share shall be entitled, at the time, to vote generally in the election of the Directors.

                      PART D. POWERS OF THE BOARD OF DIRECTORS.

    A majority of the Directors of the Corporation, unless there is an Interested Stockholder, in which case a majority of the Continuing Directors then in office, shall have the power to determine for the purposes of this
Article V, on the basis of information known to them after reasonable inquiry,
(i) whether a person is an Interested Stockholder, (ii) the number or percentage of shares of Voting Stock or other equity securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of, or is affiliated or associated with, another person, (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination, has, an aggregate Fair Market Value of $5,000,000 or more, (v) whether the requirements of Part B of this Article V have been met with respect to any Business Combination, and (vi) any other matters of interpretation arising under this Article V. The good faith determination by the affirmative vote of a majority of the Directors, or, if there is an Interested Stockholder, by the affirmative vote of a majority of the Continuing Directors then in office, on such matters shall be conclusive and binding for all purposes of this Article V.

       PART E.  NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS.

    Nothing contained in this Article V shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                                     ARTICLE VI.

                                  STOCKHOLDER ACTION

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders or by a consent in writing signed by the holders of all of the outstanding shares authorized to vote at such meeting. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, (ii) the Chairman of the Board, if one is elected, or (iii) the President; provided, however, that, if at the time of any such call there is an Interested Stockholder, such call shall also require the affirmative vote of a majority of the Continuing Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law. Advance notice of any matters which stockholders intend to propose for action at an annual meeting shall be given in the manner provided in the By-Laws.

                                     ARTICLE VII.

                                      DIRECTORS

         1. GENERAL. All power of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         2. ELECTION OF DIRECTORS. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         3.   NUMBER, ELECTION AND TERMS.

              3A.     Except as otherwise fixed pursuant to the provisions of
Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, the number of Directors of the Corporation shall be fixed exclusively by resolution duly adopted from time to time by the affirmative vote of at least two-thirds of the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified, with respect to the time for which they severally hold office, into two classes, as nearly equal in number as possible as determined by the Board of Directors, with one class to be elected annually.


              3B.     Commencing at the effective time of the merger of
Strategic Diagnostics Inc. ("SDI") and EnSys Environmental Products, Inc. ("EnSys"), with the Corporation as the surviving corporation, and continuing through the 1998 annual meeting of stockholders of the Corporation, the Board of Directors shall consist of seven (7) members. The initial Board of Directors shall be elected as follows: EnSys and SDI will each select three (3) members of the Board of Directors and the remaining member of the Board of Directors will be selected by The Perkin-Elmer Corporation (the "Perkin-Elmer Corporation"). The Directors of the
Corporation shall hold office as follows: the Class I Directors shall hold office for a term expiring at the 1997 annual meeting of the stockholders and the Class II Directors shall hold office for a term expiring at the 1998 annual meeting of stockholders, with the members of each class to hold office until their respective successors are duly elected and qualified. At each annual meeting of the stockholders of the Corporation, Directors elected to succeed those whose terms are expiring at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election and until their respective successors are duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

         4. STOCKHOLDER NOMINATIONS OF DIRECTOR CANDIDATES. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class of series of preferred stock to elect Directors, advance notice of nominations for the election of Directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the By-Laws. Notwithstanding the foregoing, all Class I Directors holding office at the time of the 1997 annual meeting shall automatically be nominated, subject to such director's consent, to serve an additional two (2) year term expiring at the 1999 annual meeting of the stockholders of the Corporation and all Class II Directors holding office at the time of the 1998 annual meeting shall automatically be nominated, subject to such director's consent, to serve an additional two (2) year term expiring at the 2000 annual meeting of the stockholders of the Corporation.

         5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of a newly created directorship resulting in an increase in the number of directors or any vacancy resulting from death, resignation, disqualification, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, if a quorum is present; provided, however, that, if there is an Interested Stockholder at the time of such vote, the filling of such vacancy shall also require the affirmative vote of a majority of the Continuing Directors then in office. Notwithstanding anything contained herein to the contrary, any Director that voluntarily leaves office may vote on his or her replacement. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. When the number of Directors is increase or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         6.   REMOVAL.  Except as otherwise fixed pursuant to the provisions of
Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office only with cause and by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director at a duly constituted meeting of stockholders called expressly for such purpose. A Director may not be removed from office without cause. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice shall be sent to the Director whose removal will be considered at the meeting.

                                    ARTICLE VIII.

                               LIMITATION OF LIABILITY

         A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         Any repeal or modification of this Article VIII (i) by the stockholders of the Corporation, or (ii) by an amendment to the General Corporation Law of Delaware shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                     ARTICLE IX.

                     STANDARDS FOR BOARD OF DIRECTORS' EVALUATION
                                OF OFFERS OR PROPOSALS

         The Board of Directors of the Corporation, when evaluating any offer or proposal of any person to (i) make a tender or exchange offer for any equity security of the Corporation or any subsidiary, (ii) merge or consolidate the Corporation or any subsidiary with another person, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or any subsidiary, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation, (a) the social and economic effects of acceptance of such offer or proposal on the employees of the Corporation and its subsidiaries, the suppliers, creditors, and customers of the Corporation and its subsidiaries, and the state, region, and communities in which the Corporation and its subsidiaries operate and are located, and (b) the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

                                      ARTICLE X.

                                 AMENDMENT OF BY-LAWS

         The Board of Directors shall have the power to adopt, alter, amend and repeal the By-Laws of the Corporation. Any By-Laws of the Corporation adopted by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or the stockholders. Notwithstanding the foregoing or any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the Directors then in office. Notwithstanding the foregoing or any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, any action by the stockholders to alter, amend or repeal the By-Laws of the Corporation shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders with respect to such alteration, amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose.

                                     ARTICLE XI.

                      AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to repeal, alter or amend this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the Directors then in office, and thereafter approved by the stockholders.

                                                                      APPENDIX E


                             AMENDED AND RESTATED BYLAWS
                            OF STRATEGIC DIAGNOSTICS INC.
                (FORMERLY KNOWN AS ENSYS ENVIRONMENTAL PRODUCTS, INC.)

                                 AMENDED AND RESTATED

                                       BY-LAWS

                                          OF
                             STRATEGIC DIAGNOSTICS, INC.
                                  (formerly known as
                         ENSYS ENVIRONMENTAL PRODUCTS, INC.)


                                      ARTICLE I

                                     STOCKHOLDERS


    SECTION 1. ANNUAL MEETING. The annual meeting stockholders shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors, the Chairman of the Board, if one is elected, or the President which, time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation's last annual meeting of stockholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-Laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-Laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

    SECTION 2. MATTERS TO BE CONSIDERED AT ANNUAL MEETING. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (a) by, or at the direction of, the Board of Directors or a designated committee thereof or (b) by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting who complies with the procedures set forth in this Section. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a holder of record of any shares of capital stock entitled to vote at such annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation as set forth in this Section and such stockholder or his or her representative must be present at the annual meeting. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (a) not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (the "Anniversary Date") or
(b) in the event that the annual meeting of stockholders is called for a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day of the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of public disclosure or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the Corporation by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the Corporation, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-Laws. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such proposal on the date of the stockholder notice, (c) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (d) any material interest of the stockholder in such proposal.

    If the Board of Directors, or a designated committee thereof, determines that any stockholder proposal was not timely made in accordance with the provisions of this Section, or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section in any material respect, then such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

    The provisions of this Bylaw shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided or properly brought before such annual meeting by, or at the direction of, the Board of Directors or a designated committee thereof.

    Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

    SECTION 3. SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, (ii) the Chairman of the Board, if one is elected, or (iii) the President [; provided, however, that if at the time of such call there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office].

    SECTION 4. MATTERS TO BE CONSIDERED AT SPECIAL MEETINGS. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.

    SECTION 5. NOTICE OF MEETINGS; ADJOURNMENTS. A written notice of all annual meetings of stockholders stating the hour, date and place of such annual meetings shall be given by the Secretary or an Assistant Secretary (or other person authorized by these By-Laws or by law) not less than 10 days nor more than 60 days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Certificate of Incorporation or under these By-Laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation's stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

    Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings of the stockholders, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

    Notice of an annual or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is executed before, or after such meeting by such stockholder or such stockholder's authorized attorney, if communication with such stockholder is unlawful, or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any written waiver of notice.

    The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I or Section 3 of Article II hereof or otherwise. When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation or these By-Laws, is entitled to such notice.

    SECTION 6. QUORUM. The holders of a majority in interest of all stock issued, outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at any annual or special meeting of stockholders; but if less than a quorum is present at a meeting, a majority in interest of the stockholders present or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    SECTION 7. VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

    SECTION 8. ACTION AT MEETING. When a quorum is present, any matter before any annual or special meeting of stockholders shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-Laws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

    SECTION 9. ACTION BY CONSENT. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly constituted annual or special meeting of such holders or by a consent in writing signed by the holders of all of the outstanding shares authorized to vote at such meeting.

    SECTION 10. STOCKHOLDER LISTS. The Secretary or an Assistant Secretary (or the Corporation's transfer agent or other person authorized by these By-Laws or by law) shall prepare and make, at least 10 days before every annual or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    SECTION 11. PRESIDING OFFICER. The Chairman of the Board, if one is elected, or if not elected or in his absence, the President, shall preside at all annual or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 6 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

    SECTION 12. VOTING PROCEDURES AND INSPECTORS OF ELECTIONS. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall perform such duties as are required by the Delaware General Corporation Law, as amended from time to time, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his sole judgment and discretion and he shall not be bound by any determinations made by the inspector(s). All determinations by the inspectors and, if applicable, the presiding officer shall be subject to further review by any court of competent jurisdiction.


                                      ARTICLE II

                                      DIRECTORS

    SECTION 1. POWERS. All the power of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided by the Certificate of Incorporation or required by law. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

    SECTION 2. NUMBER, ELECTION AND TERMS. Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock to elect Directors, the number of Directors of the Corporation shall be fixed exclusively by resolution duly adopted from time to time by the affirmative vote of at least two-thirds of the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified, with respect to the time for which they severally hold office, into two classes, as nearly equal in number as possible as determined by the Board of Directors, with one class to be elected annually.

    Commencing at the Effective Time of the merger of Strategic Diagnostics
Inc. ("SDI") with and into EnSys Environmental Products, Inc. ("EnSys"), with the Corporation as the surviving corporation, the Board shall consist of seven
(7) members. The initial Board of Directors shall be elected as follows: EnSys and SDI will each select three (3) members of the Board of Directors, and the remaining member of the Board of Directors will be selected by The Perkin-Elmer Corporation. The Directors of the Corporation shall hold office as follows: the Class I Directors shall hold office for a term expiring at the 1997 annual meeting of stockholders and the Class II Directors shall hold office for a term expiring at the 1998 annual meeting of stockholders with the members of each class to hold office until their respective successors are duly elected and qualified. At each annual meeting of the stockholders of the Corporation, Directors elected to succeed those whose terms are expiring at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election and until their respective successors are duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

    SECTION 3. DIRECTOR NOMINATIONS. Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock to elect Directors, nominations of candidates for election as Directors of the Corporation at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or a designated committee thereof, or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such annual meeting who complies with the procedures set forth in this Section. Any stockholder who seeks to make such a nomination, or his representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors at an annual meeting of stockholders.

    Nominations, other than those made by, or at the direction of, the Board of Directors or a designated committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section. To be timely, a stockholder's notice shall be delivered to, or mailed and received, at the principal executive offices of the Corporation (a) not less than 75 days nor more than 120 days prior to the Anniversary Date or (b) in the event that the annual meeting of stockholders is called for a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of public disclosure of the date of such meeting or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the Corporation by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the Corporation, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-Laws. Such stockholder's notice shall set forth (a) as to each- person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person during the past five years, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, (iv) a description of any of the following events that has occurred within the last five years and that is material to the evaluation of the ability or integrity of such proposed nominee: (1) a petition under Federal bankruptcy laws or any state insolvency laws was filed by or against such person, (2) such person was convicted in a criminal proceeding or was a named subject of a criminal proceeding (excluding traffic violations and other minor offenses), (3) such person was found by any court of competent jurisdiction to have violated any Federal or state securities law or Federal commodities law, which judgment or finding has not been subsequently reversed, suspended or vacated, or (4) such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or of any Federal or state governmental or quasi-governmental agency, authority or commission enjoining him or otherwise limiting him from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity, and (v) the consent of each nominee to serve as a Director if so elected and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominees,
(ii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such stockholder and such beneficial owners (if any) on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice, (iii) a representation that the stockholder or his representative intends to appear in person at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholders; provided, however, that nothing in subsection (a) or (b) of this Section shall require the stockholder giving such notice to provide to the Corporation copies of such stockholder's preliminary or definitive proxy, proxy statement, or other soliciting material filed with the Securities and Exchange Commission. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to such nominee.

    No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of Directors at the annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the annual meeting in accordance with the procedures set forth in this Section shall be provided for use at the annual meeting.

    If the Board of Directors, or a designated committee thereof, determines that any stockholder nomination was not timely made in accordance with the terms of this Section or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section. If the presiding officer determines that a nomination was made in accordance with the terms of this Section, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nomination. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and such nomination shall be disregarded.

    Notwithstanding anything contained in this Section 3 to the contrary, all Class I Directors holding office at the time of the 1997 annual meeting shall automatically be nominated, subject to such director's consent, to serve an additional two (2) year term expiring at the 1999 annual meeting of the stockholders of the Corporation, and all Class II Directors holding office at the time of the 1998 annual meeting shall automatically be nominated, subject to such director's consent, to serve an additional two (2) year term expiring at the 2000 annual meeting of the stockholders of the Corporation.

    SECTION 4. QUALIFICATION. No Director need be a stockholder of the Corporation.

    SECTION 5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as otherwise fixed pursuant to the provision of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock to elect Directors, any vacancy occurring on the Board of Directors, including any vacancy created by reason of a newly created directorship resulting in an increase in the number of Directors or any vacancy resulting from death, resignation, disqualification, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, if a quorum is present; provided, however, that, if there is an Interested Stockholder at the time of such vote, the filling of such vacancy shall also require the affirmative vote of a majority of the Continuing Directors then in office. Notwithstanding anything contained herein to the contrary, any Director that voluntarily leaves office may vote on his or her replacement. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

    SECTION 6. REMOVAL. Subject to the rights, if any, of any class or series of preferred stock to elect Directors and to remove any Director whom the holders of any such stock had the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office only with cause and by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director at a duly constituted meeting of stockholders called expressly for such purpose. A Director may not be removed from office without cause. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice shall be sent to the Director whose removal will be considered at the meeting.

    SECTION 7. RESIGNATION. A Director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

    SECTION 8. REGULAR MEETINGS. The regular annual meeting of the Board of Directors shall be held, without other notice than this Bylaw, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without other notice than such resolution.

    SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

    SECTION 10. NOTICE OF MEETINGS. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director of the Secretary or an Assistant Secretary, or in case of death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone, telex, telecopy or other written form of electronic communication, or by telegram sent to his business or home address at least 24 hours in advance of the meeting, or by written notice mailed to his business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

    When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

    A written waiver of notice executed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    SECTION 11. QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

    SECTION 12. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Certificate of Incorporation or by these By-Laws.

    SECTION 13. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

    SECTION 14. MANNER OF PARTICIPATION. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-Laws.

    SECTION 15. COMMITTEES. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number one or more committees, including a Compensation Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate of Incorporation or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. With approval of the Board of Directors, the Chief Executive Officer may appoint such other committees consisting of such Directors as the Chief Executive officer shall select. Any recommendations of such committees appointed by the Chief Executive Officer shall be submitted to the Board of Directors.

    SECTION 16 COMMITTEES AFTER THE EFFECTIVE TIME. Commencing at the Effective Time of the merger of EnSys and SDI, the Corporation shall have two
(2) committees of the Board of Directors, which committees shall consist of an audit committee (the "Audit Committee") and a compensation and stock option committee (the "Compensation Committee").

         (a) The Audit Committee shall consist initially of three (3) members. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Audit Committee shall: recommend outside accountants for approval by the full Board of Directors and the stockholders of the Corporation; meet with the Corporation's outside auditors and the Corporation's Chief Financial Officer and their respective staffs to review and evaluate accounting and control systems, issues and related matters; meet independently with the Corporation's auditors and Chief Financial Officer to discuss the accuracy and integrity of the Corporation's financial reporting, management information and control systems, and any other appropriate issues; and address any other matters which are appropriate for the Audit Committee's review or involvement. The Audit Committee shall meet no less frequently than twice per year, with special meetings to be called at the direction of the Chairman of the Board, President/CEO, Chief Financial Officer, outside auditors, any member of the Audit Committee or any member of the Corporation's Board of Directors. The initial members of the Audit Committee shall be Steven ___. Jaeger, Kathleen E. Lamb and Curtis Lee Smith, Jr. The Chairman of the Audit Committee shall be selected by a majority vote of the Committee.

         (b) The Compensation Committee shall consist initially of three (3) members. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Compensation Committee shall: review and approve salaries for all corporate officers, review and approve all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs; review and approve management succession planning; conduct special competitive compensation studies and retain compensation consultants as deemed necessary and appropriate; and recommend appropriate programs and action on any of the above matters to the full Board of Directors of the Corporation for their review and approval. The Compensation Committee shall meet no less frequently than twice per year, with special meetings to be called at the direction of the Chairman of the Board, President/CEO, or any member of the Compensation Committee. The initial members of the Compensation Committee shall be Grover C. Wrenn, Richard J. Defieux and Robert E. Finnigan. The Chairman of the Compensation Committee shall be selected by a majority vote of the Committee.

    SECTION 17. COMPENSATION OF DIRECTORS. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors provided that Directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as Directors of the Corporation.


                                     ARTICLE III

                                       OFFICERS

    SECTION 1. ENUMERATION. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including without limitation a Chairman of the Board and one or more Vice-Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

    SECTION 2. ELECTION. At the regular annual meeting of the Board following the annual meeting of stockholders, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

    SECTION 3. QUALIFICATION. No officer need be a stockholder or a Director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

    SECTION 4. TENURE. Except as otherwise provided by the Certificate of Incorporation or by these By-Laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

    SECTION 5. RESIGNATION. Any officer may resign by delivering his written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

    SECTION 6. REMOVAL. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the Directors then in office; provided, however, that if any officer is to be removed for cause, he may only be removed after reasonable notice and an opportunity to be heard by the Board of Directors.

    SECTION 7. ABSENCE OR DISABILITY. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

    SECTION 8. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

    SECTION 9. PRESIDENT. Unless otherwise provided by the Board of Directors or the Certificate of Incorporation, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business. If there is no Chairman of the Board or if he is absent, the President shall preside, when present, at all meetings of stockholders and of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

    SECTION 10. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

    SECTION 11.         VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS.  Any
Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

    SECTION 12. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief

Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

    Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive officer may from time to time designate.

    SECTION 13. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

    Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive officer may from time to time designate.

    SECTION 14. OTHER POWERS AND DUTIES. Subject to these By-Laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive officer.


                                      ARTICLE IV

                                    CAPITAL STOCK

    SECTION 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the Corporation seal and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by Corporation officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

    SECTION 2. TRANSFERS. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

    SECTION 3. RECORD HOLDERS. Except as may otherwise be required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

    It shall be the duty of each stockholder to notify the Corporation of his post office address and any changes thereto.

    SECTION 4. RECORD DATE. In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. In such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the stock transfer books of the Corporation after the record date.

    If no record date is fixed: (a) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

    SECTION 5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.


                                      ARTICLE V

                                   INDEMNIFICATION

    SECTION 1. DEFINITIONS. For purposes of this Article: (a) "Officer" means any person who serves or has served as a Director of the Corporation or in any other office filled by election or appointment by the stockholders or the Board of Directors and any heirs or personal representatives of such person; (b) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation, but who is not or was not an Officer, and any heirs or personal representatives of such person; (c) "Proceeding" means any action, suit or proceeding, civil or criminal, administrative or investigative, brought or threatened in or before any court, tribunal, administrative or legislative body or agency and any claim which could be the subject of a Proceeding; and (d) "Expenses" means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees or other disbursements reasonably incurred in a Proceeding or in settlement of a Proceeding, including fines, ERISA excise taxes or penalties.

    SECTION 2.          OFFICERS.  Except as provided in Section 4 of this
Article V, each Officer of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against any and all Expenses incurred by such Officer in connection with any Proceeding in which such Officer is involved as a result of serving or having served (a) as an Officer or employee of the Corporation, (b) as a director, officer or employee of any wholly-owned subsidiary of the Corporation, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation, including service with respect to employee or other benefit plans, and shall continue as to an officer who has ceased to be an Officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such officer seeking indemnification in connection with a Proceeding initiated by such Officer only if such Proceeding was authorized by the Board of Directors of the Corporation.

    SECTION 3. NON-OFFICER EMPLOYEES. Except as provided in Section 4 of this Article V, each Non-Officer Employee of the Corporation may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against any or all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved as a result of serving or having served (a) as a Non-Officer Employee of the Corporation, (b) as a director, officer or employee of any wholly-owned subsidiary of the Corporation, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation, including service with respect to employee or other benefit plans, and shall continue as to a Non-Officer Employee who has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

    SECTION 4. GOOD FAITH. No indemnification shall be provided to an Officer or to a Non-Officer Employee with respect to a matter as to which such Person shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that the action of such person was in, or not opposed to, the best interests of the Corporation. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or Non-Officer Employee, no indemnification shall be provided to said Officer or Non-Officer Employee with respect to a matter if there be a determination that with respect to such matter such person did not act in good faith in the reasonable belief that the action of such person was in, or not opposed to, the best interests of the Corporation. The determination shall be made by a majority vote of those Directors who are not involved in such Proceeding. However, if more than half of the Directors are involved in such Proceeding, the determination shall be made by a majority vote of a committee of one or more disinterested Director(s) chosen by the disinterested Director at a regular or special meeting.

    SECTION 5. PRIOR TO FINAL DISPOSITION. Unless otherwise provided by the Board of Directors or by the committee pursuant to the procedure specified in Section 4 of this Article V, any indemnification extended to an Officer or Non-Officer Employee pursuant to this Article V shall include payment by the Corporation of Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by the Officer or Non-Officer Employee seeking indemnification to repay such payment if such officer or Non-Officer Employee shall be adjudicated or determined not to be entitled to indemnification under this Article V.

    SECTION 6. CONTRACTUAL NATURE OF RIGHTS. The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Officer and Non-Officer Employee who serves in such capacity at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

    SECTION 7. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

    SECTION 8. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Officer or Non-Officer Employee, or arising out of any such status, whether or not the Corporation would have the power to identify such person against such liability under the General Corporation Law of Delaware or the provisions of this Article V.


                                      ARTICLE VI

                               MISCELLANEOUS PROVISIONS

    SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on the last day of December of each year.

    SECTION 2. SEAL. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

    SECTION 3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.

    SECTION 4. VOTING OF SECURITIES. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

    SECTION 5. RESIDENT AGENT. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

    SECTION 6. CORPORATE RECORDS. The original or attested copies of the Certificate of Incorporation, By-Laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

    SECTION 7. DEFINITIONS. As used in these By-Laws, the terms "Interested Stockholder" and "Continuing Director" shall have the same respective meanings assigned to them in the Certificate of Incorporation. Any determination of beneficial ownership of securities under these By-Laws shall be made in the manner specified in the Certificate of Incorporation.

    SECTION 8. CERTIFICATE OF INCORPORATION. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

    SECTION 9. AMENDMENTS. The Board of Directors shall have the power to adopt, alter, amend and repeal these By-Laws. Any By-Laws adopted by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing or any other provisions of the Certificate of Incorporation or these By-Laws to the contrary, such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the Directors then in office. Notwithstanding the foregoing or any other provisions of the Certificate of Incorporation or these By-Laws to the contrary, any action by the stockholders to alter, amend or repeal these By-Laws of the Corporation shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders with respect to such alteration, amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose.

                                                                     APPENDIX F

                       AMENDED AND RESTATED ENSYS ENVIRONMENTAL
                       PRODUCTS, INC. 1995 STOCK INCENTIVE PLAN

                                 AMENDED AND RESTATED
                          ENSYS ENVIRONMENTAL PRODUCTS, INC.
                              1995 STOCK INCENTIVE PLAN



SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS.

    The name of the plan is the Amended and Restated EnSys Environmental Products, Inc. 1995 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and advisors of EnSys Environmental Products, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

    The following terms shall be defined as set forth below:

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Awards and Performance Share Awards.

         "Board" means the Board of Directors of the Company.

         "Cause" means and shall be limited to a vote of the Board resolving that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant's ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Subsidiary.

         "Change of Control" is defined in Section 12 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "Disability" means disability as set forth in Section 22(e)(3) of the Code.

         "Effective Date" means the date on which the Plan is approved by shareholders as set forth in Section 14.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

         "Fair Market Value" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded.

         "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

         "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

         "Performance Share Award" means any Award granted pursuant to Section
    7.

         "Stock" means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

         "Stock Award" means any Award granted pursuant to Section 6.

         "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

         "Substitute Award" means any Award granted pursuant to Section 3(d).


SECTION 2. ADMINISTRATION OF PLAN; BOARD AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS.

    (a) ADMINISTRATION. The Plan shall be administered by the Board. The Board is authorized to establish such rules and to appoint such agents as it deems appropriate for the proper administration of the Plan, and to make such determinations (which shall be sufficiently evidenced if set forth in any written action of the Board or in any written stock option agreement) and to take such steps in connection with the Plan or the benefits provided hereunder as it deems necessary or advisable. The Board also is authorized to delegate to a committee of its members or to any officer of the Company any or all of its authority under this Plan, including any or all of its rights or obligations hereunder, in which event references hereunder to the Board shall include such committee; provided, however, that any grant to a covered employee within the meaning of Code Section 162(m) that is intended to be performance-based compensation shall be made by a Committee of the Board each member of which is an "outside director" within the meaning of Code Section 162(m) and the regulations thereunder.

    (b) POWERS OF THE BOARD. The Board shall have the power and authority to grant

Awards consistent with the terms of the Plan, including the power and authority:

         (i) to select the officers, other employees, directors, consultants and advisors of the Company and its Subsidiaries to whom Awards may from time to time be granted;

         (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more participants;

         (iii) to determine the number of shares to be covered by any Award;

         (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

         (v) to accelerate the exercisability or vesting of all or any portion of any Stock Option;

         (vi) subject to the provisions of Section 5(a)(ii), to extend the period in which Stock Options may be exercised;

         (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Board) or dividends or deemed dividends on such deferrals; and

         (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

    All decisions and interpretations of the Board shall be binding on all persons, including the Company and Plan participants.


SECTION 3.    SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.

    (a) SHARES ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,700,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, shares may be issued up to such maximum number pursuant to any type or types of Award, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

    (b) SECTION 162(M) LIMIT ON SHARES ISSUABLE. The maximum aggregate number of shares of Stock that may be subject to Awards granted within any fiscal year of the Company to any "covered employee" as defined in Section 162(m) of the Code is 150,000.

    (c) STOCK DIVIDENDS, MERGERS, ETC. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Board shall make appropriate adjustments in (i) the number and kind of shares of stock or securities on which Awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Board in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Board deems equitable in the circumstances).

    (d) SUBSTITUTE AWARDS. The Board may grant Substitute Awards under the Plan in substitution for stock and stock based awards held by persons who are or were directors, officers or employees of another corporation which merges or consolidates with, or the stock or property of which other corporation is acquired by the Company or a Subsidiary. The Board may direct that the Substitute Awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.


SECTION 4.    ELIGIBILITY.

    Participants in the Plan will be such full or part-time officers and other employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Board, in its sole discretion. Independent Directors, consultants and advisors are also eligible to participate in the Plan to the extent provided in Sections 5(c) and (d) below.

SECTION 5.    STOCK OPTIONS.

    Any Stock Option granted under the Plan shall be in such form as the Board may from time to time approve.

    Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

    No Incentive Stock Option shall be granted under the Plan after ten years from the Effective Date.

    (a) STOCK OPTIONS GRANTED TO EMPLOYEES. The Board in its discretion may grant Stock Options to employees of the Company or any Subsidiary. Stock Options granted to employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

         (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Board at the time of grant but shall be, in the case of Incentive Stock Options, not less than 100% of Fair Market Value on the date of grant and, in the case of Non-Qualified Stock Options, not less than 85% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

         (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Board, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         (iii) EXERCISABILITY; RIGHTS OF A SHAREHOLDER. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Board at or after the grant date. The Board may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                (A) In cash, by certified or bank check or other instrument acceptable to the Board;

                (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan, if permitted by the Board in its discretion, and only to the extent that such an exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the purchase price. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure, and such an exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the purchase price. Payment instruments will be received subject to collection.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

         (v) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (vi) TERMINATION BY DEATH. If any optionee's employment by the Company and its Subsidiaries terminates by reason of death, any Stock Option granted pursuant to this Section 5(a) may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of 180 days (or such longer period as the Board shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

         (vii)   TERMINATION BY REASON OF DISABILITY.

                (A) Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve months (or such longer period as the Board shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

                (B) The Board shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability.

                (C) Except as otherwise provided by the Board at the time of grant, the death of an optionee during a period provided in this
         Section 5(a)(vii) for the exercise of a Non-Qualified Stock Option, shall extend such period for 180 days from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

         (viii) TERMINATION FOR CAUSE. If any optionee's employment by the Company and its Subsidiaries has been terminated for Cause, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Board may, in its sole discretion, provide that such stock option can be exercised for a period of up to 30 days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

         (ix) OTHER TERMINATION. Unless otherwise determined by the Board, if an optionee's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three months (or such longer period as the Board shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

         (x) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that all of any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

         (xi) FORM OF SETTLEMENT. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

    (b)  RELOAD OPTIONS.  At the discretion of the Board, Options granted under
Section 5(a) may include a so-called "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Board may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

    (c) STOCK OPTIONS GRANTED TO INDEPENDENT DIRECTORS. The Board in its discretion may grant Non-Qualified Stock Options to Independent Directors of the Company. Stock Options granted to Independent Directors pursuant to this
Section 5(c) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

         (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(c) shall be determined by the Board at the time of grant but shall be not less than 85% of Fair Market Value on the date of grant.

         (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Board.

         (iii) EXERCISABILITY; RIGHTS OF A SHAREHOLDER. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Board at or after the grant date. The Board may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                (A) In cash, by certified or bank check or other instrument acceptable to the Board;

                (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan, if permitted by the Board in its discretion, and only to the extent that such an exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the purchase price. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure, and such an exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the purchase price. Payment instruments will be received subject to collection.

    The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

         (v) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (vi) TERMINATION BY DEATH. If any optionee's service as a member of the board of directors to the Company or its Subsidiaries terminates by reason of death, any Stock Option granted pursuant to this Section 5(c) may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of 180 days (or such longer period as the Board shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

         (vii)   TERMINATION BY REASON OF DISABILITY.

                (A) Any Stock Option held by an optionee whose service as a member of the board of directors to the Company or its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve months (or such longer period as the Board shall specify at any time) from the date of such termination of service, or until the expiration of the stated term of the Option, if earlier.

                (B) The Board shall have sole authority and discretion to determine whether a participant's service has been terminated by reason of Disability.

                (C) Except as otherwise provided by the Board at the time of grant, the death of an optionee during a period provided in this
         Section 5(a)(vii) for the exercise of a Non-Qualified Stock Option, shall extend such period for 180 days from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

         (viii) TERMINATION FOR CAUSE. If any optionee's service as a member of the board of directors to the Company or its Subsidiaries has been terminated for Cause, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Board may, in its sole discretion, provide that such stock option can be exercised for a period of up to 30 days from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

         (ix) OTHER TERMINATION. Unless otherwise determined by the Board, if an optionee's service as a member of the board of directors to the Company or its Subsidiaries terminates for any reason other than death, Disability, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of service, for three months (or such longer period as the Board shall specify at any time) from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

         (xi) FORM OF SETTLEMENT. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

                (d)     STOCK OPTIONS GRANTED TO CONSULTANTS AND ADVISORS.

         (i) GRANT OF OPTIONS. The Board in its discretion may grant Non-Qualified Stock Options to any individual who is rendering services as a consultant, advisor or other independent contractor to the Company.

         (ii) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(d) shall be not less than 85% of the Fair Market Value of the Stock on the date the Stock Option is granted.

         (iii)   EXERCISE; TERMINATION; NON-TRANSFERABILITY.

                (A) No Option granted under this Section 5(d) may be exercised before the first anniversary of the date upon which it was granted; provided, however, that any Option so granted shall become exercisable upon the termination of service of the consultant or advisor because of Disability or death. No Option issued under this
         Section 5(d) shall be exercisable after the expiration of ten years from the date upon which such Option is granted.

                (B) The rights of a consultant or advisor in an Option granted under Section 5(d) shall terminate three months after such consultant or advisor ceases to act as such on the behalf of the Company or the specified expiration date, if earlier; provided, however, that if the consultant or advisor ceases to serve as such on behalf of the Company for Cause, the rights shall terminate immediately on the date on which he ceases to be a consultant or advisor.

                (C) No Stock Option granted under this Section 5(d) shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable, during the optionee's lifetime only by the optionee. Any Option granted to a consultant or advisor and outstanding on the date of his death may be exercised by the legal representative or legatee of the optionee for a period of 180 days from the date of death or until the expiration of the stated term of the option, if earlier.

                (D) Options granted under this Section 5(d) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (iv)    LIMITED TO CONSULTANTS OR ADVISORS.  The provisions of this
    Section 5(d) shall apply only to Options granted or to be granted pursuant to this Section 5(d) to consultants or advisors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under Sections 5(a), (b) or (c) of this Plan. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 5(d) shall govern the rights and obligations of the Company and consultants or advisors respecting Options granted or to be granted to consultants or advisors pursuant to this Section 5(d).


SECTION 6.    STOCK AWARDS.

    (a) NATURE OF STOCK AWARD. The Board may grant Stock Awards to any employees of the Company or any Subsidiary. A Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Board, shares of Stock subject to such restrictions and conditions, if any, as the Board may determine at the time of grant. Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In addition, a Stock Award may be granted to an employee by the Board in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

    (b) ACCEPTANCE OF AWARD. A participant who is granted a Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Board may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Board in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Stock Award in such form as the Board shall determine.

    (c) RIGHTS AS A SHAREHOLDER. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Stock including voting and dividend rights, subject to any non-transferability restrictions and Company repurchase or forfeiture rights described in this
Section 6 and subject to such other conditions contained in the written instrument evidencing the Stock Award. Unless the Board shall otherwise determine, certificates evidencing shares of Stock subject to restrictions shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

    (d) RESTRICTIONS. Shares of Stock which are issued under restrictions established by the Board may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Stock Award. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, and for Cause), the Company shall have the right, at the discretion of the Board, to repurchase shares of the Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Stock Award).

    (e) VESTING OF STOCK. The Board at the time of grant may specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be restricted and shall be deemed "vested."

    (f) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The written instrument evidencing the Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Stock.


SECTION 7.    PERFORMANCE SHARE AWARDS.

    (a) NATURE OF PERFORMANCE SHARES. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any employees of the Company or any Subsidiary, including those who qualify for awards under other performance plans of the Company. The Board in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

    (b) RESTRICTIONS ON TRANSFER. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

    (c) RIGHTS AS A SHAREHOLDER. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Board).

    (d) TERMINATION. Except as may otherwise be provided by the Board at any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death, Disability and for Cause).

    (e) ACCELERATION, WAIVER, ETC. At any time prior to the participant's termination of employment by the Company and its Subsidiaries, the Board may in its sole discretion accelerate, waive or, subject to Section 10, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.


SECTION 8.    TAX WITHHOLDING.

    (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (b) PAYMENT IN SHARES. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.


SECTION 9.    TRANSFER, LEAVE OF ABSENCE, ETC.

    For purposes of the Plan, the following events shall not be deemed a termination of employment:

    (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

    (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing.


SECTION 10.   AMENDMENTS AND TERMINATION.

    The Board may at any time amend or discontinue the Plan and the Board may at any time amend or cancel any outstanding Award (or provide substitute awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan, subject to the right of the Board to grant Substitute Awards as set forth in Section 3(d)) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent.


SECTION 11.   STATUS OF PLAN.

    With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Board shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.


SECTION 12.   CHANGE OF CONTROL PROVISIONS.

    Upon the occurrence of a Change of Control as defined in this Section 12 then, notwithstanding any provision to the contrary in this Plan, (i) each Award shall continue in full force and effect in accordance with its terms except that if the Company is not the surviving corporation in connection with such Change in Control, the surviving corporation shall issue a new award (a "New Award") providing that the holder of an Award shall have the right to receive under the New Award, in lieu of each share of Common Stock theretofore issued under the Award, the kind and amount of shares of stock, other securities, money and property receivable in connection with such Change in Control by a holder of one share of Common Stock and (ii) in the event of termination of employment of a holder of any Award or New Award for any reason within one year after the occurrence of such Change in Control, such holder shall automatically have the right to exercise all of the Options which are not then exercisable and any restrictions or conditions on all Stock Awards and Performance Share Awards held by such holder shall automatically be deemed waived.

    (c) "Change of Control" shall mean the occurrence of any one of the following events:

         (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

         (ii) persons who, as of the Effective Date, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

         (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

         (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other voting securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 50% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any person referred to in clause (x) or
(y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).


SECTION 13.   GENERAL PROVISIONS.

    (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Board may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

    No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Board may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

    (b) DELIVERY OF STOCK CERTIFICATES. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

    (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.


SECTION 14.   EFFECTIVE DATE OF PLAN.

    The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of shareholders. Subject to such approval by the shareholders, and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board.


SECTION 15.   GOVERNING LAW.

    This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.


DATE APPROVED BY THE BOARD OF DIRECTORS:    September ___, 1996

DATE APPROVED BY THE SHAREHOLDERS:          _______________

                                                                      APPENDIX G

                  SECTION 262 OF THE DELAWARE GENERAL CORPORATE LAW

                                     SECTION 262

SECTION 262.  APPRAISAL RIGHTS.

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of the section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251, 252, 254, 257, 258, 263 or 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in SUBSECTIONS (f) OR (g) of Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263, and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

  (d)  Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands or appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court direct. Payment shall be so made to each such stockholder, in the case of holders of uncertain stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 79, L. '95, eff. 7-1-95.)

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

    STATUTORY PROVISIONS

    Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") permits a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty as a director. Registrant's Certificate of Incorporation includes such a provision. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for: (i) any breach of a director's duty of loyalty to the registrant or its stockholders;
(ii) acts and omissions not in good faith or acts which involve intentional misconduct or knowing violations of law; (iii) liability for unlawful payment of dividends or unlawful stock purchase or redemption under Section 174 of the DGCL; or (iv) any transaction from which a director derives an improper personal benefit.

    Section 145 of the DGCL provides that a corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view if all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

    Indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification had met the applicable standard of conduct as set forth in the DGCL. The indemnification provided by the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him or her against such liability. The indemnification provided by the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    CERTIFICATE OF INCORPORATION AND BYLAWS

    The registrant's Certificate of Incorporation limits registrant's directors' liability for monetary damages to registrant and its stockholders for breaches of fiduciary duty to the fullest extent permitted under the DGCL. In the event of any amendment to the DGCL at a later date to authorize corporate action further limiting the personal liability of corporate directors, the registrant's Certificate of Incorporation authorizes the registrant to limit liability of the registrant's directors to the fullest extent permitted under the DGCL at such later date. In addition, the registrant's Certificate of Incorporation provides that any repeal or modification of the provisions relating to indemnification by the stockholders of the registrant or by an amendment to the DGCL will not affect any right or protection existing at the time of such repeal or amendment with respect to any acts or omissions occurring either before or after such repeal or amendment.

    The registrant's Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee or other benefit plans, will be indemnified by the registrant to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against any and all expenses incurred in connection therewith, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that registrant will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by registrant's Board of Directors. The right to indemnification will be a contractual right and will include the right to be paid by the registrant the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt of an undertaking by the person seeking indemnification to repay such payment if such person shall be adjudicated or determined not to be entitled to indemnification. No indemnification shall be provided to a person with respect to a matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the action of such person was in or not opposed to the best interests of the registrant. In the event that a proceeding is settled or compromised, no indemnification shall be provided to such person if there be a determination by a majority vote of the Board of Directors of the registrant that, with respect to such matter, such person did not act in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the registrant. If more than half of the members of the registrant's Board of Directors are involved in such proceeding, the determination shall be made by a majority vote of a committee of one or more disinterested director(s) chosen at a regular or special meeting.

    The indemnification rights conferred by the registrant's Bylaws are not exclusive of any other right to which a person seeking indemnification may be entitled under law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Registrant may maintain insurance at its expense on behalf of its directors, officers, employees and agents.

    CONTRACTUAL AND OTHER PROVISIONS

    Under the terms of the Merger Agreement, in the event the Merger Agreement is terminated, each party shall indemnify and hold harmless the other party and its respective directors, officers, agents and employees from and against any and all losses, claims, judgments, damages, liabilities, costs and expenses, including reasonable attorneys' fees, (collectively, "Losses") to the extent that such Losses are incurred by an indemnified party or are paid to an unrelated third party; provided that, such Losses must relate to or arise from any actions or omissions of the indemnifying party prior to closing.

ITEM 21.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

    The following exhibits are filed as part of this Registration Statement:

       2.1   Agreement and Plan of Merger by and between the Registrant and Strategic Diagnostics
             Inc., dated as of October 11, 1996 (included as Appendix A to the Joint Proxy
             Statement/ Prospectus which is a part of this Registration Statement)

       3.1   Amended and Restated Articles of Organization of the Registrant (previously filed as
             Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 No. 33-68440
             filed on September 3, 1993 ("Registration Statement No. 33-68440") and incorporated herein by this reference)

       3.2   Amended and Restated By-Laws of the Registrant (previously filed as Exhibit 3.1 to
             Registration Statement No. 33-68440 and incorporated herein by this reference)

       4.1   Fourth Amended and Restated Certificate of Incorporation of the Registrant (included as Appendix D to the Joint Proxy Statement/Prospectus which is a part of this
             Registration Statement)

       4.2   Amended and Restated Bylaws of the Registrant (included as Appendix E to the Joint
             Proxy Statement/Prospectus which is a part of this Registration Statement)

       4.3   Amended and Restated EnSys Environmental Products, Inc. 1995 Stock Incentive Plan
             (included as Appendix F to the Joint Proxy Statement/Prospectus which is a part of this Registration Statement)

       4.4   Forms of Warrants to Purchase Common Stock of the Registrant

       5.1   Opinion of Troutman Sanders LLP

       8.1   Opinion of Pepper, Hamilton & Scheetz as to certain tax matters

       8.2   Opinion of Troutman Sanders LLP as to certain tax matters

      10.1   Supply Agreement by and between the Registrant and Hach Company dated November 9,
             1992 (previously filed as Exhibit 10.2 to Amendment No. 3 to the Registration
             Statement on Form S-1 No. 33-68440 filed on October 8, 1993 ("Amendment No. 3 to
             Registration Statement No. 33-68440") and incorporated herein by this reference)

      10.2   Warrant Agreement dated June 1, 1991 between John Hancock Leasing Corporation and the Registrant, as amended December 19, 1991 (previously filed as Exhibit 10.4 to
             Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.3   Form of Common Stock Warrant dated July 1, 1991 issued to eight investors
             (previously filed as Exhibit 10.5 to Registration Statement No. 33-68440 and
             incorporated herein by this reference)

      10.4   Common Stock Warrant dated October 20, 1992 issued to Environmental Allies
             Management, Inc. (previously filed as Exhibit 10.6 to Registration Statement No.
             33-68440 and incorporated herein by this reference)

      10.5   Purchase Agreement dated December 19, 1991 and amended February 24, 1992 and March
             16, 1992, by and among the Registrant and certain purchasers listed therein
             (previously filed as Exhibit 10.10 to Registration Statement No. 33-68440 and
             incorporated herein by this reference)

      10.6   Purchase Agreement dated December 24, 1992, by and among the Registrant and certain purchasers listed therein (previously filed as Exhibit 10.11 to Registration
             Statement No. 33-68440 and incorporated herein by this reference)

      10.7   Stockholders Agreement dated December 24, 1992 by and among the Registrant,
             Environmental Testing and Certification Corp. and existing stockholders (previously filed as Exhibit 10.13 to Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.8   Form of Agreement dated September 2, 1993, by and among the Registrant, Applied
             Bioscience International Inc. and APBI Environmental Sciences Group, Inc.
             (previously filed as Exhibit 10.15 to Registration Statement No. 33-68440 and
             incorporated herein by this reference)

      10.9   EnSys Environmental Products, Inc. 1990 Stock Option Plan (previously filed as
             Exhibit 10.16 to Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.10  EnSys Environmental Products, Inc. 1993 Stock Incentive Plan (previously filed as
             Exhibit 10.17 to Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.11  EnSys Environmental Products, Inc. 1995 Stock Incentive Plan (previously filed as
             Exhibit 10.11 to the Registrant's Form 10-K for the year ended December 31, 1995 filed on March 29, 1996 ("1995 10-K") and incorporated herein by this reference)

      10.12  EnSys Environmental Products, Inc. 401(k) Plan Adoption Agreement (previously filed as Exhibit 10.18 to Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.13  Consulting Contracts, effective as of September, 1991 and March 31, 1992, between the Registrant and Robert E. Finnigan, Ph.D. (previously filed as Exhibit 10.19 to
             Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.14  Lease Agreement dated June 1, 1989, between the Registrant and Imperial Center
             Partnership and Petula Associates, Ltd. for premises at 4222 Emperor Boulevard,
             Morrisville, North Carolina, as amended December 22, 1991 and April 7, 1993
             (previously filed as Exhibit 10.20 to Registration Statement No. 33-68440 and
             incorporated herein by this reference)

      10.15  Master Lease Agreement by and between the Registrant and John Hancock Leasing
             Corporation dated April 8, 1991 (previously filed as Exhibit 10.22 to Registration
             Statement No. 33-68440 and incorporated herein by this reference)

      10.16  Master Equipment Lease Agreement by and between the Registrant and Ally Capital
             Corporation dated October 20, 1992 (previously filed as Exhibit 10.23 to
             Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.17  Stockholder Voting Agreement dated as of September 15, 1993 by and among the
             Registrant and certain investors named therein (previously filed as Exhibit 10.27 to
             Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.18  Amendment Agreement dated as of September 2, 1993 by and among the Registrant and certain investors named therein (previously filed as Exhibit 10.28 to Registration
             Statement No. 33-68440 and incorporated herein by this reference)

      10.19  Severance Agreement by and between Alan H. Staple and the Registrant dated as of
             April 11, 1995 (previously filed as Exhibit 10.19 to the Registrant's 1995 10-K and incorporated herein by this reference)

      10.20  Employment Agreement by and between Grover C. Wrenn and the Registrant dated as of
             April 11, 1995 (previously filed as Exhibit 10.20 to the Registrant's 1995 10-K and incorporated herein by this reference)

      10.21  Agreement for Purchase and Sale of Assets by and between the Registrant and Air
             Quality Research International, Inc. dated June 10, 1994 (previously filed as
             Exhibit 10.21 to the Registrant's Form 10-K for the year ended December 31, 1994 filed on March 28, 1995 ("1994 10-K") and incorporated herein by this reference)

      10.22  License Agreement by and between the Registrant and Meridian Diagnostics, Inc. dated
             July 24, 1994 (previously filed as Exhibit 10.22 to the Registrant's 1994 10-K and incorporated herein by this reference)

      10.23  Sales and Distribution Agreement by and between the Registrant and BioNebraska, Inc.
             dated November 29, 1994 (previously filed as Exhibit 10.23 to the Registrant's 1994
             10-K and incorporated herein by this reference)

      10.24  Asset Purchase Agreement among the Registrant, Millipore Corporation, and
             ImmunoSystems, Inc. (previously filed as Exhibit 2.1 to the Registrant's Form 10-Q for the quarter ended March 31, 1996 filed on May 13, 1996 ("March 31, 1996 10-Q")
             and incorporated herein by this reference)

      10.25  Operating Agreement between the Registrant and Strategic Diagnostics Inc. dated as of October 1, 1996

      10.26  Form of Employment Agreement by and between Richard C. Birkmeyer and the Registrant

      10.27  Form of Employment Agreement by and between Grover C. Wrenn and the Registrant

      10.28  Form of Registration Rights Agreement

      10.29  Form of Lock-Up Letter Agreement

      10.30  Form of Stockholder Voting Agreement

      21.1   Subsidiaries of the Registrant

      23.1   Consent of Troutman Sanders LLP (included in Exhibits 5.1 and 8.2)

      23.2   Consent of Pepper, Hamilton & Scheetz (included in Exhibit 8.1)

      23.3   Consent of Arthur Andersen LLP

      23.4   Consent of KPMG Peat Marwick LLP

      23.5   Consent of Ernst & Young LLP

      23.6   Consent of Raymond James & Associates, Inc.

      23.7   Consent of Oppenheimer & Co. Inc.

      23.8   Consent of Donald T. Aiello

      23.9   Consent of Lundy Associates, Inc.

      24.1   Powers of Attorney (included in the signature page to the Registration Statement)

      99.1   Form of Proxy for the Special Meeting of Stockholders of Registrant

      99.2   Form of Proxy for the Special Meeting of Stockholders of Strategic Diagnostics Inc.

      99.3   Consents of Persons Named to Become Directors of the Surviving Corporation who have not signed the Registration Statement

(b) Financial Statement Schedules.

    Not applicable.

ITEM 22.     UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from the registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or any party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used in determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Durham, state of North Carolina, on December 6, 1996.

                                ENSYS ENVIRONMENTAL PRODUCTS, INC.

                                By:             /s/ GROVER C. WRENN
                                     -----------------------------------------
                                                  Grover C. Wrenn
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Grover C. Wrenn and James M. Terrell, III, each of them acting individually, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting individually, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                 DATE SIGNED
------------------------------  --------------------------  -------------------

                                President, Chief Executive
     /s/ GROVER C. WRENN          Officer and Director
------------------------------    (Principal Executive       December 6, 1996
       Grover C. Wrenn            Officer)

                                Chief Accounting Officer,
  /s/ JAMES M. TERRELL, III       Treasurer and Secretary
------------------------------    (Principal Financial and   December 6, 1996
    James M. Terrell, III         Accounting Officer)

 /s/ WILLIAM F. EARTHMAN III
------------------------------  Director                     December 6, 1996
   William F. Earthman III

          SIGNATURE                       TITLE                 DATE SIGNED
------------------------------  --------------------------  -------------------

     /s/ ANDREW MIDDLETON
------------------------------  Director                     December 6, 1996
       Andrew Middleton

     /s/ ROBERT FINNIGAN
------------------------------  Director                     December 6, 1996
       Robert Finnigan

  /s/ CURTIS LEE SMITH, JR.
------------------------------  Director                     December 6, 1996
    Curtis Lee Smith, Jr.

     /s/ JOHN H. TIMONEY
------------------------------  Director                     December 6, 1996
       John H. Timoney

                                 EXHIBIT INDEX

       2.1   Agreement and Plan of Merger by and between the Registrant and Strategic Diagnostics
             Inc., dated as of October 11, 1996 (included as Appendix A to the Joint Proxy
             Statement/ Prospectus which is a part of this Registration Statement)

       3.1   Amended and Restated Articles of Organization of the Registrant (previously filed as
             Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 No. 33-68440
             filed on September 3, 1993 ("Registration Statement No. 33-68440") and incorporated herein by this reference)

       3.2   Amended and Restated By-Laws of the Registrant (previously filed as Exhibit 3.1 to
             Registration Statement No. 33-68440 and incorporated herein by this reference)

       4.1   Fourth Amended and Restated Certificate of Incorporation of the Registrant (included as Appendix D to the Joint Proxy Statement/Prospectus which is a part of this
             Registration Statement)

       4.2   Amended and Restated Bylaws of the Registrant (included as Appendix E to the Joint
             Proxy Statement/Prospectus which is a part of this Registration Statement)

       4.3   Amended and Restated EnSys Environmental Products, Inc. 1995 Stock Incentive Plan
             (included as Appendix F to the Joint Proxy Statement/Prospectus which is a part of this Registration Statement)

       4.4   Forms of Warrants to Purchase Common Stock of the Registrant

       5.1   Opinion of Troutman Sanders LLP

       8.1   Opinion of Pepper, Hamilton & Scheetz as to certain tax matters

       8.2   Opinion of Troutman Sanders LLP as to certain tax matters

      10.1   Supply Agreement by and between the Registrant and Hach Company dated November 9,
             1992 (previously filed as Exhibit 10.2 to Amendment No. 3 to the Registration
             Statement on Form S-1 No. 33-68440 filed on October 8, 1993 ("Amendment No. 3 to
             Registration Statement No. 33-68440") and incorporated herein by this reference)

      10.2   Warrant Agreement dated June 1, 1991 between John Hancock Leasing Corporation and the Registrant, as amended December 19, 1991 (previously filed as Exhibit 10.4 to
             Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.3   Form of Common Stock Warrant dated July 1, 1991 issued to eight investors
             (previously filed as Exhibit 10.5 to Registration Statement No. 33-68440 and
             incorporated herein by this reference)

      10.4   Common Stock Warrant dated October 20, 1992 issued to Environmental Allies
             Management, Inc. (previously filed as Exhibit 10.6 to Registration Statement No.
             33-68440 and incorporated herein by this reference)

      10.5   Purchase Agreement dated December 19, 1991 and amended February 24, 1992 and March
             16, 1992, by and among the Registrant and certain purchasers listed therein
             (previously filed as Exhibit 10.10 to Registration Statement No. 33-68440 and
             incorporated herein by this reference)

      10.6   Purchase Agreement dated December 24, 1992, by and among the Registrant and certain purchasers listed therein (previously filed as Exhibit 10.11 to Registration
             Statement No. 33-68440 and incorporated herein by this reference)

      10.7   Stockholders Agreement dated December 24, 1992 by and among the Registrant,
             Environmental Testing and Certification Corp. and existing stockholders (previously filed as Exhibit 10.13 to Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.8   Form of Agreement dated September 2, 1993, by and among the Registrant, Applied
             Bioscience International Inc. and APBI Environmental Sciences Group, Inc.
             (previously filed as Exhibit 10.15 to Registration Statement No. 33-68440 and
             incorporated herein by this reference)

      10.9   EnSys Environmental Products, Inc. 1990 Stock Option Plan (previously filed as
             Exhibit 10.16 to Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.10  EnSys Environmental Products, Inc. 1993 Stock Incentive Plan (previously filed as
             Exhibit 10.17 to Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.11  EnSys Environmental Products, Inc. 1995 Stock Incentive Plan (previously filed as
             Exhibit 10.11 to the Registrant's Form 10-K for the year ended December 31, 1995 filed on March 29, 1996 ("1995 10-K") and incorporated herein by this reference)

      10.12  EnSys Environmental Products, Inc. 401(k) Plan Adoption Agreement (previously filed as Exhibit 10.18 to Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.13  Consulting Contracts, effective as of September, 1991 and March 31, 1992, between the Registrant and Robert E. Finnigan, Ph.D. (previously filed as Exhibit 10.19 to
             Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.14  Lease Agreement dated June 1, 1989, between the Registrant and Imperial Center
             Partnership and Petula Associates, Ltd. for premises at 4222 Emperor Boulevard,
             Morrisville, North Carolina, as amended December 22, 1991 and April 7, 1993
             (previously filed as Exhibit 10.20 to Registration Statement No. 33-68440 and
             incorporated herein by this reference)

      10.15  Master Lease Agreement by and between the Registrant and John Hancock Leasing
             Corporation dated April 8, 1991 (previously filed as Exhibit 10.22 to Registration
             Statement No. 33-68440 and incorporated herein by this reference)

      10.16  Master Equipment Lease Agreement by and between the Registrant and Ally Capital
             Corporation dated October 20, 1992 (previously filed as Exhibit 10.23 to
             Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.17  Stockholder Voting Agreement dated as of September 15, 1993 by and among the
             Registrant and certain investors named therein (previously filed as Exhibit 10.27 to
             Registration Statement No. 33-68440 and incorporated herein by this reference)

      10.18  Amendment Agreement dated as of September 2, 1993 by and among the Registrant and certain investors named therein (previously filed as Exhibit 10.28 to Registration
             Statement No. 33-68440 and incorporated herein by this reference)

      10.19  Severance Agreement by and between Alan H. Staple and the Registrant dated as of
             April 11, 1995 (previously filed as Exhibit 10.19 to the Registrant's 1995 10-K and incorporated herein by this reference)

      10.20  Employment Agreement by and between Grover C. Wrenn and the Registrant dated as of
             April 11, 1995 (previously filed as Exhibit 10.20 to the Registrant's 1995 10-K and incorporated herein by this reference)

      10.21  Agreement for Purchase and Sale of Assets by and between the Registrant and Air
             Quality Research International, Inc. dated June 10, 1994 (previously filed as
             Exhibit 10.21 to the Registrant's Form 10-K for the year ended December 31, 1994 filed on March 28, 1995 ("1994 10-K") and incorporated herein by this reference)

      10.22  License Agreement by and between the Registrant and Meridian Diagnostics, Inc. dated
             July 24, 1994 (previously filed as Exhibit 10.22 to the Registrant's 1994 10-K and incorporated herein by this reference)

      10.23  Sales and Distribution Agreement by and between the Registrant and BioNebraska, Inc.
             dated November 29, 1994 (previously filed as Exhibit 10.23 to the Registrant's 1994
             10-K and incorporated herein by this reference)

      10.24  Asset Purchase Agreement among the Registrant, Millipore Corporation, and
             ImmunoSystems, Inc. (previously filed as Exhibit 2.1 to the Registrant's Form 10-Q for the quarter ended March 31, 1996 filed on May 13, 1996 ("March 31, 1996 10-Q")
             and incorporated herein by this reference)

      10.25  Operating Agreement between the Registrant and Strategic Diagnostics Inc. dated as of October 1, 1996

      10.26  Form of Employment Agreement by and between Richard C. Birkmeyer and the Registrant

      10.27  Form of Employment Agreement by and between Grover C. Wrenn and the Registrant

      10.28  Form of Registration Rights Agreement

      10.29  Form of Lock-Up Letter Agreement

      10.30  Form of Stockholder Voting Agreement

      21.1   Subsidiaries of the Registrant

      23.1   Consent of Troutman Sanders LLP (included in Exhibits 5.1 and 8.2)

      23.2   Consent of Pepper, Hamilton & Scheetz (included in Exhibit 8.1)

      23.3   Consent of Arthur Andersen LLP

      23.4   Consent of KPMG Peat Marwick LLP

      23.5   Consent of Ernst & Young LLP

      23.6   Consent of Raymond James & Associates, Inc.

      23.7   Consent of Oppenheimer & Co. Inc.

      23.8   Consent of Donald T. Aiello

      23.9   Consent of Lundy Associates, Inc.

      24.1   Powers of Attorney (included in the signature page to the Registration Statement)

      99.1   Form of Proxy for the Special Meeting of Stockholders of Registrant

      99.2   Form of Proxy for the Special Meeting of Stockholders of Strategic Diagnostics Inc.

      99.3   Consents of Persons Named to Become Directors of the Surviving Corporation who have not signed the Registration Statement